UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

EMDEON INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14(a)-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Class A common stock, par value $0.00001 per share, of Emdeon Inc. (“Emdeon Class A common stock”)

(2)	Aggregate number of securities to which transaction applies:

115,778,777 shares of Emdeon Class A common stock (including 24,565,195 units of membership interests (“EBS Units”) in EBS Master LLC (but excluding any unearned performance-contingent EBS Units, which shall be cancelled immediately prior to the effective time of the merger) and a corresponding number of shares of Class B common stock, par value $0.00001, of Emdeon Inc. (“Emdeon Class B common stock”) per share, exchangeable for a like number of shares of Emdeon Class A common stock), 8,045,593 shares of Emdeon Class A common stock issuable pursuant to “in-the-money” options (but excluding any unearned performance-contingent stock options, which shall be forfeited immediately prior to the effective time of the merger), 911,420 shares of Emdeon Class A common stock issuable pursuant to a corresponding number of restricted stock units and 30,000 shares of Emdeon Class A common stock underlying purchase rights outstanding under the Company’s Employee Stock Purchase Plan (the “ESPP”).

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The proposed maximum aggregate value of transaction for purposes of calculating the filing fee is $2,246,390,833.73. The maximum aggregate value of the transaction was calculated based upon the sum of (A)(1) 115,778,777 shares of Emdeon Class A common stock (including 24,565,195 EBS Units (but excluding any unearned performance-contingent EBS Units, which shall be cancelled immediately prior to the effective time of the merger) and a corresponding number of shares of Emdeon Class B common stock, par value $0.00001 per share, exchangeable for a like number of shares of Emdeon Class A common stock) issued and outstanding and owned by persons other than the Company, Parent and Merger Sub on August 16, 2011, multiplied by (2) $19.00 (the “per share merger consideration”), (B) (1) 8,045,593 shares of Emdeon Class A common stock underlying outstanding “in-the-money” options of the Company (but excluding any unearned performance-contingent stock options, which shall be forfeited immediately prior to the effective time of the merger) with an exercise price of $19.00 or less, as of August 16, 2011, multiplied by (2) the excess of the per share merger consideration over the weighted average price of $15.39, (C)(1) 911,420 shares of Emdeon Class A common stock issuable pursuant to a corresponding number of restricted stock units, multiplied by (2) the per share merger consideration and (D)(1) 30,000 shares of Class A common stock underlying purchase rights outstanding under the ESPP as of August 16, 2011, multiplied by (2) the excess of the per share merger consideration over $11.25 (the expected purchase price for each share of Emdeon Class A common stock under the ESPP). The filing fee equals the product of 0.00011610 multiplied by the maximum aggregate value of the transaction.

(4)	Proposed maximum aggregate value of transaction:

$2,246,390,833.73

(5)	Total fee paid:

$260,805.98

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION

EMDEON INC.

3055 Lebanon Pike, Suite 1000

Nashville, TN 37214

[                    ], 2011

Dear Stockholder:

You are cordially invited to attend a Special Meeting of the stockholders (the “Special Meeting”) of Emdeon Inc. (“Emdeon” or the “Company”), which will be held at 8:30 a.m., Central Time, on [                    ], 2011 at the Sheraton Music City Hotel located at 777 McGavock Pike, Nashville, Tennessee 37214. The Special Meeting is being held for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To hold a vote on a proposal to adopt an Agreement and Plan of Merger, dated as of August 3, 2011 (as it may be amended, the “merger agreement”), by and among the Company, Beagle Parent Corp. (“Parent”), a Delaware corporation and an affiliate of The Blackstone Group L.P. and Blackstone Capital Partners VI L.P. (“Sponsor”), and Beagle Acquisition Corp. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of Parent, pursuant to which Merger Sub will be merged with and into the Company (the “merger”), with the Company surviving as a wholly-owned subsidiary of Parent;

2.	To hold an advisory (non-binding) vote to approve certain items of compensation that are based on or otherwise related to the merger payable to the Company’s named executive officers under existing agreements with the Company (the “golden parachute compensation”); and

3.	To hold a vote on a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the merger agreement.

If the merger is completed, each share of Class A common stock, par value $0.00001 per share, of the Company (“Emdeon Class A common stock”) that you own immediately prior to the effective time of the merger (including each share of Emdeon Class A common stock resulting from the exchange of units of membership interests (“EBS Units”) in EBS Master LLC (which is a subsidiary of the Company) and corresponding shares of Class B common stock, par value $0.00001 per share, of the Company (“Emdeon Class B common stock” and, together with Emdeon Class A common stock, “Emdeon common stock”) contemplated by the merger agreement), other than as provided below, will be converted into the right to receive $19.00 in cash (the “per share merger consideration”), without interest and less applicable withholding taxes. The following shares of Emdeon Class A common stock will not be converted into the right to receive the per share merger consideration in connection with the merger: (i) shares of Emdeon Class A common stock owned by the Company and its wholly-owned subsidiaries, (ii) shares of Emdeon Class A common stock owned by Parent and its subsidiaries, including such shares contributed to Parent by H&F Harrington AIV II, L.P. (“H&F Harrington”) pursuant to the rollover commitment letter under which, and subject to the terms and conditions of which, H&F Harrington has committed to contribute to Parent the amount of shares of Emdeon Class A common stock set forth therein, and (iii) shares of Emdeon Class A common stock whose holders have not voted in favor of adopting the merger agreement and have demanded and perfected their appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware. After giving effect to the exchange described above, all outstanding shares of Emdeon Class B common stock that are not converted into Emdeon Class A common stock pursuant to the merger agreement shall be cancelled for no consideration upon the completion of the merger. Following the completion of the merger, Parent will own all of the Company’s issued and outstanding capital stock and the Company will continue its operations as a wholly-owned subsidiary of Parent. As a result, the Company will no longer have Emdeon Class A common stock listed on the New York Stock Exchange and will no longer be required to file periodic and other reports with the Securities and Exchange Commission with respect to Emdeon Class A common stock. After the merger, you will no longer have an equity interest in the Company and will not participate in any potential future earnings of the Company.

Certain stockholders of the Company affiliated with General Atlantic LLC (the “GA Equityholders”) and certain stockholders of the Company affiliated with Hellman & Friedman LLC, including H&F Harrington (collectively, the “H&F Equityholders”), have entered into separate voting agreements with Parent that cover an aggregate of approximately 72.0% of the outstanding shares of Emdeon common stock, pursuant to which, unless the applicable voting agreement is terminated in accordance with its terms (including upon a termination of the merger agreement in accordance with its terms), such stockholders have agreed to, among other things, vote, or cause to be voted, their shares of Emdeon common stock in favor of the adoption of the merger agreement and approval of any related proposal in furtherance of the merger and the transactions contemplated by the merger agreement. Accordingly, adoption of the merger agreement and approval of any related proposal in furtherance of the merger and the transactions contemplated by the merger agreement will not require the affirmative vote of any stockholder other than the GA Equityholders and the H&F Equityholders. However, your vote is very important, and we encourage you to vote your shares of Emdeon common stock.

One of the H&F Equityholders, H&F Harrington, has committed to contribute approximately 50% of its shares of Emdeon Class A common stock at the closing of the merger to Parent in exchange for a pro rata share of the equity of Parent based on a value for each share of Emdeon Class A common stock so contributed of $19.00. The other H&F Equityholders have committed to sell approximately 50% of their EBS Units at the closing of the merger to EBS Holdco II, LLC (which is a wholly-owned subsidiary of the Company and will be, immediately following the merger, an indirect wholly-owned subsidiary of Parent) in exchange for a pro rata share of the equity of Parent based on a value for each EBS Unit so sold of $19.00 and to sell the remaining approximately 50% of their EBS Units for cash equal to a per EBS Unit purchase price of $19.00. Immediately following the merger, Sponsor will own approximately 72.5% of Parent and the H&F Equityholders will collectively own approximately 27.5% of Parent. These ownership percentages are subject to change as a result of each of Sponsor’s and the H&F Equityholders’ respective equity commitments being reduced by any amounts syndicated to third parties at or prior to the merger.

The board of directors has, after careful consideration, voted unanimously to (i) approve and declare advisable the merger agreement, the merger and the transactions contemplated by the merger agreement, (ii) declare that it is fair to and in the best interests of the Company and our stockholders other than H&F Equityholders that the Company enter into the merger agreement and consummate the merger on the terms and subject to the conditions set forth in the merger agreement, (iii) direct that the adoption of the merger agreement be submitted to a vote at a meeting of the stockholders of the Company and (iv) recommend to the stockholders of the Company that they vote FOR the adoption of the merger agreement. In arriving at its recommendations, the board of directors carefully considered a number of factors described in the accompanying Proxy Statement.

The board of directors also recommends that you vote FOR advisory (non-binding) approval of the “golden parachute compensation” and FOR the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the merger agreement. Adoption of the merger agreement and approval of the “golden parachute compensation” are subject to separate votes by the Company’s stockholders, and approval of the “golden parachute compensation” is not a condition to the completion of the merger.

In considering the recommendation of the board of directors, you should be aware that certain of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally as further described in the accompanying Proxy Statement. You should also be aware that the H&F Equityholders have interests in the merger that are different from, or in addition to, the interests of the Company’s other stockholders, as further described in the accompanying Proxy Statement. In addition, affiliates of the GA Equityholders, affiliates of the H&F Equityholders and certain directors and executive officers of the Company are party to tax receivable agreements with the Company that were entered into in connection with the initial public offering of the Company, as described in the accompanying Proxy Statement. As described in the accompanying Proxy Statement, (i) affiliates of the GA Equityholders have agreed to transfer to affiliates of The Blackstone Group and forgo their rights under such tax receivable agreements for periods after the consummation of the merger (including their rights to future payments thereunder that were otherwise owed to them) but will retain the right to receive certain payments to be made under such tax receivable agreements up to

$2.75 million, and will be entitled to receive the same per share merger consideration in the merger for their shares of Emdeon Class A common stock as all of the Company’s other stockholders and (ii) affiliates of the H&F Equityholders will retain their rights to payments under such tax receivable agreements, subject to certain amendments to such tax receivable agreements that would have the effect of potentially reducing the amounts payable to such affiliates of the H&F Equityholders thereunder.

Any holder of Emdeon common stock who does not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of such holder’s shares of Emdeon common stock as determined by the Delaware Chancery Court if the merger is completed, but only if such holder does not vote in favor of adopting the merger agreement and otherwise complies with the procedures of Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), which is the appraisal rights statute applicable to Delaware corporations. These appraisal rights are summarized in the accompanying Proxy Statement. The accompanying Proxy Statement shall constitute notice to you from the Company of the availability of appraisal rights under Section 262 of the DGCL.

Your vote is important. Whether or not you plan to attend the Special Meeting in person, to ensure the presence of a quorum and that your shares are represented at the Special Meeting, please vote via the Internet or by telephone as instructed in the accompanying proxy materials or complete, date and sign and return a proxy card as promptly as possible. Even if you plan to attend the Special Meeting, please take advantage of one of the advance voting options to ensure that your shares are represented at the Special Meeting. You may revoke your proxy at any time before it is voted by following the procedures described in the accompanying Proxy Statement. The merger cannot be completed unless the holders of a majority of the outstanding shares of Emdeon common stock, voting as a single class, adopt the merger agreement.

Thank you for your continued support.

Sincerely,

George I. Lazenby

Chief Executive Officer and Director

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved the merger, passed upon the merits or fairness of the merger agreement or the transactions contemplated thereby, including the proposed merger, or passed upon the adequacy or accuracy of the information contained in this document or the accompanying Proxy Statement. Any representation to the contrary is a criminal offense.

The accompanying Proxy Statement is dated [                    ], 2011 and is first being mailed to the Company’s stockholders on or about [                    ], 2011.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [                    ], 2011

EMDEON INC.

Dear Stockholder:

You are cordially invited to attend a Special Meeting of the stockholders (the “Special Meeting”) of Emdeon Inc. (“Emdeon” or the “Company”) which will be held at 8:30 a.m., Central Time, on [                    ], 2011 at the Sheraton Music City Hotel located at 777 McGavock Pike, Nashville, Tennessee 37214. The Special Meeting is being held for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To hold a vote on a proposal to adopt the Agreement and Plan of Merger, dated as of August 3, 2011 (as it may be amended, the “merger agreement”), by and among the Company, Beagle Parent Corp. (“Parent”), a Delaware corporation and an affiliate of The Blackstone Group L.P. and Blackstone Capital Partners VI L.P. (“Sponsor”), and Beagle Acquisition Corp. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of Parent, which provides for the merger of Merger Sub with and into the Company (the “merger”), with the Company surviving the merger as a wholly-owned subsidiary of Parent (Proposal 1);

2.	To hold an advisory (non-binding) vote on a proposal to approve certain items of compensation that are based on or otherwise related to the merger payable to the Company’s named executive officers under existing agreements with the Company (the “golden parachute compensation”) (Proposal 2); and

3.	To hold a vote upon a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the merger agreement (Proposal 3).

In addition, stockholders will be asked to consider and vote upon any other matters that properly come before the Special Meeting or any adjournment or postponement thereof.

The merger agreement and the merger, the “golden parachute compensation” arrangements and adjournment proposal are more fully described in the accompanying Proxy Statement, which the Company urges you to read carefully and in its entirety. A copy of the merger agreement is attached as Appendix A to the accompanying Proxy Statement, which the Company also urges you to read carefully and in its entirety.

The board of directors has approved and authorized the merger agreement and recommends a vote FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3. The Company does not expect a vote to be taken on any other matters at the Special Meeting or any adjournment or postponement thereof. If any other matters are properly presented at the Special Meeting or any adjournment or postponement thereof for consideration, however, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment.

Only stockholders that owned shares of Class A common stock, par value $0.00001 per share, of the Company (“Emdeon Class A common stock”) or Class B common stock, par value $0.00001 per share, of the Company (“Emdeon Class B common stock” and, together with Emdeon Class A common stock, “Emdeon common stock”), at the close of business on September 23, 2011 are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

Certain stockholders of the Company affiliated with General Atlantic LLC (the “GA Equityholders”) and certain stockholders of the Company affiliated with Hellman & Friedman LLC (the “H&F Equityholders”) have entered into separate voting agreements with Parent that cover an aggregate of approximately 72.0% of the outstanding shares of Emdeon common stock, pursuant to which, unless the applicable voting agreement is terminated in accordance with its terms (including upon a termination of the merger agreement in accordance with its terms), such stockholders have agreed to, among other things, vote, or cause to be voted, their shares of Emdeon common stock in favor of the adoption of the merger agreement and any related proposal in furtherance of the merger and the transactions contemplated by the merger agreement. Accordingly, adoption of the merger agreement and approval of any related proposal in furtherance of the merger and the transactions contemplated by the merger agreement will not require the affirmative vote of any stockholder other than the GA Equityholders and the H&F Equityholders. However, your vote is very important, and we encourage you to vote your shares of Emdeon common stock.

One of the H&F Equityholders, H&F Harrington AIV II, L.P., has committed to contribute approximately 50% of its shares of Emdeon Class A common stock at the closing of the merger to Parent in exchange for a pro rata share of the equity of Parent based on a value for each share of Emdeon Class A common stock so contributed of $19.00. The other H&F Equityholders have committed to sell approximately 50% of their units of membership in EBS Master LLC (which is a subsidiary of the Company) at the closing of the merger to EBS Holdco II, LLC (which is a wholly-owned subsidiary of the Company and will be, immediately following the merger, an indirect wholly-owned subsidiary of Parent) in exchange for a pro rata share of the equity of Parent based on a value for each EBS Unit so sold of $19.00 and to sell the remaining approximately 50% of their EBS Units for cash equal to a per EBS unit purchase price of $19.00. Immediately following the merger, Sponsor will own approximately 72.5% of Parent and the H&F Equityholders will collectively own approximately 27.5% of Parent. These ownership percentages are subject to change as a result of each of Sponsor’s and the H&F Equityholders’ respective equity commitments being reduced by any amounts syndicated to third parties at or prior to the merger.

In considering the recommendations of the board of directors, you should be aware that certain of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally, as further described in the accompanying Proxy Statement. You should also be aware that the H&F Equityholders have interests in the merger that are different from, or in addition to, the interests of the Company’s other stockholders, as further described in the accompanying Proxy Statement. In addition, affiliates of the GA Equityholders, affiliates of the H&F Equityholders and certain directors and executive officers of the Company are party to tax receivable agreements with the Company that were entered into in connection with the initial public offering of the Company, as described in the accompanying Proxy Statement. As described in the accompanying Proxy Statement, (i) affiliates of the GA Equityholders have agreed to transfer to affiliates of The Blackstone Group and forgo their rights under such tax receivable agreements for periods after the consummation of the merger (including their rights to future payments thereunder that were otherwise owed to them) but will retain the right to receive certain payments to be made under such tax receivable agreements up to $2.75 million, and will be entitled to receive the same per share merger consideration in the merger for their shares of Emdeon Class A common stock as all of the Company’s other stockholders and (ii) affiliates of the H&F Equityholders will retain their rights to payments under such tax receivable agreements, subject to certain amendments to such tax receivable agreements that would have the effect of potentially reducing the amounts payable to such affiliates of the H&F Equityholders thereunder.

Any holder of Emdeon common stock who opposes the merger will have the right to seek appraisal of the fair value of such holder’s shares of Emdeon common stock as determined by the Delaware Chancery Court if the merger is completed, but only if such holder does not vote in favor of adopting the merger agreement and otherwise complies with the procedures of Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), which is the appraisal rights statute applicable to Delaware corporations. These appraisal rights are summarized in the accompanying Proxy Statement. The accompanying Proxy Statement shall constitute notice to you from the Company of the availability of appraisal rights under Section 262 of the DGCL.

Your vote is important. Whether or not you plan to attend the Special Meeting in person, to ensure the presence of a quorum and that your shares are represented at the Special Meeting, please vote via the Internet or by telephone as instructed in the accompanying proxy materials or complete, date and sign and return a proxy card as promptly as possible. Even if you plan to attend the Special Meeting, please take advantage of one of the advance voting options to ensure that your shares are represented at the Special Meeting. You may revoke your proxy at any time before it is voted by following the procedures described in the accompanying Proxy Statement. The merger cannot be completed unless the holders of a majority of the outstanding shares of Emdeon common stock, voting as a single class, adopt the merger agreement. The approval of the “golden parachute compensation” is advisory (non-binding) and is not a condition to the completion of the merger.

The Company urges you to read the Proxy Statement and merger agreement carefully and in their entirety.

By order of the board of directors,

Gregory T. Stevens

Executive Vice President, General Counsel and Secretary

[                    ], 2011

Please do not send your Emdeon common stock certificates to the Company at this time. If the merger is completed, you will be sent instructions regarding the surrender of your Emdeon common stock certificates.

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting of Stockholders to be Held On [                    ], 2011

This Proxy Statement is Available at Investors.emdeon.com Under the Caption “SEC Filings”

Proxy Statement

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WHERE STOCKHOLDERS CAN FIND MORE INFORMATION	154

Agreement and Plan of Merger	Appendix A
Section 262 of the General Corporation Law of the State of Delaware	Appendix B
Opinion of Morgan Stanley & Co. LLC	Appendix C
Opinion of UBS Securities LLC	Appendix D

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EMDEON INC.

3055 Lebanon Pike, Suite 1000

Nashville, TN 37214

PROXY STATEMENT

This Proxy Statement contains information related to a Special Meeting of stockholders (the “Special Meeting”) of Emdeon Inc. to be held on [                    ], 2011, at the Sheraton Music City Hotel located at 777 McGavock Pike, Nashville, Tennessee 37214 at 8:30 a.m., Central Time, and at any adjournments or postponements thereof. We are furnishing this Proxy Statement to our stockholders as part of the solicitation of proxies by our Board of Directors for use at the Special Meeting. At the Special Meeting you will be asked to, among other things, consider and vote on the adoption of the merger agreement (as defined immediately below). This Proxy Statement is first being mailed to stockholders on or about [                    ], 2011.

SUMMARY TERM SHEET

This following summary term sheet highlights selected information contained in this Proxy Statement and may not contain all of the information that is important to you. We urge you to read this entire Proxy Statement carefully, including the appendices, before voting. We have included section references to direct you to a more complete description of the topics described in this summary term sheet. You may obtain the information incorporated by reference into this Proxy Statement without charge by following the instructions in “Where Stockholders Can Find More Information” beginning on page 154. Unless the context requires otherwise, references in this Proxy Statement to “we,” “us,” “our,” the “Company” or “Emdeon” refer to Emdeon Inc., a Delaware corporation, and its subsidiaries. We refer to Beagle Parent Corp., a Delaware corporation, as “Parent,” Beagle Acquisition Corp., a Delaware corporation, as “Merger Sub,” Blackstone Capital Partners VI L.P., a Delaware limited partnership, as “Sponsor” and Blackstone Management Associates VI L.L.C., a Delaware limited liability company, as “Sponsor’s General Partner.” We refer to H&F Harrington AIV II, L.P., a Delaware limited partnership, as “H&F Harrington,” HFCP VI Domestic AIV, L.P., a Delaware limited partnership, as “HFCP Domestic,” Hellman & Friedman Capital Executives VI, L.P., a Delaware limited partnership, as “H&F Capital Executives,” Hellman & Friedman Capital Associates VI, L.P., a Delaware limited partnership, as “H&F Capital Associates” and Hellman & Friedman Investors VI, L.P., a Delaware limited partnership, as “H&F GP.” We refer to HFCP Domestic, H&F Capital Executives, H&F Capital Associates and H&F GP, collectively, as the “H&F Unitholders,” and together with H&F Harrington, the “H&F Equityholders.” The H&F Equityholders are affiliates of Hellman & Friedman LLC (“Hellman & Friedman”, and together with the H&F Equityholders, the “H&F Filing Persons”).

•	Purpose of Stockholders’ Vote. You are being asked to:

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consider and vote upon a proposal (the “merger proposal”) to adopt the Agreement and Plan of Merger, dated as of August 3, 2011, by and among the Company, Parent and Merger Sub, as it may be amended from time to time (the “merger agreement”). A copy of the merger agreement is attached as Appendix A to this Proxy Statement. Pursuant to the merger agreement, Merger Sub will be merged with and into the Company (the “merger”), and the Company will continue as the surviving corporation and become a wholly-owned subsidiary of Parent. If the merger is completed, each issued and outstanding share of Class A common stock, par value $0.00001 per share, of the Company (“Emdeon Class A common stock”) (including each share of Emdeon Class A common stock resulting from the exchange of units of membership interests (“EBS Units”) in EBS Master LLC, a subsidiary of the Company (“EBS Master”), and corresponding shares of Class B common stock, par value $0.00001 per share, of the Company (“Emdeon Class B common stock” and, together with Class A common stock, “Emdeon common stock”) contemplated by the merger agreement), other than as provided below, will be converted into the right to receive $19.00 in cash, without interest and less applicable withholding taxes. The following shares of Emdeon Class A common stock will not be converted into the right to receive the per share merger consideration in connection with the merger: (i) shares of Emdeon Class A common stock owned by the Company and its wholly-owned subsidiaries, (ii) shares of Emdeon Class A common stock owned by Parent and its subsidiaries, including such shares contributed to Parent by H&F Harrington pursuant to the rollover commitment letter (the “Rollover Letter”) under which, and subject to the terms and conditions of which, H&F Harrington has committed to contribute to Parent the amount of shares of Emdeon Class A common stock set forth therein (together with the transactions contemplated by the interim investors agreement by and among Parent, the H&F Equityholders and Sponsor, the “Rollover Investment”), and (iii) shares of Emdeon Class A common stock whose holders have not voted in favor of adopting the merger agreement and have demanded and perfected their appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”). After giving effect to the exchange described above, all outstanding shares of Emdeon Class B common stock that are not converted into shares of Class A common stock shall be cancelled for no consideration upon the completion of the merger. Unless the context requires otherwise, all references in this Proxy Statement to the treatment of Emdeon Class A common stock in the merger include shares of Emdeon Class A common stock resulting from the exchange of EBS Units and Emdeon Class B common stock described above. See “Special Factors” beginning on page 19; “The Special Meeting” beginning on page 102; and “The Merger Agreement—Conversion of Securities” beginning on page 118.

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approve on an advisory (non-binding) basis certain items of compensation that are based on or otherwise related to the merger payable to the Company’s named executive officers under existing agreements with the Company (which is referred to in this Proxy Statement as the “golden parachute compensation”). See “Advisory Vote on Golden Parachute Compensation” beginning on page 141; and

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approve a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the merger agreement.

•

Required Vote of the Company’s Stockholders. Under the DGCL and in accordance with the Company’s organizational documents, the affirmative vote of the holders of a majority of the shares of Emdeon common stock outstanding and entitled to vote, voting as a single class, is necessary to adopt the merger agreement. Abstentions and broker non-votes will have the same effect as a vote against adoption of the merger agreement. The affirmative vote of the majority of the shares of Emdeon common stock, voting as a single class, present in person or represented by proxy and entitled to vote on the proposal is required for the approval of the advisory (non-binding) proposal on the “golden parachute compensation.” The vote to approve the “golden parachute compensation” is advisory only and will not be binding on the Company or Parent and is not a condition to the completion of the merger. If the merger agreement is adopted by the stockholders and the merger is completed, the “golden parachute compensation” will be payable to the Company’s named executive officers even if stockholders do not approve the “golden parachute compensation.” Abstentions are treated as a vote against the advisory (non-binding) proposal to approve the “golden parachute compensation.” However, broker non-votes (or other failures to vote) will have no effect on the advisory (non-binding) proposal to approve the “golden parachute compensation.” The affirmative vote of the majority of the shares of Emdeon common stock, voting as a single class, present in person or represented by proxy and entitled to vote on the proposal is required for the approval of the proposal to adjourn the Special Meeting if there are not sufficient votes to adopt the merger proposal. Abstentions are treated as a vote against the proposal to adjourn the Special Meeting if there are not sufficient votes to adopt the merger proposal. See “The Special Meeting—How Many Votes are Needed to Approve Each Proposal?” beginning on page 105, “The Special Meeting—Adjournments and Postponements” beginning on page 106, “Special Factors—Voting Agreement” beginning on page 87 and “Advisory Vote on Golden Parachute Compensation” beginning on page 141.

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Voting Agreements. Certain stockholders of the Company affiliated with General Atlantic LLC (“General Atlantic” and such affiliates, the “GA Equityholders”) and the H&F Equityholders have entered into separate voting agreements with Parent that cover an aggregate of approximately 72.0% of the outstanding shares of Emdeon common stock, pursuant to which such stockholders have agreed to, among other things, vote, or cause to be voted, their shares of Emdeon common stock in favor of the adoption of the merger agreement and any related proposal in furtherance of the merger and the transactions contemplated by the merger agreement. Accordingly, adoption of the merger agreement and approval of any related proposal in furtherance of the merger and the transactions contemplated by the merger agreement will not require the affirmative vote of any stockholder other than the GA Equityholders and the H&F Equityholders. The voting agreements will terminate automatically at the earliest of (i) the effective time of the merger, (ii) the termination of the merger agreement in accordance with its terms, (iii) any withdrawal or modification of, or any amendment to, the recommendation in respect of the merger and the merger agreement by the board of directors in a manner adverse to Parent, (iv) the making of any material change, by amendment, waiver or other modification to any provision of the merger agreement that (x) reduces the amount, changes the form or imposes any restrictions or additional conditions on the receipt of the merger consideration to the stockholders that are parties to the voting agreements or (y) is otherwise materially adverse to the stockholders that are parties to the voting agreements, and (v) February 9, 2012. See “Special Factors—Voting Agreement” beginning on page 87.

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Rollover Investment. One of the H&F Equityholders, H&F Harrington, has committed to contribute approximately 50% of its shares of Emdeon Class A common stock at the closing of the merger to Parent in exchange for a pro rata share of the equity of Parent based on a value for each share of Emdeon Class A common stock so contributed of $19.00. The H&F Unitholders have committed to sell approximately 50% of their EBS Units at the closing of the merger to EBS Holdco II, LLC (which is a wholly-owned subsidiary of the Company and will be, immediately following the merger, an indirect wholly-owned subsidiary of Parent) in exchange for a pro rata share of the equity of Parent based on a value for each EBS Unit so contributed of $19.00 and to sell the remaining approximately 50% of their EBS Units for cash equal to a per EBS Unit purchase price of $19.00. Immediately following the merger, Sponsor will own approximately 72.5% of Parent and the H&F Equityholders will collectively own approximately 27.5% of Parent. These ownership percentages are subject to change as a result of each of Sponsor’s and the H&F Equityholders’ respective equity commitments being reduced by any amounts syndicated to third parties at or prior to the merger.

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Parties Involved in the Merger. The Company, a Delaware corporation headquartered in Nashville, Tennessee, is a leading provider of revenue and payment cycle management and clinical information exchange solutions connecting payers, providers and patients in the U.S. healthcare system. Parent is a Delaware corporation and an affiliate of The Blackstone Group L.P. (“The Blackstone Group”), Sponsor and Sponsor’s General Partner. Merger Sub is a Delaware corporation and a wholly-owned subsidiary of Parent. Both Parent and Merger Sub were formed for the sole purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. See “Parties to the Merger” beginning on page 108.

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Special Meeting. The stockholders’ vote will take place at a Special Meeting to be held on [                    ], 2011 at 8:30 a.m., Central Time, at the Sheraton Music City Hotel located at 777 McGavock Pike, Nashville, Tennessee 37214. See “The Special Meeting” beginning on page 102.

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Conditions to the Merger. The completion of the merger is subject to the satisfaction or waiver of certain conditions, which are described in “The Merger Agreement—Conditions to the Completion of the Merger” beginning on page 134. These conditions include, among others:

¡	the adoption of the merger agreement by the holders of a majority of the outstanding shares of Emdeon common stock, voting as a single class;

¡

the expiration or termination of the regulatory waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), which termination was granted by the Federal Trade Commission (“FTC”) on September 8, 2011;

¡	the absence of certain governmental orders that enjoin or otherwise prohibit the consummation of the merger;

¡	the absence of a material adverse effect on the Company;

¡	the Company’s, Parent’s and Merger Sub’s performance in all material respects of their agreements and covenants in the merger agreement; and

¡	the accuracy of the representations and warranties of the Company, Parent and Merger Sub (subject to certain qualifications).

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Regulatory Approvals. The merger cannot be completed until the Company and Parent each file a notification and report form under the HSR Act and the applicable waiting period has expired or been terminated. The filing required under the HSR Act was made on August 17, 2011, and the FTC granted early termination of the waiting period under the HSR Act on September 8, 2011. See “Special Factors—Regulatory Approvals” beginning on page 97.

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Board Recommendation. The board of directors, after careful consideration, has voted unanimously to (i) approve and declare advisable the merger agreement, the merger and the transactions contemplated by the merger agreement, (ii) declare that it is fair to and in the best interests of the Company and the unaffiliated stockholders of the Company that the Company enter into the merger agreement and consummate the merger on the terms and subject to the conditions set forth in the merger agreement, (iii) direct that the adoption of the merger agreement be submitted to a vote at a meeting of the stockholders of the Company and (iv) recommend to the stockholders of the Company that they vote FOR the adoption of the merger agreement. The board of directors also recommends that you vote FOR approval of the “golden parachute compensation” and FOR approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the merger agreement. For purposes of the Rule 13e-3 “going private” transaction described in this Proxy Statement, and as used in this Proxy Statement, “unaffiliated stockholders” means all stockholders of the Company other than (i) the H&F Equityholders, (ii) the GA Equityholders and (iii) the Company’s directors and executive officers. See “Special Factors—Recommendation of Our Board of Directors; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger” beginning on page 34, “The Special Meeting—Adjournments and Postponements” beginning on page 106 and “Advisory Vote on Golden Parachute Compensation” beginning on page 141.

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Vote of Directors and Executive Officers on Adoption of the Merger Agreement. Our directors and executive officers have informed us that, as of the date of this Proxy Statement, they intend to vote all of the shares of Emdeon common stock owned directly by them in favor of the adoption of the merger agreement. As of September 23, 2011, the record date for the Special Meeting, our directors and current executive officers directly owned, in the aggregate, [            ] shares of Emdeon common stock entitled to vote at the Special Meeting, or collectively approximately [    ]% of the outstanding shares of Emdeon common stock entitled to vote at the Special Meeting. See “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 82.

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Opinions of the Company’s Financial Advisors. In connection with the merger, the board of directors received separate written opinions, dated August 3, 2011, from Emdeon’s financial advisors, Morgan Stanley & Co. LLC (“Morgan Stanley”) and UBS Securities LLC (“UBS”), as to the fairness, from a financial point of view and as of the date of such opinion, of the $19.00 per share merger consideration to be received by holders of Emdeon Class A common stock (other than excluded holders) pursuant to the merger agreement. For purposes of the opinions, “excluded holders” refers to General Atlantic, Hellman & Friedman, the GA Equityholders, the H&F Equityholders and any other stockholders of the Company that enter into voting agreements and/or rollover arrangements with Parent or its affiliates in connection with the merger, and their respective affiliates. The full text of Morgan Stanley’s and UBS’ respective written opinions, are attached to this Proxy Statement as Appendix C and Appendix D, respectively. Holders of Emdeon common stock are encouraged to read these opinions carefully in their entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Morgan Stanley and UBS in connection with such opinions. The opinions were provided for the benefit of the board of directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the $19.00 per share merger consideration from a financial point of view and did not address any other aspect of the merger. The opinions do not constitute a recommendation to any stockholder as to how to vote or act with respect to the merger.

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Financing of the Merger. Parent and Merger Sub have obtained equity and debt financing commitments for the transactions contemplated by the merger agreement, the aggregate proceeds of which, together with the Rollover Investment and cash on hand at the closing, are expected to be sufficient for Parent and Merger Sub to pay the aggregate merger consideration and the related fees and expenses of the transactions contemplated by the merger agreement. The consummation of the merger is not subject to any financing conditions (although funding of the equity and debt financing is subject to the satisfaction of the conditions set forth in the commitment letters under which the financing will be provided). See “Special Factors—Financing of the Merger” beginning on page 75.

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Limited Guarantee. In connection with the merger agreement, Sponsor, an affiliate of Parent and Merger Sub, has executed a limited guarantee in favor of the Company to guarantee, subject to the limitations described therein, the payment of certain payment obligations that may be owed by Parent pursuant to the merger agreement, including the payment of any reverse termination fee that may become payable by Parent following a termination of the merger agreement by the Company in specified circumstances, subject to an overall cap of $163.0 million. See “Special Factors—Limited Guarantee” beginning on page 81.

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Interests of the Company’s Directors and Executive Officers in the Merger. In considering the recommendation of the board of directors, you should be aware that the executive officers and directors of the Company may have interests in the merger that are different from, or in addition to, the interests of the Company’s other stockholders. Shares of Emdeon common stock owned by executive officers of the Company and the board of directors (in their individual capacity) will be treated in the same way as shares held by the Company’s unaffiliated stockholders. EBS Units (and corresponding shares of Class B common stock) held by certain members of the Company’s senior management and board of directors will be exchanged for a corresponding number of shares of Class A common stock immediately prior to the effective time of the merger, in accordance with the merger agreement. See “The Merger Agreement—Conversion of Securities—Common Stock” beginning on page 118. Options and restricted stock units owned by executive officers of the Company and the board of directors (in their individual capacity) will be treated the same as options and restricted stock units held by the Company’s employees that are outstanding immediately prior to the effective time of the merger. See “The Merger Agreement—Conversion of Securities—Treatment of Outstanding Options and Restricted Stock Units” beginning on page 119. For additional information relating to interests of directors and executive officers in the merger, see “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 82 and “Special Factors—Tax Receivable Arrangements—Existing Tax Receivable Agreements” beginning on page 88. For other payments and benefits to the Company’s named executive officers that are tied to or based on the merger, see “Advisory Vote on Golden Parachute Compensation” beginning on page 141.

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Interests of Other Stockholders in the Merger. In considering the recommendation of the board of directors, you should be aware that the H&F Equityholders have interests in the merger that are different from, or in addition to, the interests of the Company’s other stockholders. In addition, affiliates of the GA Equityholders, affiliates of the H&F Equityholders and certain directors and executive officers are party to tax receivable agreements with the Company that were entered into in connection with the initial public offering of the Company. Affiliates of the GA Equityholders have agreed to transfer to affiliates of The Blackstone Group and forgo their rights under such tax receivable agreements for periods after the consummation of the merger (including their rights to future payments thereunder that were otherwise owed to them) but will retain the right to receive certain payments to be made under such tax receivable agreements up to $2.75 million, and will be entitled to receive the same per share merger consideration in the merger for their shares of Emdeon common stock as all of the Company’s other stockholders. Affiliates of the H&F Equityholders will retain their rights to payments under such tax receivable agreements, subject to certain amendments to such tax receivable agreements that would have the effect of potentially reducing the amounts payable to such affiliates of the H&F Equityholders thereunder. These interests are discussed in “Special Factors—Positions of the H&F Equityholders Regarding the Fairness of the Merger” beginning on page 61 and “Special Factors—Tax Receivable Arrangements” beginning on page 88.

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Material U.S. Federal Income Tax Consequences of the Merger. The exchange of shares of Emdeon Class A common stock for cash pursuant to the merger generally will be a taxable event for U.S. federal income tax purposes. Each U.S. holder who exchanges shares of Emdeon Class A common stock in the merger will generally recognize gain or loss equal to the difference between the consideration received (prior to reduction for any applicable withholding taxes) in the merger and the U.S. holder’s adjusted tax basis in the shares of Emdeon common stock surrendered. See “Special Factors—Material U.S. Federal Income Tax Consequences” beginning on page 94 for a discussion of the material U.S. federal income tax consequences of the merger to certain U.S. holders and certain non-U.S. holders. Holders should also consult their tax advisors for a complete analysis of the effect of the merger on their federal, state and local and/or foreign taxes.

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Treatment of Outstanding Options and Restricted Stock Units. Immediately prior to the effective time of the merger, each stock option issued under the Company’s 2009 Equity Incentive Plan (the “2009 Equity Plan”) (excluding any unearned performance-contingent stock options, which shall be forfeited immediately prior to the effective time of the merger), whether or not then exercisable or vested, will be cancelled and converted into the right to receive an amount in cash equal to, without interest and less applicable withholding taxes, the product of (i) the excess, if any, of $19.00 (which is the per share merger consideration) over the per share exercise price of the applicable stock option and (ii) the aggregate number of shares of Emdeon Class A common stock that may be acquired upon exercise of such stock option (whether vested or unvested) immediately prior to the effective time of the merger. Also at the effective time of the merger, each restricted stock unit that conveys the right to receive shares of Emdeon Class A common stock granted under the 2009 Equity Plan, whether or not the restricted periods have lapsed, will be cancelled and converted into the right to receive an amount in cash equal to, without interest and less applicable withholding taxes, the product of (i) $19.00 and (ii) the aggregate number of shares of Emdeon Class A common stock in respect of which such restricted stock unit conveyed the right to receive. See “The Merger Agreement—Conversion of Securities—Treatment of Outstanding Options and Restricted Stock Units” beginning on page 119.

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Treatment of Emdeon Employee Stock Purchase Plan (“ESPP”). A date selected by the board of directors that is at least 10 days prior to the effective time of the merger will be the final “purchase date” under the ESPP and the balance in employees’ ESPP accounts will be used to make purchases of Emdeon Class A common stock on that date in accordance with the terms and limitations of the ESPP (and subject to applicable withholding taxes). Shares of Emdeon Class A common stock held in participants’ ESPP accounts as of immediately prior to the effective time of the merger (whether acquired on the final purchase date or otherwise) will be cancelled in the merger like other shares of Emdeon Class A common stock and exchanged for the right to receive the per share merger consideration. The Company has agreed to terminate the ESPP as of the effective time of the merger. See “The Merger Agreement—Conversion of Securities—Treatment of ESPP” beginning on page 119.

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Treatment of EBS Units and Shares of Emdeon Class B Common Stock. Prior to the effective time of the merger, each EBS Unit (excluding any unearned performance-contingent EBS Units, which shall be forfeited immediately prior to the effective time of the merger), whether vested or unvested, together with each corresponding share of Emdeon Class B common stock, held by certain members of the Company’s senior management and our board of directors will be exchanged for one share of Emdeon Class A common stock, as contemplated by the merger agreement. At the effective time of the merger, after giving effect to the exchange described immediately above, each outstanding share of Emdeon Class B common stock that is not converted into a share of Emdeon Class A common stock pursuant to the merger agreement will be cancelled automatically and will cease to exist, and no consideration will be paid for such cancelled shares of Emdeon Class B common stock. See “The Merger Agreement—Conversion of Securities—Common Stock” beginning on page 118.

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Appraisal Rights. Stockholders who oppose the merger may exercise their right to seek appraisal of the fair value of their shares of Emdeon common stock as determined by the Court of Chancery of the State of Delaware if the merger is completed, but only if they do not vote in favor of adopting the merger agreement and otherwise comply with the procedures of Section 262 of the DGCL, which is the appraisal rights statute applicable to Delaware corporations. A copy of Section 262 of the DGCL is included as Appendix B to this Proxy Statement and the procedures are summarized in this Proxy Statement. See “Special Factors—Appraisal Rights” beginning on page 90 and Appendix B to this Proxy Statement. This appraisal amount could be more than, the same as or less than the $19.00 per share merger consideration to be paid in connection with the merger. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights.

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Litigation Related to the Merger. The Company, its directors, The Blackstone Group, Sponsor, Parent, Merger Sub, Hellman & Friedman and General Atlantic are named as defendants in putative class action lawsuits brought by certain stockholders of the Company. The lawsuits allege, among other things, that the members of our board of directors breached their fiduciary duties owed to the Company’s stockholders and seek, among other things, to enjoin the defendants from completing the merger on the agreed-upon terms.

One of the conditions to the closing of the merger is that no injunction or order has been entered by any governmental authority, including a court, that enjoins or otherwise prohibits the consummation of the merger. As such, if the plaintiffs are successful in obtaining an injunction prohibiting the defendants from completing the merger on the agreed-upon terms, then such injunction may prevent the merger from becoming effective, or from becoming effective within the expected timeframe. See “Special Factors—Litigation Related to the Merger” beginning on page 97.

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Anticipated Closing of the Merger. The merger is expected to be completed following the expiration of the marketing period for Parent’s debt financing and after all of the conditions to the merger are satisfied or waived, including, as detailed above, the adoption of the merger agreement by the holders of a majority of the outstanding shares of Emdeon common stock, voting as a single class, the expiration or termination of the regulatory waiting period under the HSR Act (which termination was granted by the FTC on September 8, 2011), the absence of certain governmental orders or laws that restrain, enjoin or otherwise prohibit the consummation of the merger, the absence of a material adverse effect on the Company, the Company’s, Parent’s and Merger Sub’s performance in all material respects of their agreements and covenants in the merger agreement, and the accuracy of the representations and warranties of the Company, Parent and Merger Sub (subject to certain qualifications). The Company currently expects the merger to be completed in the second half of 2011, although the Company cannot assure completion by any particular date, if at all. The Company will issue a press release once the merger has been completed. See “The Merger Agreement—Conditions to the Completion of the Merger” beginning on page 134.

The marketing period for Parent’s debt financing is required to occur during the first period of 18 consecutive business days, subject to certain black-out dates, including and after September 22, 2011, following the latest of (i) the date on which Parent shall have received certain required information of the Company and such required information complies with certain requirements under the merger agreement, (ii) the date on which the Company shall have first commenced the mailing of this Proxy Statement and (iii) if the voting agreements cease to be in full force or effect or any stockholder that is a party to such agreement has repudiated such agreement in writing or is in material breach thereof, the date on which certain closing conditions to the obligations of each of the parties (described under “The Merger Agreement—Conditions to the Completion of the Merger”) have been satisfied. Certain other requirements must be met in order to complete the marketing period, including, among other things, the waiting period applicable to the consummation of the merger under the HSR Act shall have expired or been terminated no later than five business days prior to the end of the marketing period (which termination was granted by the FTC on September 8, 2011) and the Special Meeting to adopt the merger must have occurred no later than three business days prior to the end of the marketing period. See “The Merger Agreement—Closing and Effective Time of the Merger; Marketing Period” beginning on page 117.

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Limitations on Solicitations of Other Offers. The Company has agreed to cease and terminate any previous discussions or negotiations with respect to “takeover proposals” (as defined in “The Merger Agreement—Covenants of the Company—No Solicitation of Takeover Proposals; Fiduciary Out”). Under the merger agreement, the Company is subject to “nonsolicitation” restrictions that prohibit the Company, its subsidiaries and their respective representatives from soliciting, encouraging or facilitating offers or proposals relating to a takeover proposal or providing information to or engaging in discussions or negotiations with third parties regarding a takeover proposal. Prior to the adoption of the merger agreement by the Company’s stockholders, the “nonsolicitation” restrictions are subject to “fiduciary out” provisions that allow the Company to provide information and participate in discussions with respect to a takeover proposal that the board of directors has determined in good faith, after consultation with the Company’s outside legal counsel and financial advisors, constitutes or would reasonably be expected to lead to a “superior proposal” (as defined in “The Merger Agreement—Covenants of the Company—No Solicitation of Takeover Proposals; Fiduciary Out”) and, subject to compliance with the terms of the merger agreement (including providing Parent and Merger Sub with prior notice and allowing Parent certain matching rights), to change its recommendation or to approve, recommend or declare advisable, or authorize the Company to enter into, an acquisition agreement with respect to a superior proposal. See “The Merger Agreement—Covenants of the Company—No Solicitation of Takeover Proposals; Fiduciary Out” beginning on page 127 and “The Merger Agreement—Effect of Termination; Fees and Expenses” beginning on page 137.

•	Termination. The merger agreement may be terminated at any time prior to the completion of the merger:

¡	by mutual written consent of both Parent and the Company;

¡	by either Parent or the Company if:

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the merger is not consummated by February 9, 2012, except that such right to terminate the merger agreement will not be available to the party seeking to terminate the merger agreement if such party has breached any of its representations, warranties, covenants or agreements in the merger agreement, which breach has materially contributed to the failure to consummate the merger by such date;

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the merger agreement has been submitted to the Company’s stockholders for adoption at a duly convened stockholders meeting (or adjournment, postponement or recess thereof) at which a quorum is present and the affirmative vote of the holders of a majority of the outstanding shares of Emdeon common stock adopting the merger agreement, voting as a single class, is not obtained; or

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a final and nonappealable order of any governmental authority permanently enjoins or prohibits consummation of the merger, provided that the party seeking to terminate the merger agreement must have used reasonable best efforts to challenge such order and cause such order to be withdrawn, rescinded, terminated, cancelled or otherwise nullified;

¡	by Parent if:

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prior to the adoption of the merger agreement by the Company’s stockholders, the board of directors shall have changed, withdrawn, modified or amended its recommendation that the Company’s stockholders adopt the merger agreement, in any manner adverse to Parent (or publicly proposes to do so);

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prior to the adoption of the merger agreement by the Company’s stockholders, (i) the board of directors adopts, approves, endorses, recommends or declares advisable any takeover proposal (or publicly proposes to do so) or (ii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity or securities of the Company then outstanding is commenced and the board of directors recommends in favor of such tender offer or exchange offer by the Company’s stockholders (or publicly proposes to do so); or

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a breach by the Company of any of its representations, warranties, covenants or agreements under the merger agreement has occurred, which breach would reasonably be expected to give rise to a failure of certain specified conditions to closing and such breach is not cured within 20 business days after the Company’s receipt of written notice of such breach from Parent, but only so long as neither Parent nor Merger Sub are in breach of their respective representations, warranties, covenants or agreements under the merger agreement;

¡	by the Company if:

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prior to the adoption of the merger agreement by the Company’s stockholders, the board of directors determines that a takeover proposal that the Company has received is a superior proposal and enters into a definitive agreement with respect to such superior proposal after (i) complying, in all material respects, with the “nonsolicitation” restrictions in the merger agreement as described under the heading “The Merger Agreement—Covenants of the Company—No Solicitation of Takeover Proposals; Fiduciary Out” beginning on page 127, and (ii) paying to or as directed by Parent a termination fee of $65.0 million;

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a breach by Parent or Merger Sub of any of their respective representations, warranties, covenants or agreements under the merger agreement has occurred, which breach would reasonably be expected to give rise to a failure of certain specified conditions to closing and such breach is not cured by Parent and/or Merger Sub within 20 business days after Parent’s receipt of written notice of such breach from the Company, but only so long as the Company is not in breach of its respective representations, warranties, covenants or agreements under the merger agreement;

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prior to the effective time of the merger, if (i) all of Parent’s and Merger Sub’s conditions to closing have been satisfied (other than those conditions that, by their nature, are to be satisfied at closing (and which are, at the time of the termination of the merger agreement, capable of being satisfied if the closing were to occur at such time) or the failure of which to be satisfied is attributable primarily to a breach by Parent or Merger Sub of their respective representations, warranties, covenants or agreements under the merger agreement), (ii) Parent and Merger Sub fail to consummate the merger on the date the closing is required to have occurred as provided in the merger agreement and Parent was unable, prior to such date, to cause the debt financing to be funded at such date upon delivery of a drawdown notice by Parent and/or notice from Parent that the equity financing would be funded at such date and (iii) the Company has confirmed in writing to Parent that all of the conditions to the Company’s obligations to consummate the merger have been satisfied (or that the Company would be willing to waive any unsatisfied conditions for purposes of consummating the merger); or

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prior to the effective time of the merger, whether or not the Company has sought or is entitled to seek specific performance under the merger agreement, if (i) all of Parent’s and Merger Sub’s conditions to closing have been satisfied (other than those conditions that, by their nature, are to be satisfied at closing (and which are, at the time of the termination of the merger agreement, capable of being satisfied if the closing were to occur at such time) or the failure of which to be satisfied is attributable primarily to a breach by Parent or Merger Sub of their respective representations, warranties, covenants or agreements under the merger agreement), (ii) (A) the debt financing has been funded or will be funded on the date the closing is required to have occurred as provided in the merger agreement upon delivery of a drawdown notice by Parent and/or notice from Parent that the equity financing and the Rollover Investment will be funded at such date, or (B) the debt financing has not been or cannot be funded at the date provided for in the merger agreement and the failure of such funding is attributable primarily to a breach by Parent or Merger Sub of their respective representations, warranties, covenants or agreements contained in the merger agreement, (iii) Parent and Merger Sub fail to complete the closing by the date the closing is required to have occurred as provided in the merger agreement and (iv) the Company has confirmed in writing to Parent that all of the conditions to the Company’s obligations to consummate the merger have been satisfied (or that the Company would be willing to waive any unsatisfied conditions for purposes of consummating the merger).

See “The Merger Agreement—Termination” beginning on page 135.

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Termination Fees. The merger agreement contains certain termination rights for both the Company and Parent. The merger agreement provides that, upon termination of the merger agreement under specified circumstances, the Company would be required to pay Parent or its designee a termination fee in an amount equal to $65.0 million (including, under certain circumstances, if the Company enters into a definitive agreement or consummates an alternative takeover proposal during the 12-month “tail” period following termination of the merger agreement, in which case such amount would be reduced by the amount (if any) of out-of-pocket expenses previously reimbursed by the Company to Parent pursuant to the merger agreement) or out-of-pocket expenses up to $10.0 million. The merger agreement also provides that Parent would be required to pay the Company a reverse termination fee, upon termination of the merger agreement under specified circumstances, of $80.0 million or $153.0 million, and, in certain circumstances, the fees and expenses of the Company. None of the H&F Equityholders nor any of their affiliates, partners, members, directors, officers, employees and other specified persons (i) shall be obligated to, or otherwise have any liability with respect to, any guarantee obligations of the Sponsor, any “back-stop” guarantee obligations of any co-investors, or any reverse termination fee payable by Parent or Merger Sub to the Company and/or (ii) will be entitled to receipt of any termination fee payable by the Company to Parent and/or Merger Sub. See “The Merger Agreement—Effect of Termination; Fees and Expenses” beginning on page 137 and “Special Factors—Limited Guarantee” beginning on Page 81.

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Specific Performance. Under certain circumstances, the Company, on the one hand, and Parent and Merger Sub, on the other hand, are entitled to specific performance to require the other to complete the merger. However, the right of the Company to seek specific performance to enforce Parent’s and/or Merger Sub’s obligation to draw down the full proceeds of the equity financing to be funded pursuant to the terms and conditions of the equity commitment letter, to cause the Rollover Investment to be made pursuant to the terms and conditions of the Rollover Letter and to cause Parent and Merger Sub to consummate the merger and effect the closing as provided by the merger agreement is subject to the requirements that (i) all of the conditions to Parent’s and Merger Sub’s obligations to consummate the merger have been satisfied (other than those conditions that, by their nature, are to be satisfied at the Closing (and which are, at the time that the Company seeks specific performance, capable of being satisfied if the closing were to occur at such time) or the failure of which to be satisfied is attributable primarily to a breach by Parent or Merger Sub of their respective representations, warranties, covenants or agreements contained in the merger agreement), (ii) the debt financing has been funded or will be funded at the date the closing is required to occur in accordance with the terms of the merger agreement upon delivery of a drawdown notice by Parent and/or notice from Parent that the equity financing and the Rollover Investment will be funded at such date, (iii) Parent and Merger Sub fail to complete the closing on the date the closing is required to have occurred as provided in the merger agreement, (iv) the Company has confirmed in writing to Parent that all of the conditions to the Company’s obligations to consummate the merger have been satisfied (or that the Company would be willing to waive any unsatisfied conditions for purposes of consummating the merger) and (v) such specific performance would result in the consummation of the merger in accordance with the merger agreement substantially contemporaneously with the consummation of the debt financing, the equity financing and the Rollover Investment. See “The Merger Agreement—Effect of Termination; Fees and Expenses” beginning on page 137 and see “Special Factors—Financing of the Merger” beginning on page 75.

•

Additional Information. You can find more information about the Company in the periodic reports and other information the Company files with the Securities and Exchange Commission (the “SEC”). This information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov and on the Company’s website at www.emdeon.com. For a more detailed description of the additional information available, see “Where Stockholders Can Find More Information” beginning on page 154.

QUESTIONS AND ANSWERS ABOUT THE MERGER,

THE “GOLDEN PARACHUTE COMPENSATION” AND THE SPECIAL MEETING

The following questions and answers, which are for your convenience only, briefly address some commonly asked questions about the merger, the “golden parachute compensation” and the Special Meeting and are qualified in their entirety by the more detailed information contained elsewhere in this Proxy Statement. These questions and answers may not address all questions that may be important to you as a stockholder of Emdeon. You should still carefully read this entire Proxy Statement, including the attached appendices.

Q:	Why am I receiving these materials?

A:	You are receiving this Proxy Statement and proxy card because you owned shares of Emdeon common stock as of September 23, 2011, the record date for the Special Meeting. The board of directors is providing these proxy materials in connection with their solicitation of proxies in favor of (i) the adoption of the merger agreement, (ii) advisory (non-binding) approval of the “golden parachute compensation” payable to the Company’s named executive officers under existing agreements with the Company in connection with the merger and (iii) approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the merger agreement.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held at 8:30 a.m., Central Time, on [ ], 2011. The Special Meeting will be held at the Sheraton Music City Hotel located at 777 McGavock Pike, Nashville, Tennessee 37214.

Q:	What items will be voted upon at the Special Meeting?

A:	There are three matters scheduled for a vote at the Special Meeting:

1.	A vote on the adoption of the merger agreement, pursuant to which Merger Sub will merge with and into the Company and the Company will continue as the surviving corporation and become a wholly-owned subsidiary of Parent;

2.	An advisory (non-binding) vote to approve the “golden parachute compensation” payable to the Company’s named executive officers in connection with the merger; and

3.	A vote on a proposal to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the merger agreement.

In addition, stockholders will be asked to consider and vote upon any other matters that properly come before the Special Meeting or any adjournment or postponement thereof.

Q:	Why is the merger being proposed?

A:

The Company’s purpose in proposing the merger is to enable stockholders to receive, upon completion of the merger, $19.00 per share in cash, without interest and less applicable withholding taxes, for each share of Emdeon Class A common stock held by them as of the effective time of the merger. After careful consideration, the board of directors has (i) approved and declared advisable the merger agreement, the merger and the transactions contemplated by the merger agreement, (ii) declared that it is fair to and in the best interests of the Company and the unaffiliated stockholders of the Company that the Company enter into the merger agreement and consummate the merger on the terms and subject to the conditions set forth in the merger agreement, (iii) directed that the adoption of the merger agreement be submitted to a vote at a meeting of the stockholders of the Company and (iv) recommended that the stockholders of the Company vote FOR the adoption of the merger agreement. For a more detailed discussion of the conclusions, determinations and reasons of the board of directors for recommending that the Company undertake the merger on the terms of the merger agreement, see “Special Factors—Recommendation of Our Board of Directors; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger,” beginning on page 34.

Q:	What will happen in the merger?

A:	In the merger, Merger Sub will be merged with and into the Company and the Company will continue as the surviving corporation and become a wholly-owned subsidiary of Parent. As a result of the merger, Emdeon Class A common stock will no longer be publicly traded, and you will no longer have any interest in the Company’s future earnings or growth. In addition, Emdeon Class A common stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company will no longer be required to file periodic reports with the SEC with respect to Emdeon Class A common stock.

Q:	What will I receive in the merger?

A:	If the merger is completed, you will be entitled to receive $19.00 in cash, without interest and less any applicable withholding taxes, for each share of Emdeon Class A common stock (including each share of Emdeon Class A common stock resulting from the exchange of EBS Units and Emdeon Class B common stock described below) that you own immediately prior to the effective time of the merger. For example, if you own 100 shares of Emdeon Class A common stock, you will receive $1,900.00 in cash in exchange for your shares of Emdeon Class A common stock, without giving effect to any applicable withholding taxes. This does not apply to (i) shares of Emdeon Class A common stock owned by the Company and its wholly-owned subsidiaries, (ii) shares of Emdeon Class A common stock owned by Parent and its subsidiaries, including such shares contributed to Parent by H&F Harrington pursuant to the Rollover Letter under which, and subject to the terms and conditions of which, H&F Harrington has committed to contribute to Parent the amount of shares of Emdeon Class A common stock set forth therein and (iii) shares of Emdeon Class A common stock whose holders have not voted in favor of adopting the merger agreement and have demanded and perfected their appraisal rights in accordance with Section 262 of the DGCL. You will not own any shares of the capital stock in the surviving corporation.

Immediately prior to the effective time of the merger, each stock option issued under the 2009 Equity Plan (excluding any unearned performance-contingent stock options which shall be forfeited immediately prior to the effective time of the merger), whether or not then exercisable or vested, will be cancelled and converted into the right to receive an amount in cash equal to, without interest and less applicable withholding taxes, the product of (i) the excess, if any, of $19.00 (which is the per share merger consideration) over the per share exercise price of the applicable stock option and (ii) the aggregate number of shares of Emdeon Class A common stock that may be acquired upon exercise of such stock option (whether vested or unvested) immediately prior to the effective time of the merger. Also at the effective time of the merger, each restricted stock unit that conveys the right to receive shares of Emdeon Class A common stock granted under the 2009 Equity Plan, whether or not the restricted periods have lapsed, will be cancelled and converted into the right to receive an amount in cash equal to, without interest and less applicable withholding taxes, the product of (i) $19.00 and (ii) the aggregate number of shares of Emdeon Class A common stock in respect of which such restricted stock unit conveyed the right to receive.

Prior to the effective time of the merger each EBS Unit (excluding any unearned performance-contingent EBS Units, which shall be forfeited immediately prior to the effective time of the merger), whether vested or unvested, together with each corresponding share of Emdeon Class B common stock, held by certain members of the Company’s senior management and our board of directors will be exchanged for one share of Emdeon Class A common stock, as contemplated by the merger agreement. At the effective time of the merger, after giving effect to the exchange described immediately above and the transactions described in the following sentence, each outstanding share of Emdeon Class B common stock that is not converted into a share of Emdeon Class A common stock pursuant to the merger agreement will be cancelled automatically and will cease to exist, and no consideration will be paid for such cancelled shares of Emdeon Class B common stock. In addition, the H&F Unitholders have committed to sell approximately 50% of their EBS

Units to EBS Holdco II, LLC (which is a subsidiary of the Company) at the closing of the merger in exchange for a pro rata share of the equity of Parent based on a value for each EBS Unit so contributed of $19.00 and the remaining approximately 50% of their EBS Units will be sold for cash equal to a per EBS Unit purchase price of $19.00. See “Special Factors—Financing of the Merger—Rollover Commitment; Unit Purchase Agreement” beginning on page 79.

Q:	How does the per share merger consideration compare to the market price of Emdeon Class A common stock prior to announcement of the merger?

A:	The $19.00 per share to be paid in respect of each share of Emdeon Class A common stock represents (i) a premium of approximately 43.0% over the Company’s average closing stock price for the 30 trading days ended Wednesday, July 26, 2011, (ii) a premium of approximately 44.2% over the Company’s closing stock price on Wednesday, July 26, 2011, the last trading day prior to the publication of certain news reports that The Blackstone Group was in negotiations to acquire the Company and (iii) a premium of approximately 16.9% over the Company’s closing stock price on Wednesday, August 3, 2011, the last trading day prior to the announcement of the merger agreement on Thursday, August 4, 2011.

Q:	What is the recommendation of our board of directors?

A:	Based on the factors described in “Special Factors—Recommendation of the Company’s Board of Directors,” the board of directors has unanimously approved the merger agreement and recommends that you vote FOR the adoption of the merger agreement. In the opinion of our board of directors, the merger agreement and the terms and conditions of the merger are fair to and in the best interests of the Company and the unaffiliated stockholders of the Company. The board of directors also recommends that you vote FOR approval of the “golden parachute compensation” and FOR approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the merger agreement. See “Special Factors—Recommendation of Our Board of Directors; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger” beginning on page 34 and “Advisory Vote on Golden Parachute Compensation” beginning on page 141 and “The Special Meeting—Adjournments and Postponements” beginning on page 106.

Q:	Who can attend and vote at the Special Meeting?

A:	All holders of Emdeon common stock at the close of business on September 23, 2011, the record date for the Special Meeting, will be entitled to vote (in person or by proxy) on the adoption of the merger agreement, the approval of the “golden parachute compensation” and the adjournment or postponement, if necessary or appropriate, to solicit additional proxies, at the Special Meeting or any adjournments or postponements of the Special Meeting.

Q:	What vote is required to adopt the merger agreement?

A:	The merger agreement must be adopted by the affirmative vote of a majority of the shares of Emdeon common stock outstanding on the record date with the holders of Emdeon Class A common stock and Emdeon Class B common stock voting as a single class. Because the required vote is based on the number of shares of Emdeon common stock outstanding rather than on the number of votes cast, failure to vote your shares (including as a result of broker non-votes) and abstentions will have the same effect as voting against the adoption of the merger agreement. A “broker non-vote” occurs when a broker does not have discretion to vote on the matter and has not received instructions from the beneficial holder as to how such holder’s shares are to be voted on the matter. Whether or not you plan to attend the Special Meeting in person, to ensure the presence of a quorum and that your shares are represented at the Special Meeting, please vote via the Internet or by telephone as instructed in the accompanying proxy materials or complete, date and sign and return a proxy card as promptly as possible.

The GA Equityholders and H&F Equityholders have entered into separate voting agreements with Parent that cover an aggregate of approximately 72.0% of the outstanding shares of Emdeon common stock,

pursuant to which such stockholders have agreed to, among other things, vote their shares FOR the adoption of the merger agreement and the approval of the merger and any related proposal in furtherance of the merger and the transactions contemplated by the merger agreement. Accordingly, adoption of the merger agreement and approval of any related proposal in furtherance of the merger and the transactions contemplated by the merger agreement does not require the affirmative vote of any stockholder other than the GA Equityholders and the H&F Equityholders.

Q:	What is a quorum?

A:	A quorum will be present if holders of a majority in voting power of all outstanding shares of Emdeon common stock entitled to vote on a matter at the Special Meeting are present in person or represented by proxy at the Special Meeting. The quorum for the Special Meeting is not broken by the subsequent withdrawal of any stockholder. If a quorum is not present at the Special Meeting, the Special Meeting may be adjourned to another time and place. Shares of Emdeon common stock held by the Company (unless held in a fiduciary capacity) or by another corporation (if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Company) will neither be entitled to vote nor be counted for quorum purposes.

The GA Equityholders and H&F Equityholders have entered into separate voting agreements with Parent that cover an aggregate of approximately 72.0% of the outstanding shares of Emdeon common stock, pursuant to which such stockholders have agreed to appear at the Special Meeting (or have their shares of Emdeon common stock be counted present thereat) for the purposes of determining a quorum. Accordingly, the presence in person or represented by proxy of any stockholder other than the GA Equityholders and the H&F Equityholders is not required to establish quorum at the Special Meeting.

Q:	How many votes do I have?

A:	You have one vote for each share of Emdeon common stock that you own as of the record date.

Q:	How are votes counted and what happens if I do not vote?

A:	Votes will be counted separately in respect of each proposal by the inspector of election appointed for the Special Meeting, who will separately count FOR and AGAINST votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not receive instructions from the beneficial owner with respect to the merger proposal, the proposal for “golden parachute compensation” or the adjournment proposal, counted separately.

Because Delaware law requires the affirmative vote of holders of a majority of the outstanding shares of Emdeon common stock, voting as a single class, to approve the adoption of the merger agreement, the failure to vote, broker non-votes and abstentions will have the same effect as a vote AGAINST the adoption of the merger agreement.

Because the advisory (non-binding) vote to approve the “golden parachute compensation” and approval of the adjournment proposal require the affirmative vote of the majority of the shares of Emdeon common stock, voting as a single class, present in person or represented by proxy and entitled to vote thereon and thereat, abstentions will have the same effect as a vote AGAINST each of the “golden parachute compensation” and adjournment proposal. Broker non-votes will have no effect on the outcome of the “golden parachute compensation” proposal. As noted above, the vote with respect to the “golden parachute compensation” is merely an advisory vote and will not be binding on the Company or Parent. Accordingly, regardless of the outcome of the non-binding, advisory vote, if the merger agreement is adopted by the stockholders and completed, our named executive officers will be eligible to receive the various “golden parachute” payments.

As noted above, the GA Equityholders and the H&F Equityholders have entered into separate voting agreements with Parent that cover an aggregate of approximately 72.0% of the outstanding shares of

Emdeon common stock, pursuant to which, unless the applicable voting agreement is terminated in accordance with its terms (including upon a termination of the merger agreement in accordance with its terms), such stockholders have agreed to vote their shares FOR the adoption of the merger agreement and the approval of the merger and any related proposal in furtherance of the merger and the transactions contemplated by the merger agreement. Accordingly, adoption of the merger agreement and approval of any related proposal in furtherance of the merger and the transactions contemplated by the merger agreement will not require the affirmative vote of any stockholder other than the GA Equityholders and the H&F Equityholders.

Q:	How do I vote my Emdeon common stock?

A:	Before you vote, you should read this Proxy Statement carefully and in its entirety, including the appendices, and carefully consider how the merger and the “golden parachute compensation” affects you. Then, mail your completed, dated and signed proxy card in the enclosed return envelope or vote via Internet or by telephone as soon as possible so that your shares can be voted at the Special Meeting. You may also attend the Special Meeting and vote your shares in person whether or not you sign and return your proxy card. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must obtain a proxy from such record holder. For more information on how to vote your shares, see “The Special Meeting—How Do I Vote?” beginning on page 103.

Q:	If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A:	Your broker will not vote your shares on your behalf unless you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct it to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting AGAINST the adoption of the merger agreement for purposes of the Company stockholder approval, but will have no effect for purposes of the other proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies or on the outcome of the advisory (non-binding) vote on “golden parachute compensation.”

Q:	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A:	No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an Individual Retirement Account must be voted under the rules governing the account.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy bearing a later date which is received by Broadridge ICS, our proxy solicitor, by the close of business on [ ], 2011;

•

You may send a written notice which is received by the close of business on [                    ], 2011 that you are revoking your proxy to 3055 Lebanon Pike, Suite 1000, Nashville, Tennessee 37214, Attention: Gregory T. Stevens, Corporate Secretary; or

•

You may attend the Special Meeting and notify the election officials that you wish to revoke your proxy and vote in person. Your attendance at the Special Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.

Q:	If the merger is completed, how will I receive cash for my shares?

A:	If the merger agreement is adopted and the merger is consummated, and if you are the record holder of your shares of Emdeon Class A common stock immediately prior to the effective time of the merger (i.e., you have a stock certificate or you hold shares in book-entry), you will be sent a letter of transmittal to complete and return to a paying agent to be designated by Parent, referred to herein as the “paying agent.” In order to receive the $19.00 per share merger consideration, you must send the paying agent, according to the instructions provided, your validly completed letter of transmittal together with your Emdeon stock certificates or book-entry shares, as applicable, and other required documents as instructed in the separate mailing. Once you have properly submitted a completed letter of transmittal, you will receive cash for your shares. If your shares of Emdeon common stock are held in “street name” by your broker, bank or other nominee, you will receive instructions after the effective time of the merger from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares and receive cash for those shares.

Q:	What happens to my stock options awards if the merger is completed?

A:	Immediately prior to the effective time of the merger, each stock option issued under the 2009 Equity Plan (excluding any unearned performance-contingent stock options, which shall be forfeited immediately prior to the effective time of the merger), whether or not then exercisable or vested, will be cancelled and converted into the right to receive an amount in cash equal to, without interest and less applicable withholding taxes, the product of (i) the excess, if any, of $19.00 (which is the per share merger consideration) over the per share exercise price of the applicable stock option and (ii) the aggregate number of shares of Emdeon Class A common stock that may be acquired upon exercise of such stock option (whether vested or unvested) immediately prior to the effective time of the merger.

Q:	What happens to my restricted stock units if the merger is completed?

A:	Immediately prior to the effective time of the merger, each restricted stock unit that conveys the right to receive shares of Emdeon Class A common stock granted under the 2009 Equity Plan, whether or not the restricted periods have lapsed, will be cancelled and converted into the right to receive an amount in cash equal to, without interest and less applicable withholding taxes, the product of (i) $19.00 and (ii) the aggregate number of shares of Emdeon Class A common stock in respect of which such restricted stock unit conveyed the right to receive.

Q:	What will happen in the merger to the Company’s Employee Stock Purchase Plan?

A:	A date that is at least 10 days prior to the effective time of the merger (which date will be determined by our board of directors) will be treated as the final “purchase date” for purposes of the ESPP. The balance in ESPP participants’ contribution accounts as of the final purchase date will be used to make automatic purchases of Emdeon Class A common stock on that date, in accordance with the terms and limitations of the ESPP (and subject to applicable withholding taxes). The Company will refund to each participant in the ESPP all amounts remaining in such participant’s account after such purchase. The Company has agreed to terminate the ESPP as of the effective time of the merger.

Q:	What happens if the merger is not completed?

A:

If the merger agreement is not adopted by the stockholders of the Company or if the merger is not completed for any other reason, the stockholders of the Company will not receive any payment for their shares of Emdeon common stock in connection with the merger. Instead, Emdeon will remain a stand-alone company, Emdeon Class A common stock will continue to be listed and traded on the New York Stock Exchange and registered under the Exchange Act, and the Company will continue to file periodic reports with the SEC with respect to Emdeon Class A common stock. Under specified circumstances, the Company may be required to pay to Parent, or may be entitled to receive from Parent, a fee with respect to the termination of the merger agreement, and under specified circumstances, the Company may be required reimburse Parent for certain out-of-pocket expenses relating to the merger agreement upon termination of the merger agreement, as described under “The Merger Agreement—Effect of Termination; Fees and Expenses” beginning on page 137.

Q:	When should I send in my stock certificates?

A:	If the merger agreement is adopted you will receive the letter of transmittal following the consummation of the merger. You should send your stock certificates together with the letter of transmittal after the merger is consummated and not now.

Q:	I do not know where my stock certificate is—how will I get my cash?

A:	The materials you are sent after the completion of the merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your stock certificate. The Company may also require that you provide a customary indemnity agreement to the Company in order to cover any potential loss.

Q:	What happens if I sell my shares of Emdeon common stock before the Special Meeting?

A:	The record date for stockholders entitled to vote at the Special Meeting is earlier than the consummation of the merger. If you transfer your shares of Emdeon common stock after the record date but before the Special Meeting you will, unless special arrangements are made, retain your right to vote at the Special Meeting, but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

Q:	When do you expect the merger to be completed?

A:	The parties to the merger agreement are working to complete the merger as quickly as possible. In order to complete the merger, the Company must obtain the stockholder approval described in this Proxy Statement, the other closing conditions under the merger agreement must be satisfied or waived and the marketing period for Parent’s debt financing must have expired. The parties to the merger agreement currently expect to complete the merger in the second half of 2011, although the Company cannot assure completion by any particular date, if at all. Because the merger is subject to a number of conditions, the exact timing of the merger cannot be determined at this time.

Q:	What are the U.S. federal income tax consequences of the merger?

A:	The exchange of shares of Emdeon Class A common stock for cash pursuant to the merger generally will be a taxable event for U.S. federal income tax purposes. Each U.S. holder who exchanges his or her shares of Emdeon Class A common stock in the merger will generally recognize a gain or loss in an amount equal to the difference between the consideration received in the merger (prior to reduction for any applicable withholding taxes) and the U.S. holder’s adjusted tax basis in the shares of Emdeon Class A common stock surrendered. See “Special Factors—Material U.S. Federal Income Tax Consequences” beginning on page 94 for a discussion of the material U.S. federal income tax consequences of the merger to certain U.S. holders and certain non-U.S. holders. The tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

Q:	What rights do I have to seek a valuation of my shares?

A:

Stockholders who oppose the merger may exercise their right to seek appraisal of the fair value of their shares of Emdeon common stock as determined by the Court of Chancery of the State of Delaware if the merger is completed, but only if they do not vote in favor of adopting the merger agreement and otherwise comply with the procedures of Section 262 of the DGCL, which is the appraisal rights statute applicable to

Delaware corporations. A copy of Section 262 of the DGCL is included as Appendix B to this Proxy Statement and the procedures are summarized in this Proxy Statement. See “Special Factors—Appraisal Rights” beginning on page 90 and Appendix B to this Proxy Statement.

Q:	What do I need to do now?

A:	You should carefully read this Proxy Statement, including the appendices in their entirety, and consider how the merger and the “golden parachute compensation” would affect you. Whether or not you plan to attend the Special Meeting in person, to ensure the presence of a quorum and that your shares are represented at the Special Meeting, please vote via the Internet or by telephone as instructed in the accompanying proxy materials or complete, date, sign and return a proxy card as promptly as possible.

Q:	Who can help answer my questions?

A:	If you have questions about the merger agreement or the merger, including the procedures for voting your shares, you should contact Broadridge ICS, our proxy solicitor, either by calling toll-free (800) 542-1061 or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

SPECIAL FACTORS

The following, together with the summary of the merger agreement set forth under “The Merger Agreement,” is a description of the material aspects of the merger. While we believe that the following description covers the material aspects of the merger, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, including the Agreement and Plan of Merger attached to this Proxy Statement as Appendix A, for a more complete understanding of the merger. The following description is subject to, and is qualified in its entirety by reference to, the merger agreement. You may obtain additional information without charge by following the instructions in “Where Stockholders Can Find More Information” beginning on page 154 of this Proxy Statement.

Overview of the Transaction

The Company, Parent and Merger Sub entered into the merger agreement on August 3, 2011. Under the terms of the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by Sponsor, an affiliate of The Blackstone Group.

If the merger is completed, the Company will continue as the surviving corporation and become a wholly-owned subsidiary of Parent, and each share of Emdeon Class A common stock owned by the Company’s stockholders immediately prior to the effective time of the merger, other than as provided below, will be converted into the right to receive $19.00 per share in cash, without interest and less any applicable withholding taxes. The following shares of Emdeon Class A common stock will not be converted into the right to receive the per share merger consideration in connection with the merger: (i) shares of Emdeon Class A common stock owned by the Company and its wholly-owned subsidiaries, (ii) shares of Emdeon Class A common stock owned by Parent and its subsidiaries, including such shares contributed to Parent by H&F Harrington pursuant to the Rollover Letter under which, and subject to the terms of which, H&F Harrington has committed to contribute to Parent the amount of shares of Emdeon Class A common stock set forth therein, and (iii) shares of Emdeon Class A common stock whose holders have not voted in favor of adopting the merger agreement and have demanded and perfected their appraisal rights in accordance with Section 262 of the DGCL.

Immediately prior to the effective time of the merger, each stock option issued under 2009 Equity Plan (excluding any unearned performance-contingent stock options which shall be forfeited immediately prior to the effective time of the merger), whether or not then exercisable or vested, will be cancelled and converted into the right to receive an amount in cash equal to, without interest and less applicable withholding taxes, the product of (i) the excess, if any, of $19.00 (which is the per share merger consideration) over the per share exercise price of the applicable stock option and (ii) the aggregate number of shares of Emdeon Class A common stock that may be acquired upon exercise of such stock option (whether vested or unvested) immediately prior to the effective time of the merger. Also at the effective time of the merger, each restricted stock unit that conveys the right to receive shares of Emdeon Class A common stock granted under the 2009 Equity Plan, whether or not the restricted periods have lapsed, will be cancelled and converted into the right to receive an amount in cash equal to, without interest and less applicable withholding taxes, the product of (i) $19.00 and (ii) the aggregate number of shares of Emdeon Class A common stock in respect of which such restricted stock unit conveyed the right to receive.

Prior to the effective time of the merger, each EBS Unit (excluding any unearned performance-contingent EBS Units, which shall be forfeited immediately prior to the effective time of the merger), whether vested or unvested, together with each corresponding share of Emdeon Class B common stock, held by certain members of the Company’s senior management and our board of directors will be exchanged for one share of Emdeon Class A common stock, as contemplated by the merger agreement. At the effective time of the merger, after giving effect to the exchange described immediately above, each share of Emdeon Class B common stock still outstanding will be cancelled automatically and will cease to exist, and no consideration will be paid for such cancelled shares of Emdeon Class B common stock. Following the consummation of the merger, Parent will indirectly own all other outstanding EBS Units. See “Special Factors—Financing of the Merger—Rollover Commitment; Unit Purchase Agreement” beginning on page 79.

If the merger is completed, current holders of Emdeon common stock (other than the H&F Equityholders as described below) will no longer have any interest in, and will no longer be stockholders of, the Company, and will not participate in any of the Company’s future earnings or growth. Furthermore, the registration of shares of Emdeon Class A common stock under the Exchange Act will be terminated, shares of Emdeon Class A common stock will no longer be listed on the New York Stock Exchange, and price quotations with respect to shares of Emdeon Class A common stock in the public market will no longer be available.

H&F Harrington has committed to contribute approximately 50% of its shares of Emdeon Class A common stock at the closing of the merger to Parent in exchange for a pro rata share of the equity of Parent based on a value for each share of Emdeon Class A common stock so contributed of $19.00. The H&F Unitholders have committed to sell approximately 50% of their EBS Units to EBS Holdco II, LLC (which is a wholly-owned subsidiary of the Company and will be, immediately following the merger, an indirect wholly-owned subsidiary of Parent) at the closing of the merger in exchange for a pro rata share of the equity of Parent based on a value for each EBS unit so contributed of $19.00 and to sell the remaining approximately 50% of their EBS Units for cash equal to a per EBS Unit purchase price of $19.00. Immediately following the merger, Sponsor will own approximately 72.5% of Parent and the H&F Equityholders will collectively own approximately 27.5% of Parent. These ownership percentages are subject to change as a result of each of Sponsor’s and the H&F Equityholders’ respective equity commitments being reduced by any amounts syndicated to third parties at or prior to the merger.

Background of the Merger

From time to time, the board of directors and the Company’s senior management have evaluated potential strategic alternatives relating to the Company’s businesses, including prospects for a potential leveraged dividend recapitalization, potential mergers and acquisitions and other potential strategic transactions, all with a view towards enhancing stockholder value. In connection with its ongoing evaluations of such strategic alternatives, the board of directors received financial updates from the Company’s senior management, discussed the strategic direction of the Company and evaluated various options for continued growth.

From time to time, the Company has received preliminary expressions of interest from third parties regarding strategic transactions involving the sale of the Company. Although the Company has occasionally participated in meetings and conference calls with some of these third parties, no actual proposal to acquire the Company has been made during the past two years, except as described below. Throughout the events described below, the board of directors was kept regularly informed of developments.

In April 2010, the Company met with Party A, a widely-held public company in the information technology industry, to discuss possibilities for strategic cooperation between the two companies. During the meeting, Party A expressed an interest in discussing the strategic merits of a potential business combination with the Company. Following the execution of a confidentiality agreement, the Company’s senior management met with representatives of Party A on April 26, 2010 to discuss the Company’s strategic direction, products and offerings, growth prospects and organizational structure. On or about May 11, 2010, Party A informed the Company that it did not wish to pursue an acquisition of the Company due to Party A’s strategic objectives and reluctance to making an acquisition of the Company’s size.

On August 17, 2010, the Company’s senior management and representatives of Party B, a widely-held public company in the healthcare industry, attended a meeting to discuss ongoing commercial matters between the two companies. During the meeting, representatives of Party B indicated to the Company’s senior management that Party B was interested in beginning discussions regarding a potential strategic acquisition of the Company by Party B. The Company and Party B maintained an intermittent dialogue over the course of several months thereafter about the merits of a potential transaction.

On January 5, 2011, the Company began discussions with Party C, a widely-held public company in the information technology industry, about possibilities for strategic cooperation between the two companies. During these discussions, Party C indicated that it might be interested in pursuing a strategic acquisition of the Company. The Company and Party C subsequently entered into a confidentiality agreement and maintained an intermittent dialogue over the course of several months thereafter about the merits of a potential transaction.

On January 10, 2011, the Company entered into a confidentiality agreement with Party B and met with representatives of Party B to discuss further the merits of a potential transaction. Following the meeting, Party B requested and received certain due diligence information regarding the Company.

In early March 2011, the board of directors met and discussed Party B’s growing interest in acquiring the Company. The board of directors also reviewed, among other things, the general business environment in which the Company operated, the trading multiples at which shares of Emdeon Class A common stock and the stock of other healthcare information technology companies traded, the business opportunities reasonably available to the Company, the Company’s strategic direction and prospects for growth, and other strategic alternatives available to the Company. Based on the board of directors’ consideration of these and other matters, the board of directors decided to retain outside advisors in connection with its exploration of strategic alternatives for the Company. Subsequently, at the direction of the board of directors, the Company engaged Morgan Stanley as its financial advisor.

On March 7, 2011, at the direction of the board of directors, representatives of Morgan Stanley contacted and had initial discussions with Party D, a widely-held public company in the healthcare industry, regarding a potential strategic acquisition of the Company by Party D. Over the course of the next several months, the Company and Party D maintained an intermittent dialogue regarding Party D’s interest in meeting with the Company to discuss the merits of a potential strategic transaction.

On March 22, 2011, Party B called the Company to indicate that Party B would be willing to pay $18.50 to $18.75 per share in cash and shares of Party B’s common stock to acquire the Company. During the call, Party B also proposed a timeline for the potential transaction and asked the Company to enter into an exclusivity agreement with Party B. Following the call, George I. Lazenby, IV, the Chief Executive Officer of the Company, held a conference call with the board of directors to discuss the Company’s evaluation of, and response to, Party B’s proposal. Following deliberations, the board of directors concluded that Party B’s proposal was not sufficiently compelling and instructed the Company’s senior management to continue discussions with Party B in an effort to improve the terms of Party B’s proposal. The board of directors also instructed the Company’s senior management to obtain advice from Hogan Lovells, the Company’s antitrust counsel, regarding potential antitrust issues relating to a potential transaction with Party B.

On March 24, 2011, at the direction of the board of directors, Mr. Lazenby contacted Party B to inform Party B that its proposal, particularly relating to process and timing, was unacceptable. Also, pursuant to the instructions of the board of directors, representatives of Morgan Stanley subsequently contacted Party B’s financial advisor to communicate the same message.

On April 1, 2011, Party B contacted the Company and increased its indicative purchase price for the Company to $19.25 per share, payable in cash and shares of Party B’s common stock.

On April 7, 2011, the board of directors participated in a conference call with the Company’s senior management and Morgan Stanley to discuss the Company’s evaluation of, and response to, Party B’s indicative proposal of $19.25 per share in cash and shares of Party B’s common stock to acquire the Company. During the call, the board of directors considered and discussed the amount and nature of the proposed consideration, the proposed timeline for the potential transaction, other issues associated with pursuing the potential transaction with Party B as compared to the prospects of the Company remaining a stand-alone entity and other strategic alternatives available to the Company.

At this April 7, 2011 meeting, the board of directors also reviewed with Morgan Stanley, among other things, the Company’s historical stock price performance since the initial public offering of Emdeon Class A common stock (the “Company IPO”) , historical trading multiples of the Company relative to those of other healthcare information technology companies and processing or information services providers and equity research analysts’ stock price targets for the Company. Morgan Stanley noted that the closing price of Emdeon Class A common stock on April 4, 2011 was $16.37 per share, the high and low closing prices for Emdeon Class A common stock for the last 12 months ended April 4, 2011 were approximately $17.00 and $10.00 per share, respectively, and equity research analysts’ stock price targets for the Company that were publicly available as of April 4, 2011 ranged from $11.00 to $21.00 per share (or $10.00 to $19.00 per share as discounted to present value based on an illustrative one-year period). The board of directors also reviewed with Morgan Stanley financial matters with respect to the Company, including preliminary financial analyses of the Company based on Wall Street research analyst consensus estimates that were publicly available as of April 4, 2011. In connection with its preliminary selected public market trading multiples analysis, Morgan Stanley reviewed and compared, using publicly available information, certain current and historical financial information for the Company corresponding to current and historical financial information, ratios and public market multiples for other companies that share similar business characteristics with the Company, which preliminary analysis implied an approximate overall per share equity value reference range for Emdeon Class A common stock of $11.00 to $21.00 based on various financial data. In connection with its preliminary selected precedent transactions and premiums paid analyses, Morgan Stanley reviewed and compared purchase prices and premiums paid in selected transactions in the healthcare information technology and processing or information services sectors with transaction values of greater than $1 billion and premiums paid for U.S. public companies in transactions with transaction values of greater than $1 billion with corresponding data for the Company, which preliminary analyses implied an approximate overall per share equity value reference range for Emdeon Class A common stock of $14.00 to $26.00 based on various financial data. Morgan Stanley also reviewed preliminary illustrative leveraged buyout and discounted cash flow analyses and hypothetical discounted equity values of the Company, which implied approximate per share equity value reference ranges for Emdeon Class A common stock of $14.00 to $18.00, $17.00 to $23.00 and $15.00 to $21.00, respectively. In addition, the board of directors reviewed with Morgan Stanley potential strategic and financial acquirors that might have an interest in an acquisition of the Company and discussed the likelihood that potential strategic acquirors would be able to pay greater premiums to acquire the Company than potential financial acquirors.

After discussion of the matters considered at this April 7, 2011 meeting, the board of directors determined to continue reviewing the Company’s potential strategic alternatives. The board of directors also instructed the Company’s senior management and Morgan Stanley to continue discussions with Party B and its financial advisor, but to inform Party B that the terms of its revised proposal, particularly relating to process and timing, were still not acceptable.

On April 11, 2011, at the direction of the board of directors, representatives of Morgan Stanley informed Party B’s financial advisor that the terms of Party B’s revised proposal were not acceptable to the board of directors.

On April 13, 2011, the board of directors participated in a conference call with the Company’s senior management to discuss the Company’s process for continuing to explore a potential transaction with Party B. During the call, the board of directors received an update on, among other things, recent discussions between Morgan Stanley and Party B’s financial advisor. At the end of the meeting, the board of directors instructed the Company’s senior management to provide Party B certain additional requested due diligence information in an effort to improve Party B’s revised proposal.

On April 19, 2011, a senior executive of Party C called Mr. Lazenby and informed him that Party C was unable to pursue an acquisition of the Company due to recent changes in the leadership of Party C and reluctance to making an acquisition of the Company’s size.

On April 20, 2011, the Company was contacted by, and began exploratory strategic discussions with, Party E, a widely held public company in the health insurance industry. On April 22, 2011, the Company’s senior management met with representatives of Party E and discussed the Company and its business. Subsequently, in May 2011, Party E informed the Company that it could not commit to making an acquisition of the Company’s size.

On April 28, 2011, representatives of Party B met with the Company’s senior management for a full-day, in-person due diligence session. At the meeting, the Company and Party B discussed, among other things, the Company’s growth prospects and business strategies and potential synergies that might be achieved if the Company and Party B were combined. At the conclusion of the meeting, a senior executive of Party B informed Mr. Lazenby that Party B remained very interested in pursuing a potential strategic acquisition of the Company, and that Party B would follow up with the Company in the next few weeks regarding a definitive purchase price and Party B’s timing expectations for a proposed transaction.

On May 10, 2011, a senior executive of Party B called Mr. Lazenby to confirm Party B’s continued interest in potentially acquiring the Company.

On May 12, 2011, a senior executive of Party D expressed to Tracy L. Bahl, the Executive Chairman of the Company, that Party D wished to meet with the Company’s senior management in connection with Party D’s evaluation of a potential strategic acquisition of the Company. During this conversation, Mr. Bahl informed the senior executive of Party D that other potential acquirors also had expressed interest in acquiring the Company. In response, Mr. Bahl and the senior executive of Party D agreed that the Company and Party D should execute a confidentiality agreement and schedule a due diligence session with the Company as quickly as possible. Mr. Bahl subsequently proposed several possible meeting dates to the senior executive of Party D, but Party D did not agree to any of the proposed dates. For several weeks thereafter, the Company had intermittent discussions with Party D about scheduling a due diligence session, but Party D did not commit to meet until June 22, 2011.

On May 17, 2011, Party B informed the Company that Party B was willing to pay $19.50 per share in cash and shares of Party B’s common stock to acquire the Company (with the cash component to comprise not less than 60% of the consideration). Party B indicated that, among other things, its proposed purchase price was subject to additional due diligence. Party B also requested an exclusivity period of up to 45 days to complete due diligence and negotiate and prepare a definitive agreement for the potential transaction.

On May 19, 2011, the board of directors participated in a conference call with the Company’s senior management to discuss, among other things, the Company’s potential strategic alternatives and a preliminary antitrust risk assessment prepared by Hogan Lovells relating to the proposed acquisition of the Company by Party B. The board of directors also reviewed a draft summary of Morgan Stanley’s preliminary financial analysis that Morgan Stanley expected to present to the board of directors at its upcoming May 26th meeting, which materials had been provided by Morgan Stanley to management for its review in advance of such meeting.

On May 20, 2011, Dinyar S. Devitre, Philip M. Pead and Jim D. Kever, being the directors of the Company who were neither employees of General Atlantic, Hellman & Friedman or the Company nor members of the Company’s senior management (the “Outside Directors”), and members of the Company’s senior management participated on a conference call to discuss the Company’s process for evaluating potential strategic alternatives, including a potential sale of the Company. The Outside Directors noted the fact that the GA Equityholders and the H&F Equityholders were large stockholders of the Company, which collectively hold approximately 72% of the Company’s voting power, and considered the possibility that a conflict could arise between or among the GA Equityholders and/or the H&F Equityholders, on the one hand, and the other stockholders of the Company, on the other hand, during the course of negotiating a potential transaction. For example, if General Atlantic and/or Hellman & Friedman sought, in connection with such a transaction, to modify in its or their favor the Company’s separate, pre-existing tax receivable agreements with certain affiliates of General Atlantic and Hellman & Friedman, each of which had been in place since the time of the Company IPO, such a conflict could exist. The Outside Directors concluded that, while no conflict existed, they believed it prudent to engage independent counsel for the Outside Directors in the event that such a conflict or any other conflict should arise. Following deliberations, the Outside Directors engaged King & Spalding LLP (“King & Spalding”) to serve as their special counsel.

At all times during the events described herein, the board of directors was aware that Mr. Devitre was a paid special advisor to General Atlantic on matters unrelated to the Company and had invested in certain General Atlantic funds (without any investment in the Company), and that Mr. Kever had been a co-investor in the Company (indirectly having an interest in respect of less than 0.2% of the Company) with General Atlantic. The board of directors did not believe that these relationships between Messrs. Devitre and Kever, on the one hand, and General Atlantic, on the other hand, were material.

Prior to a regularly scheduled board of directors’ meeting on May 26, 2011, the Outside Directors met separately and discussed how the Company should respond to Party B’s May 17, 2011 proposal. At the meeting of the Outside Directors, representatives of King & Spalding discussed with the Outside Directors their fiduciary duties under Delaware law in connection with the Company’s evaluation of a potential strategic transaction, including a potential sale of the Company.

During the May 26, 2011 meeting, the board of directors met with the Company’s senior management, Morgan Stanley, Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul, Weiss”), the Company’s outside legal counsel, and King & Spalding to discuss Party B’s May 17, 2011 proposal. At the meeting, the board of directors discussed the advantages and disadvantages of Party B’s May 17, 2011 proposal, including, but not limited to, (i) the fact that the proposed consideration consisted of a mix of cash and shares of Party B’s common stock and (ii) antitrust regulatory risks with respect to the combination of the Company’s and Party B’s respective businesses.

Also during the May 26, 2011 meeting, the board of directors discussed with Morgan Stanley, among other things, certain financial matters relating to the Company that had been discussed during its April 7, 2011 conference call, including the Company’s historical stock price performance and equity research analysts’ stock price targets for the Company. In particular, Morgan Stanley noted that the closing price of Emdeon Class A common stock on May 23, 2011 was $14.88 per share and there was no change since the April 7th meeting in the range of approximate high and low closing prices for Emdeon Class A common stock for the last 12 months ended May 23, 2011 or in the range of equity research analysts’ stock price targets for the Company. Based on Wall Street research analyst consensus estimates that were publicly available as of May 23, 2011, Morgan Stanley’s updated preliminary selected public market trading multiples analysis and selected precedent transactions and premiums paid analyses implied overall approximate per share equity value reference ranges for Emdeon Class A common stock of $12.00 to $21.00 and $14.00 to $26.00, respectively, based on various financial data. Morgan Stanley noted that, as updated, preliminary illustrative leveraged buyout and discounted cash flow analyses and hypothetical discounted equity values of the Company implied approximate per share equity value reference ranges for Emdeon Class A common stock of $13.00 to $17.00, $16.00 to $22.00 and $17.00 to $24.00, respectively, based on Wall Street research analyst consensus estimates and $15.00 to $21.00, $18.00 to $24.00 and $18.00 to $24.00, respectively, based on internal estimates of the Company’s management. In addition, the board of directors again reviewed potential strategic and financial acquirors that might have an interest in an acquisition of the Company.

Following deliberations of the matters discussed at this May 26, 2011 meeting and the Company’s prospects as a stand-alone entity and various potential alternatives available to the Company for enhancing stockholder value, including a leveraged dividend recapitalization and potential acquisition opportunities, the board of directors instructed the Company’s senior management to make a counterproposal to Party B with the following terms: (i) a $20.00 per share purchase price consisting of cash and shares of Party B’s common stock, with at least $16.00 per share (i.e., 80% of such purchase price) payable in cash and a “collar” protection mechanism with respect to the stock component to ensure that the Company’s stockholders would receive $20.00 per share in actual value at closing, (ii) an agreement by Party B to (x) divest certain assets and/or accept certain regulatory remedies, if necessary, to obtain antitrust clearance for the proposed acquisition and (y) pay a “ticking fee” with respect to the $20.00 per share purchase price to compensate the Company’s stockholders for the lost time value of money that would be occasioned if there were to be significant delay in obtaining such antitrust clearance, and (iii) a significant reverse termination fee, which would be payable by Party B to the Company in the event that the acquisition of the Company was not consummated due to a failure to obtain antitrust clearance, which would act as a significant incentive for Party B to agree to remedial measures sufficient to obtain antitrust clearance for the proposed acquisition. The board of directors also concluded that the Company would not agree to exclusivity with Party B.

Also, at the board of directors’ meeting on May 26, 2011, Paul, Weiss discussed with the board of directors its fiduciary duties under Delaware law in connection with the Company’s process for evaluating potential strategic alternatives, including a potential sale of the Company.

On May 27, 2011, at the direction of the board of directors, Morgan Stanley provided Party B’s financial advisor with a term sheet containing the Company’s counterproposal, as described above, and indicated that the Company was not prepared to grant exclusivity to Party B.

On June 4, 2011, a senior executive of Party B informed Mr. Lazenby that the terms of the Company’s counterproposal, including those relating to antitrust risk allocation, were unacceptable to Party B. The senior executive of Party B insisted that if Party B were to pursue an acquisition of the Company the antitrust risks relating to such transaction would need to be “shared” by both the Company and Party B.

On that same day, representatives of Morgan Stanley received a revised term sheet from Party B’s financial advisor responding to the Company’s counterproposal. The term sheet indicated that (i) Party B would be willing to pay $19.50 per share (consisting of $14.50 in cash and $5.00 in shares of Party B’s common stock, with no “collar” protection mechanism) to acquire the Company, (ii) Party B would have no obligation to (x) divest assets and/or accept other regulatory remedies to obtain antitrust clearance or (y) pay a “ticking fee” to compensate the Company’s stockholders for any delay in obtaining antitrust clearance, and (iii) no reverse termination fee would be paid by Party B if the transaction could not be consummated due to a failure to obtain antitrust clearance. In the revised term sheet, Party B also repeated its request for a 45-day exclusivity period and indicated that, while the transaction would not be conditioned on Party B’s debt financing, the obligation of Party B to close the transaction would be subject to a marketing period (which would begin after all of the conditions to the transaction, including obtaining antitrust clearance, had been satisfied) for its debt financing.

Also, on June 4, 2011, the board of directors participated in a conference call to discuss Party B’s June 4, 2011 proposal. The board of directors did not reach any conclusions at the meeting and agreed to meet again to discuss Party B’s June 4, 2011 proposal further.

On June 5, 2011, the board of directors convened a meeting, which was also attended by the Company’s senior management, Morgan Stanley, Paul, Weiss and King & Spalding, to continue discussing Party B’s June 4, 2011 proposal. Following deliberations, the board of directors concluded that the Company should not accept Party B’s June 4, 2011 proposal, in large part because the antitrust risk allocation that Party B required the Company to bear in connection with the proposed transaction rendered the timing and closing of the proposed transaction uncertain and the consideration worth less than the nominally proposed amount. The board of directors also noted that the lack of a “collar” protection mechanism made the value of the consideration to be paid in the proposed transaction less certain. At the end of the call, the board of directors instructed the Company’s senior management to continue to engage in negotiations with Party B for improved terms.

On June 8, 2011, the board of directors participated in a conference call at which the board of directors received an update from the Company’s senior management regarding the latest developments in negotiations with Party B. At the end of the call, the board of directors instructed the Company’s senior management to continue to engage in negotiations with Party B for improved terms.

On June 9, 2011, the board of directors participated in a conference call with the Company’s senior management, Morgan Stanley, Paul, Weiss, Hogan Lovells and King & Spalding. During the call, the board of directors discussed and considered possible compromises that could be proposed to Party B to bridge the gap between the two companies’ positions as to value and allocation of antitrust risk. The board of directors was advised by the Company’s legal advisors that, given the antitrust issues relating to the proposed acquisition of the Company by Party B, antitrust review of the transaction by government regulators could take up to 9 to 12 months and government regulators could refuse to grant antitrust clearance or seek divestitures and/or other regulatory remedies as a condition to granting antitrust clearance. Following deliberations, the board of directors observed that, by refusing to (i) divest assets and/or accept other regulatory remedies to obtain antitrust clearance, (ii) pay a “ticking fee” to compensate the Company’s stockholders for any delay in obtaining antitrust clearance and (iii) pay a reverse termination fee if the transaction could not be consummated due to a failure to obtain antitrust clearance, Party B was effectively shifting the antitrust risk of the transaction to the Company’s stockholders. At the end of the call, the board of directors instructed the Company’s senior management to continue negotiations with Party B for improved terms.

On June 10, 2011, Mr. Lazenby spoke with a senior executive of Party B and indicated that to move forward in a transaction with the Company Party B would need to agree to pay a $20.00 per share purchase price, and Party B would also need either to pay a reverse termination fee in the event that the transaction could not be consummated due to a failure to obtain antitrust clearance, or agree to divest assets and/or accept other regulatory remedies to obtain antitrust clearance, so long as such actions would not result in a material adverse effect on the Company.

On June 15, 2011, representatives of Party B contacted the Company with a revised proposal, including: (i) a $19.50 per share purchase price (with the cash and stock component comprising 75% and 25%, respectively, of such purchase price), (ii) no “collar” protection mechanism for the stock component of the purchase price, (iii) no “ticking fee” to compensate the Company’s stockholders for any delay in obtaining antitrust clearance, (iv) an agreement by Party B to divest, if necessary, assets having a value no greater than a specified dollar amount to obtain antitrust clearance (which specified dollar amount was less than the threshold that the Company believed could be required to obtain antitrust clearance), (v) no obligation to accept other regulatory remedies to obtain antitrust clearance and (vi) no reverse termination fee payable to the Company should antitrust clearance not be obtained. Party B also again asked for a 45-day exclusivity period and a marketing period (which would begin after all of the conditions to the transaction had been satisfied) for its debt financing. Party B further confirmed that, in considering the potential transaction, it was assuming that the Company’s separate, pre-existing tax receivable agreements with the Company’s senior management and with certain affiliates of General Atlantic and Hellman & Friedman, each of which had been in place since the time of the Company’s initial public offering, would remain in place in accordance with their terms as part of the transaction.

Later that day, the board of directors participated in a conference call to discuss Party B’s June 15, 2011 proposal with the Company’s senior management, Paul, Weiss and King & Spalding. During the call, the board of directors noted that Party B’s revised terms would continue to cause the Company’s stockholders to bear a significant portion of the antitrust risk associated with the proposed transaction, including the risk that the Company’s stockholders would not receive any compensation (or have any other remedy) if the transaction were not consummated in a timely manner or could not be consummated. The board of directors also discussed the likelihood that the process of obtaining antitrust clearance would take from 9 to 12 months and considered how the possible disruption to the Company’s business for 9 to 12 months, coupled with uncertainty as to whether antitrust clearance would ultimately be obtained, could affect the Company’s business. At the conclusion of the call, the board of directors instructed the Company’s senior management to continue negotiations with Party B in an effort to improve Party B’s proposed terms.

On June 17, 2011, the board of directors participated in a conference call with the Company’s senior management, Morgan Stanley, Paul, Weiss, Hogan Lovells and King & Spalding. On the call, representatives of Paul, Weiss and Hogan Lovells reviewed their recent discussions with Party B’s legal counsel regarding the outstanding antitrust issues. The board of directors noted that Party B had not yet proposed an acceptable compromise for antitrust risk allocation of a proposed transaction between the two companies, and that, accordingly, the board of directors continued to believe that the Company should not grant exclusivity to Party B. At the conclusion of the call, the board of directors instructed the Company’s senior management to continue to negotiate with Party B for improved terms. Following the call, Mr. Lazenby communicated the Company’s position again to a senior executive of Party B.

On June 19, 2011, Mr. Lazenby had a conversation with a senior executive of Party B in which Mr. Lazenby indicated that the Company would be willing to proceed toward a transaction with Party B based on the purchase price and other terms that Party B proposed on June 15, 2011, subject to reaching agreement with respect to the allocation of antitrust risk. The senior executive from Party B responded that Party B would need to consider the suggestion. Later that day, the board of directors participated in a conference call with the Company’s senior management and Paul, Weiss to discuss the status of discussions with Party B.

On June 21, 2011, the Company and Party D entered into a confidentiality agreement.

Also, on June 21, 2011, a senior executive of Party B contacted Mr. Lazenby with Party B’s final proposal to acquire the Company. Such senior executive of Party B informed Mr. Lazenby that Party B was willing to accept a limited obligation to divest assets to obtain antitrust clearance for the transaction, but that Party B was not willing, under any circumstance, to commit itself to any other regulatory remedies. The senior executive of Party B also stated that Party B would not be willing to perform any more work in connection with the potential transaction unless the Company entered into an agreement with Party B for a 45-day exclusivity period.

A senior managing director of The Blackstone Group and Jonathan C. Korngold, a director of the Company designated by General Atlantic, have spoken from time to time over the years, including in June 2011, about the health care industry generally and about specific companies in that industry, including the Company. On June 21, 2011, representatives of The Blackstone Group contacted Allen R. Thorpe, a director of the Company designated by Hellman & Friedman, about The Blackstone Group’s potential interest in acquiring the Company. Representatives of The Blackstone Group stated that The Blackstone Group’s indicative purchase price to acquire the Company was $19.00 per share in cash. Mr. Thorpe informed such representatives that he would promptly notify the Company of The Blackstone Group’s preliminary proposal.

On June 22, 2011, the board of directors convened a meeting with the Company’s senior management, Morgan Stanley, Paul, Weiss and King & Spalding to discuss the latest developments with respect to Party B, Party D and The Blackstone Group. The board of directors was updated as to The Blackstone Group’s interest in acquiring the Company, and the board of directors considered factors that made a transaction with The Blackstone Group potentially attractive, including: (i) The Blackstone Group’s proposal to pay all-cash consideration, (ii) the absence of any significant antitrust concerns with The Blackstone Group’s potential acquisition of the Company and (iii) the likelihood that a transaction with The Blackstone Group could be consummated without significant delay. In the view of the board of directors, The Blackstone Group’s proposal provided greater certainty (and therefore greater value) for the Company’s stockholders than other proposals that the Company had previously received. The board of directors also considered factors that made a transaction with The Blackstone Group less attractive, such as the risk that The Blackstone Group might not be able to obtain sufficient financing to acquire the Company. Based on these and other factors, the board of directors concluded that the Company should engage in discussions with The Blackstone Group regarding The Blackstone Group’s interest in acquiring the Company. The board of directors also observed that Party B’s final proposal had not improved the terms for the Company in a way that addressed the Company’s primary concerns with respect to antitrust risk, and that a transaction with Party B would still subject the Company’s stockholders to a material risk that they would not receive any compensation (or have any other remedy) if the transaction were not consummated in a timely manner or could not be consummated. In addition, the board of directors noted that Party B still had a significant amount of due diligence yet to be completed. Accordingly, the board of directors concluded that the Company should continue to reject Party B’s request for exclusivity. At the end of the meeting, the board of directors instructed the Company’s senior management to (i) work with The Blackstone Group in furtherance of a potential transaction and (ii) continue negotiations with Party B to determine if improved terms could be obtained. The board of directors also instructed the Company’s senior management to proceed with discussions with Party D.

On that same day, the Company’s senior management participated in a conference call with representatives of Party D to discuss the Company’s strategic direction, products and offerings and growth prospects. During the call, Mr. Lazenby advised Party D that discussions with other potential acquirors were proceeding at a rapid pace and emphasized the need for Party D to indicate to the Company whether it was interested in pursuing a transaction to acquire the Company as soon as possible.

Also, on June 22, 2011, the Company negotiated and entered into a confidentiality agreement with The Blackstone Group.

On June 23, 2011 and June 24, 2011, the Company conducted a due diligence session with The Blackstone Group at which the Company provided The Blackstone Group with due diligence information regarding the Company. In the following weeks, the Company supplied The Blackstone Group and its advisors, in response to their requests, with additional due diligence information. During these discussions, The Blackstone Group was asked, when valuing the Company, to account for the Company’s liabilities under its existing tax receivable agreements in accordance with their terms and to assume that such tax receivable agreements would remain in place in accordance with their terms as part of any transaction. The Blackstone Group interpreted the Company’s comment to mean that the tax receivable agreements would remain outstanding with their existing terms, and The Blackstone Group did not believe there would be any changes to the obligations of the Company pursuant to the tax receivable agreements as a result of the transaction. The Blackstone Group viewed the obligations under the tax receivable agreements as liabilities, and any increase or reduction in these obligations would increase or decrease The Blackstone Group’s valuation of the Company.

On June 28, 2011, the board of directors participated in a conference call with the Company’s senior management, Morgan Stanley and Paul, Weiss during which the board of directors was updated on the status of ongoing discussions with The Blackstone Group and Party B. Following deliberations, the board of directors instructed the Company’s senior management to attempt to negotiate a higher purchase price with The Blackstone Group and obtain from The Blackstone Group drafts of its debt commitment papers. The board of directors also instructed the Company’s senior management to continue negotiations with Party B in an effort to improve Party B’s proposed terms.

On June 29, 2011, the board of directors participated in a conference call with the Company’s senior management, Morgan Stanley and Paul, Weiss to discuss further the status of ongoing discussions with The Blackstone Group and Party B.

Also, on June 29, 2011, The Blackstone Group indicated to representatives of the Company that it was willing to consider increasing its purchase price to a range of $19.00 to $19.50 per share, and that The Blackstone Group believed it would be in a position to sign a definitive agreement to acquire the Company within approximately three weeks.

In early July 2011, the board of directors discussed the potential benefit of engaging UBS as a second financial advisor, noting that, among other things, UBS’s familiarity with the Company from its prior investment banking services to the Company and knowledge of and experience in the healthcare technology industry could be helpful to the Company in connection with its evaluation of potential strategic alternatives, including a potential sale of the Company. The board of directors also considered the benefit of the range of perspectives that could be provided by having more than one financial advisor. Subsequently, at the direction of the board of directors, the Company engaged UBS as co-financial advisor to the Company, along with Morgan Stanley.

On July 1, 2011, the board of directors convened a meeting with the Company’s senior management, Morgan Stanley, Paul, Weiss and King & Spalding. At the meeting, the board of directors was updated as to The Blackstone Group’s latest communications with the Company. The board of directors was also informed that no progress had been made in negotiations with Party B with respect to the allocation of antitrust risk in a potential transaction, and that Party B was still insisting on being granted a 45-day exclusivity period as a condition to moving forward with the Company. At the end of the meeting, the board of directors instructed the Company’s senior management to continue negotiations with both The Blackstone Group and Party B.

On July 7, 2011, the board of directors convened a meeting with the Company’s senior management, Morgan Stanley, Paul, Weiss and Hogan Lovells. At the meeting, the board of directors was updated on recent discussions with Party B relating to antitrust risk allocation and Party B’s request for a 45-day exclusivity period. The board of directors was also updated on recent discussions with The Blackstone Group, The Blackstone Group’s due diligence efforts and The Blackstone Group’s financing commitments. At the end of the meeting, the board of directors instructed the Company’s senior management to (i) continue negotiations with Party B to determine if improved terms could be obtained and (ii) request a firm proposal, including price and other material terms, and draft financing commitment letters from The Blackstone Group.

On July 9, 2011, The Blackstone Group delivered drafts of its debt commitment papers to the Company. Subsequently, the Company’s senior management, Morgan Stanley, Paul, Weiss and King & Spalding reviewed these debt commitment papers and the Company responded with comments to The Blackstone Group.

On July 11, 2011, the Outside Directors met with King & Spalding to discuss the status of the discussions with The Blackstone Group and Party B.

On July 12, 2011, Paul, Weiss sent an initial draft merger agreement to Ropes & Gray LLP (“Ropes & Gray”), The Blackstone Group’s outside legal counsel.

On July 13, 2011, Mr. Lazenby spoke with a senior executive of Party B. During this conversation, the senior executive of Party B reiterated that Party B was not willing to continue doing any work in connection with a potential transaction to acquire the Company without a 45-day exclusivity period. Mr. Lazenby responded that the Company still wanted Party B to agree to divest certain assets up to a higher threshold than the one previously proposed by Party B and/or accept certain regulatory remedies to obtain antitrust clearance to acquire the Company, and that without such agreement, the Company would not entertain entering into the exclusivity agreement that Party B had proposed.

On July 15, 2011, representatives of Party B contacted representatives of the Company to discuss Party B’s request for exclusivity and were informed that the Company continued to be unwilling to grant exclusivity to Party B.

On July 18, 2011, the board of directors participated in a conference call with the Company’s senior management, Morgan Stanley and Paul, Weiss. During the call, the board of directors reviewed the progress of The Blackstone Group’s due diligence and the preparation of transaction documents for the potential sale of the Company to The Blackstone Group. The board of directors also was updated by Mr. Lazenby regarding his recent discussions with a senior executive of Party B.

On July 19, 2011, acting under the instructions of the board of directors, representatives of Morgan Stanley informed Party B’s financial advisor that the Company had received a proposal to acquire the Company from another party that the Company believed had greater certainty in terms of timing and closing than Party B’s proposal. Subsequently, a senior executive of Party B contacted Mr. Lazenby to confirm whether the Company had indeed received another proposal. Mr. Lazenby confirmed that another party had proposed to acquire the Company, and the senior executive of Party B responded that, rather than improve its purchase price and/or provide the Company with greater certainty with respect to antitrust risk allocation, Party B would cease pursuing an acquisition of the Company.

Also, on July 19, 2011, Ropes & Gray sent a revised draft of the merger agreement to Paul, Weiss. Between July 19, 2011 and July 22, 2011, Paul, Weiss and Ropes & Gray negotiated the merger agreement, and, as a result of these negotiations, the Company and The Blackstone Group agreed to terms that provided the Company with greater certainty with respect to The Blackstone Group’s debt and equity financing and provided the Company with the right to terminate the merger agreement and enter into an unsolicited superior proposal prior to the adoption of the merger agreement by the Company’s stockholders. The board of directors considered the issues negotiated by Paul, Weiss and Ropes & Gray to be material threshold issues for its consideration of a transaction with The Blackstone Group and the agreements reached on these issues to be significant concessions by The Blackstone Group.

On July 22, 2011, The Blackstone Group informed the Company that, based on the feedback of its investment committee, The Blackstone Group remained willing to pay $19.00 per share to acquire the Company, but only if the GA Equityholders and the H&F Equityholders agreed to certain concessions, including (i) a rollover by one or both of them of an amount of equity equal to approximately 50% of the H&F Equityholders’ interests in the Company and (ii) an agreement to reduce significantly the payments otherwise required to be made to their affiliates under the Investors Tax Receivable Agreements (as defined in “Special Factors—Tax Receivable Arrangements”) in accordance with the terms thereof.

Later on that same day, the board of directors participated in two conference calls with the Company’s senior management, Morgan Stanley, Paul, Weiss and, on the first call only, King & Spalding to discuss The Blackstone Group’s July 22, 2011 proposal. During these calls, Mr. Thorpe and Philip U. Hammarskjold, another director of the Company designated by Hellman & Friedman, informed the board of directors that Hellman & Friedman, speaking for the H&F Equityholders and other affiliates of Hellman & Friedman, was not interested in participating in an equity rollover in the potential transaction with The Blackstone Group and that these entities were unwilling to forgo any amount of payments to which their affiliates would otherwise be contractually entitled to receive under the Investors Tax Receivable Agreements with the Company. Mr. Korngold and Mark F. Dzialga, another director of the Company designated by General Atlantic, informed the board of directors that General Atlantic was unwilling to participate in an equity rollover and that the GA Equityholders and other affiliates of General Atlantic were likewise unwilling to forgo any payments due to them under the Investors Tax Receivable Agreements. Following the conference calls, these positions were communicated to The Blackstone Group.

Between July 23, 2011 and July 25, 2011, The Blackstone Group suggested various alternatives to its proposal of July 22, 2011. Under each of these alternatives, (i) the proposed purchase price would be reduced to an amount below $19.00 per share, (ii) the H&F Equityholders and/or the GA Equityholders would be required to roll over a smaller portion or none of their equity in the Company in connection with the proposed acquisition and (iii) the Company’s economic obligations under the Investors Tax Receivable Agreements would be terminated in consideration of a one-time payment reflecting a significant discount to the payments the affiliates of General Atlantic and Hellman & Friedman would otherwise be entitled to receive under the Investors Tax Receivable Agreements if such agreements were terminated in accordance with their terms.

On or about July 25, 2011, the board of directors understood that The Blackstone Group made two alternative proposals to the Company. Under the first alternative proposal, the board of directors had understood that The Blackstone Group would pay $18.10 per share in cash to acquire the Company and would not require the rollover of any portion of the equity in the Company. Under the second alternative proposal, the board of directors understood that The Blackstone Group would pay $18.60 per share in cash to acquire the Company, but would require the rollover of a substantial portion of the equity in the Company. In connection with either proposal, the board of directors had understood that The Blackstone Group would pay an aggregate of up to $60.0 million to affiliates of General Atlantic and Hellman & Friedman at the time of the closing of the proposed transaction to terminate the Investors Tax Receivable Agreements, which reflected a significant discount to the payment that affiliates of General Atlantic and Hellman & Friedman would otherwise have been entitled to receive under the Investors Tax Receivable Agreements if the Investors Tax Receivable Agreements were terminated in accordance with their terms at the closing of the proposed transaction.

On July 25, 2011, Messrs. Hammarskjold and Thorpe discussed The Blackstone Group’s proposals with Messrs. Dzialga and Korngold as to the requests that were specific to them. Each of them agreed that it was important to try to obtain a $19.00 per share purchase price for all of the Company’s stockholders. Mr. Hammarskjold further stated that, while it was Hellman & Friedman’s preference not to roll over any portion of the H&F Equityholders’ equity interests in the Company, Hellman & Friedman was prepared to consider a rollover of a significant portion of the H&F Equityholders’ equity interests in the Company while maintaining all of its affiliates’ rights under the Investors Tax Receivable Agreements in order to enable a $19.00 per share purchase price for all of the Company’s stockholders. A discussion thereafter ensued regarding whether General Atlantic would be willing to forgo some or all of the payments that its affiliates were entitled to receive under the Investors Tax Receivable Agreements if such action, together with the H&F Equityholders’ rollover, would result in The Blackstone Group agreeing to a $19.00 per share purchase price for all of the Company’s stockholders. After further discussions, Mr. Dzialga indicated that General Atlantic would be willing to consider such an approach depending on the amount and terms of the H&F Equityholders’ potential rollover arrangements with The Blackstone Group.

On July 26, 2011, the board of directors participated in a conference call with the Company’s senior management, Morgan Stanley, Paul, Weiss and King & Spalding. During the call, the board of directors unanimously agreed that the Company should try to obtain a $19.00 per share purchase price for all of the Company’s stockholders as part of any transaction with The Blackstone Group. On the call, Mr. Hammarskjold and Mr. Dzialga informed the board of directors that the H&F Equityholders and the GA Equityholders, respectively, had neither expected nor expressed an interest in participating in any equity rollover in the transaction with The Blackstone Group, and that Hellman & Friedman and General Atlantic had not contemplated any changes to the terms of the Investors Tax Receivable

Agreements. However, Mr. Hammarskjold informed the board of directors that Hellman & Friedman was prepared to consider a rollover of a significant portion of the H&F Equityholders’ equity interests in the Company while maintaining all of its affiliates’ rights under the Investors Tax Receivable Agreements if such action would enable a $19.00 per share purchase price for all of the Company’s stockholders. Mr. Dzialga thereafter informed the board of directors that General Atlantic was prepared to consider foregoing some or all of the payments to which its affiliates were entitled under the Investors Tax Receivable Agreements if such action would enable a $19.00 per share purchase price for all of the Company’s stockholders, subject to understanding the amount and terms of the H&F Equityholders’ potential rollover arrangements with The Blackstone Group and approval of them by the board of directors. In light of the foregoing, Mr. Hammarskjold asked the board of directors to permit Hellman & Friedman to negotiate with The Blackstone Group the terms of a rollover of a significant portion of the H&F Equityholders’ equity interests in the Company and the treatment in the proposed transaction of the Investors Tax Receivable Agreements, in each case, but only in exchange for The Blackstone Group agreeing to a $19.00 per share purchase price for all of the Company’s stockholders. Following deliberations, the board of directors agreed to permit Hellman & Friedman to attempt to negotiate such issues with The Blackstone Group in order to determine if The Blackstone Group would agree to pay $19.00 per share in cash to the Company’s stockholders, so long as all of the terms negotiated by Hellman & Friedman in respect of any equity rollover, modifications to the Investors Tax Receivable Agreements and other terms related to the proposed transaction, were fully disclosed to the board of directors.

During and immediately following the call, the Outside Directors were separately asked by Mr. Lazenby whether they would be in favor of a transaction in which The Blackstone Group paid $19.00 per share in cash to acquire the Company, and, subject to reviewing the final terms of the proposed transaction, each responded in the affirmative.

Between July 26, 2011 and August 3, 2011, the board of directors was kept apprised of developments in the negotiations of the merger agreement, including, but not limited to, agreements reached by the Company and The Blackstone Group with respect to the representations and warranties of the parties to the merger agreement, the financing covenants and related definitions in the merger agreement and the termination fee and reverse termination fee. During the same period, the board of directors was also kept apprised of developments in the negotiations of the arrangements between each of General Atlantic and Hellman & Friedman, on the one hand, and The Blackstone Group, on the other hand, including, but not limited to, the agreements by General Atlantic and Hellman & Friedman to the terms of their respective voting agreements, the negotiations between Hellman & Friedman and The Blackstone Group with respect to their interim investors agreement and related documents pursuant to which the H&F Equityholders were to effect an equity rollover, and the negotiations among General Atlantic, Hellman & Friedman and The Blackstone Group with respect to the proposed amendments to the Investors Tax Receivable Agreements.

On July 27, 2011, The Wall Street Journal published a story that The Blackstone Group was in advanced negotiations to acquire the Company. Following such publication, one of the Company’s directors was contacted by a representative of Party F, a private equity firm, to inquire about the Company’s sale process. Party F did not subsequently communicate any interest in acquiring the Company.

On July 29, 2011, the board of directors participated in a conference call with the Company’s senior management, Morgan Stanley, UBS, Paul, Weiss and King & Spalding. During the call, Messrs. Hammarskjold and Thorpe summarized for the board of directors the terms of a potential transaction that The Blackstone Group had communicated to Hellman & Friedman, which terms were: (i) The Blackstone Group would pay all of the Company’s stockholders $19.00 per share in cash, with the exception of certain shares of Emdeon common stock that the H&F Equityholders would roll over in connection with the proposed transaction, (ii) the H&F Equityholders would commit to roll over $330 million, or approximately 50%, of their equity in the Company (subject to a potential reduction of such commitment to not less than $245 million pursuant to a contemplated equity syndication of The Blackstone Group’s and Hellman & Friedman’s respective equity commitments, which syndication would be conducted by The Blackstone Group prior to closing and may include co-investors that are funds affiliated with The Blackstone Group) at the $19.00 per share purchase price (which rollover would result in the H&F Equityholders’ owning up to approximately 27.5% of the Company following the transaction), (iii) affiliates of Hellman & Friedman would retain their rights to payments under the Investors Tax Receivable Agreements, subject to certain amendments to the Investors Tax Receivable Agreements that would have the effect of potentially reducing the amounts payable to affiliates of Hellman & Friedman thereunder both (x) upon consummation of the proposed transaction and (y) upon any future change of control of the Company, and (iv) affiliates of General Atlantic would agree to transfer to affiliates of The Blackstone Group and forgo all of the payments that they were entitled to receive under the Investors Tax Receivable Agreements in respect of periods from and after the closing, which payments were estimated on a gross basis to be approximately $125 million to $169 million, payable over 15 or more years. The board of directors then discussed The Blackstone Group’s revised proposal with the Company’s senior management, Morgan Stanley, Paul, Weiss and King & Spalding. The board of directors also considered the risk that The Blackstone Group might not be able to obtain the financing necessary to acquire the Company.

During the call, the board of directors also inquired as to recent developments with Party B and was informed that Party B had indicated to Mr. Lazenby that it had become aware of the advanced discussions between the Company and The Blackstone Group as a result of The Wall Street Journal story, but did not intend to improve upon the terms that it had previously proposed to the Company. The board of directors then reviewed Party B’s proposed terms again with the Company’s senior management, Morgan Stanley, Paul, Weiss and King & Spalding, noting that all of the issues, including the issues relating to timing, value, exclusivity and allocation of antitrust risk, which the board of directors previously had considered unacceptable, remained unresolved. Based on such review and a comparison of Party B’s proposed terms with The Blackstone Group’s proposed terms, the board of directors concluded that the Company should proceed with the negotiation of a potential transaction with The Blackstone Group.

Following these discussions, Mr. Dzialga informed the board of directors that General Atlantic would be willing to support a transaction with The Blackstone Group on substantially the terms previously communicated to the board of directors, and that, notwithstanding their rights under the Investors Tax Receivables Agreements and that they had no obligation whatsoever to forgo such rights, General Atlantic would, in the context of this transaction and based on the conclusion that its concessions were necessary for The Blackstone Group to agree to a transaction at $19.00 per share, and that this transaction was the value-maximizing alternative for all of the Company’s stockholders (including the GA Equityholders), agree to transfer to affiliates of The Blackstone Group all of the payments that affiliates of General Atlantic were entitled to receive under the Investors Tax Receivable Agreements, in respect of periods from and after the closing, in order to obtain a $19.00 per share purchase price for all of the Company’s stockholders. Thereafter, the Outside Directors stated that they would be in favor of a transaction with The Blackstone Group on these terms.

Also, on July 29, 2011, a representative of Party D called Mr. Bahl to confirm that Party D was unable to pursue an acquisition of the Company due to competing priorities and Party D’s reluctance to making an acquisition of the Company’s size.

Between July 29, 2011 and August 3, 2011, the Company and Paul, Weiss continued to negotiate provisions of the merger agreement with The Blackstone Group and Ropes & Gray. Throughout this period, Paul, Weiss briefed King & Spalding on the negotiations with respect to the merger agreement and received comments from King & Spalding on the merger agreement on behalf of the Outside Directors.

On July 31, 2011, the Outside Directors participated in a conference call with King & Spalding to discuss the status of the Company’s negotiations with The Blackstone Group. During the call, the Outside Directors discussed the outstanding issues that remained unresolved in the merger agreement at that time. The Outside Directors also discussed the prospects of other bidders making a competitive proposal to acquire the Company and the process for the Company’s consideration of any competing proposal.

Also, on July 31, 2011, the board of directors participated in a conference call with the Company’s senior management, Morgan Stanley, UBS, Paul, Weiss and King & Spalding to discuss the status of the Company’s negotiations with The Blackstone Group. During the call, representatives of Paul, Weiss provided the board of directors with a summary of, and discussed with the board of directors, some of the unresolved terms in the merger agreement. Messrs. Hammarskjold and Thorpe then recused themselves from the call and the board of directors entered into a special session. The Outside Directors were again asked whether they supported the proposed transaction with The Blackstone Group. After discussion, the Outside Directors confirmed that they were in favor of the proposed transaction with The Blackstone Group. During such special session, the board of directors also was informed that neither Party B nor Party D had renewed any efforts to acquire the Company, even though there had been news reports published about the Company’s negotiations with The Blackstone Group, and that no other party expressed serious interest in the Company following such reports.

On August 3, 2011, the board of directors convened a meeting with the Company’s senior management, Morgan Stanley, UBS, Paul, Weiss and King & Spalding to consider entering into a merger agreement with The Blackstone Group. During the meeting, representatives of Paul, Weiss provided the board of directors with a review of the Company’s process for exploring strategic alternatives, describing in particular the Company’s past contacts with potential strategic and financial acquirors and the Company’s negotiations with Party B and The Blackstone Group. Representatives of Paul, Weiss also reviewed the board of directors’ fiduciary duties in the context of evaluating the proposed transaction with The Blackstone Group. Representatives of Paul, Weiss then summarized in detail the terms by which The Blackstone Group would acquire the Company in a merger, as well as the terms of certain other transactions relating to such merger involving the GA Equityholders, the H&F Equityholders and The Blackstone Group, including, but not limited to, the transfer by affiliates of General Atlantic of their rights under the Investors Tax Receivable Agreements to affiliates of The Blackstone Group (other than rights to receive certain payments of up to $2.75 million, which affiliates of General Atlantic retained) and the concession by the H&F Equityholders to roll a portion of their equity in the Company. Also at this meeting, each of Morgan Stanley and UBS separately reviewed with the board of directors its financial analysis of the $19.00 per share merger consideration and delivered to the board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion letter dated August 3, 2011, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the $19.00 per share merger consideration to be received by holders of Emdeon Class A common stock (other than excluded holders) pursuant to the merger agreement was fair, from a financial point of view, to such holders. Thereafter, Messrs. Hammarskjold and Thorpe recused themselves from the meeting, and the board of directors entered into a special session. During such special session, the Outside Directors and Messrs. Bahl, Lazenby, Dzialga and Korngold discussed the terms for the equity rollover that Hellman & Friedman had agreed to with The Blackstone Group (which rollover would result in the H&F Equityholders’ owning up to approximately 27.5% of the Company following the transaction) and the proposed amendments to the Investors Tax Receivable Agreements for affiliates of Hellman & Friedman (which amendments addressed, without limitation, certain matters with respect to a restructuring contemplated by the Investors Tax Receivable Agreements and included changes that generally would have the effect of potentially reducing the amounts payable to affiliates of Hellman & Friedman under the Investors Tax Receivable Agreements both (x) upon consummation of the transaction and (y) upon any future change of control of the Company). At the end of such special session, the Outside Directors and Messrs. Bahl, Lazenby, Dzialga and Korngold voted unanimously in favor of the merger and the merger agreement. Subsequently, Messrs. Hammarskjold and Thorpe rejoined the meeting, and the board of directors, with all of its members voting, unanimously determined that it was advisable and in the best interests of the Company and its stockholders to approve the merger with The Blackstone Group and resolved to recommend to the Company’s stockholders that they vote in favor of the merger and the adoption of the merger agreement with The Blackstone Group.

Following the meeting, the Company and The Blackstone Group entered into the merger agreement. The merger agreement was publicly announced on the morning of August 4, 2011.

Recommendation of Our Board of Directors; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger

On August 3, 2011, after careful consideration, the entire board of directors, voted unanimously to (i) approve and declare advisable the merger agreement, the merger and the transactions contemplated by the merger agreement, (ii) declare that it is fair to and in the best interests of the Company and the unaffiliated stockholders of the Company that the Company enter into the merger agreement and consummate the merger on the terms and subject to the conditions set forth in the merger agreement, (iii) direct that the adoption of the merger agreement be submitted to a vote at a meeting of the stockholders of the Company and (iv) recommend to the stockholders of the Company that they vote FOR the adoption of the merger agreement. The foregoing actions were also approved by a separate, unanimous vote of all of the directors of the Company other than those directors designated by Hellman & Friedman (the “unaffiliated directors”).

In evaluating the merger, the board of directors consulted with the Company’s senior management and outside legal and financial advisors and, in reaching its determination, the board of directors considered a number of factors that it believed supported its decision to approve and recommend the merger agreement and the merger, including, but not limited to, the following:

•

the $19.00 per share to be paid in respect of each share of Emdeon Class A common stock, which purchase price represents (i) a premium of approximately 44.2% over the closing price of Emdeon Class A common stock on Wednesday, July 26, 2011, the last trading day prior to the publication of certain news reports that The Blackstone Group was in negotiations to acquire the Company, (ii) a premium of approximately 43.0% over the average closing price of Emdeon Class A common stock for the 30 trading days ended Wednesday, July 26, 2011, and (iii) a premium of approximately 16.9% over the closing price of Emdeon Class A common stock on Wednesday, August 3, 2011, the last trading day prior to the announcement of the merger agreement on Thursday, August 4, 2011;

•

the current and historical market prices for the Emdeon Class A common stock, including those set forth in the table in the section captioned “Markets and Market Price,” which has not closed over $19.00 since the Company IPO;

•	the Emdeon Class A common stock traded as low as $9.95 during the 52 weeks prior to the announcement of the execution of the merger agreement;

•

the fact that the board of directors believed that the $19.00 per share price to be paid in respect of each share of Emdeon Class A common stock was the highest price that The Blackstone Group would be willing to pay and represented the best value reasonably available to the Company’s unaffiliated stockholders, and that (i) Hellman & Friedman’s agreement to roll over a significant portion of the H&F Equityholders’ equity interests in the Company and (ii) General Atlantic’s agreement to transfer all of their affiliates’ contractual rights to receive payments under the Investors Tax Receivable

Agreements attributable to periods after the consummation of the merger to affiliates of The Blackstone Group were necessary in order to obtain such $19.00 per share price for all of the Company’s stockholders;

•

the fact that the consideration to be paid in the proposed merger is all cash, which provides certainty of value and liquidity to the unaffiliated stockholders and allows the unaffiliated stockholders not to be exposed to the risks and uncertainties relating to the prospects of the Company (including the prospects described in management’s projections summarized under “Special Factors—Projected Financial Information” beginning on page 71);

•

the possibility that it could take a considerable period of time before, and that there could be significant uncertainty as to whether, the trading price of Emdeon Class A common stock would reach and sustain a trading price of at least equal to the per share merger consideration of $19.00, as adjusted for present value;

•

the board of directors’ belief that the merger is desirable at this time, as compared with other times in the Company’s operating history, based on its knowledge of the business, operations, management, financial condition, earnings and prospects of the Company, including, but not limited to, the prospects of the Company as a stand-alone company and the public market’s valuation of the Company as a stand-alone company, the potential challenges of achieving future organic growth of the Company, and the risk that increased competition for potential future acquisitions might further limit the Company’s growth opportunities;

•

the possible alternatives to the merger, including, but not limited to, selling the Company to another acquiror, continuing as a stand-alone company or effecting a leveraged recapitalization, which alternatives the board of directors evaluated with the assistance of the Company’s senior management and advisors and determined were likely to be less favorable to the Company’s stockholders than the merger given the potential risks and uncertainties associated with those alternatives;

•

the separate opinions and financial presentations of Morgan Stanley and UBS, dated August 3, 2011, to the board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the $19.00 per share merger consideration to be received by holders of Emdeon Class A common stock (other than excluded holders) pursuant to the merger agreement, as more fully described in the section below under the captions “Special Factors—Opinion of Morgan Stanley & Co. LLC” beginning on page 40 and “Special Factors—Opinion of UBS Securities LLC” beginning on page 49;

•	the likelihood that the merger would be completed based on, among other things (not in any relative order of importance):

¡

the board of directors’ belief that the debt and equity financing required for the merger will be obtained, given (i) the fact that Parent had obtained commitments for such debt and equity financing, (ii) the limited number and nature of the conditions to such debt and equity financing, (iii) the reputation of the financing sources and (iv) the obligation of Parent to use reasonable best efforts to obtain such debt and equity financing;

¡	the absence of a financing condition in the merger agreement;

¡	the likelihood and anticipated timing of completing the merger in light of the scope of the closing conditions;

¡	the fact that no significant antitrust or other regulatory issue exists and that the required antitrust approval is expected to be obtained;

¡	the fact that (i) Parent will be required to pay to the Company a reverse termination fee of $80.0 million or $153.0 million if the merger agreement is terminated under certain circumstances,

(ii) the Company will not need to prove damages as a condition to receiving such reverse termination fee and (iii) Sponsor has guaranteed Parent’s obligation to pay such reverse termination fee;

¡

the Company’s right to seek specific performance of Parent’s obligations under the merger agreement, including, under certain circumstances, specific performance of Parent’s obligations to cause (i) Sponsor to make the cash equity contribution to Parent pursuant to the equity commitment letter and (ii) the H&F Equityholders to make the Rollover Investment pursuant to the Rollover Letter and the interim investors agreement;

¡	the reputation of The Blackstone Group and The Blackstone Group’s ability to complete large acquisition transactions; and

¡

Sponsor’s execution of a limited guarantee in favor of the Company guaranteeing, subject to the limitations described therein, the payment of certain payment obligations that may be owed by Parent pursuant to the merger agreement, including the payment of any reverse termination fee that may become payable following termination of the merger agreement by the Company in specified circumstances, subject to an overall cap of $163.0 million.

•	the other terms of the merger agreement and the related agreements, including:

¡

the board of directors’ ability to withhold, withdraw, qualify or modify its recommendation that the Company’s stockholders vote to adopt the merger agreement, subject to certain conditions in the merger agreement;

¡

the board of directors’ ability to (i) respond to takeover proposals and (ii) terminate the merger agreement for a superior proposal prior to adoption of the merger agreement by the Company’s stockholders, in each case, subject to certain conditions in the merger agreement, including in the case of a termination of the merger agreement, the payment of a termination fee of $65.0 million by the Company;

¡

the termination fee of $65.0 million payable by the Company to Parent under certain circumstances, including as described above, in connection with a termination of the merger agreement, which the board of directors concluded was reasonable in the context of termination fees payable in comparable transactions and considering the overall terms of the merger agreement, including the per share merger consideration of $19.00;

¡

the fact that the voting agreements entered into by the GA Equityholders and H&F Equityholders with Parent will terminate automatically if (i) the merger agreement is terminated for any reason, including a termination of the merger agreement for a superior proposal prior to adoption of the merger agreement by the Company’s stockholders, or (ii) the board of directors withholds, withdraws, qualifies or modifies its recommendation in respect of the merger and the merger agreement in a manner adverse to Parent; and

¡

the availability of appraisal rights under the DGCL to the unaffiliated stockholders who comply with all of the required procedures under the DGCL, which allows such holders to seek appraisal of the fair value of their shares of Emdeon common stock as determined by the Delaware Court of Chancery.

The merger is not structured such that approval of at least a majority of the Company’s unaffiliated stockholders is required. Nevertheless, the board of directors believed that sufficient procedural safeguards were and are present to ensure the fairness of the merger and to permit the board of directors to represent effectively the interests of the Company’s unaffiliated stockholders. These procedural safeguards include, but are not limited to, the following:

•

the fact that the unaffiliated directors, in a separate vote taken at a time when the directors designated by Hellman & Friedman had recused themselves from the board of directors’ meeting, unanimously approved and declared advisable the merger agreement, the merger and the transactions contemplated by the merger agreement, and declared that it is fair to and in the best interests of the Company and the unaffiliated stockholders of the Company that the Company enter into the merger agreement and consummate the merger on the terms and subject to the conditions set forth in the merger agreement;

•	the recognition by the unaffiliated directors that they, collectively representing a majority of the board of directors, had the authority not to approve the merger or any other transaction;

•

the fact that each of the Outside Directors voted to approve and declare advisable the merger agreement, the merger and the transactions contemplated by the merger agreement, and declare that it is fair to and in the best interests of the Company and the unaffiliated stockholders of the Company that the Company enter into the merger agreement and consummate the merger on the terms and subject to the conditions set forth in the merger agreement;

•

the fact that the board of directors was advised by Morgan Stanley and UBS, as financial advisors, and Paul, Weiss, as legal advisor, each an internationally recognized firm selected by the board of directors;

•	the fact that the Outside Directors were separately advised by King & Spalding, as legal advisor, an internationally recognized firm selected by the Outside Directors;

•

the fact that the Outside Directors met separately with King & Spalding during the course of negotiations with The Blackstone Group to review the Company’s process for considering the proposed merger and the proposed agreements among affiliates of The Blackstone Group, the GA Equityholders and the H&F Equityholders regarding modifications to the Investors Tax Receivable Agreements;

•

the significant concessions made by the affiliates of GA Equityholders, collectively the largest stockholders of the Company, to transfer to affiliates of The Blackstone Group and forgo contractual payments of considerable value that their affiliates were entitled to under the Investors Tax Receivable Agreements in order to secure the per share merger consideration of $19.00 for all of the Company’s stockholders; and

•

the significant concessions made by affiliates of the H&F Equityholders regarding modifications to the Investors Tax Receivable Agreements and by the H&F Equityholders to roll over approximately 50% of their equity interests in the Company, in each case, to secure the per share merger consideration of $19.00 for all of the Company’s stockholders.

In the course of its deliberations, the board of directors also considered a variety of risks and other countervailing factors related to the merger agreement and the merger, including, but not limited to, the following:

•

the risk that the merger might not be completed in a timely manner or at all, including the risk that the merger might not be completed because the financing contemplated by the acquisition financing commitments, described under the caption “Special Factors—Financing of the Merger” beginning on page 75, is not obtained, as Parent does not on its own possess sufficient funds to complete the merger;

•	the risk that all of the conditions to the parties’ obligations to effect the merger will not be satisfied prior to the termination date set forth in the merger agreement;

•

the fact that the Company’s unaffiliated stockholders will not have any equity in the surviving company following the merger, meaning that the Company’s unaffiliated stockholders will cease to participate in the Company’s future earnings or growth, or to benefit from any increases in the value of the equity in the Company;

•

the restrictions on the conduct of the Company’s business prior to the completion of the merger, which may delay or prevent the Company from pursuing business opportunities that may arise or taking any other action it would otherwise take with respect to its business operations;

•	the risk that, while the closing of the merger is pending, there could be disruptive effects on the business, customer relationships and employees of the Company;

•

the fact that the Company could be required to pay a termination fee of $65.0 million if the merger agreement was terminated under certain circumstances, including, but not limited to, a termination of the merger agreement by Parent after the board of directors had withheld, withdrawn, qualified or modified its recommendation in respect of the merger and the merger agreement in a manner adverse to Parent;

•

the possibility that the termination fee of $65.0 million payable by the Company upon the termination of the merger agreement under certain circumstances could discourage potential acquirors from making a competing bid to acquire the Company;

•

the fact that the Company will be required, if the proposed merger is not completed, to pay its own expenses associated with the merger agreement, the merger and the other transactions contemplated by the merger agreement;

•

the fact that (i) Parent and Merger Sub are newly formed corporations with essentially no assets other than the equity commitments of Sponsor and the rollover commitments of the H&F Equityholders, (ii) the Company’s remedy in the event of breach of the merger agreement by Parent or Merger Sub could be limited to receipt of the reverse termination fee of $80.0 million or $153.0 million, as applicable, and (iii) under certain circumstances, the Company would not be entitled to any reverse termination fee if the merger agreement was terminated;

•

the fact that there are voting agreements pursuant to which the GA Equityholders and the H&F Equityholders have agreed to vote shares of Emdeon common stock representing approximately 72% of the outstanding shares of Emdeon common stock;

•	the fact that an all cash transaction would be taxable to the Company’s stockholders that are U.S. holders for U.S. federal income tax purposes; and

•

the fact that (i) certain of our directors and executive officers and (ii) the GA Equityholders and the H&F Equityholders have interests in the transaction that are different from, or in addition to, those of our unaffiliated stockholders; see the section captioned “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 82 and “Special Factors—Tax Receivable Arrangements” beginning on page 88.

In evaluating the merger and in reaching its determination as to the fairness of the transactions contemplated by the merger agreement, the board of directors considered the factors set forth above, including an evaluation of the going concern value of the Company.

The board of directors adopted the analyses and conclusions of Morgan Stanley and UBS, among other factors considered, in reaching its determination as to the fairness of the proposed merger. The board of directors also noted that the opinions of Morgan Stanley and UBS related to the merger consideration to be received by unaffiliated stockholders of the Company as well as potentially certain affiliated stockholders of the Company, including certain directors of the Company and members of the Company’s senior management. The fact that the opinions of Morgan Stanley and UBS also related to the merger consideration to be received by potentially certain affiliated stockholders of the Company did not affect the fairness determination of the board of directors with respect to the unaffiliated stockholders of the Company because all such persons are entitled to receive the same merger consideration.

In reviewing Morgan Stanley’s hypothetical leveraged buyout analysis, which is summarized under “Special Factors—Opinion of Morgan Stanley & Co. LLC—Illustrative Leveraged Buyout Analysis” beginning on page 45, the board of directors noted that Morgan Stanley assumed an exit date of December 31, 2015 and understood implicitly that variations in financial assumptions and methodologies used by Morgan Stanley, including such exit date, could have impacted the results of Morgan Stanley’s analysis. The board of directors did not consider whether using a different exit date would have materially impacted Morgan Stanley’s hypothetical leveraged buyout analysis because that review had not been undertaken. Also, in reviewing the proposed merger, the board of directors noted the implied multiples for the Company based on the $19.00 per share merger consideration relative to multiples and multiple ranges for other companies set forth in the Selected Public Company Analysis and the Selected Transactions Analysis performed by UBS, which is summarized under “Special Factors—Opinion of UBS Securities LLC—Emdeon Financial Analysis” beginning on page 51. Such information was considered by the board of directors in its review, but was not specifically discussed by the board of directors at its meeting on August 3, 2011 because the board of directors, from time to time, previously had discussed the lower trading multiples of the Company as compared to its public market peers, which was primarily attributed to the broad and complex nature of the Company’s offerings and the resulting potential challenges in achieving future organic growth.

The board of directors did not consider liquidation value as a factor because it considers the Company to be a viable going concern business and the trading history of the Emdeon Class A common stock to generally be an indication of its value as such. In addition, due to the fact that the Company is being sold as a going concern, the board of directors did not consider the liquidation value of the Company relevant to a determination as to whether the proposed merger is fair to the Company’s unaffiliated stockholders as the board of directors believed the value of the Company’s assets that might be realized in a liquidation would be significantly less than its going concern value. Further, the board of directors did not consider net book value a material indicator of the value of the Company because it believed that net book value reflects historical costs and not the value of the Company as a going concern. The Company’s net book value per diluted share was $8.91 as of June 30, 2011, which is substantially below the per share merger consideration.

The foregoing discussion of the factors considered by the board of directors is not intended to be exhaustive, but rather includes the principal factors considered by the board of directors. The board of directors and, separately, the unaffiliated directors, collectively reached the conclusion to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement in light of the various factors described above and other factors that the members of the board of directors believed were appropriate. The board of directors was aware that relationships existed between each of Morgan Stanley and UBS, on the one hand, and The Blackstone Group and the Company, on the other hand. In view of the wide variety of factors considered by the board of directors in connection with its evaluation of the proposed merger and the complexity of these matters, the board of directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the board of directors. Rather, the board of directors made its recommendation based on the totality of information that it reviewed and the investigation that it conducted. In considering the factors discussed above, individual members of the board of directors may have given different weights to different factors. In light of the procedural protections described above, and given the unaffiliated directors’ majority status and the engagement of King & Spalding by the Outside Directors, the board of directors did not consider it necessary to retain an unaffiliated representative to act solely on behalf of the Company’s unaffiliated stockholders for purposes of negotiating the terms of the merger agreement or preparing a report concerning the fairness of the merger agreement and the merger, nor did the board of directors consider it necessary to make any provision to grant unaffiliated stockholders access to the Company’s corporate files or to obtain counsel or appraisal services for unaffiliated stockholders.

In connection with the consummation of the merger, certain of the Company’s directors may receive benefits and compensation that may differ from the per share merger consideration you would receive. See “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 82.

Our Board of Directors recommends that the stockholders of the Company vote “FOR” the adoption of the merger agreement.

Opinion of Morgan Stanley & Co. LLC

Morgan Stanley was retained by the board of directors to act as its financial advisor in connection with the proposed merger. The board of directors selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the business and affairs of the Company. On August 3, 2011, Morgan Stanley rendered its oral opinion, which was confirmed in writing, to the board of directors that, as of that date, and based upon and subject to the assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its opinion, the $19.00 per share merger consideration to be received by the holders of Emdeon Class A common stock (other than excluded holders) pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of Morgan Stanley’s written opinion to the board of directors, dated August 3, 2011, is attached as Appendix C to this Proxy Statement. Holders of Emdeon common stock should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Morgan Stanley in rendering the opinion. This summary is qualified in its entirety by reference to the full text of such opinion. Morgan Stanley’s opinion is directed to the board of directors and addressed only the fairness from a financial point of view of the consideration to be received by holders of Emdeon Class A common stock (other than excluded holders) pursuant to the merger agreement as of the date of the opinion and did not address any other aspects of the merger. The opinion does not constitute a recommendation to any stockholder of the Company on how to vote at any stockholders’ meeting to be held in connection with the merger or take any other action with respect to the proposed merger.

In arriving at its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of the Company;

•	reviewed certain internal financial statements and other financial and operating data concerning the Company;

•	reviewed certain financial projections prepared by the Company’s management;

•	discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

•	reviewed the reported prices and trading activity for Emdeon Class A common stock;

•

compared the financial performance of the Company and the prices and trading activity of Emdeon Class A common stock with that of certain other publicly-traded companies comparable with the Company, and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in certain discussions and negotiations among representatives of the Company and The Blackstone Group and certain parties and their financial and legal advisors;

•

reviewed the merger agreement, the draft equity commitment letter from Sponsor substantially in the form of the equity commitment letter dated August 3, 2011 and the draft debt commitment letter from certain lenders substantially in the form of the debt commitment letter dated August 3, 2011 (such equity and debt commitment letters referred to as, the “commitment letters”), and certain related documents; and

•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by the Company, and formed a substantial basis for its opinion. With respect to the financial projections, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management of the future financial performance of the Company. In addition, Morgan Stanley assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that (i) except as otherwise provided in connection with the Rollover Investment, all EBS Units that are not held by the Company and corresponding shares of Emdeon Class B common stock would be exchanged, in accordance with the provisions of the operating agreement of EBS Master, into shares of Emdeon Class A common stock on a one-for-one basis prior to the closing of the merger and (ii) Parent would obtain financing in accordance with the terms set forth in the commitment letters. Morgan Stanley also assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger.

For the avoidance of doubt, Morgan Stanley also expressed no opinion as to the relative fairness of any portion of the consideration to holders of any series of common or other equity securities of the Company or of EBS Master. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no view on, and its opinion did not address, any term or aspect of the merger agreement or the merger (other than the $19.00 per share merger consideration to the extent expressly specified in its opinion), any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into in connection with the merger or any matters relating to EBS Units that are not held by the Company and corresponding shares of Emdeon Class B common stock, including, without limitation, any aspect or implication of the Rollover Investment, the consideration payable for EBS Units pursuant to the Rollover Investment or tax receivable agreements or arrangements relating to EBS Units. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the merger consideration to be received by the holders of shares of Emdeon Class A common stock in the merger. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the Company, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of its opinion. Events occurring after the date of its opinion may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice.

The following is a summary of the material financial analyses performed by Morgan Stanley in connection with preparation of its opinion to the board of directors. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion. For purposes of its financial analyses, Morgan Stanley relied on two sets of projections with the Company’s authorization: a case based on consensus Wall Street research analyst estimates, referred to as the street case, and a case based on projections from the Company’s management, referred to as the management case. The management case projections utilized by Morgan Stanley in connection with its financial analyses are summarized under the caption “Special Factors—Projected Financial Information” beginning on page 71.

The Company’s Trading Range

Morgan Stanley reviewed the historical trading range of Emdeon Class A common stock for various periods ended August 2, 2011. Morgan Stanley noted that, as of August 2, 2011, the closing price of Emdeon Class A common stock was $14.99 per share and that, for the last 12 months ended July 26, 2011 (the last trading day prior to publication of certain news reports that The Blackstone Group was in negotiations to acquire the Company), the high and low closing prices for Emdeon Class A common stock was approximately $17.00 and $10.00 per share, respectively.

Equity Research Share Price Targets

Morgan Stanley reviewed stock price targets for Emdeon Class A common stock prepared and published by equity research analysts. These targets reflect each analyst’s estimate of the future public market trading price of Emdeon Class A common stock and were not discounted to present value. Morgan Stanley noted a range of undiscounted stock price targets for Emdeon Class A common stock as of July 26, 2011 of approximately $11.00 to $21.00 per share. In order to better compare the published stock price targets with the merger consideration, Morgan Stanley discounted such stock price targets to present value (as of August 2, 2011) by applying for an illustrative one-year discount period a discount rate of 10.0%, which was selected based on Morgan Stanley’s professional judgment and taking into consideration, among other things, the Company’s assumed cost of equity calculated utilizing a capital asset pricing model, which is a financial valuation method that takes into account both returns in equity markets generally and volatility in a company’s common stock. This calculation indicated a range of stock price targets for Emdeon Class A common stock of approximately $10.00 to $19.00 per share. The public market trading price targets published by securities research analysts do not necessarily reflect current market trading prices for the Emdeon Class A common stock and these estimates are subject to uncertainties, including the future financial performance of the Company and future financial market conditions.

Selected Public Market Trading Multiples Analysis

Morgan Stanley reviewed and compared, using publicly available information, certain current and historical financial information for the Company corresponding to current and historical financial information, ratios and public market multiples for other companies that share similar business characteristics with the Company. The following list sets forth the selected companies that were reviewed in connection with this analysis, including four revenue cycle management companies, four clinical companies and two pharmacy benefit managers in the healthcare services industry and four payment processing companies:

Revenue Cycle Management Companies	Clinical Companies	Pharmacy Benefit Managers	Payment Processing Companies

• Accretive Health, Inc.	• Allscripts Healthcare Solutions, Inc.	• Express Scripts, Inc.	• Automatic Data Processing, Inc.

• athenahealth, Inc.	• Cerner Corporation	• Medco Health Solutions, Inc.	• MasterCard Incorporated

• HMS Holdings Corp.	• Computer Programs and Systems, Inc.		• Solera Holdings, Inc.

• MedAssets, Inc.	• Quality Systems, Inc.		• Visa Inc.

Morgan Stanley reviewed the following statistics for comparative purposes:

•

the ratio of the aggregate value, defined as market capitalization plus total debt and minority interest less cash and cash equivalents, to calendar year 2011 estimated earnings before interest, income taxes, depreciation and amortization, referred to as EBITDA;

•	the ratio of aggregate value to calendar year 2011 EBITDA to the projected annual EBITDA growth rate between calendar years 2011 and 2013, referred to as growth-adjusted EBITDA; and

•	the ratio of stock price to calendar year 2011 estimated earnings per share, referred to as EPS.

The following table sets forth the 2011 estimated EBITDA, growth-adjusted EBITDA and EPS trading multiples observed for each selected company that were reviewed by Morgan Stanley for purposes of its analyses as well as certain other informational data, including closing share prices, implied equity and aggregate values and EBITDA growth rates between calendar years 2011 and 2013 for the selected companies, in each case based on publicly available research analysts’ estimates and public filings (references in the table below to “NA” indicate that such information was not publicly available):

	Closing Share Price (8/2/11)	Equity Value	Aggregate Value	Aggregate Value as Multiple of 2011 EBITDA	2011- 2013 EBITDA Growth Rate	Aggregate Value as Multiple of 2011 Growth- Adjusted EBITDA	Closing Stock Price as Multiple of 2011 EPS
		(in millions)	(in millions)
Revenue Cycle Management Companies
Accretive Health, Inc.	$30.14	$3,202	$3,083	38.1x	49.5%	0.77x	68.3x
athenahealth, Inc.	$59.43	$2,184	$2,079	31.3x	29.7%	1.06x	70.6x
HMS Holdings Corp.	$71.99	$2,120	$2,002	18.2x	20.0%	0.91x	40.7x
MedAssets, Inc.	$12.29	$736	$1,646	8.6x	15.3%	0.56x	12.8x

Clinical Companies
Allscripts Healthcare Solutions, Inc.	$16.74	$3,184	$3,487	8.9x	13.6%	0.65x	18.6x
Cerner Corporation	$64.44	$11,109	$10,542	15.5x	17.2%	0.90x	35.2x
Computer Programs and Systems, Inc.	$72.00	$797	$772	18.4x	11.9%	1.55x	30.1x
Quality Systems, Inc.	$88.50	$2,612	$2,487	18.3x	21.5%	0.85x	33.3x

Pharmacy Benefit Managers
Express Scripts, Inc.	$52.54	$28,092	$29,820	10.5x	13.0%	0.81x	16.5x
Medco Health Solutions, Inc.	$55.78	$22,712	$27,569	8.7x	7.7%	1.13x	13.6x

Payment Processing Companies
Automatic Data Processing, Inc.	$49.60	$25,092	$23,374	10.8x	8.8%	NA	18.8x
MasterCard Incorporated	$298.49	$38,162	$34,141	9.9x	13.4%	0.74x	17.5x
Solera Holdings, Inc.	$55.34	$3,948	$4,677	14.3x	NA	NA	21.0x
Visa Inc.	$83.56	$69,692	$66,016	11.1x	13.5%	0.82x	16.2x

Based on its professional judgment and taking into consideration, among other things, the observed multiples for the selected companies, Morgan Stanley applied representative ranges of financial multiples of 2011 estimated EBITDA of 8.5x to 11.0x, 2011 estimated growth-adjusted EBITDA of 0.85x to 1.10x and 2011 estimated EPS of 15.0x to 20.0x derived from the selected companies to the Company’s 2011 estimated Adjusted EBITDA, growth-adjusted EBITDA and adjusted EPS, respectively, based on the street case, which case was utilized for purposes of this analysis given that the financial data for the selected companies also were based on publicly available research analysts’ estimates and public filings. Adjusted EBITDA refers to EBITDA excluding non-recurring items and stock-based compensation expense and adjusted EPS refers to EPS excluding non-recurring items, non-cash interest expense, transaction-related amortization and stock-based compensation expense. The following table reflects the resulting approximate per share equity value reference ranges for Emdeon Class A common stock implied by this analysis, as compared to the per share merger consideration:

Implied Per Share Equity Value Reference Ranges			Per Share Merger Consideration
2011E Adjusted EBITDA	2011E Growth- Adjusted EBITDA	2011E Adjusted EPS
$14.00 - $21.00	$11.00 - $17.00	$15.00 - $20.00	$19.00

No company utilized in this analysis is identical to the Company. In evaluating the selected companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the business of the Company and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of the Company or the industry or in the financial markets in general, which could affect the public trading value of the companies selected for comparison. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using selected company data.

Selected Precedent Transactions and Premiums Paid Analyses

Morgan Stanley reviewed the purchase prices paid and calculated the ratio of aggregate value to next 12 months, or NTM, estimated EBITDA as reflected in the table below (references in the table below to “NA” indicate that such information was not publicly available) based on publicly available information for the following 20 selected transactions in the healthcare information technology and processing or information services sectors with transaction values of greater than $1 billion:

Selected Healthcare IT Precedent Transactions
Acquiror	Target	Announcement Date	Aggregate Value	NTM EBITDA Multiple
			(in millions)
Ingenix, Inc.	Executive Health Resources, Inc.	08/04/10	$1,850	NA
Allscripts-Misys Healthcare Solutions, Inc.	Eclipsys Corporation	06/09/10	$1,177	12.1x
Dell Inc.	Perot Systems Corporation	09/21/09	$3,703	12.0x
WebMD Health Corp.	HLTH Corporation	06/18/09	$1,334	12.7x
Misys Plc	Allscripts Healthcare Solutions, Inc.	03/18/08	$1,169	14.1x
McKesson Corporation	Per-Se Technologies, Inc.	11/06/06	$1,649	10.5x
General Electric Company	IDX Systems Corporation	09/29/05	$1,269	NA

Selected Processing / Information Services Precedent Transactions
Acquiror	Target	Announcement Date	Aggregate Value	NTM EBITDA Multiple
			(in millions)
Altegrity, Inc.	Kroll Inc.	06/07/10	$1,130	7.8x
MSCI Inc.	RiskMetrics Group, Inc.	03/01/10	$1,659	13.9x
The First American Corporation	First Advantage Corporation	06/26/09	$1,132	6.8x
Fidelity National Information Services, Inc.	Metavante Technologies, Inc.	04/01/09	$4,467	8.7x
Reed Elsevier Group plc	ChoicePoint, Inc.	02/20/08	$4,147	12.8x
Fiserv, Inc.	CheckFree Corporation	08/02/07	$4,395	12.4x
Fidelity National Information Services, Inc.	eFunds Corporation	06/26/07	$1,777	11.8x
The Thomson Corporation	Reuters Group plc	05/15/07	$19,017	18.7x
Equifax Inc.	TALX Corporation	02/14/07	$1,400	12.9x
M & F Worldwide Corp.	John H. Harland Company	12/20/06	$1,687	7.5x
Fidelity National Information Services, Inc.	Certegy Inc.	09/15/05	$2,464	NA
Bank of America Corporation	National Processing, Inc.	07/13/04	$1,137	NA
Marsh & McLennan Companies, Inc.	Kroll Inc.	05/18/04	$1,715	11.4x

Based on its professional judgment and taking into consideration, among other things, the observed multiples for the selected transactions, Morgan Stanley applied a representative range of financial multiples of NTM estimated EBITDA of 8.0x to 12.5x derived from the selected transactions to the Company’s NTM estimated Adjusted EBITDA (as of June 30, 2011) based on the street case, which case was utilized for purposes of this analysis given that the financial data for the selected transactions also were based on publicly available information. The following table reflects the resulting approximate per share equity value reference range for Emdeon Class A common stock implied by this analysis, as compared to the per share merger consideration:

Implied Per Share Equity Value Reference Range	Per Share Merger Consideration
$14.00 - $25.00	$19.00

Morgan Stanley also reviewed the premiums paid in acquisition transactions announced from 1990 to June 30, 2011 with transaction values of greater than $1 billion involving U.S.-based public target companies. Morgan Stanley reviewed the premiums paid annually during such period based on the overall mean of the premiums paid to the target company’s closing stock price four weeks prior to the announcement date for each relevant transaction. In certain cases, the premium was based on the target company’s unaffected closing stock price if there was information or speculation in the public domain regarding a transaction prior to the formal announcement date. The annual mean premium ranges observed were approximately 27% to 64% for all-cash transactions (with a 21-year average of approximately 38%), approximately 17% to 49% for all-stock transactions (with a 21-year average of approximately 32%) and approximately 27% to 45% for all transactions, excluding outliers (with a 21-year average of approximately 36%). Based on its professional judgment and taking into consideration, among other things, the observed premiums, Morgan Stanley applied a selected premium range of 30% to 50% derived from such transactions to the unaffected closing stock price of Emdeon Class A common stock on July 26, 2011 of $13.18 per share. The following table reflects the resulting approximate per share equity value reference range for Emdeon Class A common stock implied by this analysis, as compared to the per share merger consideration:

Implied Per Share Equity Value Reference Range	Per Share Merger Consideration
$17.00 - $20.00	$19.00

No company or transaction utilized in these analyses is identical to the Company or the merger. In evaluating the selected precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the business of the Company or the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of the Company or the industry or in the financial markets in general, which could affect the public trading value of the companies and the value of the transactions selected for comparison. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using selected transaction data.

Illustrative Leveraged Buyout Analysis

Morgan Stanley performed a hypothetical leveraged buyout analysis to determine the prices at which a financial sponsor might effect a leveraged buyout of the Company. Morgan Stanley assumed a transaction date of September 30, 2011 and a ratio of total debt to last 12 months Adjusted EBITDA at the transaction date of 6.5x, which multiple was selected based on Morgan Stanley’s professional judgment and taking into consideration, among other things, the Company’s potential debt capacity and the corresponding financial ratio implied in the merger. In order to approximate the three to five year investment period commonly expected by a financial sponsor, Morgan Stanley assumed a subsequent exit transaction by the financial sponsor on December 31, 2015 with a valuation of the Company realized by the financial sponsor in such subsequent exit transaction based on an aggregate value to NTM Adjusted EBITDA ratio at exit equal to the implied ratio at entry and the Company’s estimated total debt and cash and cash equivalents balances as of December 31, 2015. In preparing its analysis, Morgan Stanley relied upon the street case and management case. The implied acquisition price per share paid by the financial sponsor was based on a target range of internal rates of return for the financial sponsor of 17.5% to 25.0%, which range was selected based on Morgan Stanley’s professional judgment and taking into consideration, among other things, Morgan Stanley’s general knowledge as to targeted internal rates of return for financial sponsors in transactions similar to the merger (without reference to specific precedent transactions). The following table reflects the resulting approximate per share equity value reference ranges for Emdeon Class A common stock implied by this analysis based on both the street case and management case, as compared to the per share merger consideration:

Implied Per Share Equity Value Reference Ranges Based on:		Per Share Merger Consideration
Street Case	Management Case
$14.00 - $18.00	$15.00 - $21.00	$19.00

Discounted Cash Flow Analysis

Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of the company. Morgan Stanley calculated a range of implied equity values per share for Emdeon Class A common stock based on estimates of future cash flows for calendar years 2011 through 2015. In preparing its analysis, Morgan Stanley relied upon the street case and management case. Morgan Stanley first calculated the estimated unlevered free cash flows (which cash flows are generally calculated as Adjusted EBITDA less equity-based compensation expense, less taxes assuming a normalized tax rate of 39%, less capital expenditures, and less increases or plus decreases in working capital) of the Company for the period from September 30, 2011 to December 31, 2015. Morgan Stanley then calculated a terminal value for the Company by assuming a perpetuity growth rate of 2.5% to 3.0% of unlevered free cash flows, which perpetuity growth rate range was selected based on Morgan Stanley’s professional judgment and taking into consideration, among other things, the long-term growth prospects for the Company. These values were then discounted to present value as of September 30, 2011 assuming a range of discount rates of between 8.5% and 9.5%, which range was selected based on Morgan Stanley’s professional judgment and taking into consideration, among other things, a weighted average cost of capital calculation and the Company’s assumed cost of equity calculated utilizing a capital asset pricing model. Morgan Stanley also separately calculated the present value of certain of the Company’s tax assets, including income tax receivable-related payments (and, to the extent reflected in such payments, net operating loss carryforwards) and existing goodwill amortization, which was then added to the aggregate value of the Company. In calculating the present value of the Company’s tax assets, Morgan Stanley assumed a 39% tax rate and used the same range of discount rate assumptions as used to calculate the present value of the unlevered free cash flows. The total implied aggregate value ranges of the Company were calculated based on the present values of cash flows, terminal values and tax-related benefits. In order to arrive at an implied per share equity value reference range for Emdeon Class A common stock, Morgan Stanley adjusted the total implied aggregate value ranges by the Company’s estimated total debt and cash and cash equivalents as of September 30, 2011 and divided the resulting implied total equity value ranges by the Company’s diluted shares outstanding determined utilizing the treasury stock method. The following table reflects the resulting approximate per share equity value reference ranges for Emdeon Class A common stock implied by this analysis based on both the street case and management case, as compared to the per share merger consideration:

Implied Per Share Equity Value Reference Ranges Based on:		Per Share Merger Consideration
Street Case	Management Case
$16.00 - $21.00	$15.00 - $20.00	$19.00

Hypothetical Discounted Equity Value

Morgan Stanley calculated a hypothetical discounted equity value, which is designed to provide insight into an illustrative potential future price of a company’s common equity as a function of the company’s future earnings and an assumed stock price to NTM adjusted net income multiple. The resulting theoretical equity value is subsequently discounted to present value to arrive at an estimate of the company’s illustrative potential future stock price. Morgan Stanley calculated ranges of implied equity values per share for Emdeon Class A common stock as of September 30, 2011 by applying to the Company’s NTM adjusted net income as of September 30, 2012 through September 30, 2014 a selected range of multiples of 12.5x to 17.5x, which range was selected based on Morgan Stanley’s professional judgment and taking into consideration, among other things, historical and current NTM price to earnings trading multiples for the Company and the selected companies referred to above under the caption “Selected Public Market Trading Multiples Analysis”. In preparing its analysis, Morgan Stanley relied upon the street case and management case. Morgan Stanley then discounted the resulting implied equity values for the Company to September 30, 2011 by applying a discount rate of 10.0%, which was selected based on Morgan Stanley’s professional judgment and taking into consideration, among other things, the Company’s assumed cost of equity calculated utilizing a capital asset pricing model. In order to arrive at an implied per share equity value reference range for Emdeon Class A common stock, Morgan Stanley divided the total implied equity values for the Company by the Company’s diluted shares outstanding determined utilizing the treasury stock method. The following table reflects the resulting approximate per share equity value reference ranges for Emdeon Class A common stock implied by this analysis based on both the street case and management case, as compared to the per share merger consideration:

Implied Per Share Equity Value Reference Ranges Based on:		Per Share Merger Consideration
Street Case	Management Case
$14.00 - $20.00	$15.00 - $20.00	$19.00

Morgan Stanley also evaluated a dividend recapitalization case in which it assumed that the Company issued incremental debt such that the ratio of debt to last 12 months Adjusted EBITDA as of September 30, 2011 was 4.5x and that the proceeds from the debt issuance were distributed as a dividend to stockholders and grown at an assumed cost of equity of 10.0%. The following table reflects the resulting approximate per share equity value reference ranges for Emdeon Class A common stock implied by this analysis based on both the street case and management case, as compared to the per share merger consideration:

Implied Per Share Equity Value Reference Ranges Based on:		Per Share Merger Consideration
Street Case	Management Case
$16.00 - $21.00	$16.00 - $21.00	$19.00

General

Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of the Company. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters. Many of these assumptions are beyond the control of the Company and variations to such financial assumptions and methodologies may impact the results of Morgan Stanley’s analyses. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above in connection with its opinion to the board of directors as to the fairness from a financial point of view of the $19.00 per share merger consideration to be received by the holders of shares of Emdeon Class A common stock (other than excluded holders) pursuant to the merger agreement. These analyses do not purport to be appraisals or to reflect prices at which the Emdeon Class A common stock might actually trade.

The per share merger consideration was determined through negotiations between the Company and The Blackstone Group and was approved by the board of directors. Morgan Stanley acted as financial advisor to the board of directors during these negotiations. Morgan Stanley did not, however, recommend any specific merger consideration to the board of directors or that any specific merger consideration constituted the only appropriate consideration for the merger.

Morgan Stanley’s opinion and its presentation to the board of directors was one of many factors taken into consideration by the board of directors in its evaluation of the proposed merger. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the board of directors with respect to the merger consideration or of whether the board of directors would have been willing to recommend a different merger consideration.

The preliminary financial analyses provided by Morgan Stanley to the board of directors on April 7, 2011 and May 26, 2011 did not constitute, in either case, an opinion of, or recommendation by, Morgan Stanley with respect to a possible transaction or otherwise. The types of financial analyses performed by Morgan Stanley in connection with its preliminary presentations were generally similar to those contained in its final financial presentation to the board of directors on August 3, 2011 summarized above. However, Morgan Stanley continued to refine various aspects of its financial analyses and certain data used in, and the results of, its preliminary financial analyses may have differed from those in Morgan Stanley’s final financial presentation on August 3, 2011 given, among other factors, the different reference dates used in the presentations for public information and changes in publicly available projections and management-prepared projections relating to the Company, the terms of the merger and market, economic and other conditions. Morgan Stanley’s preliminary presentations were therefore superseded by its final financial presentation to the board of directors on August 3, 2011.

Morgan Stanley acted as financial advisor to the board of directors in connection with the merger and will receive a fee currently estimated to be approximately $14.0 million for its services, which fee is contingent upon the closing of the merger. In addition to such fee, the Company has agreed to reimburse Morgan Stanley for its expenses incurred in performing its services, including fees, disbursements and other charges of counsel. The Company also has agreed to indemnify Morgan Stanley and its affiliates, their respective officers, directors, employees and agents and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley’s engagement. In the two years prior to the date of its opinion, Morgan Stanley provided financial advisory and financing services unrelated to the proposed merger to the Company, The Blackstone Group, General Atlantic and Hellman & Friedman and/or related entities and received fees in connection with such services. Morgan Stanley and certain of its affiliates provided financial advisory or financing services to The Blackstone Group, General Atlantic and Hellman & Friedman and certain of their respective majority-owned affiliates and their affiliated investment funds’ respective majority-owned portfolio companies (other than the Company) identified by The Blackstone Group, General Atlantic or Hellman & Friedman, as applicable, for which services Morgan Stanley and such affiliates received aggregate fees during the two-year period prior to delivery of Morgan Stanley’s opinion on August 3, 2011 of approximately $31.0 million (in the case of such Blackstone entities), approximately $30.0 million (in the case of such General Atlantic entities) and approximately $7.0 million (in the case of such Hellman & Friedman entities). Parent and Merger Sub have informed the Company that, in addition to the financial advisory and financing services described above, Morgan Stanley and certain of its affiliates also provided certain other financial services to The Blackstone Group and certain of its majority-owned affiliates and its affiliated investment funds’ majority-owned portfolio companies for which Morgan Stanley and such affiliates received aggregate fees during the last two completed calendar years in excess of $25.0 million. Morgan Stanley also may seek to provide such services to The Blackstone Group, General Atlantic and Hellman & Friedman in the future and expects to receive fees for the rendering of these services.

Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Company, The Blackstone Group, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with this transaction, may have committed and may commit in the future to invest in private equity funds managed by The Blackstone Group, General Atlantic, Hellman & Friedman or any of their respective affiliates.

Opinion of UBS Securities LLC

On August 3, 2011, at a meeting of the board of directors held to evaluate the proposed merger, UBS delivered to the board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated August 3, 2011, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the $19.00 per share merger consideration to be received by holders of Emdeon Class A common stock (other than excluded holders) was fair, from a financial point of view, to such holders.

The full text of UBS’ opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. This opinion is attached as Appendix D and is incorporated into this Proxy Statement by reference. Holders of Emdeon common stock are encouraged to read UBS’ opinion carefully in its entirety. UBS’ opinion was provided for the benefit of the board of directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the $19.00 per share merger consideration from a financial point of view and did not address any other aspect of the merger. The opinion did not address the relative merits of the merger as compared to other business strategies or transactions that might be available with respect to the Company or the Company’s underlying business decision to effect the merger. The opinion does not constitute a recommendation to any stockholder as to how to vote or act with respect to the merger. The following summary of UBS’ opinion is qualified in its entirety by reference to the full text of UBS’ opinion.

In arriving at its opinion, UBS, among other things:

•	reviewed certain publicly available business and financial information relating to the Company;

•

reviewed certain internal financial information and other data relating to the Company’s business and financial prospects that were not publicly available, including financial forecasts and estimates prepared by Emdeon’s management that the board of directors directed UBS to utilize for purposes of its analysis;

•	conducted discussions with members of the Company’s senior management concerning the Company’s business and financial prospects;

•	reviewed publicly available financial and stock market data with respect to certain other companies UBS believed to be generally relevant;

•	compared the financial terms of the merger with the publicly available financial terms of certain other transactions UBS believed to be generally relevant;

•	reviewed current and historical market prices of Emdeon Class A common stock;

•	reviewed a draft dated August 3, 2011 of the merger agreement; and

•	conducted such other financial studies, analyses and investigations, and considered such other information, as UBS deemed necessary or appropriate.

In connection with its review, with the board of directors’ consent, UBS assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by UBS for the purpose of its opinion. In addition, with the board of directors’ consent, UBS did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, and was not furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, UBS assumed, at the board of directors’ direction, that such forecasts and estimates had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company’s management as to the future financial performance of the Company. UBS’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to UBS as of, the date of its opinion.

At the board of directors’ direction, UBS was not asked to, and it did not, offer any opinion as to the terms, other than the $19.00 per share merger consideration to the extent expressly specified in UBS’ opinion, of the merger agreement or related documents, the form of the merger or any matters relating to EBS Units that are not held by the Company and corresponding shares of Emdeon Class B common stock, including, without limitation, any aspect or implication of the Rollover Investment, the consideration payable for EBS Units pursuant to rollover and other arrangements entered into by affiliates of Hellman & Friedman or tax receivable agreements or arrangements relating to EBS Units. In addition, UBS expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the $19.00 per share merger consideration. In rendering its opinion, with the board of directors’ consent, UBS assumed that (i) the final executed form of the merger agreement would not differ in any material respect from the draft that UBS reviewed, (ii) the parties to the merger agreement would comply with all material terms of the merger agreement, including the Rollover Investment, and (iii) the merger would be consummated in accordance with the terms of the merger agreement without any adverse waiver or amendment of any material term or condition of the merger agreement. UBS also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any material adverse effect on the Company or the merger. In connection with its engagement, UBS was not requested to, and it did not, participate in the negotiation or structuring of the merger. UBS was not authorized to, and it did not, solicit indications of interest in a transaction with the Company from any party; however, the Company’s senior management advised UBS that indications of interest in a transaction with the Company were solicited from selected third parties by the Company and certain of its representatives and that discussions with certain of these parties were held by the Company and such representatives prior to the date of UBS’ opinion. Except as described in this summary, the Company imposed no other instructions or limitations on UBS with respect to the investigations made or the procedures followed by UBS in rendering its opinion. The issuance of UBS’ opinion was approved by an authorized committee of UBS.

In connection with rendering its opinion to the board of directors, UBS performed a variety of financial and comparative analyses which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by UBS in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected public companies analysis and the selected transactions analysis summarized below, no company or transaction used as a comparison was identical to the Company or the merger. In addition, no single data point, such as an average or median, is in itself necessarily meaningful for purposes of evaluating such analyses. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

UBS believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS’ analyses and opinion. UBS did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

The estimates of the future performance of the Company provided by the Company’s management in or underlying UBS’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, UBS considered industry performance, general business and economic conditions and other matters, many of which were beyond the Company’s control. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold or acquired.

The $19.00 per share merger consideration was determined through negotiation between the board of directors and The Blackstone Group and the decision by the Company to enter into the merger was solely that of the board of directors. UBS’ opinion and financial analyses were only one of many factors considered by the board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the board of directors or management with respect to the merger or the $19.00 per share merger consideration.

The following is a brief summary of the material financial analyses performed by UBS and reviewed with the board of directors on August 3, 2011 in connection with UBS’ opinion relating to the proposed merger. The financial analyses summarized below include information presented in tabular format. In order for UBS’ financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of UBS’ financial analyses. For purposes of its financial analyses, UBS utilized financial forecasts and estimates relating to the Company prepared by the Company’s management, which projections are summarized under the caption “Special Factors—Projected Financial Information” beginning on page 71.

Emdeon Financial Analysis

Selected Public Companies Analysis. UBS compared selected financial and stock market data of the Company with corresponding data of the following four publicly traded revenue and payment cycle management companies in the healthcare services industry:

•	Accretive Health, Inc.

•	athenahealth, Inc.

•	HMS Holdings Corp.

•	MedAssets, Inc.

UBS reviewed, among other things, the enterprise values of the selected companies, calculated as equity market value based on closing stock prices on August 2, 2011, plus debt at book value, preferred stock at liquidation value and minority interests at book value, less cash and cash equivalents, as a multiple of latest 12 months and estimated calendar years 2011 and 2012 earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, as adjusted to exclude one-time gains or losses and stock-based compensation expenses, referred to as Adjusted EBITDA. UBS also reviewed the closing stock prices of the selected companies on August 2, 2011 as a multiple of latest 12 months and estimated calendar years 2011 and 2012 earnings per share, referred to as EPS, as adjusted to exclude one-time gains or losses, transaction-related amortization, capitalized software amortization and stock-based compensation expenses, referred to as adjusted EPS. In addition, UBS reviewed latest 12 months and estimated calendar years 2011 and 2012 adjusted EPS divided by estimated long-term growth rates per Institutional Brokers’ Estimate System, referred to as PEG. The following table sets forth the Adjusted EBITDA, adjusted EPS and PEG multiples observed for the selected companies that were reviewed by UBS for purposes of its analysis as well as certain other informational data, including closing stock prices and implied market and enterprise values for the selected companies (references in the table below to “NM” indicate that such information was below 0.0x or above 50.0x):

	Accretive Health, Inc.	athenahealth, Inc.	HMS Holdings Corp.	MedAssets, Inc.
Closing Stock Price (8/2/11)	$30.14	$59.43	$71.99	$12.29
Market Value (in millions)	$3,202	$2,190	$2,120	$733
Enterprise Value (in millions)	$3,083	$2,114	$2,002	$1,633

Enterprise Value
as Multiple of Adjusted EBITDA:
Latest 12 Months	NM	32.2x	19.6x	9.2x
2011E	36.4x	30.5x	17.4x	8.8x
2012E	24.1x	23.2x	14.2x	8.0x

Closing Stock Price
as Multiple of Adjusted EPS:
Latest 12 Months	NM	NM	9.7x	14.3x
2011E	NM	NM	34.4x	12.4x
2012E	43.1x	NM	28.6x	10.4x

PEG Multiple:
Latest 12 Months	NM	NM	0.4x	0.6x
2011E	2.0x	2.1x	1.4x	0.5x
2012E	1.3x	1.6x	1.2x	0.4x

UBS then compared Adjusted EBITDA, adjusted EPS and PEG multiples derived for the selected companies with corresponding multiples implied for the Company based on closing prices of Emdeon Class A common stock on July 26, 2011 (the last trading day prior to publication of certain news reports that The Blackstone Group was in negotiations to acquire the Company) and August 2, 2011 and based on the $19.00 per share merger consideration. Financial data of the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information. The Company’s latest 12 months income statement data (as of March 31, 2011) were based on the Company’s public filings and balance sheet data (as of June 30, 2011) and other estimated financial data were based on internal estimates of the Company’s management. This analysis indicated the following implied high, mean, median and low multiples for the selected companies (implied multiples that were negative or greater than 50.0x were excluded as not meaningful), as compared to corresponding multiples implied for the Company:

	Implied Multiples for Selected Companies				Implied Multiples for the Company Based on Closing Stock Price on:		Implied Multiples for the Company Based on $19.00 Per Share Merger Consideration
	High	Mean	Median	Low	July 26, 2011	August 2, 2011

Enterprise Value as Multiple of Adjusted EBITDA:
Latest 12 Months	32.2x	20.3x	19.6x	9.2x	8.6x	9.4x	11.2x
2011E	36.4x	23.3x	24.0x	8.8x	7.8x	8.5x	10.1x
2012E	24.1x	17.3x	18.7x	8.0x	7.2x	7.8x	9.3x

Closing Stock Price as Multiple of Adjusted EPS:
Latest 12 Months	14.3x	12.0x	12.0x	9.7x	14.1x	16.0x	20.3x
2011E	34.4x	23.4x	23.4x	12.4x	12.9x	14.7x	18.6x
2012E	43.1x	27.3x	28.6x	10.4x	12.1x	13.7x	17.4x

PEG Multiple:
Latest 12 Months	0.6x	0.5x	0.5x	0.4x	1.0x	1.1x	1.4x
2011E	2.1x	1.5x	1.7x	0.5x	0.9x	1.0x	1.3x
2012E	1.6x	1.1x	1.3x	0.4x	0.8x	1.0x	1.2x

Selected Transactions Analysis. UBS reviewed financial data of the following eight selected transactions involving companies operating principally in revenue and payment cycle management for the healthcare services industry:

Announcement Date	Acquiror	Target
• 09/14/10	• MedAssets, Inc.	• The Broadlane Group
• 09/07/10	• Emdeon	• Chamberlin Edmonds & Associates, Inc.
• 11/05/09	• TPG Capital, L.P./Canada Pension Plan Investment Board	• IMS Health Incorporated
• 04/29/08	• MedAssets, Inc.	• Accuro Healthcare Solutions, Inc.
• 04/11/08	• Apax Partners, L.P.	• The TriZetto Group, Inc.
• 02/08/08	• General Atlantic and Hellman & Friedman	• Emdeon Business Services
• 11/06/06	• McKesson Corporation	• Per-Se Technologies, Inc.
• 09/26/06	• General Atlantic	• Emdeon Business Services (52% equity interest)

UBS reviewed, among other things, transaction values in the selected transactions calculated as the purchase price paid for the target company’s equity, plus debt at book value, preferred stock at liquidation value and minority interests at book value, less cash and cash equivalents, as multiples of, to the extent publicly available, latest 12 months and estimated one-year and two-year forward sales and Adjusted EBITDA. UBS also reviewed purchase prices paid for the target company’s equity in the selected transactions as a multiple of, to the extent publicly available, latest 12 months and estimated one-year and two-year forward net income as adjusted to exclude one-time gains or losses, transaction-related amortization, capitalized software amortization and stock-based compensation expenses, referred to as adjusted net income. The following table sets forth the sales, Adjusted EBITDA and adjusted net income multiples observed for the selected transactions that were reviewed by UBS for purposes of its analysis as well as certain other informational data, including implied market and enterprise values for the selected transactions (references in the table below to “NM” indicate that such information was below 0.0x or above 50.0x and “NA” indicate that such information was not publicly available):

Acquiror/Target	MedAssets, Inc./ The Broadlane Group	Emdeon/ Chamberlin Edmonds & Assoc., Inc.	TPG Capital, L.P., Canada Pension Plan Investment Board/IMS Health Incorporated	MedAssets, Inc./Accuro Healthcare Solutions, Inc.	Apax Partners, L.P./The TriZetto Group, Inc.	General Atlantic LLC and Hellman & Friedman LLC/Emdeon Business Services	McKesson Corporation/ Per-Se Technologies, Inc.	General Atlantic LLC/Emdeon Business Services (52% equity interest)
Market Value (in millions)	$850	$210	$4,027	$260	$1,364	$1,198	$1,183	$616
Enterprise Value (in millions)	$850	$260	$5,072	$353	$1,229	$2,123	$1,642	$1,541

Enterprise Value as Multiple of Sales:
Latest 12 Months	5.1x	3.0x	2.3x	5.2x	2.7x	2.6x	3.0x	2.2x
One-Year Forward	NM	NM	2.3x	NM	2.5x	NA	2.5x	NA
Two-Year Forward	NM	NM	2.3x	NM	2.3x	NA	NA	NA

Enterprise Value as Multiple of Adjusted EBITDA:
Latest 12 Months	16.9x	11.8x	8.5x	18.5x	12.7x	11.6x	14.7x	11.8x
One-Year Forward	NM	NM	8.5x	NM	10.6x	NA	11.3x	NA
Two-Year Forward	NM	NM	8.4x	NM	9.3x	NA	NA	NA

Diluted Market Value as Multiple of Adjusted Net Income
Latest 12 Months	NM	23.6x	12.1x	NM	32.7x	36.3x	NM	8.2x
One-Year Forward	NM	NM	13.5x	NM	28.7x	NA	26.2x	NA
Two-Year Forward	NM	NM	13.3x	NM	22.6x	NA	NA	NA

UBS then compared these multiples derived for the selected transactions with corresponding multiples implied for the Company based on the $19.00 per share merger consideration. Financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. The Company’s latest 12 months income statement data (as of March 31, 2011) were based on the Company’s public filings and balance sheet data (as of June 30, 2011) and other estimated financial data were based on internal estimates of the Company’s management. This analysis indicated the following implied high, mean, median and low multiples for the selected transactions (implied multiples that were negative or greater than 50.0x were excluded as not meaningful), as compared to corresponding multiples implied for the Company:

	Implied Multiples for Selected Transactions				Implied Multiples for the Company Based on $19.00 Per Share Merger Consideration
	High	Mean	Median	Low

Enterprise Value as Multiple of Sales:
Latest 12 Months	5.2x	2.9x	2.7x	1.4x	3.0x
One-Year Forward	2.5x	2.2x	2.5x	1.7x	2.7x
Two-Year Forward	2.3x	2.0x	2.3x	1.5x	2.5x

Enterprise Value as Multiple of Adjusted EBITDA:
Latest 12 Months	18.5x	13.3x	12.3x	8.5x	11.2x
One-Year Forward	11.3x	10.1x	10.6x	8.5x	10.1x
Two-Year Forward	9.3x	8.9x	8.9x	8.3x	9.3x

Diluted Market Value as Multiple of Adjusted Net Income:
Latest 12 Months	36.3x	22.6x	23.6x	8.2x	20.3x
One-Year Forward	28.7x	22.8x	26.2x	13.5x	18.6x
Two-Year Forward	22.6x	18.0x	18.0x	13.3x	17.4x

Discounted Cash Flow Analysis. UBS performed a discounted cash flow analysis of the Company utilizing financial forecasts and estimates relating to the Company prepared by the Company’s management. UBS calculated a range of implied present values (as of July 31, 2011) of (i) the standalone unlevered, after-tax free cash flows (which cash flows are generally calculated as Adjusted EBITDA less equity-based compensation expense, less depreciation and amortization, less taxes assuming a normalized tax rate of 39%, plus certain cash savings from tax receivable agreements, plus depreciation and amortization, less capital expenditures and less increases or plus decreases in working capital) that the Company was forecasted to generate from August 1, 2011 through the fiscal year ending December 31, 2015, (ii) terminal values for the Company based on the Company’s estimated Adjusted EBITDA for the fiscal year ending December 31, 2016 and (iii) the Company’s estimated net operating loss carryforwards as of March 31, 2011 expected by the Company’s management to be utilized by the Company to reduce future federal income taxes payable by the Company. Implied terminal values were derived by applying to the Company’s estimated Adjusted EBITDA for the fiscal year ending December 31, 2016 a range of Adjusted EBITDA terminal value multiples of 7.5x to 8.5x, which range was selected based on UBS’ professional judgment and taking into consideration, among other things, EBITDA trading multiples for the Company and the selected companies referred to above under the caption “Selected Companies Analysis.” Present values of cash flows, terminal values and net operating loss carryforwards were calculated using discount rates ranging from 9.5% to 10.5%, which range was selected based on UBS’ professional judgment and taking into consideration, among other things, a weighted average cost of capital calculation. The total implied enterprise value ranges for the Company were calculated based on the present values of cash flows and terminal values. In order to arrive at an implied per share equity value reference range for Emdeon Class A common stock, UBS adjusted the total implied enterprise value ranges by the Company’s estimated total debt and cash and cash equivalents as of June 30, 2011 and the present value of the Company’s net operating loss carryforwards and divided the resulting implied total equity value ranges by the Company’s diluted shares outstanding determined utilizing the treasury stock method. The discounted cash flow analysis resulted in a range of implied present values of approximately $17.25 to $20.45 per outstanding share of Emdeon Class A common stock, as compared to the $19.00 per share merger consideration.

Miscellaneous

Under the terms of UBS’ engagement, the Company has agreed to pay UBS for its financial advisory services in connection with the merger an aggregate fee currently estimated to be approximately $4.2 million, a portion of which was payable in connection with UBS’ opinion and approximately $3.2 million of which is contingent upon consummation of the merger. In addition, the Company has agreed to reimburse UBS for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify UBS and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement.

In the past, UBS and its affiliates have provided services unrelated to the proposed merger to the Company, The Blackstone Group, General Atlantic and Hellman & Friedman, for which UBS and its affiliates received compensation, including, during the past two years, having acted as (i) joint book-running manager for the Company IPO and (ii) financial advisor in connection with certain acquisition or disposition transactions, and in various capacities in connection with certain financings, undertaken by The Blackstone Group, General Atlantic and Hellman & Friedman through various entities. Affiliates of UBS also have been and/or currently are participants in credit facilities of various The Blackstone Group, General Atlantic and Hellman & Friedman entities, for which such affiliates of UBS received and continue to receive fees and interest payments. UBS and certain of its affiliates provided financial advisory or financing services to The Blackstone Group, General Atlantic and Hellman & Friedman and certain of their respective majority-owned affiliates and their affiliated investment funds’ respective majority-owned portfolio companies (other than the Company) identified by The Blackstone Group, General Atlantic or Hellman & Friedman, as applicable, for which services UBS and such affiliates received aggregate fees during the period from January 1, 2009 through the delivery of UBS’ opinion on August 3, 2011 of approximately $25.0 million (in the case of such Blackstone entities), approximately $7.0 million (in the case of such General Atlantic entities) and approximately $17.0 million (in the case of such Hellman & Friedman entities). In addition, UBS and its affiliates currently are invested in certain investment funds of The Blackstone Group unrelated to the proposed merger. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of the Company, The Blackstone Group and certain affiliates of The Blackstone Group, General Atlantic and Hellman & Friedman and, accordingly, may at any time hold a long or short position in such securities.

The Company selected UBS as its financial advisor in connection with the merger because UBS is an internationally recognized investment banking firm with substantial experience in similar transactions and because of UBS’ familiarity with the Company and its business. UBS is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

Purposes and Reasons of the Company for the Merger

The Company’s purpose for engaging in the merger is to enable its stockholders to receive $19.00 per share of Emdeon Class A common stock, which represents (i) a premium of approximately 43.0% over the Company’s average closing stock price for the 30 trading days ended Wednesday, July 26, 2011, (ii) a premium of approximately 44.2% over the Company’s closing stock price on Wednesday, July 26, 2011, the last trading day prior to the publication of certain news reports that The Blackstone Group was in negotiations to acquire the Company and (iii) a premium of approximately 16.9% over the Company’s closing stock price on Wednesday, August 3, 2011, the last trading day prior to the announcement of the merger agreement on Thursday, August 4, 2011. The Company has determined to undertake the merger, which is a “going private” transaction, at this time based on the conclusions, determinations and reasons of the board of directors described in detail above under

“Special Factors—Background of the Merger” beginning on page 20 and “Special Factors—Recommendation of Our Board of Directors; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger” beginning on page 34, which included the board of directors’ consideration of the prospects of the Company as a stand-alone company and the public market’s valuation of the Company as a stand-alone company, the potential challenges of achieving future organic growth of the Company and the risk that increased competition for potential future acquisitions might further limit the Company’s growth opportunities. The fact that the Company IPO was consummated in August 2009 was not material to the board of directors’ determination, at the time of its review, that the merger was a value maximizing opportunity for all of the Company’s stockholders.

Purposes and Reasons of the Blackstone Filing Persons for the Merger

We refer to Sponsor, Sponsor’s General Partner, Parent and Merger Sub, collectively, as the “Blackstone Filing Persons.” Under the SEC rules governing “going-private” transactions, the Blackstone Filing Persons are deemed to be affiliates of the Company and, therefore, are required to express their reasons for the merger to the Company’s unaffiliated stockholders, as defined in Rule 13e-3 of the Exchange Act. The Blackstone Filing Persons are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. For Merger Sub, the purpose of the merger is to effectuate the transactions contemplated by the merger agreement. For Sponsor, Sponsor’s General Partner, and Parent, the purpose of the merger is for Sponsor and Parent to acquire control of the Company, in a transaction in which the unaffiliated stockholders will be cashed out for $19.00 per share, so Sponsor and Parent, along with the H&F Equityholders and any third parties to which Sponsor or the H&F Equityholders syndicate their respective equity commitments at or prior to the effective time of the merger in accordance with the interim investors agreement, will bear the rewards and risks of the ownership of the Company after shares of Emdeon Class A common stock cease to be publicly traded. For Sponsor, an additional purpose of the merger is to acquire from affiliates of the GA Equityholders the right to receive payments under the Investors Tax Receivable Agreements. See “Special Factors—Tax Receivable Arrangements—Transfer Agreement” beginning on page 89. While the Blackstone Filing Persons have not completed or entered into any acquisition or merger agreement at this time, the Blackstone Filing Persons expect to continue to explore the possibility of making additional acquisitions in the healthcare information technology industry. The Blackstone Filing Persons have no current plans, proposals or negotiations which relate to or would result in an extraordinary corporate transaction involving the Company’s corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations, or sale or transfer of a material amount of assets, or the incurrence of any indebtedness except as described in this Proxy Statement. The Blackstone Filing Persons expect, however, that in anticipation of and following the proposed merger, the Blackstone Filing Persons will continuously evaluate and review the Company’s business and operations, including exploring the possibility of making additional acquisitions in the healthcare information technology industry. The Blackstone Filing Persons reserve the right, however, to make any changes deemed appropriate in light of such evaluation and review or in light of future developments.

Positions of the Blackstone Filing Persons Regarding the Fairness of the Merger

Under the SEC rules governing “going-private” transactions, the Blackstone Filing Persons are deemed to be affiliates of the Company and, therefore, are required to express their beliefs as to the fairness of the merger to the unaffiliated stockholders of the Company. The Blackstone Filing Persons are making the statements included in this section solely for the purpose of complying with such requirement. The Blackstone Filing persons believe that the merger (which is the Rule 13e-3 transaction for which a Schedule 13E-3 Transaction Statement has been filed with the SEC) is fair to the Company’s unaffiliated stockholders on the basis of the factors described under “Special Factors—Recommendation of Our Board of Directors; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger” and the additional factors described below.

The Blackstone Filing Persons attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the stockholders of the Company, and, accordingly, did not negotiate the merger agreement with a goal of obtaining terms that were fair to such stockholders. None of the Blackstone Filing Persons believes that it has or had any fiduciary duty to the Company or its stockholders, including with respect to the merger and its terms. The stockholders of the Company were, as described elsewhere in this Proxy Statement, represented by the board of directors that negotiated with the Sponsor on their behalf, with the assistance of the Company’s legal and financial advisors.

The Blackstone Filing Persons did not participate in the deliberations of the board of directors regarding, or receive advice from the Company’s or the board of directors’ legal or financial advisors as to, the substantive or procedures fairness of the merger. The Blackstone Filing Persons have not performed, or engaged a financial advisor to perform any valuation or other analysis for the purposes of assessing the fairness of the merger to the Company’s unaffiliated stockholders. However, based on each Blackstone Filing Person’s knowledge and analysis of available information regarding the Company, as well as discussions with members of the Company’s senior management regarding the Company and its business and the factors considered by, and findings of, the board of directors discussed in this Proxy Statement in the sections entitled “Special Factors—Recommendation of Our Board of Directors; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger” (which findings the Blackstone Filing Persons adopt), the Blackstone Filing Persons believe that the merger is substantively fair to the Company’s unaffiliated stockholders. In particular, the Blackstone Filing Persons considered the following:

•

the price of $19.00 per share to be paid in respect of each share of Emdeon Class A common stock, which purchase price represents (i) approximately a 44.2% premium to the closing price of the Emdeon Class A common stock on July 26, 2011, the last trading day prior to certain news reports that The Blackstone Group was in discussions with the Company; (ii) a premium of approximately 43.0% over the average closing price of Emdeon Class A common stock for the 30 trading days ended Wednesday, July 26, 2011, and (iii) a premium of approximately 16.9% over the closing price of Emdeon Class A common stock on Wednesday, August 3, 2011, the last trading day prior to the announcement of the merger agreement on Thursday, August 4, 2011;

•

the current and historical market prices for the Emdeon Class A common stock, including those set forth in the table in the section captioned “Markets and Market Price,” which has not closed over $19.00 since the Company IPO;

•	the Emdeon Class A common stock traded as low as $9.95 during the 52 weeks prior to the announcement of the execution of the merger agreement;

•	the per share price of $19.00 represents an enterprise valuation of the Company of approximately 10.1x 2011E Adjusted EBITDA;

•

the fact that the consideration to be paid in the proposed merger is all cash, which provides certainty of value and liquidity to the unaffiliated stockholders and allows the unaffiliated stockholders not to be exposed to the risks and uncertainties relating to the prospects of the Company (including the prospects described in management’s projections summarized under “Special Factors—Projected Financial Information” beginning on page 71);

•

the fact that (i) Parent will be required to pay to the Company a reverse termination fee of $80.0 million or $153.0 million if the merger agreement is terminated under certain circumstances, (ii) the Company will not need to prove damages as a condition to receiving such reverse termination fee and (iii) Sponsor has guaranteed Parent’s obligation to pay such reverse termination fee.

In addition, since July 26, 2011, the last trading day prior to certain news reports that The Blackstone Group was in discussions with the Company, the broader market has traded down significantly (e.g. the S&P 500 Index is down approximately 15.2% as of September 22, 2011).

The Blackstone Filing Persons believe that the trading history of the Emdeon Class A common stock is a general indication of the going concern value of the Company, including, without limitation, such trading history as reflected by the premiums set forth in the first bullet point above. The Blackstone Filing Persons did not consider liquidation value as a factor because they consider the Company to be a viable going concern business. In addition, due to the fact that the Company is being sold as a going concern, the Blackstone Filing Persons did not consider the liquidation value of the Company relevant to a determination as to whether the proposed merger is fair to the Company’s unaffiliated stockholders as the Blackstone Filing Persons believed the value of the Company’s assets that might be realized in a liquidation would be significantly less than its going concern value. Further, the Blackstone Filing Persons did not consider net book value a material indicator of the value of the Company because it believed that net book value reflects historical costs and not the value of the Company as a going concern. The Company’s net book value per diluted share was $8.91 as of June 30, 2011, which is substantially below the per share merger consideration.

The merger is not structured such that approval of at least a majority of the Company’s unaffiliated stockholders is required. Nevertheless, the Blackstone Filing Persons believe that sufficient procedural safeguards were and are present to ensure the fairness of the merger and to permit the board of directors to represent effectively the interests of the Company’s unaffiliated stockholders based upon the following factors:

•

the fact that the board of directors unanimously approved and declared advisable the merger agreement, the merger and the transactions contemplated by the merger agreement, and declared that it is fair to and in the best interests of the Company and the unaffiliated stockholders of the Company that the Company enter into the merger agreement and consummate the merger on the terms and subject to the conditions set forth in the merger agreement;

•

the fact that the unaffiliated directors, in a separate vote taken at a time when the directors designated by Hellman & Friedman had recused themselves from the board of directors’ meeting, unanimously approved and declared advisable the merger agreement, the merger and the transactions contemplated by the merger agreement, and declared that it is fair to and in the best interests of the Company and the unaffiliated stockholders of the Company that the Company enter into the merger agreement and consummate the merger on the terms and subject to the conditions set forth in the merger agreement;

•	the recognition by the unaffiliated directors that they, collectively representing a majority of the board of directors, had the authority not to approve the merger or any other transaction;

•

the fact that each of the Outside Directors voted to approve and declare advisable the merger agreement, the merger and the transactions contemplated by the merger agreement, and declare that it is fair to and in the best interests of the Company and the unaffiliated stockholders of the Company that the Company enter into the merger agreement and consummate the merger on the terms and subject to the conditions set forth in the merger agreement;

•

$19.00 per share cash consideration and the other terms and conditions of the merger agreement resulted from extensive negotiations between Parent and its advisors, on the one hand, and the board of directors and its advisors, on the other hand;

•

the board of directors’ ability to (i) respond to takeover proposals and (ii) terminate the merger agreement for a superior proposal prior to adoption of the merger agreement by the Company’s stockholders, in each case, subject to certain conditions in the merger agreement, including in the case of a termination of the merger agreement, the payment of a termination fee of $65.0 million by the Company; and

•

the availability of appraisal rights to the unaffiliated stockholders who comply with all of the required procedures under the DGCL for exercising appraisal rights, which allows such holders to seek appraisal of the fair value of their stock as determined by the Delaware Court of Chancery.

In considering the fairness of the merger to the Company’s unaffiliated stockholders, the Blackstone Filing Persons also considered the following risks and other countervailing factors related to the merger agreement and the merger:

•

the risk that the merger might not be completed in a timely manner or at all, including the risk that the merger might not be completed because the financing contemplated by the acquisition financing commitments, described under the caption “Special Factors—Financing of the Merger” beginning on page 75, is not obtained, as Parent does not on its own possess sufficient funds to complete the merger;

•	the risk that all of the conditions to the parties’ obligations to effect the merger will not be satisfied prior to the termination date set forth in the merger agreement;

•

the fact that the Company’s unaffiliated stockholders will not have any equity in the surviving company following the merger, meaning that the Company’s unaffiliated stockholders will cease to participate in the Company’s future earnings or growth, or to benefit from any increases in the value of the equity in the Company;

•

the restrictions on the conduct of the Company’s business prior to the completion of the merger, which may delay or prevent the Company from pursuing business opportunities that may arise or taking any other action it would otherwise take with respect to its business operations;

•	the risk that, while the closing of the merger is pending, there could be disruptive effects on the business, customer relationships and employees of the Company;

•

the fact that the Company could be required to pay a termination fee of $65.0 million if the merger agreement was terminated under certain circumstances, including, but not limited to, a termination of the merger agreement by Parent after the board of directors had withheld, withdrawn, qualified or modified its recommendation in respect of the merger and the merger agreement in a manner adverse to Parent;

•

the possibility that the termination fee of $65.0 million payable by the Company upon the termination of the merger agreement under certain circumstances could discourage potential acquirors from making a competing bid to acquire the Company;

•

the fact that the Company will be required, if the proposed merger is not completed, to pay its own expenses associated with the merger agreement, the merger and the other transactions contemplated by the merger agreement;

•

the fact that (i) Parent and Merger Sub are newly formed corporations with essentially no assets other than the equity commitments of Sponsor and the rollover commitments of the H&F Equityholders, (ii) the Company’s remedy in the event of breach of the merger agreement by Parent or Merger Sub could be limited to receipt of the reverse termination fee of $80.0 million or $153.0 million, as applicable, and (iii) under certain circumstances, the Company would not be entitled to any reverse termination fee if the merger agreement was terminated;

•

the fact that there are voting agreements pursuant to which the GA Equityholders and the H&F Equityholders have agreed to vote shares of Emdeon common stock representing approximately 72% of the outstanding shares of Emdeon common stock;

•	the fact that an all cash transaction would be taxable to the Company’s stockholders that are U.S. holders for U.S. federal income tax purposes; and

•

the fact that (i) certain of the Company’s directors and executive officers and (ii) the GA Equityholders and the H&F Equityholders have interests in the transaction that are different from, or in addition to, those of the Company’s unaffiliated stockholders; see the section captioned “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 82 and “Special Factors—Tax Receivable Arrangements” beginning on page 88.

The foregoing discussion of the information and factors considered and given weight by the Blackstone Filing Persons in connection with the fairness of the merger agreement and the merger is not intended to be exhaustive but is believed to include all material factors considered by them. The Blackstone Filing Persons did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of the merger agreement and the merger. Rather, the Blackstone Filing Persons made the fairness determinations after considering all of the foregoing as a whole. The Blackstone Filing Persons believe these factors provide a reasonable basis upon which to form their belief that the merger is fair to the Company’s unaffiliated stockholders. This belief should not, however, be construed as a recommendation to any Company stockholder to adopt the merger agreement. The Blackstone Filing Persons do not make any recommendation as to how stockholders of the Company should vote their shares of Emdeon common stock relating to the merger.

Purposes and Reasons of the H&F Filing Persons for the Merger

Under the SEC rules governing “going-private” transactions, the H&F Filing Persons are deemed to be affiliates of the Company and, therefore, are required to express their reasons for the merger to the Company’s unaffiliated stockholders, as defined in Rule 13e-3 of the Exchange Act. The H&F Filing Persons are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. For the H&F Filing Persons, the purpose of the merger is to enable Parent to acquire control of the Company, in a transaction in which the unaffiliated stockholders will be entitled to receive $19.00 per share of Emdeon Class A common stock. In connection with the merger, the H&F Equityholders will also be entitled to have a significant portion of their shares of Emdeon Class A common stock and EBS Units exchanged into the right to receive the same $19.00 per share of Emdeon Class A common stock or EBS Unit, as the case may be. In addition, the H&F Equityholders will maintain a significant portion of their investment in the Company through their respective commitments to make a rollover equity investment in Parent. See “Special Factors—Financing of the Merger—Rollover Commitment; Unit Purchase Agreement,” beginning on page 79. As a result, Parent will bear the rewards and risks of the ownership of the Company after shares of Emdeon Class A common stock cease to be publicly traded. In addition, following the merger, (i) Parent will directly or indirectly own 100% of the capital stock of the Company, (ii) Sponsor will own approximately 72.5% of Parent and (iii) the H&F Equityholders will collectively own approximately 27.5% of Parent. These ownership percentages are subject to change as a result of each of Sponsor’s and the H&F Equityholders’ respective equity commitments being reduced by any amounts syndicated to third parties at or prior to the effective time of the merger in accordance with the interim investors agreement. See “Special Factors—Certain Effects of the Merger; Plans for the Company” beginning on page  68.

Positions of the H&F Filing Persons Regarding the Fairness of the Merger

Under the SEC rules governing “going private” transactions, the H&F Filing Persons are deemed to be affiliates of the Company and, therefore, are required to express their position regarding the fairness of the merger to the Company’s unaffiliated stockholders. The H&F Filing Persons are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the H&F Filing Persons should not be construed as a recommendation to any Emdeon stockholder as to how that stockholder should vote on the proposal to adopt the merger agreement or any other matter set forth in this Proxy Statement.

Messrs. Philip U. Hammarskjold and Allen R. Thorpe are directors of the Company and affiliated with the H&F Filing Persons. None of the H&F Filing Persons nor such affiliated director designees of the H&F Filing Persons participated in the separate deliberation process of the board of directors, nor did they undertake any independent evaluation of the fairness of the merger or engage a financial advisor for such purpose. Nevertheless, the H&F Filing Persons believe that the proposed merger is substantively and procedurally fair to the unaffiliated stockholders on the basis of the factors discussed below.

The H&F Filing Persons believe that the proposed merger is substantively fair to the unaffiliated stockholders based on the following factors:

•

the $19.00 per share to be paid in respect of each share of Emdeon Class A common stock, which purchase price represents (i) a premium of approximately 44.2% over the closing price of Emdeon Class A common stock on Wednesday, July 26, 2011, the last trading day prior to the publication of certain news reports that The Blackstone Group was in negotiations to acquire the Company, (ii) a premium of approximately 43.0% over the average closing price of Emdeon Class A common stock for the 30 trading days ended Wednesday, July 26, 2011, and (iii) a premium of approximately 16.9% over the closing price of Emdeon Class A common stock on Wednesday, August 3, 2011, the last trading day prior to the announcement of the merger agreement on Thursday, August 4, 2011;

•

the current and historical market prices for the Emdeon Class A common stock, including those set forth in the table in the section captioned “Markets and Market Price,” which has not closed over $19.00 since the Company IPO;

•	the Emdeon Class A common stock traded as low as $9.95 during the 52 weeks prior to the announcement of the execution of the merger agreement;

•

the fact that the consideration to be paid in the proposed merger is all cash, which provides certainty of value and liquidity to the unaffiliated stockholders and allows the unaffiliated stockholders not to be exposed to the risks and uncertainties relating to the prospects of the Company;

•

the possibility that it could take a considerable period of time before, and that there could be significant uncertainty as to whether, the trading price of Emdeon Class A common stock would reach and sustain a trading price of at least equal to the per share merger consideration of $19.00, as adjusted for present value;

•

the fact that the consideration per share to be paid to the H&F Equityholders in the merger (excluding the equity of Parent to be issued to the H&F Equityholders in consideration of the Rollover Investment) is the same as the consideration to be paid to the unaffiliated stockholders;

•

the fact that, after the Company’s discussions with multiple strategic parties and Parent regarding a potential acquisition of the Company, Parent was the only party that proposed to acquire the Company pursuant to a transaction structured with an acceptable amount of antitrust risk as determined by the board of directors, including the Outside Directors, and Parent was the only party that proposed to acquire the Company with fully committed debt and equity financing after completing due diligence;

•

the fact that the unaffiliated directors determined that the merger agreement, the merger and the transactions contemplated by the merger agreement are fair to and in the best interests of the Company and its unaffiliated stockholders;

•

the significant concessions made by affiliates of the GA Equityholders, collectively the largest stockholders of the Company, to transfer to affiliates of The Blackstone Group and forgo contractual payments of considerable value that their affiliates were entitled to under the Investors Tax Receivable Agreements in order to secure the per share merger consideration of $19.00 for all of the Company’s stockholders;

•

the significant concessions made by affiliates of the H&F Equityholders regarding modifications to the Investors Tax Receivable Agreements and by the H&F Equityholders to roll over approximately 50% of their equity interests in the Company, in each case, to secure the per share merger consideration of $19.00 for all of the Company’s stockholders;

•	the likelihood that the merger would be completed based on, among other things (not in any relative order of importance):

¡	the H&F Filing Persons’ belief that the debt and equity financing required for the merger will be obtained, given (i) the fact that Parent had obtained commitments for such debt and equity financing, (ii) the limited number and nature of the conditions to such debt and equity financing, (iii) the reputation of the financing sources and (iv) the obligation of Parent to use reasonable best efforts to obtain such debt and equity financing;

¡	the absence of a financing condition in the merger agreement;

¡	the likelihood and anticipated timing of completing the merger in light of the scope of the closing conditions;

¡	the fact that no significant antitrust or other regulatory issue exists and that the required antitrust approval is expected to be obtained;

¡

the fact that (i) Parent will be required to pay to the Company a reverse termination fee of $80.0 million or $153.0 million if the merger agreement is terminated under certain circumstances, (ii) the Company will not need to prove damages as a condition to receiving such reverse termination fee and (iii) Sponsor has guaranteed Parent’s obligation to pay such reverse termination fee;

¡

the Company’s right to seek specific performance of Parent’s obligations under the merger agreement, including, under certain circumstances, specific performance of Parent’s obligations to cause (i) Sponsor to make the cash equity contribution to Parent pursuant to the equity commitment letter and (ii) the H&F Equityholders to make the Rollover Investment pursuant to the Rollover Letter and the interim investors agreement;

¡	the reputation of The Blackstone Group and The Blackstone Group’s ability to complete large acquisition transactions; and

¡

Sponsor’s execution of a limited guarantee in favor of the Company guaranteeing, subject to the limitations described therein, the payment of certain payment obligations that may be owed by Parent pursuant to the merger agreement, including the payment of any reverse termination fee that may become payable following termination of the merger agreement by the Company in specified circumstances, subject to an overall cap of $163.0 million;

•	the other terms of the merger agreement and the related agreements, including:

¡

the board of directors’ ability to withhold, withdraw, qualify or modify its recommendation that the Company’s stockholders vote to adopt the merger agreement, subject to certain conditions in the merger agreement;

¡

the board of directors’ ability to (i) respond to takeover proposals and (ii) terminate the merger agreement for a superior proposal prior to adoption of the merger agreement by the Company’s stockholders, in each case, subject to certain conditions in the merger agreement, including in the case of a termination of the merger agreement, the payment of a termination fee of $65.0 million by the Company;

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the termination fee of $65.0 million payable by the Company to Parent under certain circumstances, including as described above, in connection with a termination of the merger agreement, which the board of directors concluded was reasonable in the context of termination fees payable in comparable transactions and considering the overall terms of the merger agreement, including the per share merger consideration of $19.00;

¡	the board of directors’ ability to terminate the merger agreement if the Company’s stockholders do not adopt the merger agreement, subject to paying an expense reimbursement of up to $10.0 million;

¡

the inclusion of provisions whereby, subject to certain limited consent rights with respect to modifications of the merger agreement that would be materially adverse to the H&F Equityholders or disproportionally adverse to the H&F Equityholders relative to an affiliate of The Blackstone Group, an affiliate of The Blackstone Group, rather than the H&F Equityholders, controls the material decisions relating to Parent and Merger Sub prior to, and in connection with, the consummation of the Merger;

¡

the fact that the voting agreements entered into by the GA Equityholders and H&F Equityholders with Parent will terminate automatically if (i) the merger agreement is terminated for any reason, including a termination of the merger agreement for a superior proposal prior to adoption of the merger agreement by the Company’s stockholders, or (ii) the board of directors withholds, withdraws, qualifies or modifies its recommendation in respect of the merger and the merger agreement in a manner adverse to Parent; and

¡

the availability of appraisal rights under the DGCL to the unaffiliated stockholders who comply with all of the required procedures under the DGCL, which allows such holders to seek appraisal of the fair value of their shares of Emdeon common stock as determined by the Delaware Court of Chancery.

In addition, since July 26, 2011, the last trading day prior to certain news reports that The Blackstone Group was in discussions with the Company, the broader market has traded down significantly (e.g., the S&P 500 Index is down approximately 15.2% as of September 22, 2011).

The H&F Filing Persons did not consider the Company’s net book value to be a factor in determining the substantive fairness of the transaction to the unaffiliated stockholders because it believed that net book value reflects historical costs and not the value of the Company as a going concern. The H&F Filing Persons also did not consider the liquidation value as a factor because they consider the Company to be a viable going concern business and the trading history of the Emdeon Class A common stock generally to be an indication of its value as such. In addition, due to the fact that the Company is being sold as a going concern, the H&F Filing Persons did not consider the liquidation value of the Company relevant to a determination as to whether the proposed merger is fair to the unaffiliated stockholders as the H&F Filing Persons believed the value of the Company’s assets that might be realized in a liquidation would be significantly less than its going concern value. The H&F Filing Persons did not establish a pre-merger going concern value for Emdeon’s equity as a public company for the purposes of determining the fairness of the merger consideration to the unaffiliated stockholders, but noted the trading history of the Emdeon Class A common stock and the premiums set forth in the first bullet point above. The H&F Filing Persons were aware that the Company had retained financial advisors to provide its board of directors with opinions as to the fairness, from a financial point of view, of the merger consideration and that such financial advisors performed certain financial analyses in connection with such opinions, which analyses may be considered similar to a going concern valuation of the Company. However, the H&F Filing Persons were not entitled to, and did not, rely on such opinions or the underlying financial analyses. In addition, the H&F Filing Persons do not believe there to be a universally recognized and reliable single method for determining an entity’s going concern value, and therefore, did not base their determination of the substantive fairness of the merger to the unaffiliated stockholders on a valuation methodology that, in their view, is not clearly defined and which is and would be subject to various interpretations. In addition, following the merger, the Company will have a significantly different capital structure, which will result in different opportunities and risks for the business as a more highly leveraged private company and consequently renders a pre-merger going concern valuation moot. As a result, the H&F Filing Persons did not undertake, or engage a financial advisor or other outside party to undertake, any independent evaluation, appraisal or other analysis of the pre-merger going concern value of the Company for the purpose of determining the fairness of the merger consideration to the unaffiliated stockholders of the Company. The H&F Filing Persons also did not consider the prices paid by the Company for past purchases of the Company’s common stock because no such purchases have been made during the last two years other than in connection with the Company’s equity incentive plans. In making their determination as to the substantive fairness of the merger to the unaffiliated stockholders, other than as set forth in “Special Factors—Background of the Merger” above, the H&F Filing Persons were not aware of any offers during the prior two years by any person for the merger or consolidation of Emdeon with another company, the sale or transfer of all or substantially all of Emdeon’s assets or a purchase of Emdeon’s assets that would enable the holder to exercise control of Emdeon.

The merger is not structured such that approval of a majority of the Company’s unaffiliated stockholders is required. Nevertheless, the H&F Filing Persons believe that sufficient procedural safeguards were and are present to ensure the fairness of the merger and to permit the board of directors to represent effectively the interests of the Company’s unaffiliated stockholders based upon the following factors:

•

the fact that the unaffiliated directors, in a separate vote taken at a time when the directors designated by Hellman & Friedman had recused themselves from the board of directors’ meeting, unanimously approved and declared advisable the merger agreement, the merger and the transactions contemplated by the merger agreement, and declared that it is fair to and in the best interests of the Company and the unaffiliated stockholders of the Company that the Company enter into the merger agreement and consummate the merger on the terms and subject to the conditions set forth in the merger agreement;

•	the recognition by the unaffiliated directors that they, collectively representing a majority of the board of directors, had the authority not to approve the merger or any other transaction;

•

the fact that each of the Outside Directors voted to approve and declare advisable the merger agreement, the merger and the transactions contemplated by the merger agreement, and declare that it is fair to and in the best interests of the Company and the unaffiliated stockholders of the Company that the Company enter into the merger agreement and consummate the merger on the terms and subject to the conditions set forth in the merger agreement;

•

the fact that the Outside Directors are not employees of the Company or any of its subsidiaries, are not affiliated with the H&F Filing Persons, and have no financial interest in the merger that is different from that of the unaffiliated stockholders (other than the acceleration of options to acquire shares of Emdeon common stock, restricted stock units and EBS Units held by certain of the directors);

•	the fact that the board of directors, including the unaffiliated directors and Outside Directors, met regularly to discuss the Company’s strategic alternatives;

•

the fact that the board of directors was advised by Morgan Stanley and UBS, as financial advisors, and Paul, Weiss as legal advisor, each an internationally recognized firm selected by the board of directors;

•	the fact that the Outside Directors were separately advised by King & Spalding, as legal advisor, an internationally recognized firm selected by the Outside Directors;

•

the fact that the Outside Directors met separately with King & Spalding during the course of negotiations with The Blackstone Group to review the Company’s process for considering the proposed merger and the proposed agreements among affiliates of The Blackstone Group, the GA Equityholders and the H&F Equityholders regarding modifications to the Investors Tax Receivable Agreements;

•

the significant concessions made by affiliates of the GA Equityholders, collectively the largest stockholders of the Company, to transfer to affiliates of The Blackstone Group and forgo contractual payments of considerable value that their affiliates were entitled to under the Investors Tax Receivable Agreements in order to secure the per share merger consideration of $19.00 for all of the Company’s stockholders;

•

the significant concessions made by affiliates of the H&F Equityholders regarding modifications to the Investors Tax Receivable Agreements and by the H&F Equityholders to roll over approximately 50% of their equity interests in the Company, in each case, to secure the per share merger consideration of $19.00 for all of the Company’s stockholders;

•	the other terms of the merger agreement and the related agreements, including:

¡

the board of directors’ ability to withhold, withdraw, qualify or modify its recommendation that the Company’s stockholders vote to adopt the merger agreement, subject to certain conditions in the merger agreement;

¡	the board of directors’ ability to (i) respond to takeover proposals and (ii) terminate the merger agreement for a superior proposal prior to adoption of the merger agreement by the Company’s stockholders, in each case, subject to certain conditions in the merger agreement, including in the case of a termination of the merger agreement, the payment of a termination fee of $65.0 million by the Company;

¡

the termination fee of $65.0 million payable by the Company to Parent under certain circumstances, including as described above, in connection with a termination of the merger agreement, which the board of directors concluded was reasonable in the context of termination fees payable in comparable transactions and considering the overall terms of the merger agreement, including the per share merger consideration of $19.00;

¡	the board of directors’ ability to terminate the merger agreement if the Company’s stockholders do not adopt the merger agreement, subject to paying an expense reimbursement of up to $10.0 million;

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the inclusion of provisions whereby (i) Parent will be required to pay to the Company a reverse termination fee of $80.0 million or $153.0 million if the merger agreement is terminated under certain circumstances, (ii) the Company will not need to prove damages as a condition to receiving such reverse termination fee and (iii) Sponsor has guaranteed Parent’s obligation to pay such reverse termination fee;

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the inclusion of provisions whereby, subject to certain limited consent rights with respect to modifications of the merger agreement that would be materially adverse to the H&F Equityholders or disproportionally adverse to the H&F Equityholders relative to an affiliate of The Blackstone Group, an affiliate of The Blackstone Group, rather than the H&F Equityholders, controls the material decisions relating to Parent and Merger Sub prior to, and in connection with, the consummation of the Merger;

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the fact that the voting agreements entered into by the GA Equityholders and H&F Equityholders with Parent will terminate automatically if (i) the merger agreement is terminated for any reason, including a termination of the merger agreement for a superior proposal prior to adoption of the merger agreement by the Company’s stockholders, or (ii) the board of directors withholds, withdraws, qualifies or modifies its recommendation in respect of the merger and the merger agreement in a manner adverse to Parent;

•

the consideration per share to be paid to the H&F Equityholders in the merger (excluding the equity of Parent to be issued to the H&F Equityholders in consideration of the Rollover Investment) is the same as the consideration to be paid to the unaffiliated stockholders;

•

the fact that the board of directors received separate opinions of the Company’s financial advisors, dated August 3, 2011, as to the fairness, from a financial point of view and as of the date of the opinion, of the $19.00 per share merger consideration to be received by holders of Emdeon Class A common stock (other than excluded holders) pursuant to the merger agreement; and

•

the availability of appraisal rights under the DGCL to the unaffiliated stockholders who comply with all of the required procedures under the DGCL, which allows such holders to seek appraisal of the fair value of their shares of Emdeon common stock as determined by the Delaware Court of Chancery.

In considering the fairness of the merger to the Company’s unaffiliated stockholders, the H&F Filing Persons also considered the following risks and other negative factors related to the merger agreement and the merger:

•

the risk that the merger might not be completed in a timely manner or at all, including the risk that the merger might not be completed because the financing contemplated by the acquisition financing commitments, described under the caption “Special Factors—Financing of the Merger” beginning on page 75, is not obtained, as Parent does not on its own possess sufficient funds to complete the merger;

•	the risk that all of the conditions to the parties’ obligations to effect the merger will not be satisfied prior to the termination date set forth in the merger agreement;

•

the fact that the Company’s unaffiliated stockholders will not have any equity in the surviving company following the merger, meaning that the Company’s unaffiliated stockholders will cease to participate in the Company’s future earnings or growth, or to benefit from any increases in the value of the equity in the Company;

•

the restrictions on the conduct of the Company’s business prior to the completion of the merger, which may delay or prevent the Company from pursuing business opportunities that may arise or taking any other action it would otherwise take with respect to its business operations;

•	the risk that, while the closing of the merger is pending, there could be disruptive effects on the business, customer relationships and employees of the Company;

•

the fact that the Company could be required to pay a termination fee of $65.0 million if the merger agreement was terminated under certain circumstances, including, but not limited to, a termination of the merger agreement by Parent after the board of directors had withheld, withdrawn, qualified or modified its recommendation in respect of the merger and the merger agreement in a manner adverse to Parent;

•

the possibility that the termination fee of $65.0 million payable by the Company upon the termination of the merger agreement under certain circumstances could discourage potential acquirors from making a competing bid to acquire the Company;

•

the fact that the Company will be required, if the proposed merger is not completed, to pay its own expenses associated with the merger agreement, the merger and the other transactions contemplated by the merger agreement;

•

the fact that (i) Parent and Merger Sub are newly formed corporations with essentially no assets other than the equity commitments of Sponsor and the rollover commitments of the H&F Equityholders, (ii) the Company’s remedy in the event of breach of the merger agreement by Parent or Merger Sub could be limited to receipt of the reverse termination fee of $80.0 million or $153.0 million, as applicable, and (iii) under certain circumstances, the Company would not be entitled to any reverse termination fee if the merger agreement was terminated;

•

the fact that there are voting agreements pursuant to which the GA Equityholders and the H&F Equityholders have agreed to vote shares of Emdeon common stock representing approximately 72% of the outstanding shares of Emdeon common stock;

•	the fact that an all cash transaction would be taxable to the Company’s stockholders that are U.S. holders for U.S. federal income tax purposes; and

•

the fact that (i) certain of the Company’s directors and executive officers and (ii) the GA Equityholders and the H&F Equityholders have interests in the transaction that are different from, or in addition to, those of the Company’s unaffiliated stockholders; see the section captioned “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 82 and “Special Factors—Tax Receivable Arrangements” beginning on page 88.

The foregoing discussion of the information and factors considered and given weight by the H&F Filing Persons in connection with the fairness of the merger is not intended to be exhaustive but is believed to include all material factors considered by the H&F Filing Persons. The H&F Filing Persons did not find it practicable to assign, and did not assign or otherwise attach, relative weights to the individual factors in reaching their position as to the fairness of the merger. Rather, their fairness determinations were made after consideration of all of the foregoing factors as a whole. The H&F Filing Persons believe the foregoing factors provide a reasonable basis for their belief that the merger is substantively and procedurally fair to the unaffiliated stockholders.

Certain Effects of the Merger; Plans for the Company

If the merger is completed, all of the equity interests in the Company will be owned by Parent. The H&F Equityholders will hold an indirect equity interest in the Company through the direct equity interest in Parent to be obtained in connection with the Rollover Investment. See “Special Factors—Financing of the Merger—Rollover Commitment; Unit Purchase Agreement” beginning on page 79. No current Emdeon stockholder (other than the H&F Equityholders in connection with the Rollover Investment and any third parties to which Sponsor may syndicate its and the H&F Equityholders’ respective equity commitments at or prior to the merger in accordance with the terms of an interim investors agreement (as described below)) will have any ownership interest in, or be a stockholder of, the Company. As a result, the Company’s stockholders (other than the H&F Equityholders in connection with the Rollover Investment) will no longer benefit from any increases in the Company’s value, nor will they bear the risk of any decreases in the Company’s value. Following the merger, Parent and the H&F Equityholders will benefit from any increases in the value of the Company and also will bear the risk of any decreases in the value of the Company.

If the merger is completed, each share of Emdeon Class A common stock (including each share of Emdeon Class A common stock resulting from the exchange of EBS Units and Emdeon Class B common stock prior to the merger) owned immediately prior to the effective time of the merger, other than as provided below, will be converted into the right to receive $19.00 in cash, without interest and less any applicable withholding taxes. The following shares of Emdeon Class A common stock will not be converted into the right to receive the per share merger consideration in connection with the merger: (i) shares of Emdeon Class A common stock owned by the Company and its wholly-owned subsidiaries, (ii) shares of Emdeon Class A common stock owned by Parent and its subsidiaries, including such shares contributed to Parent by H&F Harrington pursuant to the Rollover Letter under which, and subject to the terms and conditions of which, H&F Harrington has committed to contribute to Parent the amount of shares of Emdeon Class A common stock set forth therein, and (iii) shares of Emdeon Class A common stock whose holders have not voted in favor of adopting the merger agreement and have demanded and perfected their appraisal rights in accordance with Section 262 of the DGCL.

Immediately prior to the effective time of the merger, each stock option issued under the 2009 Equity Plan (excluding any unearned performance-contingent stock options, which shall be forfeited immediately prior to the effective time of the merger), whether or not then exercisable or vested, will be cancelled and converted into the right to receive an amount in cash equal to, without interest and less applicable withholding taxes, the product of (i) the excess, if any, of $19.00 (which is the per share merger consideration) over the per share exercise price of the applicable stock option and (ii) the aggregate number of shares of Emdeon Class A common stock that may be acquired upon exercise of such stock option (whether vested or unvested) immediately prior to the effective time of the merger. Also at the effective time of the merger, each restricted stock unit that conveys the right to receive shares of Emdeon Class A common stock granted under the 2009 Equity Plan, whether or not the restricted periods have lapsed, will be cancelled and converted into the right to receive an amount in cash equal to, without interest and less applicable withholding taxes, the product of (i) $19.00 and (ii) the aggregate number of shares of Emdeon Class A common stock in respect of which such restricted stock unit conveyed the right to receive. If the merger is completed, the Emdeon Class A common stock will be delisted from the New York Stock Exchange (and no longer publicly traded) and deregistered under the Exchange Act, and the Company will no longer file periodic reports with the SEC with respect to the Emdeon Class A common stock.

Parent and Merger Sub expect that following completion of the merger, our operations will be conducted substantially as they are currently being conducted. However, following completion of the merger, the Company will have significantly more debt than it currently has. There are no current plans to repay the debt incurred in connection with the merger. The Company has continuously evaluated and reviewed the Company’s business and operations, including exploring the possibility of making additional acquisitions in the healthcare information technology industry. However, the Company has no current plans, proposals or negotiations which relate to or would result in an extraordinary corporate transaction involving the Company’s corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations, or sale or transfer of a material amount of assets, or the incurrence of any indebtedness, in each case except as described in this Proxy Statement, including under “Special Factors—Purposes and Reasons of the Blackstone Filing Persons for the Merger.”

Parent does not currently own any interest in the Company. Following consummation of the merger, Parent will directly or indirectly own 100% of the outstanding Emdeon common stock and will have a corresponding interest in our net book value and net earnings. Each stockholder of Parent, including the H&F Equityholders, will have an interest in our net book value and net earnings in proportion to such stockholder’s ownership interest in Parent.

From and after the effective time, (i) the directors of Merger Sub immediately prior to the effective time shall be the directors of the surviving corporation until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the surviving charter, the surviving bylaws and applicable law, and (ii) the officers of the Company immediately prior to the merger shall continue to be the officers of the surviving corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the surviving certificate of incorporation, the surviving bylaws and applicable law.

At the closing of the merger, Sponsor has agreed to contribute $870.0 million to Parent, directly or indirectly through one or more affiliated entities or other designated co-investors. Also at the closing of the merger, H&F Harrington has agreed to contribute 5,819,849 shares of Emdeon Class A common stock to Parent (the equivalent of an approximately $110.6 million investment based upon the per share merger consideration of $19.00). In addition, the H&F Unitholders have agreed to sell an aggregate amount of 22,586,390 EBS Units to EBS Holdco II, LLC pursuant to the terms, and subject to the conditions, of a unit purchase agreement to be entered into with EBS Holdco II, LLC at the effective time of the merger, in exchange for a per EBS Unit purchase price of $19.00 in cash for approximately 50% of their EBS Units and a pro rata share of the equity of Parent for the remaining approximately 50% of their EBS Units (the equivalent of an approximately $214.6 million investment based upon a per EBS Unit purchase price of $19.00). The H&F Equityholders will receive aggregate proceeds of approximately $325.2 million in connection with the consummation of the merger based on the per share merger consideration of $19.00. EBS Holdco II, LLC is a wholly-owned subsidiary of the Company and, at the effective time of the merger, will be an indirect wholly-owned subsidiary of Parent.

The table below sets forth the interests in our voting shares and the interest in our net book value and net earnings for each of the H&F Equityholders and Parent before and after the merger, based on our historical net book value (including a portion that is attributable to interests in EBS Master held by the Management Members (as defined in “Special Factors—Tax Receivable Arrangements”) and entities controlled by the H&F Equityholders, but excluding any options and restricted stock units issued or granted under the 2009 Equity Plan) as of December 31, 2010 of $1,055.3 million and June 30, 2011 of $1,086.1 million, and our historical net income (including a portion that is attributable to interests in EBS Master held by the Management Members and entities controlled by the H&F Equityholders) for the year ended December 31, 2010 of $33.2 million and for the six months ended June 30, 2011 of $16.5 million, in each case, assuming that no portion of the H&F Equityholders’ rollover equity commitment is syndicated to co-investors. All dollar figures are in the thousands and rounded to the nearest dollar amount.

	Ownership of the Company Prior to the Merger					Ownership of the Company After the Merger(1)
	% Ownership	Net earnings for the fiscal year ended December 31, 2010(2)	Net book value as of December 31, 2010(3)	Net earnings for the six-month period ended June 30, 2011(2)	Net book value as of June 30, 2011(3)	% Ownership	Net earnings for the fiscal year ended December 31, 2010(2)	Net book value as of December 31, 2010(3)	Net earnings for the six months ended June 30, 2011(2)	Net book value as of June 30, 2011(3)
Sponsor	0%	$0	$0	$0	$0	72.5%	$24,046	$765,084	$11,965	$787,429
H&F Equityholders	29.5%	9,784	311,310	4,868	320,402	27.5%	9,121	290,204	4,538	298,680
Parent	0%	0	0	0	0	100%	33,167	1,055,288	16,503	1,086,109
Total	29.5%	$9,784	$311,310	$4,868	$320,402	100.0%	$33,167	$1,055,288	$16,503	$1,086,109

The table below sets forth the approximate ownership of Parent following completion of the merger (excluding any options and restricted stock units issued or granted under the 2009 Equity Plan any incentive equity plan and assuming that no portion of Sponsor’s or the H&F Equityholders’ respective equity commitments is syndicated to third parties).

	Ownership of Parent After the Merger(1)(4)
	% Ownership	Net earnings for the fiscal year ended December 31, 2010(2)	Net book value as of December 31, 2010(3)	Net earnings for the six months ended June 30, 2011(2)	Net book value as of June 30, 2011(3)
Sponsor	72.5%	$24,046	$765,084	$11,965	$787,429
H&F Equityholders	27.5%	9,121	290,204	4,538	298,680
Total	100.0%	$33,167	$1,055,288	$16,503	$1,086,109

(1)	Interest in net earnings and net book value of the Company after the merger does not take into account the effect of the transaction (other than the change in ownership percentage) and does not take into account any additional debt that may be incurred by the Company or any resulting interest expense, which would have the effect of decreasing net earnings and net book value of the Company after the merger.
(2)	Net earnings includes a portion of the Company’s net earnings that is attributable to interests in EBS Master held by the Management Members and entities controlled by the H&F Equityholders.
(3)	Net book value includes a portion of the Company’s total stockholders’ equity that is attributable to interests in EBS Master held by the Management Members and entities controlled by the H&F Equityholders.
(4)	Immediately following the merger, (i) Parent will directly or indirectly own 100% of the capital stock of the Company, (ii) Sponsor will own approximately 72.5% of Parent and (iii) the H&F Equityholders will collectively own approximately 27.5% of Parent. These ownership percentages are subject to change as a result of each of Sponsor’s and the H&F Equityholders’ respective equity commitments being reduced by any amounts syndicated to third parties at or prior to the effective time of the merger in accordance with the interim investors agreement.

It is important to note that the portions of our book value and net income that are attributable to interests in EBS Master held by the Management Members and entities controlled by the H&F Equityholders are not attributable to shares of Emdeon Class A common stock and have been included in the disclosure above solely for purposes of disclosing Sponsor’s, the H&F Equityholders’ and Parent’s interests in our net book value and net earnings before and after the merger as required by applicable rules under the Exchange Act. Information regarding the net book value and net earnings attributable to shares of Emdeon Class  A common stock has been included under “Selected Financial Information” beginning on page 146.

Alternatives to the Merger

As noted above, in response to indications of interest from certain potential acquirors, the board of directors evaluated potential strategic alternatives, including a potential sale of the Company, with the assistance of the Company’s senior management and advisors. The indications of interest had been made independently and not in response to any process initiated by the board of directors or the Company to sell the Company. As noted above, while the board of directors was responding to the indications of interest for, and the inquiries about, the sale of the Company that the Company received from The Blackstone Group and other potential acquirors during the course of 2011, the board of directors also considered the potential benefits to the Company (and the Company’s stockholders) of certain strategic alternatives, including, but not limited to, continuing as a stand-alone company, effecting a leveraged recapitalization and/or pursuing other potential mergers and acquisitions and other potential strategic transactions. In considering those alternatives, the board of directors took into account all information that was available to the board of directors, including the information contained in management’s projections summarized under “Special Factors—Projected Financial Information” beginning on page 71, as well as the board of directors’ knowledge and understanding of the business, operations, management, financial condition, earnings and prospects of the Company, including the prospects of the Company as a stand-alone company and the public market’s valuation of the Company as a standalone company, the potential challenges of achieving future organic growth of the Company and the risk that increased competition for potential future acquisitions might further limit the Company’s growth opportunities. Ultimately, based on the aforementioned factors and other information considered by the board of directors, including, but not limited to, the Company’s discussions with various third parties about potential transactions with the Company, as described under “Special Factors—Background of the Merger” beginning on page 20, the board of directors rejected each of these alternatives because none of them provided the Company with as compelling an opportunity, taking into account both value and certainty, to maximize value for all of the stockholders of the Company as the proposed merger with affiliates of The Blackstone Group. For more information on the process behind the board of directors’ determination, see “Special Factors—Background of the Merger” beginning on page 20, “Special Factors—Recommendation of Our Board of Directors; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger” beginning on page 34 and “Special Factors—Purposes and Reasons of the Company for the Merger” beginning on page 56. As discussed above, while the Company had received, prior to the date of the merger agreement, certain expressions of interest for, and certain inquiries about, the sale of the Company to a potential acquiror, The Blackstone Group made the only firm offer to acquire the Company that the Company had ever received during the past two years. The H&F Equityholders believe that pursuing the merger is preferable to the strategic alternatives considered by the board of directors, as described above, for the reasons summarized under “Special Factors—Positions of the H&F Equityholders Regarding the Fairness of the Merger” beginning on page 61, as well as for substantially the same reasons as those reasons considered by the board of directors. In addition, the merger provides the H&F Equityholders the best opportunity to achieve the purposes described above under the section captioned “Special Factors—Purposes and Reasons of the H&F Equityholders for the Merger” beginning on page 61.

Effects on the Company if the Merger is not Completed

If the Company’s stockholders do not adopt the merger agreement or if the merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of Emdeon common stock unless the Company is sold to a third party. Instead, unless the Company is sold to a third party, we will remain a public company, Emdeon Class A common stock will continue to be listed and traded on the New York Stock Exchange, and our stockholders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of Emdeon common stock. If the merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of Emdeon common stock, including the risk that the market price of Emdeon Class A common stock may decline to the extent that the current market price of Emdeon Class A common stock reflects a market assumption that the merger will be completed. From time to time, the board of directors will evaluate and review the business operations, properties, dividend policy and capitalization of the Company and, among other things, make such changes as are deemed appropriate and continue to seek to maximize stockholder value. If the Company’s stockholders do not adopt the merger agreement or if the merger is not completed for any other reason, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, prospects or results of operations of the Company will not be adversely impacted. Pursuant to the merger agreement, under certain circumstances, the Company is permitted to terminate the merger agreement and recommend an alternative transaction. See “The Merger Agreement—Termination” beginning on page 135.

Under certain circumstances, if the merger is not completed, the Company may be obligated to pay to Parent a termination fee and/or reimburse certain of Parent’s expenses. See “The Merger Agreement—Effect of Termination; Fees and Expenses” beginning on page 137.

Projected Financial Information

The Company provided The Blackstone Group certain full year 2011 prospective financial information concerning the Company, including projected revenues, capital expenditures and adjusted earnings before interest, taxes, depreciation and amortization and other items (“Adjusted EBITDA”). The Blackstone Group also received other financial information related to its due diligence of the Company. The Blackstone Group also had access to publicly available analysts’ projections for years subsequent to 2011. The Blackstone Group received the following prospective financial information for full year 2011:

•

2011 management operating plan (the “2011 Management Plan”), which was the product of the Company’s annual planning process for 2011, substantially completed in late 2010 and approved by the board of directors in early 2011;

•	May 2011 board of directors forecast (the “May 2011 Board Forecast”), which was a routine forecast prepared by the Company’s management for the board of directors meeting in May 2011; and

•

July 2011 board of directors forecast (the “July 2011 Board Forecast”), which was a routine forecast prepared by the Company’s management for the board of directors meeting (which was subsequently cancelled in connection with developments related to the merger) in July 2011.

In addition to the 2011 Management Plan, the May 2011 Board Forecast and the July 2011 Board Forecast provided to The Blackstone Group and the Company’s financial advisors, the Company also provided to its financial advisors (but not The Blackstone Group) prospective financial information for the years 2012-2016 (the “2012-2016 Projections”) concerning the Company, including Adjusted EBITDA, for purposes of their respective financial analyses and opinions summarized above under the captions “Special Factors—Opinion of Morgan Stanley & Co. LLC” and “Special Factors—Opinion of UBS Securities LLC” beginning on pages 40 and 49, respectively.

The prospective financial information set forth below is included solely to give stockholders access to the information that was made available to The Blackstone Group and the Company’s financial advisors, and reviewed by the board of directors, and is not included in this Proxy Statement in order to influence any stockholder to make any investment decision with respect to the merger or any other purpose, including whether or not to seek appraisal rights with respect to the shares of Emdeon common stock.

The prospective financial information was not prepared with a view toward public disclosure, or with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or U.S. generally accepted accounting principles (“GAAP”). Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information included below, or expressed any opinion or any other form of assurance on such information or its achievability. The Company’s 2011 Management Plan was prepared as part of the Company’s annual planning process for 2011 in conjunction with establishing performance targets for 2011 without consideration of certain risk-adjustments. Further, the May 2011 Board Forecast and the July 2011 Board Forecast were prepared by management for purposes of meetings of the board of directors to present a view towards potential full year performance without consideration of certain risk-adjustments.

The prospective financial information reflects numerous estimates and assumptions made by the Company with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. The prospective financial information reflects subjective judgment in many respects and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the prospective financial information constitutes forward-looking information and is subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such prospective information, including, but not limited to, the Company’s performance, industry performance, general business, economic, regulatory, market and financial conditions, and the various risks set forth in this Proxy Statement and the Company’s reports filed with the SEC, which are available without charge at www.sec.gov (see also “Where Stockholders Can Find More Information”). There can be no assurance that the prospective financial information will be realized or that actual results will not be significantly higher or lower than as set forth in the prospective financial information.

The prospective financial information covers multiple years and such information by its nature becomes less predictive with each successive year. In addition, the prospective financial information will be affected by the Company’s ability to achieve strategic goals, objectives and targets over the applicable periods. The assumptions upon which the prospective financial information is based necessarily involve judgments as of the time of their preparation with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. The prospective financial information also reflects assumptions as of the time of their preparation as to certain business decisions that are subject to change. Such prospective information cannot, therefore, be considered a guaranty of future operating results, and this information should not be relied on as such. The inclusion of this information should not be regarded as an indication that the Company, The Blackstone Group, any of their respective financial advisors or anyone who received this information then considered, or now considers, it as necessarily predictive of actual or future events, and this information should not be relied upon as such. None of the Company, The Blackstone Group or any of their affiliates or representatives intends to, and each of them disclaims any obligation to, update, revise or correct the prospective financial information if any of it is or becomes inaccurate (even in the short term).

The prospective financial information does not take into account any circumstances or events occurring after the date they were prepared, including the transactions contemplated by the merger agreement. Further, the prospective financial information does not take into account the effect of any failure of the merger to occur and should not be viewed as accurate or continuing in that context.

The inclusion of the prospective financial information herein should not be deemed an admission or representation by the Company, The Blackstone Group or the board of directors that they are viewed by the Company, The Blackstone Group or the board of directors as material information of the Company, and in fact the Company, The Blackstone Group and the board of directors view the prospective financial information as non-material because of the inherent risks and uncertainties associated with such long-range forecasts. The prospective financial information should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained herein and in the Company’s public filings with the SEC, which are available without charge at www.sec.gov (see also “Where Stockholders Can Find More Information” beginning on page 154). Stockholders should be aware that the 2011 Management Plan, May 2011 Board Forecast and the July 2011 Board Forecast were prepared for different purposes than the 2012-2016 Projections provided to the Company’s financial advisors and, as a result, may not utilize the same assumptions. In light of the foregoing factors and the uncertainties inherent in the Company’s prospective information, stockholders are cautioned not to place undue, if any, reliance on the prospective information included in this Proxy Statement.

2011 Management Plan, May 2011 Board Forecast and July 2011 Board Forecast

The 2011 Management Plan was a product of the Company’s annual planning process for 2011 in conjunction with establishing performance targets and, accordingly, did not consider certain risk-adjustments. Additionally, the May 2011 Board Forecast and July 2011 Board Forecast were both prepared for board of directors meetings with a view towards potential full year 2011 performance without consideration of certain risk-adjustments.

The following is the full year 2011 prospective financial information from the 2011 Management Plan, the May 2011 Board Forecast and July 2011 Board Forecast provided to The Blackstone Group and the Company’s financial advisors ($ in millions):

	2011 Management Plan	May 2011 Board Forecast	July 2011 Board Forecast
Revenue:
Claims Management	$210	$219	$218
Payment Services	247	249	251
Patient Statements	260	260	261
Revenue Cycle Management	308	305	301
Dental	31	32	32
Pharmacy Services	94	92	91
Eliminations	(4)	(4)	(4)

Total Revenue	$1,146	$1,153	$1,150

Direct Expenses	$443	$448	$451
Operating Expenses (including Equity-Based Compensation)	$414	$425	$421
Equity-Based Compensation	$20	$21	$23
Adjusted EBITDA	$310	$304	$305
Capital Expenditures	$47	$58	N/A
Net Cash provided by Operating Activities	N/A	$220	N/A

2012-2016 Projections

Although management does not routinely prepare long-term projections during its annual operations, in July 2011, management of the Company prepared the 2012-2016 Projections, which were reviewed by the board of directors and provided to the Company’s financial advisors.

The following are the 2012-2016 Projections ($ in millions) and assumptions provided to the Company’s financial advisors:

	2012	2013	2014	2015	2016
Revenue	$1,222	$1,299	$1,390	$1,487	$1,597
Adjusted EBITDA	$330	$355	$382	$416	$446
Equity-Based Compensation	$24	$26	$28	$30	$32
Depreciation and Amortization	$153	$156	$149	$147	$145
Income Tax Rate	39%	39%	39%	39%	39%
Capital Expenditures	$58	$62	$66	$71	$76
Day Sales Outstanding in Accounts Receivable	57.5	57.5	57.5	57.5	57.5
Annual Growth in Other Current Assets	3%	3%	3%	3%	3%
Annual Growth in Accounts Payable	3%	3%	3%	3%	3%
Annual Growth in Other Current Liabilities	3%	3%	3%	3%	3%
Increase in Working Capital	$8	$9	$11	$12	$13

Certain of the prospective financial information set forth above under the headings “Special Factors—Projected Financial Information—2011 Management Plan, May 2011 Board Forecast and July 2011 Board Forecast” and “Special Factors—Projected Financial Information—2012-2016 Projections,” including non-GAAP Adjusted EBITDA, may be considered non-GAAP financial measures. The Company provided this information to The Blackstone Group and the Company’s financial advisors because the Company believed it could be useful in evaluating, on a prospective basis, the Company’s potential operating performance and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. A reconciliation of the differences between Adjusted EBITDA and GAAP operating income for 2010, the 2011 Management Plan, the May 2011 Board Forecast, the July 2011 Board Forecast and the 2012-2016 Projections is as follows:

	Year Ended December 31, 2010	2011 Management Plan	May 2011 Board Forecast	July 2011 Board Forecast	2012 - 2016 Projections
					2012	2013	2014	2015	2016
	(In millions)
Operating Income	$118	$135	$130	$128	$152	$172	$205	$240	$269
Depreciation and Amortization	125	153	150	149	153	156	149	147	145
Equity-Based Compensation	17	20	21	23	24	26	28	30	32
Other Adjustments	8	2	3	5	0	0	0	0	0

Adjusted EBITDA	$268	$310	$304	$305	$330	$355	$382	$416	$446

Financing of the Merger

The obligations of Parent and Merger Sub to complete the merger under the merger agreement are not subject to a condition of Parent or Merger Sub obtaining funds to consummate the merger. Parent and Merger Sub have obtained equity and debt financing commitments for the transactions contemplated by the merger agreement, the aggregate proceeds of which, together with the Rollover Investment described below and cash on hand at the closing, will, assuming such financing commitments are funded in accordance with their terms, be sufficient to consummate the merger and the other transactions contemplated by the merger agreement, including the payment by Parent of the per share merger consideration and all related fees and expenses, to refinance certain indebtedness of the Company, including indebtedness under the First Lien Credit Agreement and the Second Lien Credit Agreement, each dated as of November 16, 2006 (as amended, restated, supplemented, or modified from time to time prior to the closing date) among Emdeon Business Services LLC, certain subsidiaries of the Company, Citibank, N.A., as administrative agent and collateral agent, the lenders party thereto, and the other agents party thereto (the “Existing Credit Agreements”), and to pay any other amounts required to be paid at the closing date of the merger in connection with the consummation of the transactions contemplated by the merger agreement.

Equity Financing

On August 3, 2011, Sponsor entered into an equity commitment letter with Parent pursuant to which Sponsor committed to capitalize Parent, at the closing of the merger, with an aggregate equity contribution not to exceed $870.0 million in cash (the “Equity Commitment”), which amount may be reduced to the extent that Parent does not require the full amount of such equity commitment to consummate the merger and such reduction does not prevent or materially impair or delay the consummation of the merger and the other transactions contemplated by the merger agreement. The Equity Commitment is conditioned upon (i) the execution and delivery of the merger agreement by the Company, (ii) the satisfaction of all of Parent’s and Merger Sub’s conditions to closing the merger set forth in the merger agreement (other than those conditions, that by their nature, are to be satisfied at the closing of the merger (but subject to their satisfaction at the closing of the merger) or the failure of which to be satisfied is attributable primarily to any breach by Parent or Merger Sub of their respective representations, warranties, covenants or agreements contained in the merger agreement), (iii) the debt financing having been funded or would be funded at the closing of the merger if the equity financing and the Rollover Investment were made on such date and (iv) the concurrent consummation of the merger. The Equity Commitment will terminate upon the earliest to occur of (A) the closing of the merger (at which time Sponsor’s obligations will be discharged), (B) the termination of the merger agreement and (C) the Company or any of its controlled affiliates asserting a claim under the limited guarantee (as described below) or against Sponsor in connection with the merger (other than claims relating to breach of the confidentiality agreement, dated June 22, 2011 between an affiliate of Parent and the Company, seeking specific performance against Parent or Merger Sub under the merger agreement or against Sponsor to the extent permitted by the limited guarantee, against Parent pursuant to certain provisions in the merger agreement relating to payment of the Company’s costs and expenses or against

Parent in respect of certain claims for indemnification and/or payment of the reverse termination fee if asserted in the alternative to any claim for specific performance). The Company has the right to enforce the commitment of Sponsor as a third party beneficiary to the extent the Company is granted specific performance under the merger agreement to cause the Equity Commitment to be funded.

The foregoing summary of the equity commitment letter does not purport to be complete and is qualified in its entirety by reference to the equity commitment letter. A copy of the equity commitment letter is attached as exhibit (b)(1) to the statement on Schedule 13E-3 filed by the Company and the filing persons listed thereon with the SEC on August 22, 2011.

Debt Financing

On August 22, 2011, Parent and Merger Sub received an amended and restated debt commitment letter from Bank of America, N.A. (“Bank of America”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Barclays Bank PLC (“Barclays Bank”), Barclays Capital, the investment banking division of Barclays Bank (“Barclays Capital”), Citigroup Global Markets Inc., Citibank, N.A., Citigroup USA, Inc., Citicorp North America, Inc. and/or any of their affiliates (“Citi”) and Goldman Sachs Bank USA (“Goldman Sachs” and, together with Bank of America, Merrill Lynch, Barclays Bank, Citi and Barclays Capital, the “Commitment Parties”), amending and restating that certain debt commitment letter dated August 3, 2011 from Bank of America, Merrill Lynch, Barclays Bank, Barclays Capital and Citi, pursuant to which and subject to the conditions set forth therein each of Bank of America, Barclays Bank, Citi and Goldman Sachs (each an “Initial Lender” and collectively, the “Initial Lenders”) committed severally to provide to Parent a portion (and together equaling 100%) of a $1,325.0 million senior secured credit facility, consisting of a $125.0 million senior secured revolving credit facility (the “Revolving Facility”) and $1,200.0 million in aggregate principal amount of senior secured term loans (the “Term Facility” and, together with the Revolving Facility, the “Senior Facilities”). In addition, to the extent Parent does not receive up to $750.0 million of gross proceeds from the issuance of senior unsecured notes (“Senior Notes”) on the closing date of the merger (including any issuance of Senior Notes to funds affiliated with The Blackstone Group), the borrower under the senior facilities (the “Borrower,” which refers to Merger Sub or the Company, and, after the consummation of the merger, the surviving corporation) may elect and the Initial Lenders have committed severally to provide to Merger Sub a portion (and together equaling 100%) of up to $750.0 million (minus the amount of gross proceeds from any Senior Notes issuance) of senior unsecured increasing rate loans (the “Senior Bridge Loans”) under a new senior unsecured credit facility (the “Senior Bridge Facility” and, together with the Senior Facilities, the “Facilities”).

The Term Facility will be available in a single drawing on the closing date. The letters of credit and the proceeds of loans under the Revolving Facility (except as set forth below) will be available for working capital and general corporate purposes after the closing of the merger. Loans under the Revolving Facility will be made available on the closing date (i) in an aggregate principal amount of up to $50.0 million (A) to finance the Transactions and certain fees and expenses related to the Transactions (including to fund original issue discount or upfront fees in connection with the Senior Facilities as agreed by Parent with the Commitment Parties under the debt commitment letter) and (B) for working capital needs and (ii) to fund any or all original issue discount or certain upfront fees in connection with changes to such upfront fees or original issue discount by the Commitment Parties as agreed to separately by Parent or in connection with the issuance of the Senior Notes or any other securities on the closing date. Letters of credit may be issued on the closing date to backstop or replace letters of credit outstanding on the closing date (including by “grandfathering” such existing letters of credit in the Revolving Facility) or for other general corporate purposes.

Interest under the Revolving Facility will be payable either at an adjusted LIBOR-based rate plus 4.50% or an alternate base rate (based on the highest of the administrative agent’s prime rate, the Federal Funds Effective Rate plus 0.50% and adjusted LIBOR for interest periods of one month plus 1.00%) plus 3.50% at the option of the Borrower or as otherwise provided in the credit agreement to be entered into on the closing date. Interest under the Term Facility will be payable either at an adjusted LIBOR-based rate (subject to a floor of 1.25%) plus 4.75% or an alternate base rate (as determined as set forth in the previous sentence, subject to a floor of 2.25%)

plus 3.75% at the option of the Borrower or as otherwise provided in the credit agreement to be entered into on the closing date. For the Senior Facilities, the margin over the adjusted LIBOR-based rate and the margin over the alternate base rate will be subject to (1) in the case of the Revolving Facility, at least one adjustment of 0.25% and (2) in the case of the Term Facility, one adjustment of 0.25%, in each case based on the Borrower’s consolidated first lien leverage ratio. Interest will be payable under both the Revolving Facility and the Term Facility at the end of each interest period set forth in the credit agreement to be entered into on the closing date (but at least every three months). The Term Facility will mature on the date that is seven years after the closing date and will amortize in equal quarterly installments in aggregate annual amounts equal to 1% of the original principal amount of the Term Facility with the balance payable on the final maturity date. The Revolving Facility will mature on the date that is five years after the closing date.

The Senior Facilities will be guaranteed on a joint and several basis by the direct parent company of the Borrower (“Holdings”) and by all of the existing and subsequently acquired or organized direct or indirect wholly-owned domestic subsidiaries of the Borrower other than certain immaterial and other subsidiaries (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”). The Senior Facilities will be secured, subject to permitted liens and other agreed upon exceptions, by substantially all of the present and after-acquired assets of the Borrower and each Guarantor, including (i) a pledge of all of the capital stock of the Borrower, (ii) a pledge of all of the capital stock directly held by the Borrower or any Guarantor in certain material wholly-owned subsidiaries with certain exceptions, including limitations on the pledge of the capital stock of foreign subsidiaries and (iii) security interests in, and mortgages on, substantially all other tangible and intangible assets of the Borrower and each Guarantor (including accounts receivable, inventory, equipment, general intangibles, investment property, intellectual property, material fee-owned real property), material intercompany notes and proceeds of the foregoing.

Interest under the Senior Bridge Loans will initially equal an adjusted LIBOR-based rate (subject to a floor of 1.25%) plus 8.50% increasing to a specified cap following the 60th day after the closing date. The Senior Bridge Loans will be guaranteed on a joint and several basis by the subsidiaries of the Borrower that are Guarantors of the Senior Facilities on a senior unsecured basis, with the guarantee of each subsidiary of the Borrower that is a Guarantor under the Senior Bridge Loans being pari passu in right of payment with all obligations under the Senior Facilities.

Any Senior Bridge Loan not paid in full on or before the first anniversary of the merger will be automatically converted into a senior unsecured term loan (a “Senior Term Loan”) with a maturity of eight years after the closing date of the merger. On the date of such conversion and on a monthly basis thereafter, the applicable Lenders may choose to exchange Senior Term Loans in whole or in part for senior unsecured exchange notes (“Senior Exchange Notes”) (subject to the Borrower receiving requests to issue Senior Exchange Notes in the aggregate principal amount of at least $150.0 million). The principal amount of Senior Exchange Notes issued will equal the principal amount of Senior Term Loans exchanged. Senior Exchange Notes will mature eight years after the closing date of the merger and the Borrower will be required to use commercially reasonable efforts to register Senior Exchange Notes for public sale under a registration statement in compliance with applicable securities laws.

The debt commitment letter expires on the earlier of (i) any valid termination of the merger agreement and (ii) 11:59 p.m. on February 9, 2012. There are no current plans to repay the debt to be incurred in connection with the merger.

The Initial Lenders’ commitments to provide the debt financing are subject to, among other things:

•

the execution and delivery of definitive documentation with respect to the applicable Facilities consistent with the debt commitment letter (including the term sheets) and the applicable specified documentation principles;

•	the accuracy of (i) certain specified representations and warranties made by the Borrower and guarantors in the definitive documentation of the applicable debt facilities and (ii) such representations and warranties made by the Company in the merger agreement as are material to the interests of the lenders, but only to the extent that Parent has the right to terminate its obligations under the merger agreement as a result of a breach of such representations and warranties;

•

the consummation of the merger (without any amendments to the merger agreement or any waivers thereof in any material respect that are materially adverse to the lenders (in their capacity as such) without the consent of the Commitment Parties (such consent not to be unreasonably withheld or delayed)) substantially simultaneously with the initial borrowing under any of the Facilities; provided that any reduction in the purchase price for the merger will not be deemed to be materially adverse to the lenders to the extent (i) 67% of such reduction is applied to reduce the amount of commitments in respect of the Senior Bridge Loans and (ii) 33% of such reduction is applied to reduce the amount of the equity contribution;

•

since December 31, 2010 and through August 3, 2011, there not having occurred a Company Material Adverse Effect (as defined in the merger agreement as in effect on August 3, 2011 and without giving effect to certain actions which are to be excluded from the definition of Company Material Adverse Effect with the written consent, waiver or at the written request of Parent, unless the lead arrangers have consented to such written consent, waiver or request by Parent); except (i) as disclosed in Company’s SEC Reports (as defined in the merger agreement) filed with the SEC on or after August 11, 2009 and prior to August 3, 2011, other than any disclosures contained under the captions “Risk Factors” or “Forward-Looking Statements” to the extent that such disclosures are general in nature or cautionary, predictive or forward-looking in nature and (ii) as set forth in the corresponding section of the disclosure letter delivered by the Company to Parent before execution of the merger agreement;

•	since August 3, 2011, there not having occurred a Company Material Adverse Effect (as defined in the bullet point directly above);

•

the consummation of the equity contribution prior to or substantially simultaneously with the initial borrowings under the Term Facility, in an amount at least equal to 33% of the sum of (i) the aggregate gross proceeds received from the loans borrowed under the Term Facility, excluding any gross proceeds received from any increase in the loans under the Term Facility, to fund original issue discount or upfront fees, (ii) the aggregate gross proceeds received from the loans borrowed under the Revolving Facility, excluding any loans to fund original issue discount or upfront fees or working capital needs, (iii) the aggregate gross proceeds received from Senior Notes issued and/or gross proceeds received from the Senior Bridge Loans borrowed, as applicable, (iv) the aggregate principal amount of any other indebtedness for borrowed money incurred to fund any portion of (or assumed in connection with) the transactions related to the merger and (v) the amount of cash contribution and rollover equity, in each case on the closing date;

•

all indebtedness under the Existing Credit Agreements shall have been paid in full, and all commitments, security interests and guaranties in connection therewith shall have been terminated and released;

•	the delivery of certain audited, unaudited and pro forma financial statements;

•

the delivery of customary closing documents (including, among other things, customary legal opinions, customary evidence of authority, customary officer’s certifications, good standing certificates (to the extent applicable) in the respective jurisdictions of the Borrower and the guarantors) and the delivery of a solvency certificate from the chief financial officer, chief accounting officer or other officer with equivalent duties of the Borrower in substantially the form attached to the debt commitment letter;

•

the delivery of documentation and other information about the Borrower and guarantors required under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act) requested in writing at least 15 days prior to the date of initial funding under the Senior Facilities and consummation of the merger;

•

with respect to the Senior Facilities, execution and delivery, of documents and instruments required to perfect the security interest in the collateral and, if applicable, be in the proper form for filing (it being understood that, to the extent any collateral (other than certain specified assets) cannot be provided or perfected on the closing date after commercially reasonable efforts to do so or without undue burden or expense, the provision and/or perfection of such collateral will not constitute a condition precedent to the availability of the Facilities on the closing date, but will be required to be provided and/or perfected within 90 days after the closing date (subject to extensions in the reasonable discretion of the Agent);

•

as a condition to the availability of the Senior Bridge Facility, the delivery by the Borrower to the Commitment Parties of (i) a customary preliminary offering memorandum containing all customary information (other than a “description of notes” and information customarily provided by the Commitment Parties or their counsel), including financial statements, pro forma financial statements, business and other financial data of the type and form customarily included in private placements pursuant to Rule 144A promulgated under the Securities Act (including information required by Regulation S-X and Regulation S-K under the Securities Act, which is understood not to include consolidating and other financial statements and data that would be required by Section 3-10 and 3-16 of Regulation S-X and Item 402 of Regulation S-K and information regarding executive compensation and related party disclosure related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A) and (ii) drafts of customary comfort letters (which shall provide “negative assurance” comfort) by independent auditors of the Company which such auditors are prepared to issue upon completion of customary procedures;

•

as a condition to the availability of the Senior Bridge Facility, the expiration of the marketing period of 15 consecutive business days ending on the business day immediately prior to closing date (excluding certain specified days) following the receipt of the offering memorandum and comfort letter referred to in the immediately preceding bullet to seek placement of the Senior Notes with qualified purchasers thereof; and

•	payment of specified fees and expenses due to the Commitment Parties, to the extent invoiced before a specified date.

The Initial Lenders’ commitments to provide the debt financing are not conditioned upon a successful syndication of any of the Facilities with other financial institutions. The Initial Lenders may syndicate a portion of the Facilities to funds affiliated with The Blackstone Group. No Commitment Party may assign all or any portion of its commitments hereunder until after the closing date and, unless agreed to in writing by Parent and Merger Sub, each Commitment Party shall retain exclusive control over all rights and obligations with respect to its commitments, including all rights with respect to consents, modifications, waivers and amendments.

The foregoing summary of the debt commitment letter does not purport to be complete and is qualified in its entirety by reference to the debt commitment letter. A copy of the debt commitment letter is attached as exhibit (b)(2) to the statement on Schedule 13E-3 filed by the Company and the filing persons listed thereon with the SEC on August 22, 2011.

Rollover Commitment; Unit Purchase Agreement

On August 3, 2011, pursuant to the Rollover Letter, (i) H&F Harrington committed to contribute, at the closing of the merger and immediately prior to the consummation of the merger, an aggregate amount of 5,819,849 shares of Emdeon Class A common stock to Parent and (ii) the H&F Unitholders collectively committed (on a several basis) to enter into, at the effective time of the merger, a unit purchase with EBS Holdco II, LLC, pursuant to which, immediately after the effective time of the merger, the H&F Unitholders will sell 22,586,390 EBS Units in the aggregate to EBS Holdco II, LLC in accordance with the terms and subject to the conditions of such unit purchase agreement. EBS Holdco II, LLC is a wholly-owned subsidiary of the Company and, at the effective time of the merger, will be an indirect wholly-owned subsidiary of Parent. Pursuant to the Rollover Letter, H&F Harrington will receive in exchange for its Emdeon Class A common stock contributed to Parent a pro rata share of the equity of Parent, assuming that the value of each share of contributed stock is equal to the per share merger consideration of $19.00, provided that under no circumstances will H&F Harrington be obligated to contribute and deliver more than 5,819,849 shares of Emdeon Class A common stock to Parent. Pursuant to the unit purchase agreement, the H&F Unitholders will each receive a per EBS Unit purchase price of $19.00 in cash for approximately 50% of their EBS Units, and the remaining approximately 50% of their EBS Units will be exchanged for a pro rata share of the equity of Parent, based on a value for each EBS Unit of $19.00. The percentage of EBS Units to be exchanged for cash as opposed to equity of Parent will be adjusted to give effect to any equity syndication of Sponsor’s and/or the H&F Equityholders’ equity commitments to co-investors (which co-investors may include funds affiliated with The Blackstone Group) conducted by Sponsor prior to the effective time of the merger. The commitment of H&F Harrington under the Rollover Letter is conditioned on (A) the satisfaction or waiver by Parent of all of its and Merger Sub’s conditions to closing the merger set forth in the merger agreement, (B) the substantially simultaneous funding by Sponsor, together with any co-investors, of the equity commitments described above under “Special Factors—Financing of the Merger—Equity Financing,” beginning on page 75, and (C) the substantially simultaneous consummation of the merger in accordance with the terms of the merger agreement. In addition, H&F Harrington shall not be obligated to contribute its shares of Emdeon Class A common stock to Parent pursuant to the Rollover Letter if the aggregate amount of funded indebtedness of Parent and its subsidiaries is less than $1.65 billion or the aggregate cash equity commitment to Parent by Sponsor is less than $550.0 million. The commitment of the H&F Unitholders to enter into the unit purchase agreement is conditioned on the consummation of the merger pursuant to the merger agreement. The Company has the right to enforce the commitment of H&F Harrington under the Rollover Letter as a third party beneficiary to the extent the Company is granted specific performance under the merger agreement to cause the Equity Commitment to be funded. See “The Merger Agreement—Effect of Termination; Fees and Expenses—Specific Performance,” beginning on page 139.

The foregoing summary of the Rollover Letter and the form of unit purchase agreement does not purport to be complete and is qualified in its entirety by reference to the Rollover Letter and the form of unit purchase agreement. Copies of the Rollover Letter and the form of unit purchase agreement are attached as exhibits (d)(2) and (d)(7) to the statement on Schedule 13E-3, respectively, filed by the Company and the filing persons listed thereon with the SEC on August 22, 2011.

Interim Investors Agreement

Parent, Sponsor and each of the H&F Equityholders entered into an interim investors agreement on August 3, 2011. The interim investors agreement provides for, among other things, the following:

•

Restrictions on Actions under the Merger Agreement. Sponsor has agreed to cause Parent not to amend the merger agreement in a manner that is materially adverse to the H&F Equityholders or disproportionately adverse to the H&F Equityholders relative to Sponsor without the prior written approval of the H&F Equityholders.

•

Restrictions on Terminating the Debt Commitment Letter. Sponsor has agreed to cause Parent and Merger Sub not to terminate the debt commitment letter without the prior written approval of the H&F Equityholders, unless Parent has obtained replacement financing subject to maintaining a minimum amount of funded indebtedness (as described below), which financing is approved by Sponsor.

•

Syndication of Equity Commitments. Sponsor is permitted to syndicate its and the H&F Equityholders’ respective equity commitments to third party co-investors. The first $200.0 million of syndicated equity will reduce Sponsor’s cash equity commitment, the next $85.0 million will reduce the H&F Equityholders’ rollover equity commitment and the next $120.0 million will reduce Sponsor’s cash equity commitment. Any co-investor to whom a portion of Sponsor’s or the H&F Equityholders’ respective equity commitments are so syndicated will be required to become a party to the interim investors agreement. No such syndication will relieve Sponsor or the H&F Equityholders of their respective equity commitments pursuant to the equity commitment letter or the Rollover Letter.

•

Minimum Funded Indebtedness and Cash Equity Commitment. The interim investors agreement provides for a minimum funded indebtedness of Parent and its subsidiaries of $1.65 billion and a minimum aggregate cash equity commitment to Parent by Sponsor of $550.0 million.

•

Back-Stop Guarantees. The interim investors agreement provides that certain co-investors may agree to commit to provide “back-stop” guarantees pursuant to which such co-investors would be obligated to pay a portion of any amounts payable by Sponsor under the limited guarantee. No such back-stop guarantee will relieve Sponsor of its obligations under the limited guarantee. In addition, none of the H&F Equityholders nor any of their affiliates, partners, members, directors, officers, employees and other specified persons (i) shall be obligated to, or otherwise have any liability with respect to, any guarantee obligations of the Sponsor, any “back-stop” guarantee obligations of any co-investors, or any reverse termination fee payable by Parent or Merger Sub to the Company and/or (ii) will be entitled to receipt of any termination fee payable by the Company to Parent and/or Merger Sub.

•

Fees and Expenses. If the merger is consummated, Parent has agreed to, and to cause the surviving corporation to, pay the reasonable and documented, third party, out-of-pocket expenses (including attorneys’ fees) incurred by Sponsor, the H&F Equityholders and any co-investor that becomes a party to the interim investors agreement relating to transactions contemplated by the merger agreement. Sponsor and H&F Equityholders will share future monitoring fees pro rata based upon their equity ownership of the surviving corporation. In addition, an affiliate of The Blackstone Group will be entitled to an advisory fee of up to $10 million, which will be payable by Parent or its subsidiaries, at the closing of the merger.

•

Tax Receivable Agreements. Parent has agreed to cause the surviving corporation to enter into the amended and restated tax receivable agreements described below in connection with the closing of the merger.

•

Unit Purchase Agreement. The H&F Equityholders and Parent have agreed to cause the H&F Unitholders and EBS Holdco II LLC, a wholly-owned subsidiary of the Company, respectively, to enter the unit purchase agreement described above under “Special Factors—Financing of the Merger—Rollover Commitment; Unit Purchase Agreement” beginning on page 79 at the effective time of the merger.

The foregoing summary of the interim investors agreement does not purport to be complete and is qualified in its entirety by reference to the interim investors agreement. A copy of the interim investors agreement is attached as exhibit (d)(3) to the statement on Schedule 13E-3 filed by the Company and the filing persons listed thereon with the SEC on August 22, 2011.

Limited Guarantee

In connection with the merger agreement, Sponsor has executed a limited guarantee in favor of the Company to guarantee, subject to the limitations described therein, certain obligations of Parent pursuant to the merger agreement. Under the limited guarantee, Sponsor has guaranteed the payment of any reverse termination fee that may become payable by Parent following a termination of the merger agreement by the Company in specified circumstances, all accrued interest and costs of enforcement with respect thereto and certain expense reimbursement and indemnification obligations of Parent in connection with the Company’s cooperation with the debt financing, subject to an overall cap of $163.0 million.

The limited guarantee will terminate as of the earliest to occur of (i) the consummation of the closing of the merger, (ii) the first anniversary after the date of the limited guarantee (unless the Company has made a claim under the limited guarantee prior to such date, in which case the relevant date shall be the date that such claim is finally settled, satisfied or otherwise resolved in a final judicial determination or by agreement of the parties to the limited guarantee) and (iii) the time at which all obligations under the limited guarantee equal to $163.0 million have been paid in full.

The foregoing summary of the limited guarantee does not purport to be complete and is qualified in its entirety by reference to the limited guarantee.

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendation of the board of directors, you should be aware that certain directors and executive officers of Emdeon have interests in the merger, including those described below and as described in “Advisory Vote on Golden Parachute Compensation” beginning on page 141, that are different from or in addition to your interests as a stockholder and that may present actual or potential conflicts of interest. The members of the board of directors were aware of such interests and considered them, among other matters, when deciding to approve the merger.

Indemnification of Directors and Officers; Directors’ and Officers’ Insurance

Parent has agreed to maintain, and cause the surviving corporation to maintain, for at least six years following the effective time of the merger the current policies of directors’ and officers’ liability insurance or policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous with respect to claims arising out of or relating to events which occurred before or at the effective time of the merger (including in connection with the negotiation and execution of the merger agreement and the consummation of the merger). Such policies shall not have an annual premium in excess of 250% of the last annual premium being paid by the Company prior to the date of the merger agreement. In lieu of Parent purchasing such policy after the effective time of the merger, the Company may, prior to the effective time of the merger, purchase a “tail” directors’ and officers’ liability policy covering the aforementioned matters at a cost not to exceed 250% of the last annual premium paid by the Company prior to the date of the merger agreement and if the Company elects to do so prior to the effective time of the merger, the surviving corporation shall maintain such policy for six years. In addition, for a period of six years after the effective time of the merger, Parent and the surviving corporation have agreed to indemnify each present and former director, officer or employee of the Company or any of its subsidiaries against all costs or expenses (including legal fees and disbursements), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any action, arbitration, litigation, suit or other civil or criminal proceeding or governmental investigation, including liabilities arising out of or relating to all acts and omissions arising out of or relating to their services as directors or officers and employees of the Company or its subsidiaries occurring prior to the effective time, whether asserted or claimed before or after the effective time of the merger.

Merger Proceeds in Respect of Equity Awards and Shares of Emdeon Class A Common Stock

Merger Proceeds in Respect of Stock Options and Restricted Stock Units

In connection with entering into the merger agreement, the compensation committee of the board of directors approved the accelerated vesting, to be effective immediately prior to the consummation of the merger, of unvested stock options and restricted stock units in respect of Emdeon Class A common stock outstanding immediately prior to the consummation of the merger (excluding unearned performance-contingent options, which shall be forfeited immediately prior to the effective time of the merger). Pursuant to the terms of the agreements governing the options and restricted stock units, those unvested awards would otherwise have become vested on the one-year anniversary of the merger or earlier termination of the holder’s employment without cause or for good reason.

In accordance with the merger agreement, immediately prior to the effective time of the merger, each outstanding stock option issued under the 2009 Equity Plan (excluding unearned performance-contingent options which shall be forfeited immediately prior to the effective time of the merger), whether or not then exercisable or vested, will be cancelled and converted into the right to receive an amount in cash equal to, without interest and less applicable withholding taxes, the product of (i) the excess of $19.00 (which is the per share merger consideration) over the per share exercise price of the applicable stock option and (ii) the aggregate number of shares of Emdeon Class A common stock that may be acquired upon exercise of such stock option (whether vested or unvested). The merger agreement also provides at the effective time of the merger, each restricted stock unit granted under the 2009 Equity Plan, whether or not the restricted periods have lapsed, will be cancelled and converted into the right to receive an amount in cash equal to, without interest and less applicable withholding taxes, the product of (i) $19.00 and (ii) the number of shares of Emdeon Class A common stock in respect of which such restricted stock unit conveyed the right to receive.

The following table sets forth, as of September 22, 2011 (the latest date practicable prior to the filing of this Proxy Statement) and assuming the merger occurred on such date, for each of the Company’s executive officers and directors, the approximate cash proceeds that each of them will receive at the completion of the merger (without accounting for any applicable withholding taxes) in exchange for “in-the-money” options and restricted stock units, including those that are currently unvested and would become vested in connection with the merger.

Stock Options and Restricted Stock Units

Name	Principal Position	Number of Shares Underlying Vested In-The- Money Options (#)	Cash Received in respect of Vested In-The- Money Options ($)	Number of Shares Underlying Unvested In-The- Money Options (#)		Cash Received in respect of Unvested In-The- Money Options ($)	Restricted Stock Units (#)	Cash Received in respect of Restricted Stock Units ($)	Total Payments in Respect of Options and Restricted Stock Units ($)
Executive Officers
George I. Lazenby, IV	Chief Executive Officer	313,081	$1,064,272	323,291		$1,042,983	34,500	$655,500	$2,762,755

Tracy L. Bahl	Executive Chairman	189,177	$662,120	365,708	(1)	$1,279,978	—	—	$1,942,098

Bob A. Newport, Jr.	Chief Financial Officer	129,301	$439,222	165,076		$542,570	21,375	$406,125	$1,387,917

J. Philip Hardin	Executive Vice President—Provider Services	110,869	$380,770	106,185		$351,832	10,625	$201,875	$934,477

Mark Lyle	Senior Vice President, Pharmacy Services	44,800	$151,952	104,400		$354,856	13,750	$261,250	$768,058

Gregory T. Stevens	Executive Vice President, General Counsel & Secretary	281,590	$973,445	242,045		$814,798	19,500	$370,500	$2,158,743

Gary D. Stuart	Executive Vice President—Payer Services	128,695	$440,737	144,598		$481,005	15,625	$296,875	$1,218,617

All Executive Officers as a Group			$4,112,518			$4,868,022		$2,192,125	$11,172,665

Non-Employee Directors
Dinyar S. Devitre	Director	5,000	$17,500	5,000		$17,500	5,685	$108,015	$143,015
Mark F. Dzialga	Director	20,000	$70,000	20,000		$70,000	—	—	$140,000
Philip U. Hammarskjold(2)	Director	20,000	$70,000	20,000		$70,000	—	—	$140,000
Jim D. Kever	Director	5,000	$17,500	5,000		$17,500	5,685	$108,015	$143,015
Jonathan C. Korngold	Director	20,000	$70,000	20,000		$70,000	—	—	$140,000
Kevin M. McNamara(3)	Director	—	—	—		—	—	—	—
Philip M. Pead(4)	Director	10,000	$35,000	—		—	—	—	$35,000
Allen R. Thorpe(2)	Director	20,000	$70,000	20,000		$70,000	—	—	$140,000

TOTAL:			$4,462,518			$5,183,022		$2,408,155	$12,053,695

(1)	Mr. Bahl holds 108,339 unvested stock options subject to vesting based on his continued service, for which vesting will be accelerated and which stock options will be cashed out in the merger. Mr. Bahl also holds 643,422 unvested and unearned performance-contingent stock options that are subject to vesting based on a combination of performance results for fiscal years 2011 and 2012 and his continued service. 257,369 of those performance-contingent stock options will become “earned” and 386,053 will be forfeited in accordance with their terms as a result of the merger. The 257,369 earned options will be 50% vested by their terms and vesting will be accelerated for the balance; all earned performance-contingent stock options will be cashed out in the merger.

(2)	Held by the individual for the benefit of H&F Harrington and HFCP Domestic.
(3)	Mr. McNamara was appointed to the board of directors on August 24, 2011.
(4)	Mr. Pead resigned from the board of directors effective August 24, 2011, as contemplated by the disclosure contained in the Company’s proxy statement for the annual meeting of stockholders held on May 25, 2011 and following the identification of Mr. McNamara as a qualified successor in a search conducted by the nominating and corporate governance committee of the board of directors. The board of directors approved the immediate vesting of the 5,000 previously unvested options then held by Mr. Pead and the lapse of the restricted period applicable to the 5,685 restricted stock units then held by Mr. Pead. The board of directors also extended the period during which Mr. Pead may exercise his options so that his vested options will expire February 24, 2012 (subject to earlier cancellation pursuant to the merger agreement).

Merger Proceeds in Respect of Shares of Emdeon Class A Common Stock and EBS Units

In connection with entering into the merger agreement, the compensation committee of the board of directors, acting on behalf of Emdeon in its capacity as the managing member of EBS Master, approved the accelerated vesting, to be effective immediately prior to the consummation of the merger, of unvested EBS Units (and corresponding shares of Emdeon Class B common stock) (excluding unearned performance-contingent EBS Units, which shall be forfeited immediately prior the consummation of the merger). Pursuant to the terms of the agreements governing the EBS Units (and corresponding shares of Emdeon Class B common stock) those unvested awards would otherwise have become vested on the one-year anniversary of the merger or earlier termination of the holder’s employment without cause or for good reason.

In accordance with the merger agreement prior to the effective time of the merger each EBS Unit (excluding unearned performance-contingent EBS Units, which shall be forfeited as of immediately prior to the merger), whether vested or unvested, together with each corresponding share of Emdeon Class B common stock, held by members of management and directors of the Company will be exchanged for one share of Emdeon Class A common stock.

The following table sets forth, as of September 22, 2011 (the latest day practicable prior to the filing of this Proxy Statement) and assuming the merger occurred on such date, for each of the Company’s executive officers and directors, the approximate cash proceeds that each of them will receive at the completion of the merger (without accounting for any applicable withholding taxes) in exchange for the shares of Emdeon Class A common stock held by them as of September 22, 2011 and shares of Emdeon Class A common stock issuable upon the exchange of EBS Units (and corresponding shares of Emdeon Class B common stock) held by them as of September 22, 2011, including those that are currently unvested and would become vested in connection with the merger.

Emdeon Class A Common Stock and EBS Units (and Emdeon Class B Common Stock)

Name	Shares of Class A Common Stock (#)	Cash Received in Respect of Shares of Class A Common Stock ($)	Vested EBS Units(1) (#)	Cash Received in Respect of Exchanged Vested EBS Units ($)	Unvested EBS Units(1) (#)		Cash Received in Respect of Exchanged Unvested EBS Units ($)	Total Payments in Respect of Class A Common Stock and Exchanged EBS Units(6) ($)
Executive Officers
George I. Lazenby, IV	4,749	$90,231	375,591	$7,136,229	134,919		$2,563,461	$9,789,921
Tracy L. Bahl(2)	—	—	48,664	$924,622	111,830	(2)	$2,124,764	$3,049,386
Bob A. Newport, Jr.	2,171	$41,249	109,685	$2,084,015	45,312		$860,928	$2,986,192
J. Philip Hardin	1,300	$24,700	94,224	$1,790,256	39,186		$744,534	$2,559,490
Mark Lyle(3)	866	$16,454	—	—	—		—	$16,454
Gregory T. Stevens	2,260	$42,940	64,404	$1,223,676	44,961		$854,259	$2,120,875
Gary D. Stuart	2,619	$49,761	150,965	$2,868,335	55,183		$1,048,477	$3,966,573

All Executive Officers as a Group		$265,335		$16,027,133			$8,196,423	$24,488,891

Non-Employee Directors
Dinyar S. Devitre	6,195	$117,705	7,239	$137,541	—		—	$255,246
Mark F. Dzialga	—	—	—	—	—		—	—
Philip U. Hammarskjold	—	—	—	—	—		—	—
Jim D. Kever	6,195	$117,705	7,239	$137,541	—		—	$255,246
Jonathan C. Korngold	—	—	—	—	—		—	—
Kevin M. McNamara(4)	—	—	—	—	—		—	—
Philip M. Pead(5)	36,880	$700,720	7,239	$137,541	—		—	$838,261
Allen R. Thorpe	—	—	—	—	—		—	—

TOTAL:		$1,201,465		$16,439,756			$8,196,423	$25,837,644

(1)	Includes a corresponding number of shares of Emdeon Class B common stock.
(2)	Mr. Bahl holds 29,199 unvested EBS Units (and corresponding shares of Emdeon Class B common stock) subject to vesting based on his continued service, for which vesting will be accelerated and which EBS Units (and Emdeon Class B common stock) will be exchanged for an equal number of shares of Emdeon Class A common stock immediately prior to the effective time of the merger. Mr. Bahl also holds 206,578 unvested and unearned performance-contingent EBS Units (and corresponding shares of Emdeon Class B common stock) subject to vesting based on a combination of performance results for fiscal years 2011 and 2012 and his continued service. 82,631 of those performance-contingent EBS Units (and corresponding shares of Emdeon Class B common stock), will become “earned” and 123,947 will be forfeited in accordance with their terms as a result of the merger. The 82,631 earned EBS Units (and corresponding shares of Emdeon Class B common stock) will be 50% vested by their terms, and vesting will be accelerated for the balance. All earned performance-contingent EBS Units (and corresponding shares of Emdeon Class B common stock) will be exchanged for an equal number of shares of Emdeon Class A common stock immediately prior to the effective time of the merger.

(3)	Excludes 421,607 shares of Emdeon Class A common stock owned by Lyle Holdings, L.P., a family partnership, in which Mr. Lyle holds an 80% limited partnership interest. Mr. Lyle is the sole member of Lyle Investment, LLC, the general partner of Lyle Holdings, L.P.
(4)	Mr. McNamara was appointed to the board of directors on August 24, 2011.
(5)	Mr. Pead resigned from the board of directors effective as of August 24, 2011.
(6)	The amounts reported above do not include payments that may be required to be made under the Management Tax Receivable Agreement (as defined in “Special Factors—Tax Receivable Arrangements”) that arise in connection with the exchange of EBS Units (and corresponding shares of Class B common stock). See “Special Factors—Tax Receivable Arrangements—Existing Tax Receivable Agreements” beginning on page 88. See also, “Advisory Vote on Golden Parachute Compensation” beginning on page 141.

For additional information regarding the nature of each director’s and executive officer’s beneficial ownership of Emdeon common stock, see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 148.

Employee-Related Interests

In addition to the other rights and interests in the merger described in this section, the Company’s executive officers are entitled to receive the same benefits under the merger agreement as all other employees of the Company. In this regard, Parent has agreed to honor the Company’s current employment and severance agreements after the effective time (and all of the executive officers are party to employment agreements with the Company or one of its affiliates that provide for severance upon involuntary termination of employment other than for “cause” and, in some cases, in the event of resignation for “good reason”), to maintain certain levels of compensation and benefits to the Company’s employees for one year after the merger and to recognize service with the Company prior to the merger for purposes of employees’ participation in the Company’s or Parent’s benefit plans after the merger. A more complete description of the benefits provided to the Company’s employees under the merger agreement is under the heading “The Merger Agreement—Covenants of Parent and/or Merger Sub—Employee Matters” beginning on page 130. For additional information regarding severance arrangements with the Company’s named executive officers, see “Advisory Vote on Golden Parachute Compensation” beginning on page 141.

New Management Arrangements

As of the date of this Proxy Statement, Parent has not entered into any employment agreements with any of the Company’s executive officers (or other employees of the Company) and, except for the accelerated vesting of stock options, restricted stock units and EBS Units (and corresponding shares of Emdeon Class B common stock) as described above, the Company has not amended or modified any existing employment agreements or other arrangements with its executive officers in connection with the merger. Parent or its affiliates may pursue agreements, arrangements or understandings with the Company’s executive officers, which may include cash, stock and co-investment opportunities and Parent or its affiliates may initiate negotiations of these arrangements, arrangements and understandings regarding employment with, or the right to participate in the equity of, the surviving corporation or Parent on a going-forward basis following the completion of the merger, however, in each case, there is no present contractual obligation to do so and neither Parent nor its affiliates has initiated any such negotiation as of the date of this Proxy Statement.

Transaction Related Bonuses

On July 31, 2011, the compensation committee of the board of directors approved a transaction bonus pool (in an aggregate amount of up to $3.5 million) that may be paid to employees, including executive officers, upon consummation of the merger, in recognition of their efforts in connection with the completion of the merger. The individuals eligible to receive a transaction bonus and the amount and other terms of each transaction bonus have not yet been determined and will be determined subject to reasonable consultation with Parent.

Investors Tax Receivable Agreements

As described below, in connection with and upon consummation of the merger, the GA Equityholders will retain the rights to certain distributions from the Tax Receivable Entity (as defined in “Special Factors—Tax Receivable Arrangements”) relating to certain tax benefit payments from the Company. Messrs. Korngold and Dzialga are directors of the Company and are affiliated with the GA Equityholders. See “Special Factors—Tax Receivable Arrangements” beginning on page 88.

In addition, as described below, in connection with the merger and the other transactions contemplated by the merger agreement, the Company will enter into amended and restated tax receivable agreements with the Tax Receivable Entity as of the closing of the merger. The Tax Receivable Entity is currently controlled by the H&F Equityholders and the GA Equityholders and following the consummation of the merger, will be controlled by the H&F Equityholders and Sponsor. Each of Messrs. Thorpe and Hammarskjold are directors of the Company and are affiliated with the H&F Equityholders. Messrs. Korngold and Dzialga are directors of the Company and are affiliated with the GA Equityholders. See “Special Factors—Tax Receivable Arrangements” beginning on page 88.

Management Tax Receivable Agreement

The Company may propose amendments to the Management Tax Receivable Agreement similar to the amendments discussed above for the Investors Tax Receivable Agreements as of the closing of the merger; however, there is no present contractual obligation to do so. See “Special Factors—Tax Receivable Arrangements” beginning on page 88. In the absence of such amendments, the consequence of the exchange of EBS Units (and corresponding shares of Emdeon Class B common stock) in accordance with the merger agreement, including previously unvested EBS Units (and corresponding shares of Emdeon Class B common stock) held by certain members of the Company’s senior management and board of directors (collectively, the “Management Members”), including the Company’s named executive officers, will be determined under their existing tax receivable agreement with the Company. See “Special Factors—Tax Receivable Arrangements—Existing Tax Receivable Agreements” beginning on page 88.

Additional information about merger related compensation and benefits payable to the Company’s named executed officers is set forth under “Advisory Vote on Golden Parachute Compensation” beginning on page 141.

Intent to Vote in Favor of the Merger

Our directors and executive officers have informed us that, as of the date of this Proxy Statement, they intend to vote all of the shares of Emdeon common stock owned directly by them in favor of the adoption of the merger agreement. As of September 23, 2011, the record date for the Special Meeting, our directors and current executive officers directly owned, in the aggregate, [            ] shares of Emdeon common stock entitled to vote at the Special Meeting, or collectively approximately [    ]% of the outstanding shares of Emdeon common stock entitled to vote at the Special Meeting.

Voting Agreements

Concurrently with the execution and delivery of the merger agreement, the GA Equityholders, on the one hand, and the H&F Equityholders, on the other hand (which are together referred to as the “Voting Agreement Equityholders”), have entered into separate voting agreements with Parent that cover an aggregate of approximately 72.0% of the outstanding shares of Emdeon common stock. Under the terms of its applicable voting agreement, each of the Voting Agreement Equityholders has agreed to vote, or cause to be voted, its shares of Emdeon common stock (i) in favor of the adoption of the merger agreement, (ii) in favor of any related proposal in furtherance of the merger and the transactions contemplated by the merger agreement, (iii) against any action or proposal that would result in a material breach of any material representation, warranty, covenants or agreement of either the Company contained in the merger agreement, or the applicable Voting Agreement Equityholder under its applicable voting agreement and (iv) against any takeover proposal.

The Voting Agreement Equityholders further agreed in each of their respective voting agreements with Parent not to (i) transfer beneficial ownership of any of their shares of Emdeon common stock unless such transfer is made in compliance with the voting agreement (including certain customary permitted transferee exceptions), (ii) enter into any other voting agreement, voting trust or similar arrangement with respect to each such Voting Agreement Stockholder’s shares of Emdeon common stock or (iii) grant any proxy, consent or power of attorney with respect to each such Voting Agreement Stockholder’s shares of Emdeon common stock. The Voting Agreement Equityholders further agreed not to solicit any takeover proposals or take any other action that the Company is prohibited from taking pursuant to the no-solicitation restrictions of the Company in the merger agreement as described under “The Merger Agreement—Covenants of the Company—No Solicitation of Takeover Proposals; Fiduciary Out” beginning on page 127.

The voting agreements were entered into by the Voting Agreement Equityholders solely in their capacity as stockholders of the Company, and the voting agreements do not limit or affect any actions taken by any officer or director of the Company solely in his or her capacity as a director or officer of the Company.

Each of the voting agreements will terminate automatically at the earliest of (i) the effective time of the merger, (ii) the termination of the merger agreement in accordance with its terms, (iii) any withdrawal or modification of, or any amendment to, the recommendation in respect of the merger and the merger agreement by the board of directors in a manner adverse to Parent, (iv) the making of any material change, by amendment, waiver or other modification to any provision of the merger agreement that (x) reduces the amount, changes the form or imposes any restrictions or additional conditions on the receipt of the merger consideration to the applicable Voting Agreement Equityholders that are party to the applicable voting agreements or (y) is otherwise materially adverse to the applicable Voting Agreement Equityholders that are party to the applicable voting agreement, and (v) February 9, 2012.

The foregoing summary of the voting agreements does not purport to be complete and is qualified in its entirety by reference to the voting agreements. Copies of the voting agreements are attached as exhibits (d)(4) and (d)(5) to the statement on Schedule 13E-3 filed by the Company and the filing persons listed thereon with the SEC on August 22, 2011.

Tax Receivable Arrangements

Existing Tax Receivable Agreements

In connection with the Company IPO, the Company entered into two tax receivable agreements (each an “Investors Tax Receivable Agreement”) with an entity (the “Tax Receivable Entity”) controlled by the H&F Equityholders and the GA Equityholders. One Investors Tax Receivable Agreement generally provides for the payment by the Company to the Tax Receivable Entity of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that the Company actually realizes in periods after the Company IPO as a result of (i) any step-up in tax basis in EBS Master’s assets resulting from the purchases by the Company and its subsidiaries of EBS Units prior to the Company IPO, (ii) tax benefits related to imputed interest deemed to be paid by the Company as a result of this tax receivable agreement and (iii) loss carryovers from periods (or portions thereof) generated prior to the Company IPO.

The other Investors Tax Receivable Agreement generally provides for the payment by the Company to the Tax Receivable Entity of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that the Company actually realizes in periods after the Company IPO as a result of (i) any step-up in tax basis in EBS Master’s assets resulting from (A) exchanges by the H&F Unitholders of EBS Units (along with the corresponding shares of Emdeon Class B common stock) for cash or shares of Emdeon Class A common stock or (B) payments under this tax receivable agreement to the Tax Receivable Entity and (ii) tax benefits related to imputed interest deemed to be paid by the Company as a result of this tax receivable agreement.

The Company also entered into a tax receivable agreement with the Management Members (the “Management Tax Receivable Agreement,” and together with the Investors Tax Receivable Agreements, the “Tax Receivable Agreements”), which generally provides for the payment by the Company to the Management Members of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that the Company actually realizes in periods after the Company IPO as a result of (i) any step-up in tax basis in EBS Master’s assets resulting from (A) purchases by the Company and its subsidiaries of EBS Units from the Management Members using a portion of the proceeds from the Company IPO, (B) exchanges by the Management Members of EBS Units (along with the corresponding shares of Emdeon Class B common stock) for cash or shares of Emdeon Class A common stock or (C) payments under this tax receivable agreement to the Management Members and (ii) tax benefits related to imputed interest deemed to be paid by the Company as a result of this tax receivable agreement.

The Tax Receivable Agreements provide that, upon certain mergers, asset sales, or other forms of business combination or certain other changes of control, obligations of the Company or its successor with respect to tax benefits would be based on certain assumptions, including that the Company or its successor would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits covered by the Tax Receivable Agreements. As a result, upon a change of control, the Company could be required to make payments under the Tax Receivable Agreements that are greater than or less than the specified percentage of the Company’s actual cash tax savings.

The Company has the right to terminate the Tax Receivable Agreements at any time with respect to amounts payable under the Tax Receivable Agreements and with respect to all of the EBS Units held by the H&F Unitholders and the Management Members. If the Company terminates the Tax Receivable Agreements, the Company’s obligations under the Tax Receivable Agreements will be accelerated and will become due and payable upon such termination, with the amount so payable being calculated using a discount rate equal to the lesser of LIBOR plus 100 basis points and 6.5% per annum and assumptions as to income tax rates and as to the Company’s ability to utilize the tax benefits covered by the applicable Tax Receivable Agreement (including the assumption that the Company will have sufficient taxable income). These payments could be substantial and could exceed the Company’s actual cash tax savings to which the Tax Receivable Agreements relate.

In addition, rights to receive payments under the Tax Receivable Agreements may be terminated by the Tax Receivable Entity or the Management Members, as applicable, upon certain changes in tax law. In the event of such a termination, the Tax Receivable Entity or the Management Members would have the right, subject to the delivery of an appropriate tax opinion and certain other conditions, to require the Company to pay a lump sum amount in lieu of the periodic payments otherwise provided under the agreements. That lump sum amount would be calculated by increasing the portion of the tax savings retained by the Company to 30% (from 15%) and by calculating a present value for the total amount that would otherwise be payable under the agreements, using a specified discount rate and assumptions as to income tax rates and as to the Company’s ability to utilize the tax benefits covered by the applicable Tax Receivable Agreement (including the assumption that we will have sufficient taxable income). This lump sum amount may be paid in cash or by a subordinated note.

Transfer Agreement

Affiliates of the GA Equityholders have entered into a transfer agreement pursuant to which the GA Equityholders will, in connection with and upon the consummation of the merger, except to the extent discussed below, transfer and assign to an affiliate of Sponsor all of the GA Equityholders’ direct and indirect interests in the Tax Receivable Entity and will release any right of distributions from the Tax Receivable Entity in respect of future payments from the Company under the Investors Tax Receivable Agreements in respect of periods (or portion thereof) from and after the Closing. The GA Equityholders will retain the rights to distributions from the Tax Receivable Entity in respect of the transferred interests relating to tax benefit payments from the Company (i) in respect of calendar year 2010, subject to a cap of $750,000, and (ii) in respect of any tax periods subsequent to calendar year 2010, subject to a cap of $2.0 million.

The foregoing summary of the transfer agreement does not purport to be complete and is qualified in its entirety by reference to the transfer agreement. A copy of the transfer agreement is attached as exhibit (d)(11) to the statement on Schedule 13E-3 filed by the Company and the filing persons listed thereon with the SEC on August 22, 2011.

Amended and Restated Tax Receivable Agreements

In connection with the merger and the other transactions contemplated by the merger agreement, the Company will enter into amended and restated Investors Tax Receivable Agreements with the Tax Receivable Entity as of the closing of the merger. The amended and restated Investors Tax Receivable Agreements will provide (i) that the merger will be deemed not to result in a “change of control” under the terms of the existing tax receivable agreements, and (ii) that in the event of a subsequent change of control or initial public offering, any early termination payments under such tax receivable agreements will be calculated at a 10% discount rate, which is significantly higher than the rate provided under the existing tax receivable agreements.

Under the amended and restated Investors Tax Receivable Agreements, the Tax Receivable Entity will not have the right to terminate the amended and restated Investors Tax Receivable Agreements upon a change in law or to require the Company to make a lump sum amount in lieu of the periodic payments otherwise provided under the agreements.

The Company may propose similar amendments to the Management Tax Receivable Agreement as of the closing of the merger, however, there is no present contractual obligation to do so.

The foregoing summary of the amended and restated Tax Receivable Agreements does not purport to be complete and is qualified in its entirety by reference to the forms of amended and restated Tax Receivable Agreements. Copies of the forms of amended and restated Tax Receivable Agreements are attached as exhibits (d)(8), (d)(9) and (d)(10) to the statement on Schedule 13E-3 filed by the Company and the filing persons listed thereon with the SEC on August 22, 2011.

Dividends

Pursuant to the merger agreement, we are prohibited from declaring or paying any dividends following execution of the merger agreement on August 3, 2011.

Appraisal Rights

The summary of the provisions set forth in this section is not a complete statement of your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of Section 262 of the DGCL, a copy of which is attached as Appendix B to this Proxy Statement and is incorporated herein by reference. Stockholders intending to exercise appraisal rights should carefully review Appendix B to this Proxy Statement. Failure to follow any of the statutory procedures precisely may result in a termination or waiver of these rights.

Holders of Emdeon common stock who do not vote in favor of the adoption of the merger agreement and who properly demand and perfect appraisal of their shares will be entitled to appraisal rights in connection with the merger in accordance with Section 262 of the DGCL. In order to exercise and perfect appraisal rights, a record holder of shares of Emdeon common stock must follow properly and in a timely manner the statutory procedures of Section 262 of the DGCL. Such holders will be entitled to have their shares of Emdeon common stock appraised by the Delaware Court of Chancery (the “Court”) and to receive the “fair value” of such shares in cash as determined by the Court, together with interest, if any, to be paid on the amount determined to be the fair value, in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the merger agreement.

The following is a brief summary and not a complete statement of all applicable requirements of Section 262 of the DGCL, which sets forth the procedures for dissenting from the merger and demanding and perfecting appraisal rights. Failure to follow the procedures set forth in Section 262 of the DGCL precisely could result in the loss of appraisal rights. Under Section 262 of the DGCL, where a merger is to be submitted for approval at a meeting of stockholders, such as the Special Meeting, not less than 20 days prior to the meeting, the corporation must notify each of its stockholders as of the record date for notice of such meeting with respect to shares for which appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262 of the DGCL. This Proxy Statement constitutes such notice to holders of Emdeon common stock concerning the availability of appraisal rights in accordance with Section 262 of the DGCL. A stockholder of record wishing to assert appraisal rights must hold the shares of stock on the date a demand for appraisal rights with respect to such shares is made and must continuously hold such shares through the effective time of the merger. Accordingly, a stockholder who is the record holder of shares of Emdeon common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time of the merger, will lose any right to appraisal in respect of such shares. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Emdeon common stock, if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.

Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262 of the DGCL. A written demand for appraisal of shares must be delivered to the Company before the taking of the vote on the merger at the Special Meeting. This written demand for appraisal of shares must be in addition to and separate from a vote against the adoption of the merger agreement, or an abstention or failure to vote in favor of the adoption of the merger agreement. Stockholders electing to exercise their appraisal rights must not vote FOR the adoption of the merger agreement. Any proxy or vote against the merger in and of itself will not constitute a demand for appraisal within the meaning of Section 262 of the DGCL.

A demand for appraisal must be executed by or for the stockholder of record. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand must be executed by or for the record owner. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner or owners. Beneficial owners of shares of Emdeon common stock have no right directly to demand appraisal; such demands must be made through the record holder of such shares. A person having a beneficial interest in Emdeon common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized herein and in a timely manner to perfect whatever appraisal rights the beneficial owner may have. A record holder who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Emdeon common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. If the number of shares of Emdeon common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If Emdeon common stock is held through a broker who in turn holds the Emdeon common stock through a central securities depository nominee such as Cede & Co., a demand for appraisal of such Emdeon common stock must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

A stockholder who elects to exercise appraisal rights should mail or deliver the required written demand to the Company at Emdeon Inc., 3055 Lebanon Pike, Suite 1000, Nashville, Tennessee 37214, Attention: Corporate Secretary.

The demand must reasonably inform the Company of the identity of the holder as well as the holder’s intention to demand the appraisal of the shares held by the holder. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the Special Meeting will constitute a waiver of appraisal rights. Within 10 days after the effective time of the merger, the Company must provide notice of the effective time of the merger to all of the Company’s stockholders who have complied with Section 262 of the DGCL and have not voted in favor of the adoption of the merger agreement.

Within 120 days after the effective time of the merger (but not thereafter), any stockholder who has satisfied the requirements of Section 262 of the DGCL will be entitled, upon written request, to receive from the Company a statement listing the aggregate number of shares not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after a written request therefor has been received by the Company or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of Emdeon common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the Company the statement described in this paragraph.

Within 120 days after the effective time of the merger (but not thereafter), either the Company or any stockholder who has complied with Section 262 of the DGCL and who is otherwise entitled to appraisal rights may commence an appraisal proceeding by filing a petition in the Court demanding a determination of the value of the shares of Emdeon common stock owned by stockholders entitled to appraisal rights. If no such petition is filed within such 120-day period, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. The Company has no obligation or present intention to file such a petition if demand for appraisal is made, and holders should not assume that the Company will file a petition. Accordingly, it is the obligation of the holders of Emdeon common stock to initiate all necessary action to perfect their appraisal rights in respect of shares of Emdeon common stock within the time prescribed in Section 262 of the DGCL. A person who is the beneficial owner of shares of Emdeon common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file such a petition.

Upon the filing of any petition by a stockholder in accordance with Section 262 of the DGCL, service of a copy thereof must be made upon the Company. The Company must, within 20 days after such service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom the Company has not reached agreements as to the value of their shares. The Court may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings and the Court may dismiss the proceedings as to any stockholder that fails to comply with such direction.

At the hearing on such petition, the Court shall determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. After the Court determines the holders of Emdeon common stock entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court shall determine the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective time of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5.0% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment.

In determining fair value, the Court will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Supreme

Court of Delaware stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Supreme Court of Delaware stated that such exclusion is a “narrow exclusion that does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” Stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined in accordance with Section 262 of the DGCL could be more, or less than, or equal to, the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

Stockholders also should be aware that investment banking opinions as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, are not opinions as to, and do not otherwise address, fair value under Section 262 of the DGCL. Although the Company believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court. Moreover, the Company does not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the “fair value” of a share of Emdeon common stock is less than the merger consideration.

The costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court and taxed against the parties as the Court deems equitable under the circumstances. Upon application of a dissenting stockholder, the Court may order all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his, her or its own expenses.

Any stockholder who has duly demanded appraisal in compliance with Section 262 of the DGCL will not, after the effective time of the merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw his, her or its demand for appraisal and to accept the terms offered in the merger agreement. After this period, a stockholder may withdraw his, her or its demand for appraisal and receive payment for his, her or its shares as provided in the merger agreement only with the Company’s written consent. No appraisal proceeding in the Court will be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective time of the merger. If the Company does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Court does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be more or less than, or equal to, the consideration being offered pursuant to the merger agreement. If no petition for appraisal is filed with the court within 120 days after the effective time of the merger, stockholders’ rights to appraisal (if available) will cease. Inasmuch as the Company has no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis.

Failure by any stockholder to comply fully with the procedures of Section 262 of the DGCL of the DGCL (as reproduced in Appendix B to this Proxy Statement) may result in termination of such stockholder’s appraisal rights. In view of the complexity of Section 262 of the DGCL, stockholders of the Company who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

Material U.S. Federal Income Tax Consequences

Except as specifically described below, the following is a discussion of the material U.S. federal income tax consequences of the merger to certain beneficial owners of Emdeon Class A common stock whose shares of Emdeon Class A common stock are converted into the right to receive cash in the merger, who hold such shares as capital assets (generally, for investment) and who will not own (actually or constructively) any equity interests in the surviving corporation or Parent after the merger. The following discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. judicial decisions, administrative pronouncements and existing and proposed Treasury regulations, all as in effect as of the date hereof. All of the preceding authorities are subject to change, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. The Company has not requested, and will not request, a ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions the Company has reached and described herein.

This discussion is not a complete analysis or listing of all of the possible tax consequences of the merger and does not address all tax considerations that might be relevant to particular holders in light of their personal circumstances or to persons that are subject to special tax rules. In addition, this discussion of the material U.S. federal income tax consequences does not address the tax treatment of special classes of holders, such as: financial institutions; regulated investment companies; real estate investment trusts; tax-exempt entities; controlled foreign corporations; passive foreign investment companies; retirement plans; insurance companies; persons holding shares of Emdeon Class A common stock as part of a hedging, integrated or conversion transaction, constructive sale or “straddle”; persons who acquired Emdeon Class A common stock through the exercise or cancellation of employee stock options or otherwise as compensation for their services; U.S. expatriates; persons subject to the alternative minimum tax; dealers or traders in securities or currencies; or holders whose functional currency is not the U.S. dollar. This discussion also does not address the receipt of cash in connection with the cancellation of restricted stock units or options to purchase shares of Emdeon Class A common stock and does not address any other matters relating to equity compensation or benefit plans.

This discussion does not address any tax consequences other than U.S. federal income tax consequences, including estate and gift tax consequences and consequences under any state, local or non-U.S. laws.

For purposes of this section, the term “U.S. holder” means a beneficial owner of Emdeon Class A common stock that is: (i) an individual citizen of the United States or a resident of the United States as determined for U.S. federal income tax purposes, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust (a) if a court within the United States is able to exercise primary jurisdiction over the administration of such trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

The term “non-U.S. holder” means a beneficial owner of Emdeon Class A common stock that is, for U.S. federal income tax purposes, an individual, corporation, trust or estate that is not a U.S. holder. The term “holder” means a U.S. holder or a non-U.S. holder.

If an entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of Emdeon Class A common stock, the tax treatment of a partner or other owner will generally depend upon the status of the partner

(or other owner) and the activities of the entity. If you are a partner (or other owner) of a partnership or other entity classified as a partnership for U.S. federal income tax purposes, you should consult your tax advisor regarding the tax consequences of the merger.

The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of Emdeon common stock and no opinion or representation with respect to the U.S. federal income tax consequences to any such holder or prospective holder is made. Each holder of Emdeon common stock is urged to consult such holder’s tax advisors as to the particular consequences to such holder of the merger under U.S. federal, state and local, and applicable non-U.S. tax laws.

Characterization of the Merger

For U.S. federal income tax purposes, Merger Sub should be disregarded as a transitory entity, and the merger of Merger Sub with and into the Company should be treated as a taxable transaction to holders of Emdeon Class A common stock and should not be treated as a taxable transaction to the Company. We intend to take the position that, as a result of the merger, holders of our Class A common stock should be treated for U.S. federal income tax purposes as if they (a) sold a portion of their stock for cash and (b) had a portion of their stock redeemed by the Company for cash.

Due to the lack of legislative, judicial or other interpretive authority on this matter, it is unclear how the allocation of proceeds between the deemed sale and deemed redemption portions of the transaction should be determined. We intend to take the position that (i) the portion of our Class A common stock that is converted, by reason of the merger, into the cash proceeds provided directly or indirectly by Parent is being sold for cash and (ii) we are redeeming that portion of our Class A common stock that is converted, by reason of the merger, into the cash proceeds provided by the Company, including the cash proceeds of indebtedness incurred by Merger Sub and assumed by the Company, in connection with the merger. There can be no assurance, however, that the IRS will agree with such allocation.

U.S. Holders

Exchange of Emdeon Class A Common Stock for Cash. The exchange of shares of Emdeon Class A common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder of Emdeon Class A common stock whose shares are converted into the right to receive cash in the merger generally will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received (determined prior to reduction for any applicable withholding taxes) and the U.S. holder’s adjusted tax basis in the shares of Emdeon Class A common stock surrendered. Any capital gain or loss generally will be taxed as long-term capital gain or loss if the holding period for the shares of Emdeon Class A common stock surrendered exceeds one year at the effective time of the merger. If the holding period for the shares is one year or less at the effective time of the merger, any capital gain or loss generally will be taxed as short-term capital gain or loss. The deductibility of capital losses is subject to certain limitations. If a U.S. holder acquired different blocks of Emdeon Class A common stock at different times or different prices, such U.S. holder must determine its tax basis and holding period, and gain or loss, separately with respect to each block of Emdeon Class A common stock. If a U.S. holder recognizes a loss that exceeds certain thresholds, such U.S. holder may be required to file a disclosure statement with the IRS.

Information Reporting and Backup Withholding. Under U.S. federal income tax laws, cash payments made pursuant to the merger will generally be required to be reported to a U.S. holder of Emdeon Class A common stock and to the IRS unless an exemption applies. Additionally, under the U.S. federal backup withholding tax rules, unless an exemption applies, the paying agent will be required to withhold, and will withhold, 28% of all cash payments to which a U.S. holder of Emdeon Class A common stock is entitled pursuant to the merger agreement unless the U.S. holder provides a tax identification number (social security number or individual tax identification number in the case of an individual or employer identification number in the case of other U.S. holders), certifies that such number is correct, and certifies that no backup withholding is otherwise required, and otherwise complies with such backup withholding rules. Each U.S. holder of Emdeon Class A common stock should complete and sign the Substitute Form W-9 included as part of the letter of transmittal and return it to the paying agent in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

Exchange of Emdeon Class A Common Stock for Cash. Any gain realized on the receipt of cash in the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment (or, in the case of an individual non-U.S. holder, a fixed base) maintained by the non-U.S. holder in the United States);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the merger, and certain other conditions are met; or

•

the Company is or has been a “United States real property holding corporation” under Section 897 of the Code for U.S. federal income tax purposes, at any time during the shorter of the five-year period ending on the effective date of the merger and the non-U.S. holder’s holding period for the Emdeon Class A common stock and the non-U.S. holder owned (directly or indirectly) more than five percent of Emdeon Class A common stock at any time during such period.

A non-U.S. holder described in the first bullet point immediately above will generally be subject to tax on the gain derived from the merger in the same manner as if it were a U.S. Holder. In addition, such a non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the merger, which may be offset by certain U.S. source capital losses, even though the individual is not considered a resident of the United States. With respect to the third bullet point immediately above, the Company believes it is not and will not have been during the five years preceding the merger a “United States real property holding corporation” for U.S. federal income tax purposes.

Information Reporting and Backup Withholding. In general, a non-U.S. holder will not be subject to backup withholding or information reporting with respect to a cash payment made in exchange for Emdeon Class A common stock in the merger if such non-U.S. holder shall have, prior to the merger, provided the paying agent with an IRS Form W-8BEN (or a Form W-8ECI if such non-U.S. holder’s gain is effectively connected with the conduct of a U.S. trade or business) or otherwise established an exemption. If shares of Emdeon Class A common stock are held through a non-U.S. partnership or other flow-through entity for U.S. federal income tax purposes, certain documentation requirements also apply to the partnership or other flow-through entity. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Treatment of H&F Harrington and H&F Unitholders

H&F Harrington will recognize gain on the exchange of its shares of Emdeon Class A common stock for the equity of Parent and cash equal to the lesser of (i) the excess of the sum of the cash and the fair market value of the equity of Parent received over its tax basis in the shares of Emdeon Class A common stock exchanged and (ii) the cash received. The H&F Unitholders will recognize gain on the sale of their EBS Units to EBS Holdco II, LLC equal to the excess of (i) the sum of the cash, the fair market value of the equity of Parent received and payments arising under the Investors Tax Receivable Agreements in respect of such EBS Units over (ii) their tax basis in the EBS Units sold.

Dissenting Stockholders

Each holder of Emdeon Class A common stock who perfects appraisal rights with respect to the merger, as discussed under “Special Factors—Appraisal Rights” beginning on page 90 of this Proxy Statement and who receives cash in respect of their shares of Emdeon Class A common stock should consult the holder’s individual tax advisor as to the tax consequences of the receipt of cash as a result of exercising appraisal rights.

Regulatory Approvals

In connection with the merger, the Company is required to make certain filings with, and comply with certain laws of, various federal and state governmental agencies, including:

•	filing the certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL at the closing of the merger; and

•	complying with U.S. federal securities laws.

In addition, under the HSR Act, and the related rules and regulations that have been issued by the FTC, certain transactions having a value above specified thresholds may not be consummated until specified information and documentary material have been furnished to the applicable governmental authorities and certain waiting period requirements have been satisfied or specific merger approval obtained. The requirements of the HSR Act apply to the acquisition of shares of Emdeon common stock in the merger. The filing required under the HSR Act was made on August 17, 2011, and the FTC granted early termination of the waiting period under the HSR Act on September 8, 2011.

Delisting and Deregistration of Emdeon Class A Common Stock

If the merger is completed, the shares of Emdeon Class A common stock will no longer be publicly traded. In addition, Emdeon Class A common stock will be delisted from the NYSE and deregistered under the Exchange Act, and the Company will no longer be required to file periodic reports with the SEC with respect to Emdeon Class A common stock.

Litigation Related to the Merger

Between August 5, 2011 and September 6, 2011, six putative class action lawsuits related to the merger were filed against some or all of the following: the Company, its directors, The Blackstone Group, Sponsor, Parent, Merger Sub, Hellman & Friedman and General Atlantic.

Harold Litwin v. Emdeon Inc., et al., C.A. No. 6758-VCN (Del.Ch. Ct.)

On or about August 5, 2011, stockholder Harold Litwin filed a putative class action lawsuit on behalf of our public stockholders in Delaware Chancery Court (the “Litwin Action”) against the Company, its directors, Sponsor, Hellman & Friedman and General Atlantic seeking to enjoin the merger or, should the merger be consummated, seeking rescission or unspecified damages. The Litwin Action claims that the Company’s directors breached their fiduciary duties in connection with the proposed transaction, and that the Company, Sponsor, Hellman & Friedman and General Atlantic allegedly aided and abetted those breaches. Plaintiff Litwin alleges that the merger consideration undervalues the Company and that the Merger agreement was negotiated pursuant to an unfair process in which Hellman & Friedman and General Atlantic possessed interests divergent from the Company’s public stockholders.

Hilary Coyne v. Philip U. Hammarskjold, et al., C.A. No. 6767-VCN (Del. Ch. Ct.)

On or about August 9, 2011, stockholder Hilary Coyne filed a putative class action lawsuit on behalf of our public stockholders in Delaware Chancery Court (the “Coyne Action”) against the Company, its directors, The Blackstone Group, Sponsor, Parent, Merger Sub, Hellman & Friedman and General Atlantic seeking to enjoin the merger or, should the merger be consummated, seeking rescission and unspecified damages. The Coyne Action claims that the Company’s directors breached their fiduciary duties in connection with the proposed transaction, that Hellman & Friedman and General Atlantic breached duties owed to the Company’s public stockholders by virtue of their alleged status as controlling stockholders, and that The Blackstone Group, Sponsor, Parent, Merger Sub, Hellman & Friedman and General Atlantic aided and abetted the alleged breaches of fiduciary duties by the Company’s directors. Plaintiff Coyne alleges that the merger consideration undervalues the Company and that the Merger agreement was negotiated pursuant to an unfair process in which Hellman & Friedman and General Atlantic failed to act in the best interest of the Company’s public stockholders.

Helene Lax v. Emdeon Inc., et al., C.A. No. 6774 (Del. Ch. Ct.)

On or about August 10, 2011, stockholder Helene Lax filed a putative class action lawsuit on behalf of our public stockholders in Delaware Chancery Court (the “Lax Action”) against the Company, its directors, Sponsor, Parent, Merger Sub, Hellman & Friedman and General Atlantic seeking to enjoin the merger or, should the merger be consummated, seeking rescission or unspecified rescissory damages. The Lax Action claims that the Company’s directors breached their fiduciary duties in connection with the proposed transaction and that the Company, Sponsor, Parent, Merger Sub, Hellman & Friedman and General Atlantic aided and abetted the alleged breaches of fiduciary duties by the Company’s directors. Plaintiff Lax alleges that the merger consideration undervalues the Company, and that the Merger agreement contains preclusive deal protections and was negotiated pursuant to an unfair process in which Hellman & Friedman and General Atlantic failed to act in the best interest of the Company’s public stockholders.

City of Pontiac General Employees’ Retirement System v. Emdeon Inc., et al., No. 11-1094.III (Ch. Ct., Davidson Cty., Tenn.)

On or about August 10, 2011, stockholder City of Pontiac General Employees’ Retirement System filed a putative class action on behalf of our public stockholders in the Chancery Court for Davidson County in the 20th Judicial District of Tennessee (the “Pontiac Retirement Action”) against the Company, its directors and Sponsor seeking to enjoin the merger, or should the merger be consummated, seeking rescission. The Pontiac Retirement Action claims that the Company’s directors breached their fiduciary duties in connection with the proposed transaction and that the Company and Sponsor aided and abetted the alleged breaches of fiduciary duties by the Company’s directors. Plaintiff Pontiac Retirement alleges that the merger consideration undervalues the Company and that the Merger agreement was negotiated pursuant to an unfair process. On August 19, 2011, Plaintiff Pontiac Retirement filed a Motion for Limited Expedited Discovery. On August 26, 2011, the Company and Sponsor filed a Motion to Dismiss the Complaint or, in the Alternative, to Stay these Proceedings. Both of these motions were argued on September 9, 2011. On September 12, 2011, the Court denied the Motion to Dismiss, granted the Motion to Stay without prejudice, and ruled that the motion for expedited discovery was moot.

John Kowalczyk v. Blackstone Capital Partners, VI, et al., C.A No. 6773 (Del. Ch. Ct.)

On or about August 10, 2011, stockholder John Kowalczyk filed a putative class action on behalf of our public stockholders in Delaware Chancery Court (the “Kowalczyk Action”) against the Company, its directors and Sponsor seeking to enjoin the merger, or should the merger be consummated, seeking rescission or unspecified damages. The Kowalczyk Action claims that the Company’s directors breached their fiduciary duties in connection with the proposed transaction and that Sponsor aided and abetted the alleged breaches of fiduciary duties by the Company’s directors. Plaintiff Kowalczyk alleges that the merger consideration undervalues the Company and that the Merger agreement was negotiated pursuant to an unfair process.

On August 17, 2011, counsel for the plaintiffs in the Litwin Action, the Coyne Action, the Lax Action and the Kowalczyk Action (the “Delaware Actions”) submitted to the Delaware Chancery Court a proposed order to consolidate the Delaware Actions under the caption In Re Emdeon Inc. Shareholder Litigation, C.A. No. 6767-VCN. The Delaware Chancery Court granted the proposed order on August 18, 2011, consolidating the four Delaware Actions.

On August 26, 2011, plaintiffs in the now-consolidated Delaware action (the “Consolidated Action”) filed a consolidated amended putative class action complaint (the “Amended Delaware Complaint”) on behalf of our public stockholders against the Company, its directors, Sponsor, Parent, Merger Sub, Hellman & Friedman and General Atlantic seeking to enjoin the merger or should the merger be consummated, seeking rescission or unspecified rescissory damages. The Amended Delaware Complaint alleges that the Company’s directors breached their fiduciary duties in connection with the proposed transaction, and that the Company, Sponsor, Parent, Merger Sub, Hellman & Friedman and General Atlantic aided and abetted the alleged breaches of fiduciary duties by the Company’s directors. The Amended Delaware Complaint alleges that the merger consideration undervalues the Company, that the Merger agreement contains preclusive deal protections and was negotiated pursuant to an unfair process in which Hellman & Friedman and General Atlantic failed to act in the best interest of the Company’s public stockholders, and that the Company’s disclosures regarding the proposed transaction are materially misleading and incomplete.

On August 29, 2011, plaintiffs in the Consolidated Action submitted a Motion for Preliminary Injunction and a Motion for Expedited Proceedings to the Delaware Court of Chancery. On September 2, 2011, the parties submitted to the Delaware Court of Chancery a proposed scheduling order. The Delaware Court of Chancery granted the proposed order on September 7, 2011.

Henry Rohrbacher v. Emdeon, Inc., et al., Case 3:11-cv-00845 (M.D.Tenn.)

On or about September 6, 2011, stockholder Henry Rohrbacher filed a putative class action on behalf of our public stockholders in the United States District Court for the Middle District of Tennessee, Nashville Division (the “Rohrbacher Action”) against the Company, its directors, Sponsor, Parent, Merger Sub, Hellman & Friedman and General Atlantic seeking to enjoin the merger or, should the merger be consummated, seeking rescission. On September 12, 2011, Plaintiff Rohrbacher filed an amended complaint. The amended complaint alleges that the Company’s directors breached their fiduciary duties in connection with the proposed transaction and that the Company, Sponsor, Parent, Merger Sub, Hellman & Friedman and General Atlantic aided and abetted the alleged breaches of fiduciary duties by the Company’s directors, and that the Company and its directors violated sections 14(a) and 20(a) of the Exchange Act. Plaintiff Rohrbacher alleges that the merger consideration undervalues the Company, that the merger agreement contains preclusive deal protections and was negotiated pursuant to an unfair process in which Hellman & Friedman and General Atlantic failed to act in the best interest of the Company’s public stockholders, and that the proxy statement filed by the Company omits and/or misrepresents material information in violation of sections 14(a) and 20(a) of the Exchange Act and Rule 14A-9 of the SEC promulgated thereunder.

Effective Time of Merger

The merger will be completed and become effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware or any later time as the Company and Parent agree upon and specify in the certificate of merger. The parties intend to complete the merger as soon as practicable following the adoption of the merger agreement by the Company’s stockholders and satisfaction or waiver of the conditions to closing of the merger set forth in the merger agreement.

The parties to the merger agreement currently expect to complete the merger in the second half of 2011. Because the merger is subject to a number of conditions, the exact timing of the merger cannot be determined, if it is completed at all.

Payment of Merger Consideration and Surrender of Stock Certificates

At the effective time of the merger, the Company will become a wholly-owned subsidiary of Parent and each stockholder of record immediately prior to the effective time of the merger will be entitled to receive $19.00 in cash, without interest and less any applicable withholding taxes, for each share of Emdeon Class A common stock such stockholder holds immediately prior to the effective time of the merger. This does not apply to (i) shares of Emdeon Class A common stock owned by the Company and its wholly-owned subsidiaries; (ii) shares of Emdeon Class A common stock owned by Parent and its subsidiaries, including such shares contributed to Parent by H&F Harrington pursuant to the Rollover Letter under which, and subject to the terms and conditions of which, H&F Harrington has committed to contribute to Parent the amount of shares of Emdeon Class A common stock set forth therein, and (iii) shares of Emdeon Class A common stock whose holders have not voted in favor of adopting the merger agreement and have demanded and perfected their appraisal rights in accordance with Section 262 of the DGCL. Parent will designate the paying agent to make the cash payments contemplated by the merger agreement. At the effective time of the merger, Parent will deposit with the paying agent, for the benefit of the holders of Emdeon Class A common stock, funds sufficient for payment of the aggregate merger consideration. The paying agent will deliver to you your merger consideration according to the procedure summarized below.

At the effective time of the merger, the surviving corporation will send you, or cause to be sent to you, a letter of transmittal and instructions advising you how to surrender your stock certificates or book-entry shares in exchange for the merger consideration.

The paying agent will promptly pay you your merger consideration after you have (i) surrendered your stock certificates to the paying agent, together with a properly completed letter of transmittal and any other documents required by the paying agent, and (ii) provided to the paying agent any other items specified by the letter of transmittal.

Interest will not be paid or accrue in respect of any cash payments of merger consideration. The surviving corporation will reduce the amount of any merger consideration paid to you by any applicable withholding taxes.

If the paying agent is to pay some or all of your merger consideration to a person other than you, you must have your stock certificates properly endorsed or otherwise in proper form for transfer, and you must pay any transfer or other taxes payable by reason of the transfer or establish to the surviving corporation’s satisfaction that the taxes have been paid or are not required to be paid.

You should not forward your stock certificates to the paying agent without a letter of transmittal, and you should not return your stock certificates with the enclosed proxy.

The transmittal instructions will tell you what to do if you have lost your stock certificate, or if it has been stolen or destroyed. You will have to provide an affidavit to that fact and, if required by the surviving corporation, post a bond in an amount that the surviving corporation reasonably directs as indemnity against any claim that may be made against it in respect of the stock certificate.

After the completion of the merger, you will cease to have any rights as an Emdeon stockholder.

Upon demand, the paying agent will return to the surviving corporation all funds in its possession one year after the merger occurs, and the paying agent’s duties will terminate. After that time, if you have not received payment of the merger consideration, you may look only to the surviving corporation for payment of the merger consideration, without interest, subject to applicable abandoned property, escheat and similar laws. If any certificate representing Emdeon Class A common stock has not been surrendered prior to one year after the completion of the merger (or such earlier date as shall be immediately prior to the date that such unclaimed funds would otherwise become subject to any abandoned property, escheat or similar law), the payment with respect to such certificate will, to the extent permitted by applicable law, become the property of the surviving corporation, free and clear of all claims or interest of any person previously entitled to any claims or interest.

Fees and Expenses

Except as otherwise described in “The Merger Agreement—Effect of Termination; Fees and Expenses,” beginning on page 137, all fees, expenses and costs incurred in connection with the merger agreement, including legal, accounting, investment banking and other fees, expenses and costs, will be paid by the party incurring such fees, expenses and costs, whether or not the merger is consummated.

Estimated fees and expenses to be incurred in connection with the merger are as follows:

Description	Amount (in thousands)
Financial advisors fee and expenses	$18,500
Legal fees and expenses	$8,000
Accounting fees and expenses	$400
SEC filing fee	$261
Printing, proxy solicitation, filing fees and mailing costs	$150
Miscellaneous	$339

Total fees and expenses	$27,650

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

The enclosed proxy is solicited on behalf of the board of directors for use at a Special Meeting to be held on [                    ], 2011 at 8:30 a.m., Central Time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying notice of Special Meeting. The Special Meeting will be held at the Sheraton Music City Hotel located at 777 McGavock Pike, Nashville, Tennessee 37214.

At the Special Meeting, the Company’s stockholders are being asked to consider and vote upon a proposal to adopt the merger agreement. The Company’s stockholders are also being asked to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the merger agreement.

Further, the Company’s stockholders are being asked to cast an advisory (non-binding) vote to approve “golden parachute compensation” payable under existing agreements to the Company’s named executive officers in connection with the merger.

The Company does not expect a vote to be taken on any other matters at the Special Meeting or any adjournment or postponement thereof. If any other matters are properly presented at the Special Meeting or any adjournment or postponement thereof for consideration, however, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment.

Board Recommendation

The board of directors has, after careful consideration, voted unanimously to (i) approve and declare advisable the merger agreement, the merger and the transactions contemplated by the merger agreement, (ii) declare that it is fair to and in the best interests of the Company and the unaffiliated stockholders of the Company that the Company enter into the merger agreement and consummate the merger on the terms and subject to the conditions set forth in the merger agreement, (iii) direct that the adoption of the merger agreement be submitted to a vote at a meeting of the stockholders of the Company and (iv) recommend to the stockholders of the Company that they vote FOR the adoption of the merger agreement. For a discussion of the material factors considered by the board of directors in reaching its conclusions, see “Special Factors—Recommendation of Our Board of Directors; Reasons for Recommending the Adoption of the Merger Agreement; Fairness of the Merger” beginning on page 34.

The board of directors recommends that you vote FOR the proposal to adopt the merger agreement, FOR the proposal to approve the “golden parachute compensation” and FOR the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

Who is Entitled to Vote at the Special Meeting?

Only stockholders of record at the close of business on the record date, September 23, 2011, are entitled to receive notice of and to vote at the Special Meeting or any postponement or adjournment thereof. As of the close of business on September 23, 2011, there were outstanding [        ] shares of Emdeon common stock, consisting of [            ] shares of Emdeon Class A common stock and [        ] shares of Emdeon Class B common stock.

Stockholder of Record: Shares Registered in Your Name. If, on September 23, 2011, your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Special Meeting or vote by proxy.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent. If, on September 23, 2011, your shares were held in an account at a broker, bank or other agent, then you are the beneficial owner of shares held in “street name”. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent how to vote the shares in your account. You are also invited to attend the Special Meeting. Because you are not the stockholder of record, however, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

How Do I Vote?

For Proposals 1, 2 and 3, you may vote FOR or AGAINST or abstain from voting. The procedures for voting are set forth below:

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in person at the Special Meeting or by mailing your completed, dated and signed proxy card in the enclosed return envelope or by giving your proxy authorization via the Internet or by telephone. Whether or not you plan to attend the Special Meeting, we encourage you to vote by proxy or give your proxy authorization to ensure your vote is counted. You may still attend the Special Meeting and vote in person if you have already voted by proxy or given your proxy authorization.

•	To vote in person, attend the Special Meeting, and we will provide you with a ballot when you arrive.

•	To vote by mail, submit a proxy by simply marking, signing and dating it, and return it in the postage-paid envelope provided.

•

To vote via telephone, submit a proxy by calling the toll-free number on the proxy card until 11:59 p.m., Eastern Time, on [                    ], 2011. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Submitting a proxy by telephone is available 24 hours a day. If you submit a proxy by telephone with respect to a proxy card, do not return that proxy card.

•

To vote via the Internet, submit a proxy before 11:59 p.m., Eastern Time, on [                    ], 2011. The website for submitting a proxy via the Internet is www.proxyvote.com, and is available 24 hours per day. Instructions on how to submit a proxy via the Internet are located on the proxy card enclosed with this Proxy Statement. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and create an electronic voting form. If you submit a proxy via the Internet with respect to a proxy card, you should not return that proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the Proxy Statement and proxy card from that organization rather than from Emdeon. You should follow the instructions provided by your broker, bank or other agent as to how to vote your shares. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. To do this, follow the instructions provided by your broker, bank or other agent or contact your broker, bank or other agent to request a proxy card.

We provide Internet proxy authorization on-line with procedures designed to ensure the authenticity and correctness of your proxy authorization instructions. Please be aware, however, that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes Do I Have?

For each matter to be voted upon, you have one vote for each share of Emdeon Class A common stock or Emdeon Class B common stock that you own as of the close of business on September 23, 2011. Stockholders that own shares of Emdeon Class A common stock and Emdeon Class B common stock will vote together as a single class on all matters hereby submitted to stockholders and such other matters as may properly come before the Special Meeting and any adjournment or postponement thereof.

What If I Request and Return a Proxy Card But Do Not Make Specific Choices?

If you request a proxy card and return the proxy card signed and dated without marking any voting selections, all of your shares of Emdeon common stock will be voted FOR the adoption of the merger agreement, FOR the approval of the “golden parachute compensation” and FOR the approval of the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the proposal to adopt the merger agreement. You should return a proxy even if you plan to attend the Special Meeting in person.

Can I Change My Vote After I Return My Proxy Card?

Yes. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy bearing a later date which is received by Broadridge ICS, our proxy solicitor, by the close of business on [ ], 2011;

•

You may send a written notice which is received by the close of business on [                    ], 2011 that you are revoking your proxy to 3055 Lebanon Pike, Suite 1000, Nashville, Tennessee 37214, Attention: Gregory T. Stevens, Corporate Secretary; or

•

You may attend the Special Meeting and notify the election officials that you wish to revoke your proxy and vote in person. Your attendance at the Special Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.

How Are Votes Counted?

Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count FOR and AGAINST votes, abstentions and broker non-votes and separately count votes in respect of each proposal. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not receive instructions from the beneficial owner with respect to the merger proposal, or the proposal for “golden parachute compensation,” or the adjournment proposal, counted separately.

Because Delaware law requires the affirmative vote of holders of a majority of the outstanding shares of Emdeon common stock to approve the adoption of the merger agreement, the failure to vote, broker non-votes and abstentions will have the same effect as a vote AGAINST the merger proposal.

Because the advisory vote to approve the “golden parachute compensation” and approval of the adjournment proposal require the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote thereon and thereat, abstentions will have the same effect as a vote AGAINST the “golden parachute compensation” and adjournment proposal. Broker non-votes will have no effect on the outcome of the “golden parachute compensation” proposal. The vote with respect to the “golden parachute compensation” is merely an advisory vote and will not be binding on the Company or Parent. Accordingly, regardless of the outcome of the non-binding, advisory vote, if the merger agreement is adopted by the stockholders and completed, our named executive officers will be eligible to receive the various “golden parachute” payments.

If a stockholder’s shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the special meeting, the stockholder must obtain from the record holder a proxy issued in the stockholder’s name. Brokers who hold shares in “street name” for clients typically have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares, however, brokers are not allowed to exercise their voting discretion with respect to the approval of non-routine matters, such as the merger agreement. Proxies submitted without a vote by brokers on these matters are referred to as “broker non-votes.” Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the special meeting.

How Many Votes Are Needed to Approve Each Proposal?

•

For Proposal 1, the adoption of the merger agreement, the affirmative vote of holders of a majority of the shares of Emdeon common stock, outstanding and entitled to vote voting as a single class, is required. Because adoption of the merger agreement requires the approval of stockholders representing a majority of the outstanding shares of Emdeon common stock, failure to vote your shares of Emdeon common stock (including failure to provide voting instructions if you hold through a broker, bank or other nominee) will have exactly the same effect as a vote AGAINST the merger agreement. Separate approval of at least a majority of unaffiliated stockholders of the merger is not required.

•

For Proposal 2, the vote to approve the “golden parachute compensation,” the affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required. However, the vote on Proposal 2 is advisory only and will not be binding on the Company or Parent and is not a condition to the consummation of the merger. Accordingly, regardless of the outcome of the non-binding, advisory vote, if the merger agreement is adopted by the stockholders and completed, our named executive officers will be eligible to receive the various “golden parachute” payments. Abstentions will have the same effect as a vote AGAINST the “golden parachute compensation” proposal. Broker non-votes will have no effect on the vote to approve the “golden parachute compensation.”

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For Proposal 3, the vote to adjourn the Special Meeting if there are not sufficient votes to adopt the merger agreement, the affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required. Abstentions will have the same effect as a vote AGAINST the adjournment proposal. The persons named as proxies may propose and vote for one or more adjournments of the Special Meeting, including adjournments to permit further solicitations of proxies.

Certain stockholders of the Company have entered into separate voting agreements with Parent that cover an aggregate of approximately 72.0% of the outstanding shares of Emdeon common stock, pursuant to which such stockholders have agreed to vote their shares FOR the adoption of the merger agreement and the approval of the merger and any related proposal in furtherance of the merger and the transactions contemplated by the merger agreement.

What Should I Do With My Stock Certificates at this Time?

Please do not send in stock certificates at this time. If the merger is completed, you will be sent a letter of transmittal regarding the procedures for exchanging the existing Company’s stock certificates for the payment of $19.00 per share in cash, without interest and less any applicable withholding taxes.

How Many Shares Must Be Present to Constitute a Quorum for the Special Meeting?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if at least a majority of votes represented by the holders of our outstanding Emdeon Class A common stock and Emdeon Class B common stock, treated as a single class, are present in person or represented by proxy. Only stockholders of record at the close of business on the record date, September 23, 2011, are entitled to receive notice of and to vote at the Special Meeting or any postponement or adjournment thereof. As of the close of business on September 23, 2011, there were outstanding [        ] shares of Emdeon common stock, consisting of [            ] shares of Emdeon Class A common stock and [        ] shares of Emdeon Class B common stock.

Your shares will be counted towards the quorum only if you vote in person at the Special Meeting or if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent). Abstentions and broker non-votes will also be counted towards the quorum requirement.

The GA Equityholders and H&F Equityholders have entered into separate voting agreements with Parent that cover an aggregate of approximately 72.0% of the outstanding shares of Emdeon common stock, pursuant to which such stockholders have agreed to appear at the Special Meeting (or have their shares of Emdeon common stock be counted present thereat) for the purposes of determining a quorum. Accordingly, the presence in person or represented by proxy of any stockholder other than the GA Equityholders and the H&F Equityholders is not required to establish quorum at the Special Meeting.

Stock Ownership and Interests of Certain Persons

Our directors and executive officers have informed us that, as of the date of this Proxy Statement, they intend to vote all of the shares of Emdeon common stock owned directly by them in favor of the adoption of the merger agreement. As of September 23, 2011, the record date for the Special Meeting, our directors and executive officers directly owned, in the aggregate, [        ] shares of Emdeon common stock entitled to vote at the Special Meeting, or collectively approximately [    ]% of the outstanding shares of Emdeon common stock entitled to vote at the Special Meeting. Certain of our directors and executive officers have interests that may be different from, or in addition to, those of the Company’s stockholders generally. For more information, please see “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 82, “Special Factors—Financing of the Merger—Rollover Commitment; Unit Purchase Agreement” beginning on page 79 and “Special Factors—Tax Receivable Arrangements—Existing Tax Receivable Agreements” beginning on page 88.

As of September 23, 2011, the record date for the Special Meeting, the GA Equityholders and the H&F Equityholders owned [        ] and [        ] shares, respectively, of Emdeon common stock entitled to vote at the Special Meeting, or approximately [    ]% and [    ]%, respectively, of the outstanding shares of Emdeon common stock entitled to vote at the Special Meeting. The GA Equityholders and the H&F Equityholders have entered into separate voting agreements with Parent pursuant to which, unless the applicable voting agreement is terminated in accordance with its terms (including upon a termination of the merger agreement in accordance with its terms), such stockholders have agreed to, among other things, vote, or cause to be voted, their shares of Emdeon common stock in favor of the adoption of the merger agreement and any related proposal in furtherance of the merger and the transactions contemplated by the merger agreement. See “Special Factors—Voting Agreements” beginning on page 87. The GA Equityholders and the H&F Equityholders have interests in the merger that are different from, or in addition to, the interests of the Company’s other stockholders. For more information, please see “Special Factors—Financing of the Merger—Rollover Commitment; Unit Purchase Agreement” beginning on page 79 and “Special Factors—Tax Receivable Arrangements” beginning on page 88.

Expenses of Proxy Solicitation

The Company will pay for the entire cost of soliciting proxies. In addition to the costs of mailing the proxy materials and posting the proxy materials on the Internet, the Company’s directors and employees also may solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. The Company also may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Broadridge ICS has been retained by the Company to assist it in the solicitation of proxies, using the means referred to above, and will receive a fee of approximately $10,000. The Company will reimburse Broadridge ICS for reasonable expenses and costs incurred by it in connection with its services and will indemnify Broadridge ICS for certain losses.

Adjournments and Postponements

Although the Company does not expect to do so, if the Company has not received sufficient proxies to constitute a quorum or sufficient votes for the adoption of the merger agreement, the Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. The proposal to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the shares of Emdeon common stock present or represented by proxy at the Special Meeting and entitled to vote on the matter. Any signed proxies received by the Company that approve the proposal to adjourn or postpone the Special Meeting will be voted in favor of an adjournment or postponement in these circumstances. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Rights of Stockholders Who Object to the Merger

Stockholders are entitled to statutory appraisal rights under the DGCL in connection with the merger. This means that holders of Emdeon common stock who do not vote in favor of the adoption of the merger agreement may be entitled to have the value of their shares determined by the Court of Chancery of the State of Delaware, and to receive payment based on that valuation instead of receiving the $19.00 per share merger consideration. The ultimate amount received in an appraisal proceeding may be more than, the same as or less than the amount that would have been received under the merger agreement.

Stockholders who oppose the merger may exercise their right to seek appraisal of the fair value of their shares of Emdeon common stock as determined by the Court of Chancery of the State of Delaware if the merger is completed, but only if they do not vote in favor of adopting the merger agreement and otherwise comply with the procedures of Section 262 of the DGCL, which is the appraisal rights statute applicable to Delaware corporations. A copy of Section 262 of the DGCL is included as Appendix B to this Proxy Statement and the procedures are summarized in this Proxy Statement. See “Special Factors—Appraisal Rights” beginning on page 90 and Appendix B to this Proxy Statement.

Other

The board of directors is not aware of any business to be brought before the Special Meeting other than that described in this Proxy Statement. If, however, other matters are properly presented at the Special Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

Questions and Additional Information

If you have questions about the Special Meeting or the merger after reading this proxy, or if you would like additional copies of this Proxy Statement or the proxy card, you should contact Broadridge ICS, our proxy solicitor, either by calling toll-free (800) 542-1061 or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

PARTIES TO THE MERGER

Emdeon Inc.

The Company is a leading provider of revenue and payment cycle management and clinical information exchange solutions connecting payers, providers and patients in the U.S. healthcare system. Our product and service offerings integrate and automate key business and administrative functions of our payer and provider customers throughout the patient encounter, including pre-care patient eligibility and benefits verification and enrollment, clinical information exchange capabilities, claims management and adjudication, payment integrity, payment distribution, payment posting and denial management and patient billing and payment processing. Through the use of our comprehensive suite of products and services, our customers are able to improve efficiency, reduce costs, increase cash flow and more efficiently manage the complex revenue and payment cycle and clinical information exchange processes. Our services are delivered primarily through recurring, transaction-based processes that leverage our health information network, the single largest financial and administrative information exchange in the U.S. healthcare system. Our health information network currently reaches approximately 1,200 payers, 500,000 providers, 5,000 hospitals, 81,000 dentists, 60,000 pharmacies and 150 labs.

We deliver our solutions and operate our business in three business segments: (i) payer services, which provides services to commercial insurance companies, third party administrators and governmental payers; (ii) provider services, which provides services to hospitals, physicians, dentists and other healthcare providers, such as labs and home healthcare providers; and (iii) pharmacy services, which provides services to pharmacies, pharmacy benefit management companies and other payers. Through our payer services segment, we provide payment cycle solutions, both directly and through our network of companies, or channel partners, with which we have contracted to market and sell certain of our products and services, including healthcare information system vendors, such as physician and dental practice management system, hospital information system and electronic medical record vendors, that help simplify the administration of healthcare related to insurance eligibility and benefit verification, claims filing, payment integrity and claims and payment distribution. Additionally, we provide consulting services through our payer services segment. Through our provider services segment, we provide revenue cycle management solutions, patient billing and payment services, government program eligibility and enrollment services and clinical information exchange capabilities, both directly and through our channel partners, that simplify providers’ revenue cycle and workflow, reduce related costs and improve cash flow. Through our pharmacy services segment, we provide electronic prescribing services and other electronic solutions to pharmacies, pharmacy benefit management companies and government agencies related to prescription benefit claim filing, adjudication and management.

In 2010, we processed a total of approximately 5.8 billion healthcare-related transactions, including approximately one out of every two commercial healthcare claims delivered electronically in the United States. We have developed our network of payers and providers over 25 years and connect to virtually all private and government payers, claim-submitting providers and pharmacies. Our network and related products and services are designed to integrate with our customers’ existing technology infrastructures and administrative workflow and typically require minimal capital expenditure on the part of the customer, while generating significant savings and operating efficiencies.

On August 11, 2009, the Company commenced the Company IPO. Pursuant to the Registration Statement on Form S-1 (File No. 333-153451), as amended, that was declared effective on August 11, 2009 and Registration Statement on Form S-1MEF (File No. 333-161270) (collectively, the “Registration Statements”), the Company registered 27,255,000 shares of Emdeon Class A common stock, consisting of 10,725,000 Emdeon Class A shares on behalf of the Company and 16,530,000 Emdeon Class A shares on behalf of the selling stockholders in the Company IPO (including 3,555,000 Emdeon Class A shares representing an over-allotment option granted by such selling stockholders to the underwriters in the Company IPO). The Emdeon Class A common stock was registered at a proposed maximum offering price of $422.5 million pursuant to the Registration Statements. The entirety of the Emdeon Class A common stock was sold in the Company IPO at a price per share to the public of $15.50 for an aggregate offering price of $422.5 million. Morgan Stanley & Co. Incorporated, Goldman, Sachs &

Co., UBS Securities LLC and Barclays Capital Inc. acted as joint book-running managers of the Company IPO. The Company IPO closed on August 17, 2009, and the net proceeds of the Company IPO to the Company were $145.2 million (including approximately $3.1 million of offering expenses paid in 2008). Hellman & Friedman and its affiliates did not receive any proceeds in the Company IPO.

Emdeon Inc.

3055 Lebanon Pike, Suite 1000

Nashville, TN 37214

Telephone: (615) 932-3000

Blackstone Capital Partners VI L.P.

Blackstone Capital Partners VI L.P., which we refer to as “Sponsor,” is a Delaware limited partnership and its principal business is investing in securities and committing capital to facilitate corporate restructurings, leveraged buyouts, bridge financings and other investments. Sponsor is affiliated with The Blackstone Group L.P., one of the world’s leading investment and advisory firms. Its alternative investment management businesses include the management of private equity funds, real estate funds, hedge funds, credit-oriented funds, collateralized loan obligation vehicles (CLOs) and closed-end mutual funds. The Blackstone Group also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services.

Blackstone Capital Partners VI L.P.

c/o The Blackstone Group

345 Park Avenue

New York, NY 10154

Telephone: 212-583-5000

Blackstone Management Associates VI L.L.C.

Blackstone Management Associates VI L.L.C., which we refer to as “Sponsor’s General Partner,” is a Delaware limited liability company and the sole general partner of the Sponsor.

Blackstone Management Associates VI, L.L.C.

c/o The Blackstone Group

345 Park Avenue

New York, NY 10154

Telephone: 212-583-5000

Beagle Parent Corp.

Beagle Parent Corp., which we refer to as “Parent,” is a newly formed Delaware corporation that was formed by Sponsor. Parent has not carried on any activities to date, except for activities incidental to its formation, in connection with the financing of the merger and as otherwise contemplated by the merger agreement. Upon completion of the merger, the Company will be a wholly-owned subsidiary of Parent.

Beagle Parent Corp.

c/o The Blackstone Group

345 Park Avenue

New York, NY 10154

Telephone: 212-583-5000

Beagle Acquisition Corp.

Beagle Acquisition Corp., which we refer to as “Merger Sub,” is a newly formed Delaware corporation. Merger Sub is a wholly owned subsidiary of Parent and has not conducted any business operations except for activities incidental to its formation and as contemplated by the merger agreement. Upon consummation of the merger, Merger Sub will merge with and into the Company, Merger Sub will cease to exist and the Company will continue as the surviving corporation and a wholly owned subsidiary of Parent.

Beagle Acquisition Corp.

c/o The Blackstone Group

345 Park Avenue

New York, NY 10154

Telephone: 212-583-5000

H&F Filing Persons

The H&F Equityholders are affiliates of Hellman & Friedman, which is their ultimate general partner. Hellman & Friedman is a leading private equity investment firm with offices in San Francisco, New York and London. The firm focuses on investing in superior business franchises and serving as a value-added partner to management in select industries, including media and marketing services, financial services, professional services, information services, healthcare and energy. Since its founding in 1984, Hellman & Friedman has raised and, through its affiliated funds, raised and managed over $25 billion of committed capital. The principal executive offices of Hellman & Friedman and the H&F Equityholders are located at One Maritime Plaza, 12th Floor, San Francisco, CA 94111, and their telephone number is (415) 788-5111.

Business and Background of Natural Persons Related to the Company

A biography for each of our current directors and executive officers is set forth below. None of the Company nor any of the Company’s directors or executive officers has, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Each of the Company’s directors and executive officers listed below is a United States citizen, other than Mr. Lyle, who is a citizen of Canada. Mr. Hammarskjold, in addition to being a United States citizen, is also a citizen of Sweden and Brazil. None of the Company nor any of the Company’s directors or executive officers listed below has, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. As described in the Company’s Form 8-K filed August 26, 2011, on August 23, 2011 Mr. Pead submitted his resignation from the board of directors, effective August 24, 2011.

Current Directors

George I. Lazenby, IV. Mr. Lazenby, 42, has been our Chief Executive Officer and a member of our board of directors since September 2008. Mr. Lazenby has served as the Chief Executive Officer and a director of our subsidiary EBS Master since March 2007. Prior to that, Mr. Lazenby served as Executive Vice President—Provider Services of Emdeon Business Services from December 2003 to March 2007. Mr. Lazenby served as the Chief Operating Officer of Medifax EDI, Inc. from January 2003 until it was acquired by us in December 2003. Mr. Lazenby received a B.S. in Accounting from the University of Alabama. Mr. Lazenby’s principal business address is c/o Emdeon Inc., 3055 Lebanon Pike, Suite 1000, Nashville, TN 37214.

Tracy L. Bahl. Mr. Bahl, 49, has been our Executive Chairman since May 2009. Mr. Bahl has been chairman of our board of directors since September 2008 and chairman of the board of directors of EBS Master since February 2008. Mr. Bahl was Chief Executive Officer of Uniprise, a UnitedHealth Group Company, from 2004 to 2007, and before that served in various executive positions at CIGNA HealthCare. Mr. Bahl received M.B.A.s from Columbia University and the London Business School and received undergraduate degrees in Business Administration, Health and Exercise Science from Gustavus Adolphus College. Mr. Bahl’s principal business address is c/o Emdeon Inc., 3055 Lebanon Pike, Suite 1000, Nashville, TN 37214.

Dinyar S. Devitre. Mr. Devitre, 63, has been a member of our board of directors and a member of the board of directors of EBS Master since September 2008. Mr. Devitre is a Principal of Devitre LLC. Mr. Devitre served as Senior Vice President and Chief Financial Officer of Altria Group, Inc. from 2002 to March 2007. From 1998 to 2001, Mr. Devitre served as Executive Vice President at Citigroup Inc. and Citibank in Europe. Mr. Devitre serves as a director of Western Union Company, Altria Group and SABMiller plc and also served as a director of Kraft Foods Inc. from 2002 to 2007. Mr. Devitre received a B.A. degree from St. Joseph’s College in Darjeeling, India and an M.B.A. from the Indian Institute of Management in Ahmedabad. Mr. Devitre’s principal business address is c/o Devitre LLC, 45 Rockefeller Plaza, Suite 2114, New York, NY 10111.

Mark F. Dzialga. Mr. Dzialga, 46, has been a member of our board of directors since September 2008 and a member of the board of directors of EBS Master since November 2006. Since 1998, he has been a Managing Director of General Atlantic. From 1990 to 1998, Mr. Dzialga was with Goldman, Sachs & Co., most recently as the co-head of the High Technology Merger Group. Mr. Dzialga also serves as a director of Genpact Limited. Mr. Dzialga received an M.B.A. from the Columbia University School of Business and a B.S. in Accounting from Canisius College. Mr. Dzialga’s principal business address is c/o General Atlantic LLC, Three Pickwick Plaza, Greenwich, CT 06830.

Philip U. Hammarskjold. Mr. Hammarskjold, 46, has been a member of our board of directors since September 2008 and a member of the board of directors of EBS Master since February 2008. Mr. Hammarskjold joined Hellman & Friedman in 1992 and has served as a partner or Managing Director of Hellman & Friedman since January 1996 and has served as the Chief Executive Officer of Hellman & Friedman since 2009. Mr. Hammarskjold received a B.S.E. from Princeton University and an M.B.A. from Harvard Business School. Mr. Hammarskjold’s principal business address is c/o Hellman & Friedman LLC, One Maritime Plaza, 12th Floor, San Francisco, California 94111.

Jim D. Kever. Mr. Kever, 58, has been a member of our board of directors since September 2008 and a member of the board of directors of EBS Master since November 2006. Mr. Kever is a founding partner of Voyent Partners, LLC, an investment partnership founded in 2001. Mr. Kever served as Co-Chief Executive Officer of the transaction services division of WebMD from June 2000 to March 2001. From March 1999 through May 2000, Mr. Kever served as Chief Executive Officer of the transaction services division of Quintiles Transnational Corp. From 1995 through March 1999, Mr. Kever was the President and Co-Chief Executive Officer of Envoy Corporation. Mr. Kever joined Envoy as Treasurer and General Counsel in October 1981. Mr. Kever serves as a director of 3D Systems Corporation, Luminex Corporation and Tyson Foods, Inc. and also served as a director of ACI Worldwide, Inc. from 1996 to 2007. Mr. Kever received a B.S. in Business and Administration from the University of Arkansas and a J.D. from the Vanderbilt University School of Law. Mr. Kever’s principal business address is c/o Voyent Partners, LLC, 5123 Virginia Way, Suite C-22, Brentwood, TN 37027.

Jonathan C. Korngold. Mr. Korngold, 37, has been a member of our board of directors since September 2008 and a member of the board of directors of EBS Master since November 2006. Mr. Korngold joined General Atlantic in 2001, has been a Managing Director since 2006 and is responsible for leading General Atlantic’s healthcare group. Prior to joining General Atlantic, Mr. Korngold was a member of Goldman, Sachs & Co.’s Principal Investment Area and Mergers & Acquisitions groups in London and New York, respectively. Mr. Korngold received an M.B.A. from Harvard Business School and graduated with an A.B. in Economics from Harvard College. Mr. Korngold’s principal business address is c/o General Atlantic LLC, Three Pickwick Plaza, Greenwich, CT 06830.

Kevin M. McNamara. Mr. McNamara, 55, was appointed to our board of directors effective August 24, 2011. Since April 2010, Mr. McNamara has been serving as a senior advisor to the board of directors of Leon Medical Centers, a healthcare provider for Medicare patients in the Miami-Dade region of Florida. Mr. McNamara served as Executive Vice President, Chief Financial Officer and Treasurer of HealthSpring, Inc. from April 2005 through May 2009. Mr. McNamara currently serves on the board of directors of Luminex Corporation and Tyson Foods, Inc., and also served as a director of COMSYS IT Partners, Inc. from 2004 to 2006. Mr. McNamara is a certified public accountant (inactive) and holds a B.S. in Accounting from Virginia Commonwealth University and a M.B.A. from the University of Richmond. Mr. McNamara’s principal business address is 9250 Carrisbrook Lane, Brentwood, TN 37027.

Allen R. Thorpe. Mr. Thorpe, 40, has been a member of our board of directors since September 2008 and a member of the board of directors of EBS Master since February 2008. Mr. Thorpe joined Hellman & Friedman in 1999 and has served as a Managing Director of Hellman & Friedman since 2004. At Hellman & Friedman, his primary areas of focus are financial services and healthcare. Mr. Thorpe serves as a director of various Hellman & Friedman affiliated portfolio companies, including LPL Investment Holdings Inc. Mr. Thorpe received an A.B. from Stanford University and an M.B.A. from Harvard Business School. Mr. Thorpe’s principal business address is c/o Hellman & Friedman LLC, 390 Park Avenue, 21st Floor, New York, New York 10022.

Executive Officers (other than Messrs. Lazenby and Bahl)

Bob A. Newport, Jr. Mr. Newport, 51, has been our Chief Financial Officer since September 2008 and has served as the Chief Financial Officer of Emdeon Business Services since April 2006. Prior to that, Mr. Newport served as Vice President of Financial Planning & Analysis of Emdeon Business Services from January 2005 to March 2006 and Vice President of Finance of Emdeon Business Services from December 2003 to December 2004. From October 2002 to December 2003, Mr. Newport served as Chief Financial Officer of Medifax EDI, Inc. Prior to joining Medifax, Mr. Newport was with Lattimore Black Morgan & Cain, a regional CPA firm, where he practiced approximately 20 years, including the last 10 as a principal. Mr. Newport is a certified public accountant and received a B.S. in Accounting from Carson-Newman College. Mr. Newport’s principal business address is c/o Emdeon Inc., 3055 Lebanon Pike, Suite 1000, Nashville, TN 37214.

J. Philip Hardin. Mr. Hardin, 48, has been our Executive Vice President—Provider Services since September 2008 and has served in the same position for Emdeon Business Services since June 2007. Prior to that, Mr. Hardin served as Executive Vice President of Product Management of WebMD, from May 2004 to June 2007 and as President of Emdeon Dental, a division of WebMD, from January 2003 to April 2004. Mr. Hardin received a B.S. in Accounting from the University of Georgia and received an M.B.A. from Stanford University. Mr. Hardin’s principal business address is c/o Emdeon Inc., 3055 Lebanon Pike, Suite 1000, Nashville, TN 37214.

Mark Lyle. Mr. Lyle, 56, has been our Senior Vice President—Pharmacy Services since July 2009 when Emdeon acquired eRx Network L.L.C. Prior to that, Mr. Lyle served as President and CEO of eRx Network from February 2002 until July 2009. Mr. Lyle received a B.S.E. in Electrical Engineering from the University of Alberta. Mr. Lyle’s principal business address is c/o Emdeon Inc., 3055 Lebanon Pike, Suite 1000, Nashville, TN 37214.

Gregory T. Stevens. Mr. Stevens, 46, has been our Executive Vice President, General Counsel and Secretary since September 2008 and has served in the same position for Emdeon Business Services since July 2008. Prior to joining us, Mr. Stevens served as Chief Administrative Officer, General Counsel, Secretary and Chief Compliance Officer of Spheris Inc. from July 2003 to June 2008. During February 2010, Spheris filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in order to facilitate the sale of Spheris pursuant to Section 363 thereunder to MedQuist Holdings, Inc. From March 2002 to June 2003, Mr. Stevens served as Acting General Counsel and Secretary of Luminex Corporation. From 1996 to 2002, Mr. Stevens served as the Senior Vice President and General Counsel for Envoy Corporation. Prior to joining Envoy, Mr. Stevens practiced corporate and securities law with Bass, Berry & Sims PLC. Mr. Stevens received a B.A. in Economics and History and a J.D. from Vanderbilt University. Mr. Stevens’s principal business address is c/o Emdeon Inc., 3055 Lebanon Pike, Suite 1000, Nashville, TN 37214.

Gary D. Stuart. Mr. Stuart, 46, has been our Executive Vice President—Payer Services since August 2008 and has served in the same position for Emdeon Business Services since March 2006. Prior to that, Mr. Stuart served as Executive Vice President of Payer and Vendor Strategy for Emdeon Business Services since August 2005. Mr. Stuart also served as Senior Vice President of Sales in the Transaction Services Division of WebMD Envoy from July 2002 to February 2005 and in various other capacities with WebMD since July 1998. Mr. Stuart received a B.A. in Business Administration from Texas State University. Mr. Stuart’s principal business address is c/o Emdeon Inc., 3055 Lebanon Pike, Suite 1000, Nashville, TN 37214.

Business and Background of Natural Persons Related to the Blackstone Filing Persons

Blackstone Capital Partners VI L.P. (“Sponsor”) and Blackstone Management Associates VI L.L.C. (the “Sponsor’s General Partner”)

Sponsor is a Delaware limited partnership and its principal business is investing in securities and committing capital to facilitate corporate restructurings, leveraged buyouts, bridge financings and other investments. Sponsor’s General Partner is a Delaware limited liability company and its principal business consists of performing the functions of, and serving as, the sole general partner of the Sponsor. BMA VI L.L.C. (“BMA VI”) is a Delaware limited liability company and its principal business consists of performing the functions of, and serving as, the sole member of Sponsor’s General Partner.

The business address of each of Sponsor, Sponsor’s General Partner, BMA VI and the managing member listed below is c/o The Blackstone Group, 345 Park Avenue, New York, NY 10154.

The name and material occupation, position, office or employment during the past five years of the managing member of BMA VI is listed below. He is a U.S. citizen.

Stephen Schwarzman. Mr. Schwarzman, 64, is the Chairman and Chief Executive Officer of The Blackstone Group and the Chairman of the board of directors of the general partner of The Blackstone Group. Mr. Schwarzman was elected Chairman of the board of directors of The Blackstone Group’s general partner effective March 20, 2007. Mr. Schwarzman is a founder of The Blackstone Group and has been involved in all phases of the firm’s development since its founding in 1985.

Mr. Schwarzman has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, Mr. Schwarzman has not been a party to any judicial or administrative hearing (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

Beagle Parent Corp. and Beagle Acquisition Corp.

Please refer to “Special Factors—Parties Involved in the Merger” for information regarding Parent and Merger Sub. The names and material occupations, positions, offices or employment during the past five years of each director and executive officer of Parent and Merger Sub is listed below. The business address of each director and executive officer listed below is c/o The Blackstone Group, 345 Park Avenue, New York, NY 10154. Each is a U.S. citizen.

Neil Simpkins. Mr. Simpkins, 45, is a director and the President of Parent and Merger Sub. Mr. Simpkins has served as a senior managing director of The Blackstone Group since December 1999 and is a member of the firm’s private equity executive committee.

Michael Dal Bello. Mr. Dal Bello, 40, is a director and the Vice President of Parent and Merger Sub. Mr. Dal Bello is a managing director in the private equity group of The Blackstone Group and has been with The Blackstone Group since 2002.

Neither of the foregoing persons has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, neither of the foregoing persons has been a party to any judicial or administrative hearing (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

Business and Background of Natural Persons Related to the H&F Filing Persons

As noted above, the H&F Filing Persons are comprised of the H&F Equityholders and Hellman & Friedman.

Each of the H&F Equityholders, other than H&F GP, is a Delaware limited partnership engaged in the business of making private equity investments. H&F GP is a Delaware limited partnership and is the general partner of each of (i) HFCP Domestic, (ii) H&F Harrington, (iii) H&F Capital Executives and (iv) H&F Capital Associates.

Hellman & Friedman, a Delaware limited liability company, is the general partner of H&F GP.

The principal business address and telephone number for Hellman & Friedman and each of the H&F Equityholders is c/o Hellman & Friedman LLC, One Maritime Plaza, 12th Floor, San Francisco, California 94111 and their telephone number is (415) 788-5111.

Set forth below for each managing director of Hellman & Friedman is his or her respective present principal occupation or employment, the name and principal business of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of such person. Each person identified below is a citizen of the United States of America, other than Stefan Goetz, who is a citizen of Germany. Philip Hammarskjold, in addition to being a United States citizen, is also a citizen of Sweden and Brazil. No such person has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, no such person has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

C. Andrew Ballard. Mr. Ballard is a Managing Director of Hellman & Friedman. Mr. Ballard originally joined Hellman & Friedman in 2004. Mr. Ballard’s principal business address is c/o Hellman & Friedman LLC, One Maritime Plaza, 12th Floor, San Francisco, California 94111.

Stefan Goetz. Mr. Goetz is a Managing Director of Hellman & Friedman. Prior to joining Hellman & Friedman in 2007, Mr. Goetz was an Executive Director in the Principal Investments Area of Goldman Sachs International in London. Mr. Goetz’s principal business address is c/o Hellman & Friedman LLP, Millbank Tower, 30th Floor, 21-24 Millbank, London SW1P 4QP, United Kingdom.

Philip U. Hammarskjold. Mr. Hammarskjold is the Chief Executive Officer and a Managing Director of Hellman & Friedman. Mr. Hammarskjold originally joined Hellman & Friedman in 1992 and serves as the Chairman of the firm’s investment committee. Mr. Hammarskjold’s principal business address is c/o Hellman & Friedman LLC, One Maritime Plaza, 12th Floor, San Francisco, California 94111.

Patrick J. Healy. Mr. Healy is Deputy Chief Executive Officer of Hellman & Friedman and leads the firm’s London office. Mr. Healy originally joined the firm in 1994 and is a member of the firm’s investment committee. Mr. Healy’s principal business address is c/o Hellman & Friedman LLP, Millbank Tower, 30th Floor, 21-24 Millbank, London, SW1P 4QP, United Kingdom.

F. Warren Hellman. Mr. Hellman co-founded Hellman & Friedman in 1984. Mr. Hellman is the Founder and a Managing Director of Hellman & Friedman. Mr. Hellman’s principal business address is c/o Hellman & Friedman LLC, One Maritime Plaza, 12th Floor, San Francisco, California 94111.

Robert B. Henske. Mr. Henske is a Managing Director of Hellman & Friedman. Prior to joining Hellman & Friedman in 2007, Mr. Henske was the General Manager of the Consumer Tax Group (Turbo Tax) and the Chief Financial Officer at Intuit from 2003 to 2007. Mr. Henske’s principal business address is c/o Hellman & Friedman LLC, One Maritime Plaza, 12th Floor, San Francisco, California 94111.

Georgia Lee. Ms. Lee is a Managing Director and the Chief Financial Officer of Hellman & Friedman. Ms. Lee originally joined Hellman & Friedman in 1992. Ms. Lee’s principal business address is c/o Hellman & Friedman LLC, One Maritime Plaza, 12th Floor, San Francisco, California 94111.

Anupam Mishra. Mr. Mishra is a Managing Director of Hellman & Friedman. Mr. Mishra originally joined Hellman & Friedman in 2004. Mr. Mishra’s principal business address is c/o Hellman & Friedman LLC, One Maritime Plaza, 12th Floor, San Francisco, California 94111.

Arrie R. Park. Ms. Park is a Managing Director and General Counsel of Hellman & Friedman. Ms. Park originally joined Hellman & Friedman in 2004. Ms. Park’s principal business address is c/o Hellman & Friedman LLC, One Maritime Plaza, 12th Floor, San Francisco, California 94111.

Brian M. Powers. Mr. Powers is the Chairman and a Managing Director of Hellman & Friedman. Mr. Powers originally joined the firm in 1991 and is a member of the firm’s investment committee. Mr. Powers’ principal business address is c/o Hellman & Friedman LLC, One Maritime Plaza, 12th Floor, San Francisco, California 94111.

Erik D. Ragatz. Mr. Ragatz is a Managing Director of Hellman & Friedman. Mr. Ragatz originally joined Hellman & Friedman in 2001. Mr. Ragatz’s principal business address is c/o Hellman & Friedman LLC, One Maritime Plaza, 12th Floor, San Francisco, California 94111.

Thomas F. Steyer. Mr. Steyer is a Managing Director of Hellman & Friedman and a member of the firm’s investment committee. Mr. Steyer originally joined the firm in 1986. Mr. Steyer also is the Co-Senior Managing Member of Farallon Capital Management, L.L.C. Mr. Steyer’s principal business address is c/o Farallon Capital Management L.L.C., One Maritime Plaza, 21st Floor, San Francisco, California 94111.

Allen R. Thorpe. Mr. Thorpe is a Managing Director of Hellman & Friedman and leads the firm’s New York office. Mr. Thorpe joined Hellman & Friedman in 1999. Mr. Thorpe’s principal business address is c/o Hellman & Friedman LLC, 390 Park Avenue, 21st Floor, New York, New York 10022.

David R. Tunnell. Mr. Tunnell is a Managing Director of Hellman & Friedman. Mr. Tunnell originally joined Hellman & Friedman in 1994 and re-joined the firm in 1997 following business school. Mr. Tunnell’s principal business address is c/o Hellman & Friedman LLC, One Maritime Plaza, 12th Floor, San Francisco, California 94111.

Trevor O. Watt. Mr. Watt is a Managing Director of Hellman & Friedman. Prior to joining Hellman & Friedman in 2007, Mr. Watt was an Executive Director at Morgan Stanley, where he was a member of the Investment Banking Division. Mr. Watt’s principal business address is c/o Hellman & Friedman LLC, One Maritime Plaza, 12th Floor, San Francisco, California 94111.

THE MERGER AGREEMENT

This section of the Proxy Statement summarizes the material provisions of the merger agreement, but is not intended to be an exhaustive discussion of the merger agreement. We encourage you to read carefully this entire document, including the Agreement and Plan of Merger attached to this Proxy Statement as Appendix A, for a more complete understanding of the merger. The following description is subject to, and is qualified in its entirety by reference to, the merger agreement. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not the summary set forth in this section or any other information contained in this Proxy Statement.

The summary of the merger agreement in this Proxy Statement is included to provide you with information regarding some of its material provisions. Factual disclosures about the Company contained in this Proxy Statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement and described in this summary. The merger agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. Furthermore, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality different from that generally applicable to public disclosures to stockholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this Proxy Statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this Proxy Statement. The merger agreement is described in, and included as Appendix A to, this Proxy Statement only to provide you with information regarding its terms and conditions and not to provide any factual information regarding the Company, Parent or the Company’s or Parent’s respective businesses. The representations and warranties in the merger agreement and the description of them in this document should not be read alone, but instead should be read in conjunction with the other information contained in the reports, statements and filings the Company publicly files with the SEC.

General; The Merger

The merger agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, set forth in the merger agreement and in accordance with the DGCL. After the completion of the merger, the Company will continue its corporate existence under the DGCL as the surviving corporation and become a wholly-owned subsidiary of Parent. If the merger is completed, Emdeon Class A common stock will be delisted from the New York Stock Exchange, will be deregistered under the Exchange Act and will no longer be publicly traded, and the Company will no longer be required to file periodic reports with the SEC with respect to the Emdeon Class A common stock. The Company will be a privately held corporation and the Company’s current stockholders (other than the H&F Equityholders) will cease to have any ownership interest in the Company or rights as the Company’s stockholders. Therefore, following the completion of the merger, the Company’s current stockholders will not participate in any of the Company’s future earnings or growth and will not benefit from any appreciation in the Company’s value, if any.

Closing and Effective Time of the Merger; Marketing Period

The closing of the merger will take place (a) on the second business day after the day on which conditions to closing in the merger agreement (other than those conditions that by their terms are to be satisfied by actions taken at the closing, but subject to the satisfaction or waiver of those conditions) are satisfied or waived or (b) at such time as Parent and the Company may agree in writing. Notwithstanding the immediately preceding sentence, if the marketing period (as detailed below) for Parent’s debt financing has not ended at such time, then the closing will occur (i) on the earlier of (A) a date during the marketing period specified by Parent on not less than two business days’ notice to the Company and (B) the second business day following the final day of the marketing period (subject, in each case, to the satisfaction or waiver of all the conditions to closing as of such date).

The term “marketing period” means the first period of 18 consecutive business days, subject to certain black-out dates, following the latest of (i) the date on which the Company has provided to Parent and Merger Sub the Required Information (as defined in “The Merger Agreement—Closing and Effective Time of the Merger; Marketing Period”) and such Required Information is Compliant (as defined in the merger agreement), (ii) the date on which the Company has first commenced the mailing of this Proxy Statement to its stockholders (which date may not occur prior to the date the SEC has confirmed that it has no further comments on the Proxy Statement and the Company’s Schedule 13E-3) and (iii) if the voting agreements cease to be in full force and effect or any stockholder that is a party to such agreement has repudiated in writing or breached the voting agreement in any material respect in a manner that would result in the failure of any of stockholders to vote their shares in accordance with the terms thereof, the date on which certain closing conditions to the obligations of each of the parties (described under “The Merger Agreement—Conditions to the Completion of the Merger”) have been satisfied (other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions at the closing).

The Company shall provide Parent and Merger Sub with (i) all financial information and financial data regarding the Company and its subsidiaries required by certain provisions of the debt commitment letter, (ii) all information and data regarding the Company and its subsidiaries (A) of the type and form required by Regulation S-X and Regulation S-K under the Securities Act (excluding information required by Regulation S-X Rule 3-10 and Regulation S-X Rule 3-16 and Item 402 of Regulation S-K) for offerings of debt securities on a registration statement on Form S-1 under the Securities Act and (B) of the type and form customarily included in offering documents used to syndicate credit facilities of the type to be included in the debt financing or in offering documents used in private placements of debt securities under Rule 144A promulgated under the Securities Act (including as necessary to permit Parent and Merger Sub to prepare the offering memorandum required by certain provisions of the debt commitment letter (excluding information required by Regulation S-X Rule 3-10 and Regulation S-X Rule 3-16 and Item 402 of Regulation S-K), in each case assuming that such syndication of credit facilities and offering(s) of debt securities were consummated at the same time during the Company’s fiscal year as such syndication and offering(s) of debt securities will be made and (iii) drafts of customary comfort letters (including as to customary “negative assurance” comfort and change period) from the Company’s independent accountants with respect to any of the foregoing information, which such accountants have confirmed they are prepared to issue subject to the completion by such accountants of customary procedures relating thereto (all such information, the “Required Information”).

Throughout the marketing period no order of any governmental authority may be in force and the conditions to the obligations of Parent and Merger Sub to consummate the merger must be satisfied and nothing shall have occurred and no condition shall exist that would cause any of the foregoing conditions to closing to fail to be satisfied assuming the closing were to be scheduled for any time during such 18 consecutive business day period. The closing condition relating to the expiration of the waiting period under the HSR Act must be satisfied no later than five business days prior to the end of the marketing period and the Special Meeting of the Company’s stockholders to adopt the merger must occur no later than three business days prior to the end of the marketing period. Notwithstanding the foregoing, (a) the marketing period will not begin prior to September 22, 2011, (b) if the marketing period has not ended on or prior to December 16, 2011, then the marketing period will begin on or after January 3, 2012 and (c) the marketing period will end on any earlier date prior to the expiration of the 18 consecutive business day period described above if the full amount of the debt financing is consummated on such earlier date.

Notwithstanding the foregoing, the marketing period will not commence and will be deemed not to have commenced if, on or prior to the completion of the 18 consecutive business day period:

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the Company has publicly announced its intention to restate any of its material historical financial statements or material financial information included in the Required Information, in which case, the marketing period shall not commence unless and until such restatement has been completed and the applicable Required Information has been amended and updated or the Company has announced that it has concluded that no restatement is required; or

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(i) the independent auditors of the Company withdraw an audit opinion contained in the Required Information, (ii) Required Information (or any portion thereof) is not Compliant at any time during such 18 consecutive business day period (and, if any Required Information provided at the initiation of the marketing period ceases to be Compliant during such consecutive 18 business day period, then the marketing period shall be deemed not to have commenced) or (iii) the Company fails to file any report with the SEC by the date required under the Exchange Act containing any financial information that would be required to be contained in the Required Information or incorporated therein by reference unless and until all such reports have been filed and the applicable Required Information has been amended and updated.

If at any time the Company in good faith reasonably believes that it has provided all necessary Required Information and such Required Information is Compliant, it may deliver to Parent a written notice to that effect (stating the date it believes such Required Information was provided), in which case the Company will be deemed to have complied with providing the Required Information unless Parent in good faith reasonably believes the Company has not provided all Required Information or that such Required Information is not Compliant and, within five business days after the delivery of such notice, delivers a written notice to the Company to that effect, stating with specificity, to the extent reasonably practicable, which items of Required Information have not been provided or are not Compliant.

If the merger is not consummated by February 9, 2012, the Company or Parent may terminate the merger agreement, except such right to terminate the merger agreement will not be available to such party if such party has breached any of its representations, warranties, covenants or agreements in the merger agreement, which breach has materially contributed to the failure to consummate the merger by such date.

The effective time of the merger will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date as the Company and Parent may agree and specify in the certificate of merger).

Certificate of Incorporation; Bylaws

At the effective time, the certificate of incorporation and bylaws of the Company will be amended and restated in their entirety in the form agreed by the Company, Parent and Merger Sub, until amended in accordance with their terms or by applicable law.

Conversion of Securities

Common Stock

Except for (i) shares of Emdeon Class A common stock owned by the Company or its wholly-owned subsidiaries, (ii) shares of Emdeon Class A common stock owned by Parent or its subsidiaries, including such shares contributed to Parent by H&F Harrington pursuant to the Rollover Letter and (iii) shares of Emdeon

Class A common stock whose holders have not voted in favor of adopting the merger agreement or consented to it in writing and have demanded the appraisal of such shares of Emdeon Class A common stock in accordance with, and has complied in all respects with, the DGCL (referred to in this section of the Proxy Statement as “dissenting shares”), each share of Emdeon Class A common stock issued and outstanding immediately prior to the effective time of the merger shall, without any action on the part of the holder thereof, be converted into the right to receive $19.00 in cash, without interest and less applicable withholding taxes. At the effective time of the merger, each share of Emdeon Class A common stock theretofore issued and outstanding will be cancelled automatically and cease to exist.

Unless otherwise agreed upon between Parent and any applicable EBS Unit holder, prior to the effective time of the merger, each EBS Unit (excluding any unearned performance-contingent EBS Units, which shall be forfeited immediately prior to the effective time of the merger), whether vested or unvested, together with each corresponding share of Emdeon Class B common stock, held by certain members of the Company’s senior management and our board of directors will be exchanged for one share of Emdeon Class A common stock, as contemplated by the merger agreement.

After giving effect to the exchange described immediately above, all outstanding shares of Emdeon Class B common stock not converted into shares of Emdeon Class A common stock shall be cancelled for no consideration upon completion of the merger.

Treatment of Outstanding Options and Restricted Stock Units

Unless otherwise agreed upon between Parent and any applicable stock option holder, immediately prior to the effective time of the merger, each stock option issued under the 2009 Equity Plan (excluding any unearned performance-contingent stock options, which shall be forfeited immediately prior to the effective time of the merger), whether or not then exercisable or vested, will be cancelled and converted into the right to receive an amount in cash equal to, without interest and less applicable withholding taxes, the product of (i) the excess, if any, of $19.00 (which is the per share merger consideration) over the per share exercise price of the applicable stock option and (ii) the aggregate number of shares of Emdeon Class A common stock that may be acquired upon exercise of such stock option (whether vested or unvested) immediately prior to the effective time of the merger. Unless otherwise agreed upon between Parent and any applicable restricted stock unit holder, also at the effective time of the merger, each restricted stock unit that conveys the right to receive shares of Emdeon Class A common stock granted under the 2009 Equity Plan, whether or not the restricted periods have lapsed, will be cancelled and converted into the right to receive an amount in cash equal to, without interest and less applicable withholding taxes, the product of (i) $19.00 and (ii) the aggregate number of shares of Emdeon Class A common stock in respect of which such restricted stock unit conveyed the right to receive.

Prior to the effective time of the merger, the Company will mail further information and instructions for payment arrangements for stock options and restricted stock units to the holders of such awards. As promptly as practicable following the effective time of the merger and in any event not later than the third business day thereafter, Parent or the surviving corporation shall cause the paying agent to mail a check (or transfer by wire transfer) (i) to each applicable holder of a stock option, in such amount due and payable to such holder in respect of such stock option and (ii) to each applicable holder of a restricted stock unit, in such amount due and payable to such holder in respect of such restricted stock unit award.

Treatment of ESPP

A date selected by the board of directors that is at least 10 days prior to the effective time of the merger will be the final “purchase date” under the ESPP and the balance in employees’ ESPP accounts will be used to make purchases of Class A common stock on that date in accordance with the terms and limitations of the ESPP (and subject to applicable tax withholding). Shares of Emdeon Class A common stock held in participants’ ESPP accounts as of immediately prior to the effective time of the merger (whether acquired on the final purchase date or otherwise) will be cancelled in the merger like other shares of Emdeon Class A common stock and exchanged for the right to receive the per share merger consideration. The Company has agreed to terminate the ESPP as of the effective time of the merger.

Payment Procedures

No less than three business days before the effective time of the merger, Parent will select a bank or trust company, satisfactory to the Company in its reasonable discretion, to act as the paying agent in the merger and will enter into a paying agent agreement with the paying agent, the terms and conditions of which shall be satisfactory to the Company in its reasonable discretion. Parent will be responsible for all fees and expenses of the paying agent. At the effective time of the merger, Parent will deposit or cause to be deposited with the paying agent sufficient funds to pay the merger consideration for each holder of shares of Emdeon Class A common stock entitled to payment thereof and to pay the amounts described above to holders of stock options and restricted stock units. At the effective time of the merger, Parent will cause the paying agent to mail a letter of transmittal and instructions to each holder of record of Emdeon Class A common stock. The letter of transmittal and instructions will tell such holder: (i) that delivery shall be effected, and risk of loss and title to such holder’s shares shall pass, only upon proper delivery of such holder’s stock certificates to the paying agent or, in the case of book-entry shares, upon adherence to the procedures set forth in the letter of transmittal and (ii) instructions for surrendering such certificates or book-entry shares (if the holder’s shares are not certificated) in exchange for the merger consideration. Such instructions will provide that: (A) at the election of the holder, stock certificates may be surrendered by hand delivery or otherwise and (B) the merger consideration payable in exchange for the stock certificates and/or book-entry shares will be payable by wire transfer to the surrendering holder.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

You will not be entitled to receive the merger consideration until you surrender your stock certificate or certificates (if your shares are certificated) to the paying agent, together with a duly completed and executed letter of transmittal and any other documents reasonably required by the paying agent. The merger consideration may be paid to a person other than the person in whose name the corresponding stock certificate is registered if (i) the surrendered stock certificate is accompanied by all documents required by Parent to evidence and effect that transfer and (ii) the person requesting such payment pays any applicable transfer or other taxes required by reason of payment to a person other than the registered holder or establishes to the satisfaction of Parent and the paying agent that such tax has been paid or is not applicable.

No interest will be paid or will accrue on the cash payable upon surrender of the stock certificates. Parent, Merger Sub, the surviving corporation and the paying agent will be entitled to deduct and withhold from any consideration otherwise payable under the merger agreement as may be required to deduct and withhold with respect to the payment of such consideration under the Code, or any applicable state, local or foreign tax law. To the extent that any amounts are so deducted and withheld and paid to the appropriate taxing authorities, those amounts will be treated as having been paid to the person in respect of whom such deduction or withholding was made for all purposes under the merger agreement.

None of Parent, the surviving corporation nor the paying agent shall be liable to any holder of stock certificates or book-entry shares for any amount properly paid to a public official under any applicable abandoned property, escheat or similar law.

The paying agent will invest the payment fund as directed by Parent, provided, that such investment shall be in obligations of, or guaranteed by, the United States, in commercial paper obligations of issuers organized under the law of a state of the United States, rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Service, respectively, or in certificates of deposit, bank repurchase agreements or bankers’ acceptances of commercial banks with capital exceeding $10.0 billion, or in mutual funds investing solely in such assets. Any such investment will be for the benefit, and at the risk, of Parent, and any interest or other income resulting from such investment will be for the benefit of Parent; provided, however, no such investment or losses thereon will affect the merger consideration payable to the holders of Emdeon common stock immediately prior to the effective time of the merger and Parent will promptly provide, or cause the surviving corporation to promptly provide, additional funds to the paying agent for the benefit of the holders of Emdeon common stock immediately prior to the effective time of the merger in the amount of any such losses to the extent necessary to satisfy the obligations of Parent and the surviving corporation in connection with the merger.

Any portion of the payment fund which remains unclaimed by former stockholders one year after the effective time of the merger will be delivered by the paying agent to Parent upon demand, and any former stockholders who have not surrendered their shares in exchange for merger consideration will thereafter look only to Parent and/or the surviving corporation for payment of the merger consideration.

Representations and Warranties

The representations and warranties of the Company contained in the merger agreement are the product of negotiations among the parties thereto and are solely for the benefit of Parent and Merger Sub. Any inaccuracies in such representations and warranties are subject to waiver by the parties to the merger agreement and are qualified by a confidential disclosure letter containing non-public information and made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts. Consequently, the Company’s representations and warranties in the merger agreement may not be relied upon by persons other than the parties thereto as characterizations of actual facts or circumstances as of the date of the merger agreement or as of any other date, nor may you rely upon them in making the decision to approve and authorize the merger agreement and the transactions contemplated by the merger agreement. The merger agreement may only be enforced against the Company by Parent and Merger Sub. Moreover, information concerning the subject matter of the representations and warranties of the Company may change after the date of the merger agreement, which subsequent information may or may not be reflected fully in the Company’s public disclosures.

The Company’s representations and warranties in the merger agreement relate to, among other things:

•	corporate organization, good standing and corporate power and authority, and other corporate matters with respect to the Company and its subsidiaries;

•	foreign qualification to do business;

•	the Company’s authority to enter into and consummate the transactions contemplated by the merger agreement;

•	enforceability of the merger agreement against the Company;

•	its subsidiaries;

•	consents and approvals of domestic and foreign governmental authorities and required regulatory filings;

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the absence of violations of, or conflicts with, the governing documents of the Company and its subsidiaries, applicable law and certain agreements and authorizations, as a result of the Company entering into and performing under the merger agreement and consummating the transactions contemplated by the merger agreement;

•	capitalization of the Company and its subsidiaries, absence of voting agreements (other than the voting agreements) and certain related matters;

•	the vote of the majority of the Company’s stockholders, voting as a single class, is the only vote necessary to adopt the merger agreement;

•	the accuracy of the Company’s filed SEC reports and financial statements since August 11, 2009;

•	the Company’s disclosure controls and procedures and internal controls over financial reporting;

•	the absence of undisclosed liabilities;

•	the absence of off balance sheet contracts or arrangements;

•	the absence of a material adverse effect on the Company

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the conduct of the Company’s business in the ordinary course of business consistent with past practice since December 31, 2010 and through the date of the merger agreement and the absence of certain other changes since December 31, 2010 through the date of the merger agreement;

•	the absence of any pending or threatened litigation, proceedings and government orders;

•	material contracts (including the enforceability thereof and compliance therewith);

•	employee benefit plans;

•	labor relations and compliance with applicable employment laws;

•	tax matters;

•	environmental matters;

•	intellectual property matters;

•	real property;

•	permits and compliance with applicable laws;

•	insurance;

•	affiliated transactions;

•	the opinions of the Company’s financial advisors;

•	the absence of brokers and brokers’ fees, except those fees payable to the Company’s financial advisors;

•	the absence of certain business practices; and

•	health care matters.

Many of the Company’s representations and warranties are qualified by the absence of a “Company Material Adverse Effect,” which means, for purposes of the merger agreement, any fact, circumstance, change, event, development, occurrence or effect that (i) has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, assets or results of operations or financial condition of the Company and its subsidiaries, taken as a whole or (ii) would prevent or materially delay the consummation of the transactions contemplated by the merger agreement beyond February 9, 2012. Notwithstanding the foregoing, a “Company Material Adverse Effect” does not include such effects relating to or arising from:

•	any foreign or domestic economic, financial, social or political conditions (including changes therein);

•	changes in any financial, debt, credit, capital or banking markets or conditions (including any disruption thereof);

•	changes in interest, currency or exchange rates or the price of any commodity, security or market index;

•	changes or proposed changes in law, United States generally accepted accounting principles or other accounting principles or requirements, or standards, interpretations or enforcement thereof;

•	changes in the Company’s and its subsidiaries’ industries in general;

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any change in the market price or trading volume of any securities or indebtedness of the Company or any of its subsidiaries, any decrease of the ratings or the ratings outlook for the Company or any of its subsidiaries by any applicable rating agency and the consequences of such ratings or outlook decrease, or the change in, or failure of the Company to meet, or the publication of any report regarding, any internal or public projections, forecasts, budgets or estimates of or relating to the Company or any of its subsidiaries for any period, including with respect to revenue, earnings, cash flow or cash position (provided that the underlying causes of such decline or failure may, if they are not otherwise excluded from the definition of Company Material Adverse Effect, be taken into account in determining whether a Company Material Adverse Effect has occurred)

•	the occurrence, escalation, outbreak or worsening of any hostilities, war, police action, acts of terrorism or military conflicts;

•	the existence, occurrence or continuation of any force majeure events;

•	compliance by the Company and its subsidiaries with the terms of the merger agreement (other than the conduct of their operations in the ordinary course consistent with past practice);

•	any actions taken to the extent expressly required by the merger agreement or taken with the written consent, waiver or at the written request of Parent;

•	matters disclosed to Parent in certain sections of the Company’s disclosure letter;

•	the public announcement of the merger agreement, the merger and the identities of Parent, Merger Sub and their respective affiliates; and

•	the execution, announcement performance, consummation or existence of the merger agreement, the voting agreements and the Rollover Letter (including any actual or potential loss of any employee);

except in the cases of the first eight bullets above, to the extent that any such effect has a disproportionate adverse impact on the Company and its subsidiaries, taken as a whole, relative to other similarly situated companies in the principal industries in which the Company and its subsidiaries operate.

The merger agreement also contains various representations and warranties made by Parent and Merger Sub to the Company that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:

•	the corporate organization, good standing and corporate power and authority of Parent and Merger Sub;

•	the authority and authorization of Parent and Merger Sub to enter into and consummate the transactions contemplated by the merger agreement;

•	consents and approvals of domestic and foreign governmental authorities and required regulatory filings;

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the absence of violations of, or conflicts with, the governing documents of Parent and Merger Sub, applicable law and certain agreements and authorizations, as a result of entering into and performing under the merger agreement and consummating the transactions contemplated by the merger agreement;

•	capitalization of Merger Sub and Parent’s ownership of the outstanding stock of Merger Sub;

•	Merger Sub not having engaged in any business activity other than in connection with the merger agreement and the transactions contemplated thereunder;

•	no ownership of shares of Emdeon common stock, absence of voting agreements (other than the interim investors agreement and Equity Holder Voting Agreements) and certain related matters;

•	the status of the Rollover Letter and Parent’s equity and debt financing documentation and efforts as of the date the merger agreement was executed;

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the sufficiency and availability of funds in the financing contemplated by the Rollover Letter and the debt and equity commitment letters to pay the aggregate merger consideration and other amounts required to be paid in connection with the consummation of the transactions contemplated by the merger agreement;

•	the solvency of Parent and the surviving corporation after the completion of the merger;

•	the absence of any pending or threatened litigation, proceedings and government orders;

•	the absence of any regulatory impediments;

•	the absence of arrangements with management;

•	the absence of brokers and brokers’ fees;

•	the limited guarantee; and

•	independent investigation and non-reliance on Company estimates, projections, forecasts, forward-looking statements and business plans.

The representations and warranties in the merger agreement of each of the Company, Parent and Merger Sub will terminate upon the consummation of the merger or the termination of the merger agreement in accordance with its terms.

Covenants of the Company

The Company has various obligations and responsibilities under the merger agreement from the date of the merger agreement until the effective time of the merger, including, but not limited to, the following:

Conduct of Business Pending the Merger

During the period between the date of the merger agreement and the earlier of the effective time of the merger or the termination of the merger agreement, except as contemplated by the merger agreement, as set forth in the Company disclosure letter or as required by the applicable law, without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned), the Company has agreed to, and has agreed to cause each of its subsidiaries to, use its reasonable best efforts to conduct its operations only in the ordinary course consistent with past practice.

Subject to certain exceptions, the Company may not, pursuant to the merger agreement, take (and must cause its subsidiaries not to take) any of the following actions during the period between the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned):

•	amend or modify its certificate of incorporation or bylaws or equivalent organizational documents;

•	make, declare, set aside or pay dividends or distributions on any shares of capital stock of the Company, other than dividends or distributions from a wholly-owned subsidiary;

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(i) adjust, split, combine or reclassify its capital stock, (ii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any securities convertible or exchangeable into or exercisable for any shares of its capital stock, (iii) grant any person any right or option to acquire any shares of its capital stock, or (iv) issue, deliver or sell any additional shares of its capital stock or any securities convertible or exchangeable into or exercisable for any shares of its capital stock (other than pursuant to (A) the exercise of stock options in accordance with the terms in effect on the date of the merger agreement, (B) the vesting of restricted stock unit awards in accordance with the terms in effect on the date of the merger agreement, (C) the exchange or conversion of exchangeable or convertible securities, in each case outstanding as of the date of the merger agreement or pursuant to contracts existing as of the date of the merger agreement or (D) the purchase, redemption or other acquisition of Emdeon common stock or equity interests of the Company or its subsidiaries from former employees, directors and consultants to the extent required by any contract or benefit plan providing for the repurchase of such Emdeon common stock or such other equity interests in connection with any termination of services to the Company or any of its subsidiaries);

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(i) materially increase compensation or benefits for employees (other than in the ordinary course of business) or directors or officers, (ii) enter into or amend any contract providing for the employment or consultancy of any person on a full time, part time, consulting or other basis or otherwise providing compensation or other benefits to any person other than in the ordinary course of business or (iii) establish, adopt, enter into, amend, renew or terminate any material employee benefit or any employee benefit plan, agreement, policy, program or commitment that, if in effect on the date of the merger agreement, would be a material employee benefit, except, in each case, (A) as may be required by law, the merger agreement or existing benefit plans or agreements in effect on the date of the merger agreement, (B) pursuant to existing collective bargaining or national labor agreements; or (C) to comply with Section 409A of the Code;

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acquire (by merger, consolidation, acquisition of equity interests or assets, or otherwise) any business or any corporation, partnership, limited liability company, joint venture or other business organization or division thereof, except for any such transaction (i) which is between the Company and any of its wholly-owned subsidiaries or between any such wholly-owned subsidiaries, (ii) for which the consideration paid (including assumed indebtedness for borrowed money) does not exceed $5.0 million or (iii) pursuant to any contract existing and in effect as of the date of the merger agreement, true and complete copies of which have been made available to Parent;

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sell, lease, license, transfer, pledge, mortgage, encumber, grant or dispose of or enter into negotiations with respect to the disposition of any material company assets, including the capital stock of subsidiaries of the Company, other than (i) the sale of inventory in the ordinary course of business, (ii) the disposition of used, obsolete or excess equipment in the ordinary course of business, (iii) other dispositions in the ordinary course of business, (iv) any permitted liens or (v) pursuant to any contract existing and in effect as of the date of the merger agreement, true and complete copies of which have been made available to Parent;

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make any loans, advances or capital contributions to or investments in any person other than (i) to wholly-owned subsidiaries, (ii) to employees for advancement of related business expenses in the ordinary course of business, (iii) to joint ventures in which the Company or any subsidiary has an equity interest and (iv) loans or capital contributions that, in the aggregate, do not exceed $2.0 million;

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incur, assume or guarantee any new indebtedness for borrowed money or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its subsidiaries or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person (other than the Company or any of its subsidiaries) for borrowed money (including any debt securities), in excess of $5.0 million in the aggregate, which indebtedness shall be prepayable in full without premium or penalty (other than ordinary course breakage costs);

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make capital expenditures that exceed the amount of capital expenditures contemplated by the Company’s 2011 annual forecast minus the aggregate amount of the Company’s capital expenditures under such forecast prior to the date of the merger agreement, plus $10.0 million;

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enter into any contract that restricts, in any material respect, the ability of the Company or any of its subsidiaries, taken as a whole, to compete, with any business or in any geographic area, or to solicit customers;

•	adopt or enter into a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation or other reorganization;

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make, change or revoke any material tax election (which shall include the election to take “bonus depreciation” under Section 168 of the Code, whether or not such election has been made in previous years, and an election to accelerate the period of recovery for software research and development expenses under Section 174 of the Code) or change the Company’s material accounting policies or procedures, other than as required by United States generally accepted accounting principles or applicable law;

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take any action outside of the ordinary course of business that would reasonably be expected to have the effect of requiring the application of one or more valuation assumptions (as defined in one or more Tax Receivable Agreements) in determining the Company’s obligations under any such Tax Receivable Agreement, or take any action outside of the ordinary course of business with the intention of otherwise increasing, accelerating or fixing the Company’s liability under any such Tax Receivable Agreement, or fail to satisfy the Company’s material obligations under the Tax Receivable Agreements;

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enter into any material contract containing any “change of control” or similar provision that would be triggered by the transactions contemplated by the merger agreement and result in a liability or loss of a benefit that would be material to the Company and its subsidiaries, taken as a whole;

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waive, release, assign, settle or compromise any material legal actions, other than (i) in the ordinary course of business and not in excess of $5.0 million (net of any amount covered by insurance) or (ii) a waiver, release, assignment, settlement or compromise for which it is reasonably expected to be reimbursed by an insurance policy (subject to any deductible or retention);

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(i) file any amended tax return involving a material amount of additional taxes (except as required by law), (ii) settle or compromise any tax liability or any claim for a material refund of taxes, or enter into any closing agreement with respect to any material tax, except for an agreement or compromise with respect to a tax for an amount that is not materially in excess of the amount reserved in respect of such tax on the financial statements of the Company and its subsidiaries or (iii) agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of taxes (other than extensions and waivers granted during the ordinary course of an audit or examination);

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except as would not cause a Company Material Adverse Effect, fail to pay any fee, make any filing or take any other step which the Company or any of its subsidiaries would otherwise be able to take necessary to maintain the existence, validity and enforceability of intellectual property owned by or licensed to the Company or any of its subsidiaries; or

•	authorize, commit or agree to do any of the foregoing.

Access to Information

The Company will, and will cause its subsidiaries to, (i) provide to Parent and its representatives access at reasonable times upon prior notice to the officers, employees, auditors, authorized representatives, books and records of the Company and its subsidiaries and (ii) furnish promptly such information concerning the Company and its subsidiaries as Parent, its representatives and financing sources may reasonably request. Nothing in the merger agreement shall require the Company or any of its subsidiaries to grant such access to the extent such access would unreasonably disrupt or impair the business or operations of the Company or any of its subsidiaries or disclose information to the extent such disclosure would, in the Company’s good faith opinion after consultation with legal counsel, (A) result in a waiver of attorney-client privilege, work product doctrine or similar privilege or (B) violate any applicable law or any confidentiality obligation of such party. In the event that the Company does not provide access or information in reliance on the preceding sentence, it must provide notice to Parent that it is withholding such access or information and the Company must use its reasonable best efforts to communicate, to the extent feasible, the applicable information in a way that would not violate the applicable law, contract or obligation or risk waiver of such privilege. Notwithstanding the foregoing, Parent and Company must comply with and cause their respective representatives to comply with the obligations under the confidentiality agreement, dated June 22, 2011, between an affiliate of Parent and the Company with respect to the foregoing information, provided that Parent may provide such information to potential sources of capital and to rating agents and prospective lenders and investors during syndication of the debt financing, subject to customary confidentiality agreements.

No Solicitation of Takeover Proposals; Fiduciary Out

Except as described below, from the date of the merger agreement until the effective time of the merger or the termination of the merger agreement, the Company must not, and must cause its subsidiaries and direct its representatives not to, directly or indirectly:

•

solicit, initiate, knowingly facilitate or knowingly take any action designed to encourage or facilitate any inquiries regarding, or the making of any proposal or offer that constitutes a takeover proposal (as defined immediately below);

•

enter into or participate in any discussions with, or furnish any non-public information relating to the Company or any of its subsidiaries to, or afford access to the property, books or records of the Company or any of its subsidiaries to, any person that, to the knowledge of the Company, is seeking to make or has made a takeover proposal (other than to state that the Company is not permitted to have discussions); or

•

terminate, amend, release, modify or fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar agreement entered into by the Company in respect of or in contemplation of any takeover proposal, or publicly propose to do any of the foregoing. Notwithstanding anything in the merger agreement to the contrary, the Company shall be permitted to take any of the actions described in the preceding sentence if the board of directors determines in good faith, after consultation with outside legal counsel, that a failure to cause the Company to take any such action would reasonably be expected to be inconsistent with the fiduciary duties of the board of directors, to the extent required in order for such applicable person to make a takeover proposal.

Notwithstanding the foregoing, at any time prior to obtaining stockholder approval for the adoption of the merger agreement, if the board of directors determines in good faith (i) after consultation with outside legal counsel and financial advisors that a takeover proposal constitutes or would reasonably be expected to lead to a superior proposal (as defined below) and (ii) after consultation with outside legal counsel that the failure to take the actions set forth in clauses (A) and (B) below with respect to such takeover proposal would reasonably be expected to be inconsistent with its fiduciary duties to stockholders under applicable law, then the Company may, in response to such takeover proposal, (A) furnish access and non-public information with respect to the Company and any of its subsidiaries to the person who has made such takeover proposal pursuant to an acceptable confidentiality agreement, which means on terms no less favorable (except with respect to standstill provisions to the extent required to permit submission of a takeover proposal) in the aggregate to the Company than the confidentiality agreement, dated June 22, 2011, between an affiliate of Parent and the Company, so long as any written non-public information provided under clause (A) has previously been provided to Parent or is provided to Parent substantially concurrently with the time it is provided to such person, and (B) participate in discussions and negotiations regarding such takeover proposal.

A “takeover proposal” is defined in the merger agreement to mean any proposal or offer relating to:

•

a merger, consolidation, spin-off, share exchange (including a split-off) or business combination involving the Company or any of its subsidiaries representing 20% or more of the assets of the Company and its subsidiaries, taken as a whole;

•

a sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of 20% or more of the assets of the Company and its subsidiaries, taken as a whole;

•

a purchase or sale of shares of capital stock or other securities, in a single transaction or series of related transactions, representing 20% or more of the voting power of the capital stock of the Company or EBS Master, including by way of a tender offer or exchange offer;

•	a reorganization, recapitalization, liquidation or dissolution of the Company involving 20% or more of the assets of the Company and its subsidiaries, taken as a whole; or

•	any other transaction having a similar effect to those described in the foregoing.

A “superior proposal” is defined in the merger agreement to mean any takeover proposal (with the percentages in the definition of such term changed from 20% to 50%) which the board of directors has determined in good faith, after consultation with the Company’s outside legal counsel and financial advisors:

•	is on terms and conditions more favorable, from a financial point of view, to the stockholders of the Company (excluding the H&F Equityholders) than those contemplated by the merger agreement; and

•

is reasonably capable of being completed, taking into account all material financial (including whether such takeover proposal is reasonably capable of being financed, to the extent practicable), regulatory, legal and other aspects of the proposal.

The Company must advise Parent orally and in writing of any of the following within one business day of receipt thereof: (i) any non-public information is requested from the Company or any of its representatives by any person that, to the knowledge of the Company, is seeking to make, or has made, a takeover proposal, (ii) the receipt of any takeover proposal, specifying the material terms and conditions of such takeover proposal and the identity of the party making such takeover proposal and (iii) any material modifications to the financial or other material terms and conditions of such takeover proposal.

Except as described below, the board of directors may not: (i) change, withdraw, modify or amend (or publicly propose to change, withdraw, modify or amend) its recommendation that the Company’s stockholders adopt the merger agreement in any manner adverse to Parent, (ii) authorize, adopt, approve, endorse, recommend or declare advisable (or publicly propose to authorize, adopt, approve, recommend or declare advisable) a takeover proposal or (iii) approve, recommend or allow the Company to enter into a contract relating to a takeover proposal (other than acceptable confidentiality agreements).

Notwithstanding the foregoing, at any time prior to the adoption of the merger agreement by the Company’s stockholders, the board of directors may, in response to a superior proposal received by the board of directors after the date of the merger agreement, terminate the merger agreement, upon payment of a termination fee (described below), and concurrently enter into a contract with respect to such superior proposal, but only if:

•	the Company has complied in all material respects with its obligations under the “no shop” restrictions contained in the merger agreement;

•

the Company shall have first provided prior written notice to Parent that it is prepared to terminate the merger agreement and enter into a contract with respect to a superior proposal. Such notice must include, to the extent provided to the Company, an unredacted copy of any material contract relating to such superior proposal containing its material terms and conditions and the identity of the party making the superior proposal (a “notice of superior proposal”); and

•

Parent does not make within five calendar days of delivery of a notice of superior proposal (with any material change to the financial or other terms and conditions of such superior proposal requiring an additional notice to Parent and an additional two calendar day period) a binding and irrevocable written and complete proposal (including any schedules or exhibits) that the board of directors determines in good faith, after consultation with its outside legal counsel and financial advisors, causes the superior proposal described in the applicable notice of superior proposal to no longer constitute a superior proposal. In addition, during the five calendar day period after a notice of superior proposal is provided to Parent (or the two calendar day period after an additional notice of any material change to the terms and conditions of a superior proposal is provided to Parent), the Company must, and must direct its financial and legal advisors, to negotiate with Parent and Merger Sub in good faith (to the extent Parent desires to negotiate) to make adjustments to the terms and conditions of the merger agreement such that the superior proposal contained in the notice of superior proposal ceases to constitute a superior proposal.

Nothing contained in the merger agreement prohibits the board of directors, at any time prior to the adoption of the merger agreement by the Company’s stockholders and so long as the Company has complied with the no solicitation restrictions contained in the merger agreement, from withdrawing, modifying or amending its recommendation that the Company’s stockholders adopt the merger agreement in a manner adverse to Parent if the board of directors has determined in good faith, following consultation with its outside legal counsel, that its failure to withdraw, modify or amend its recommendation that the Company’s stockholders adopt the merger agreement would reasonably be expected to be inconsistent with its fiduciary duties to the Company’s stockholders under applicable law.

Nothing contained in the merger agreement prohibits the Company from issuing a “stop, look and listen” statement pending disclosure of its position thereunder or making required disclosure to the Company’s stockholders if, in the good faith judgment of the board of directors, after consultation with its outside legal counsel, the failure to do so would be inconsistent with its fiduciary duties under applicable law or disclosure is required under applicable law.

Any violation of the no solicitation restrictions contained in the merger agreement by any of the Company’s representatives, other than General Atlantic or Hellman & Friedman or any of their respective affiliates (other than the Company or any of its subsidiaries or any director of the Company), will be deemed to be a breach by the Company.

Proxy Statement; Schedule 13E-3

The merger agreement requires, as promptly as practicable following the date of the merger agreement, the Company to prepare and file with the SEC a preliminary Proxy Statement and the Company and Parent to jointly prepare and file with the SEC a transaction statement pursuant to Rule 13E-3 under the Exchange Act on Schedule 13E-3. The Company must use its reasonable best efforts as promptly as practicable (and after consultation with Parent) to respond to any comments or requests for additional information from the SEC with respect to the Proxy Statement and the Company and Parent must use reasonable best efforts as promptly as practicable to jointly respond to any comments or requests for additional information made by the SEC with respect to the Schedule 13E-3. The Company must use reasonable best efforts to cause this Proxy Statement to be mailed to the Company’s stockholders as promptly as reasonably practicable after confirmation from the SEC that it has no further comments on this Proxy Statement and the Schedule 13E-3 (or that this Proxy Statement and the Schedule 13E-3 is otherwise not to be reviewed by the SEC). Parent and Merger Sub are obligated to cooperate with the Company in the preparation of this Proxy Statement and the Schedule 13E-3. Without limiting the generality of the foregoing, the merger agreement requires (i) each of Parent and Merger Sub to furnish to the Company the information relating to it and its affiliates required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in this Proxy Statement that is customarily included in proxy statements or Rule 13E-3 transaction statements on Schedule 13E-3 prepared in connection with transactions of the type contemplated by the merger agreement or that is reasonably requested by the Company, and (ii) prior to the filing with the SEC or the mailing to the Company’s stockholders of this Proxy Statement or the filing with the SEC of the Schedule 13E-3, the Company to provide Parent with a reasonable opportunity to review and comment on, and the Company to reasonably consider all comments reasonably proposed by Parent with respect to, this Proxy Statement and the Schedule 13E-3. The Company must promptly (A) notify Parent upon the receipt of any such comments or requests and (B) provide Parent with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand, to the extent such correspondence relates to this Proxy Statement or the Schedule 13E-3.

The Company will establish a record date for purposes of determining the stockholders entitled to notice of and vote at the stockholders meeting.

Tax Receivable Agreements

The Company will enter into amended and restated Investors Tax Receivable Agreements with the Tax Receivable Entity as of the closing of the merger. See “Special Factors—Tax Receivable Arrangements” beginning on page 88.

Covenants of Parent and/or Merger Sub

Conduct of Business During Merger

Parent must not, and must not permit any of its affiliates to, without the prior written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned) take or agree to take any action that would reasonably be expected to (i) delay or prevent the consummation of the transactions contemplated by the merger agreement or (ii) materially interfere with Parent’s (or its affiliates’) ability to make available to the paying agent at the effective time of the merger funds sufficient to satisfy all of Parent’s and Merger Sub’s obligations under the merger agreement or Sponsor’s obligations under the limited guarantee.

Employee Matters

The merger agreement requires Parent to cause the surviving corporation to honor the Company’s current benefit plans, including severance and similar plans and agreements in effect immediately prior to the effective time of the merger, subject to permitted amendments or termination. In addition, subject to certain exceptions, the merger agreement requires the surviving corporation to: (i) for one year after the merger, provide employees of the Company immediately prior to the merger with compensation and benefits that, in the aggregate, are no less favorable than the compensation and benefits being provided to such employees immediately prior to the effective time of the merger under the Company’s employee plans (excluding equity incentive arrangements); and (ii) for any employee who is terminated within the later of one year after the merger or the remaining term of any individual employment, severance or separation agreement in effect immediately prior to the effective time of the merger under circumstances that would have given the employee a right to severance payments and benefits under the Company’s severance arrangements in effect immediately prior to the merger, to provide such employee with severance payments and benefits no less favorable than those that would have been provided to the employee under the Company’s severance arrangements. Additionally, Parent will recognize service with the Company prior to the effective time of the merger for purposes of eligibility, participation, vesting and level of benefits for purposes of Parent’s benefit plans (but not for benefit accrual). Finally, the Company’s employees shall be eligible to participate in such benefits and Parent will waive, or cause to be waived, any pre-existing condition or eligibility limitations to the extent waived or satisfied under the Company’s existing plans. Parent will also cause eligible expenses incurred by employees under the benefit plans of the Company prior to the effective time of the merger to be taken into account under the benefit plans of the surviving corporation for purposes of determining the deductible, coinsurance and maximum out-of-pocket requirements. However, the merger agreement does not create any right to any compensation or benefits, guarantee employment for any period of time or preclude Parent or surviving corporation from terminating any employee, require continuation of any Company benefit plan or otherwise constitute an amendment to any Company benefit plan. The agreements and obligations with respect to employee-related matters described in this paragraph do not give any employee or any other person who is not expressly a party to the merger agreement any rights as a third party beneficiary or otherwise under the merger agreement.

Indemnification of Directors and Officers; Directors’ and Officers’ Insurance

Parent has agreed to maintain, and to cause the surviving corporation to maintain for at least six years following the effective time of the merger the current policies of directors’ and officers’ liability insurance or policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous with respect to claims arising out of or relating to events which occurred before or at the effective time of the merger (including in connection with the negotiation and execution of the merger agreement and the consummation of the merger). Such policies shall not have an annual premium in excess of 250% of the last annual premium being paid by the Company prior to the date of the merger agreement. In lieu of Parent purchasing such policy after the effective time of the merger, the Company may, prior to the effective time of the merger, purchase a “tail” directors’ and officers’ liability policy covering the aforementioned matters at a cost not to exceed 250% of the last annual premium paid by the Company prior to the date of the merger agreement and if the Company elects to do so prior to the effective time of the merger, the surviving corporation shall maintain such policy for six years.

In addition, for a period of six years after the effective time of the merger, Parent and the surviving corporation have agreed to indemnify each present and former director, officer or employee of the Company or any of its subsidiaries against all costs or expenses (including legal fees and disbursements), judgments, fines, losses, claims, damages, liabilities, and amounts paid in settlement in connection with any action, arbitration, litigation, suit or other civil or criminal proceeding or governmental investigation, including liabilities arising out of or relating to all acts and omissions arising out of or relating to their services as directors or officers and employees of the Company or its subsidiaries occurring prior to the effective time, whether asserted or claimed before or after the effective time of the merger.

Agreements with Principal Stockholders

Parent and Merger Sub have agreed that following the date of the merger agreement until adoption of the merger agreement by the Company’s stockholders, neither of them nor their respective affiliates shall enter into any agreement with any of the Voting Agreement Equityholders or any of their respective affiliates relating to (i) the merger or the business, operations or other interests of the Company and its subsidiaries after the effective time of the merger or (ii) any tax receivable agreement, unless the agreement shall terminate upon the termination of the merger agreement without payment or penalty or any further obligations. Parent and Merger Sub have also agreed that following the date of the merger agreement until adoption of the merger agreement by the Company’s stockholders, Parent shall not amend in any material respect, or waive any material requirement under, the voting agreements or the Rollover Letter without the prior written consent of the Company.

Certain Covenants of Each Party

Reasonable Best Efforts

Under the Merger Agreement, each of the Company, Parent and Merger Sub is obligated to, and, in the case of Parent, to cause its affiliates to, use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to ensure that the conditions to the parties’ respective obligations to consummate the merger are satisfied and to consummate the transactions contemplated by merger agreement as promptly as practicable.

Approvals and Consents

The parties have agreed to cooperate with each other and use their reasonable best efforts to obtain all required consents, approvals or other authorizations, including, without limitation, all consents of governmental entities and certain other consents required in connection with the consummation of the transactions contemplated by the merger agreement.

Filings and Authorizations

The Company and Parent have agreed to cooperate and consult with each other in connection with making required filings and notifications pursuant to the Securities Act of 1933 and the Exchange Act, the HSR Act and any other applicable foreign competition law, the DGCL, the rules and regulations of the New York Stock Exchange and any other applicable laws, including by providing copies of all relevant documents to the non-filing party and its advisors prior to filing. In addition, each of the Company and Parent have agreed to take or cause to be taken all other actions necessary, proper or advisable (consistent with their obligations to obtain the necessary governmental authorizations under the merger agreement) to cause the expiration of the applicable waiting periods, or receipt of required consents, approvals or authorizations, as applicable, under the laws described in the preceding sentence as soon as practicable, including by agreeing to accept any undertaking or condition, to enter into any consent decree or hold separate order, to make any divestiture or to accept any operational restriction or limitation required by any governmental authority.

None of Parent, Merger Sub or the Company may consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions expressly contemplated by the merger agreement at the request of any governmental entity without the consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned.

Transaction Litigation

The merger agreement requires the Company and Parent to use reasonable best efforts to give reasonably prompt notice to the other party (i) of any notice or other communication received by such party from any governmental authority in connection with the transactions contemplated by the merger agreement or from any person alleging that the consent of such person is required in connection with the transactions contemplated by the merger agreement, if the subject matter of such communication or the failure of such party to obtain such consent would reasonably be expected to be material to the Company, the surviving corporation or Parent and (ii) of any action commenced or, to such party’s knowledge, threatened against, relating to or otherwise affecting such party or any of its subsidiaries in connection with, arising from or relating to the merger agreement or the merger and other the transactions contemplated the merger agreement (“Transaction Litigation”). The Company and Parent are obligated to give each other the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation and, subject to certain exceptions, the Company, its subsidiaries and representatives are not permitted to compromise, settle, come to an arrangement regarding, or offer or agree to compromise, settle or come to an arrangement regarding any Transaction Litigation or consent to the same unless Parent shall otherwise have consented in writing (such consent not to be unreasonably withheld, delayed or conditioned).

Public Announcements

The merger agreement requires that the Company and Parent must consult with each other prior to issuing any press releases or otherwise making any public statements with respect to the merger agreement or the transactions contemplated thereby, except that no such consultation is necessary: (i) to the extent disclosure may be required by applicable law or any New York Stock Exchange requirement, in which case that party must use its reasonable best efforts to consult with the other party before issuing any such release or making any such public statement or (ii) in connection with any press release or other public statement or comment to be issued or made with respect to any takeover proposal or certain other actions specified in the nonsolicitation provisions of the merger agreement. Additionally, the Company may make public statements consistent with prior public disclosures previously approved by Parent for external distribution.

Financing

The merger agreement requires each of Parent and Merger Sub, and requires them to cause each of their respective affiliates, to use its reasonable best efforts to obtain the debt and equity financing contemplated by the debt commitment letter (including the flex provisions as agreed separately by Parent with the Commitment Parties) and equity commitment letter on the date of the closing of the merger and to consummate the Rollover Investment in accordance with the terms of the Rollover Letter, including, among other things, complying with the terms of each such commitment letter and the Rollover Letter applicable to them, entering into definitive financing agreements that are no less favorable to Parent and Merger Sub than those contained in the debt commitment letter and equity commitment letter, satisfying on a timely basis all applicable conditions under the debt commitment letter, equity commitment letter and Rollover Letter under their control and consummating the financing and the Rollover Investment at or prior to the closing of the merger. Further, Parent is required to keep the Company regularly informed with respect to the debt and equity financing, including providing copies of all definitive documents related to such financing, as well as the Rollover Investment. Further, Parent and Merger Sub must provide the Company with prompt notice of any material breach or default by any party to any of the debt commitment letter, equity commitment letter or Rollover Letter or definitive agreements related to the financing of which Parent or Merger Sub becomes aware. In the event that any portion of the financing becomes unavailable, Parent will notify the Company and use its reasonable best efforts to arrange alternative financing from the same or other sources of financing on terms and conditions (including the economic terms, covenants, flex provisions and funding conditions) no less favorable to Parent and Merger Sub than those contained in the debt and equity commitment letters as of the date of the merger agreement, and in an amount sufficient to replace the unavailable financing on the terms set forth in the merger agreement or such alternate terms.

Prior to the Closing, Parent or Merger Sub may not, without the prior written consent of the Company, amend, modify, supplement or waive any of the conditions or contingencies to funding contained in the debt commitment letter (or definitive agreements related thereto), the equity commitment letter or the Rollover Letter, in each case to the extent such amendment, modification, supplement or waiver, individually or in the aggregate, could reasonably be expected to have the effect of (i) adversely affecting the ability or likelihood of Parent or Merger Sub to timely consummate the transactions contemplated by the merger agreement or (ii) amending, modifying or supplementing the conditions or contingencies to the financing in a manner that makes it less likely the financing will be funded or imposing new or additional conditions or expanding any existing condition to the receipt of the financing; provided, that Parent and Merger Sub may amend, modify, supplement, restate or replace the debt financing or the debt commitment letter, in whole or in part, subject to the foregoing clauses (i) and (ii), with Parent or Merger Sub to promptly deliver to the Company copies of any such amendment, modification, supplement, restatement or replacement.

The Company has agreed to, and has agreed to cause its subsidiaries and their respective representatives to, at Parent’s sole expense, use reasonable best efforts to provide all cooperation reasonably requested by Parent, Merger Sub and their authorized representatives in connection with the arrangement of the debt and equity financing or alternative financing, including using reasonable best efforts to:

•

participate in a reasonable number of meetings, road show and investor presentations, drafting sessions, due diligence sessions and sessions with rating agencies in connection with the arrangement of the debt and equity financing on reasonable advance notice, including by providing direct contact between senior management and representatives (including accounting) of the Company and its subsidiaries, on the one hand, and the Parent’s financing sources, on the other hand;

•

(i) provide to Parent and Merger Sub from time to time all information and disclosures regarding the Company and its subsidiaries reasonably requested by Parent’s financing sources and assist with the preparation of appropriate and customary materials for rating agency presentations, offering and syndication documents (including private placement memoranda, lender and investor presentations and bank information memoranda), business projections and other marketing documents customarily required in connection with the debt and equity financing and (ii) identify any portion of any information contained in any document provided pursuant to clause (i) immediately above that constitutes material non-public information;

•	furnish Parent, Merger Sub and Parent’s financing sources with all Required Information;

•

furnish all documentation and other information required by governmental entities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act of 2001, relating to the Company and its subsidiaries;

•

satisfy the conditions precedent set forth in the financing commitments or any definitive documentation relating to the financing to the extent the satisfaction of such conditions requires the cooperation of, or is within the control of, the Company;

•	issue customary representation letters to auditors and assist Parent in obtaining corporate, credit, facility and securities ratings from rating agencies;

•

issue customary letters to Parent’s financing sources authorizing the distribution of information to prospective lenders and make customary representations to Parent’s financing sources as to the accuracy of the information contained therein;

•	facilitate the pledging of collateral;

•

take corporate actions reasonably necessary to permit the consummation of the debt financing and to permit the proceeds thereof to be made available to the Company, including any high yield debt financing, by the Company and its subsidiaries immediately upon the effective time of the merger;

•	cooperate reasonably with Parent’s financing sources’ due diligence, to the extent customary and reasonable and not unreasonably interfering with the business of the Company;

•

arrange for customary payoff letters, lien terminations and instruments of discharge to be delivered at or prior to closing of the merger relating to all indebtedness to be paid off, discharged and terminated on the closing date of the merger; and

•

assist in the preparation of, and executing and delivering, such definitive financing documents as may be reasonably requested by Parent (including delivering a solvency certificate of the chief financial officer of the Company in the form contemplated by the debt commitment letter).

See “Special Factors—Financing of the Merger” beginning on page 75 for descriptions of the debt and equity financing.

Parent will upon demand by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or any of its subsidiaries in connection with the cooperation of the Company and its subsidiaries in Parent’s arrangement of financing and, if the merger agreement is terminated prior to the effective time, Parent and Merger Sub, on a joint and several basis, will indemnify and hold harmless the Company, its affiliates and their respective representatives from and against any and liabilities to third parties and reasonable out-of-pocket costs or expenses suffered or incurred by any of them in connection with the arrangement of financing or any information utilized in connection therewith (other than information provided by the Company or any of its subsidiaries expressly for use in connection therewith, or historical financial information relating to the Company or any of its subsidiaries), except to the extent such liabilities, costs or expenses arose out of or resulted from the fraud, willful misconduct or intentional misrepresentation of the Company, any of its subsidiaries or any of their respective representatives.

Conditions to the Completion of the Merger

Conditions to the obligations of each of the parties to complete the merger include:

•	the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Emdeon common stock, voting as a single class, entitled to vote on the merger;

•	the waiting period applicable to the consummation of the merger under the HSR Act shall have expired or been terminated; and

•	no injunction or order shall have been entered by any governmental authority that enjoins or otherwise prohibits the consummation of the merger.

Conditions to the obligation of each of Parent and Merger Sub to complete the merger include the satisfaction or waiver of the following additional conditions:

•

the Company’s representations and warranties (other than those described in the two bullets directly below) must be true and correct in all respects, without regard to any “materiality” or “Company Material Adverse Effect” qualifications, as of the date of the merger agreement and as of the closing date, with only such exceptions as would not individually or in the aggregate have a “Company Material Adverse Effect” (except that representations and warranties made as of a specified date shall be required to be so true and correct only as of such specified date);

•

the Company’s representations and warranties regarding its organization and power, corporate authorization, capitalization, unencumbered ownership of the equity of significant subsidiaries, derivatives and other rights in respect of securities of the Company and its significant subsidiaries and brokers’ fees must be true and correct in all material respects as of the date of the merger agreement and as of the date of the closing of the merger (except that representations and warranties made as of a specified date shall be required to be so true and correct only as of such specified date);

•

the Company’s representation and warranty that since December 31, 2010 there has not been any “Company Material Adverse Effect” shall be true and correct in all respects at and as of the date of the merger agreement;

•	the Company shall have performed in all material respects all of its obligations under the merger agreement;

•	no “Company Material Adverse Effect” shall have occurred since the date of the merger agreement; and

•	Parent and Merger Sub shall have received a certificate from the Company acknowledging its compliance with the aforementioned closing conditions.

Conditions to the Company’s obligations to complete the merger include the satisfaction or waiver of the following conditions:

•

Parent’s and Merger Sub’s representations and warranties shall be true and correct in all respects, without regard to “materiality” or material adverse effect on Parent, as of the date of the merger agreement and as of the closing date, with only such exceptions as would not individually or in the aggregate have a material adverse effect on Parent (except that representations and warranties made as of a specified date shall be required to be so true and correct only as of such specified date);

•	each of Parent and Merger Sub shall have performed in all material respects all of its obligations under the merger agreement; and

•	the Company shall have received a certificate from Parent acknowledging its compliance with the aforementioned closing conditions.

Termination

The merger agreement may be terminated at any time prior to the completion of the merger:

•	by mutual written consent of both Parent and the Company;

•	by either Parent or the Company if:

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the merger is not consummated by February 9, 2012, except that such right to terminate the merger agreement will not be available to the party seeking to terminate the merger agreement if such party has breached any of its representations, warranties, covenants or agreements in the merger agreement, which breach has materially contributed to the failure to consummate the merger by such date;

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the merger agreement has been submitted to the Company’s stockholders for adoption at a duly convened stockholders meeting (or adjournment, postponement or recess thereof) at which a quorum is present and the affirmative vote of the holders of a majority of the outstanding shares of Emdeon common stock adopting the merger agreement, voting as a single class, is not obtained; or

¡

a final and nonappealable order of any governmental authority permanently enjoins or prohibits consummation of the merger; provided that the party seeking to terminate the merger agreement must have used reasonable best efforts to challenge such order and cause such order to be withdrawn, rescinded, terminated, cancelled or otherwise nullified;

•	by Parent if:

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prior to the adoption of the merger agreement by the Company’s stockholders, the board of directors has changed, withdrawn, modified or amended its recommendation that the Company’s stockholders adopt the merger agreement in any manner adverse to Parent (or has publicly proposed to do so);

¡

prior to the adoption of the merger agreement by the Company’s stockholders, (i) the board of directors adopts, approves, endorses, recommends or declares advisable any takeover proposal (or publicly proposes to do so) or (ii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class or equity or securities of the Company then outstanding is commenced and the board of directors recommends in favor of such tender offer or exchange offer by its stockholders (or publicly proposes to do so); or

¡

a breach by the Company of any its representations, warranties, covenants or agreements under the merger agreement has occurred, which breach, would reasonably be expected to give rise to a failure of certain specified conditions to closing and such breach is not cured by the Company within 20 business days after the Company’s receipt of written notice of such breach from Parent, but only so long that neither Parent nor Merger Sub are in breach of their respective representations, warranties, covenants or agreements under the merger agreement;

•	by the Company if:

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prior to the adoption of the merger agreement by the Company’s stockholders, the board of directors determines that a takeover proposal that the Company has received is a superior proposal and determines to enter into a definitive agreement with respect to such superior proposal after (i) complying, in all material respects, with the no-solicitation restrictions in the merger agreement as described under the heading “The Merger Agreement—Covenants of the Company—No Solicitation of Takeover Proposals; Fiduciary Out” beginning on page 127, and (ii) paying to or as directed by Parent a termination fee of $65.0 million;

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a breach by Parent or Merger Sub of any of their respective representations, warranties, covenants or agreements under the merger agreement has occurred, which breach would reasonably be expected to give rise to a failure of certain specified conditions to closing and such breach is not cured by Parent within 20 business days after Parent’s receipt of written notice of such breach from the Company, but only so long as the Company is not in breach of its representations, warranties, covenants or agreements under the merger agreement;

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prior to the effective time of the merger, (i) all of Parent’s and Merger Sub’s conditions to closing have been satisfied (other than those conditions that, by their nature, are to be satisfied at closing (and which are, at the time of the termination of the merger agreement, capable of being satisfied if the closing were to occur at such time) or the failure of which to be satisfied is attributable primarily to a breach by Parent or Merger Sub of their respective representations, warranties, covenants or agreements under the merger agreement), (ii) Parent and Merger Sub fail to consummate the merger on the date the closing is required to have occurred as provided in the merger agreement and Parent was unable, prior to such date, to cause the debt financing to be funded at such date upon delivery of a drawdown notice by Parent and/or notice from Parent that the equity financing would be funded at such date and (iii) the Company has confirmed in writing to Parent that all of the conditions to the Company’s obligations to consummate the merger have been satisfied (or that the Company would be willing to waive any unsatisfied conditions for purposes of consummating the merger); or

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prior to the effective time of the merger, whether or not the Company has sought or is entitled to seek specific performance under the merger agreement, if (i) all of Parent’s and Merger Sub’s conditions to closing have been satisfied (other than those conditions that, by their nature, are to be satisfied at closing (and which are, at the time of the termination of the merger agreement, capable of being satisfied if the closing were to occur at such time) or the failure of which to be satisfied is attributable primarily to a breach by Parent or Merger Sub of their respective representations, warranties, covenants or agreements under the merger agreement), (ii) (A) the debt financing has been funded or will be funded on the date the closing is required to have occurred as provided in the merger agreement upon delivery of a drawdown notice by Parent and/or notice from Parent that the equity financing and the Rollover Investment will be funded at such date, or (B) the debt financing has not been or cannot be funded on the date the closing is required to have occurred as provided in the merger agreement and the failure of such funding is attributable primarily to a breach by Parent or Merger Sub of their respective representations, warranties, covenants or agreements contained in the merger agreement, (iii) Parent and Merger Sub fail to complete the closing by the date the closing is required to have occurred as provided in the merger agreement and (iv) the Company has confirmed in writing to Parent that all of the conditions to the Company’s obligations to consummate the merger have been satisfied (or that the Company would be willing to waive any unsatisfied conditions for purposes of consummating the merger).

None of the H&F Equityholders nor any of their affiliates, partners, members, directors, officers, employees and other specified persons (i) shall be obligated to, or otherwise have any liability with respect to, any guarantee obligations of the Sponsor, any “back-stop” guarantee obligations of any co-investors, or any reverse termination fee payable by Parent or Merger Sub to the Company and/or (ii) will be entitled to receipt of any termination fee payable by the Company to Parent and/or Merger Sub.

Effect of Termination; Fees and Expenses

Fees Payable to Parent

If any of the following events occur, the Company will be obligated to pay to or as directed by Parent a termination fee of $65.0 million (the “Company Termination Fee”):

•

if the merger agreement is terminated by the Company because the board of directors determines to enter into a definitive agreement with respect to a superior proposal as described under the heading “The Merger Agreement—Covenants of the Company” beginning on page 124;

•

if the merger agreement is terminated by Parent because the board of directors changes, withdraws, modifies or amends (or publicly proposes to do so) its recommendation to the Company’s stockholders to adopt the merger agreement as described under the heading “The Merger Agreement—Covenants of the Company” beginning on page 124; or

•

if the merger agreement is terminated by Parent, prior to the adoption of the merger agreement by the Company’s stockholders, because (i) the board of directors adopts, approves, endorses, recommends or declares advisable any takeover proposal (or publicly proposes to do so) or (ii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class or equity or securities of the Company then outstanding is commenced and the board of directors recommends in favor of such tender offer or exchange offer by its stockholders (or publicly proposes to do so).

If the merger agreement is terminated by Parent because the Company has breached any of its representations, warranties, covenants or agreements under the merger agreement, which breach would reasonably be expected to give rise to the failure of certain specified conditions to closing and such breach has not been cured by the Company within 20 business days after the Company’s receipt of written notice of such breach from Parent, the Company will be obligated to pay Parent the reasonable and documented out-of-pocket expenses incurred by Parent and Merger Sub in connection with the merger agreement and the transactions contemplated thereby (including the financing) in an amount not to exceed $10.0 million ( “Parent Expenses”).

If (i) the merger agreement is terminated by Parent in accordance with the foregoing paragraph or by either the Company or Parent because the merger has not been consummated by February 9, 2012, (ii) subsequent to the execution of the merger agreement a bona fide takeover proposal has been publicly announced, which takeover proposal is not publicly withdrawn by the person making such proposal prior to the termination of the merger agreement, and (iii) within 12 months after such termination, the Company enters into a definitive agreement with respect to, or consummates a transaction regarding, any takeover proposal (whether or not such takeover proposal was received, originally announced, or made known subsequent to the execution of the merger agreement), the Company will be obligated to pay Parent an amount equal to the excess of the Company Termination Fee over any Parent Expenses previously paid in accordance with the foregoing paragraph. For purposes of the payment described in the preceding sentence, references to 20% in the definition of the term “takeover proposal” shall be deemed to be replaced with 50%.

Except for an order of specific performance as and only to the extent expressly permitted in accordance with the terms of the merger agreement, payment of the termination fee and expenses described above, if payable, and interest payable thereon, if any, shall be the sole and exclusive remedy of Parent, Merger Sub and their respective affiliates for any damages resulting from the termination of the merger agreement. In no event will the Company be required to pay the Company Termination Fee or Parent Expenses on more than one occasion.

None of the H&F Equityholders nor any of their affiliates, partners, members, directors, officers, employees and other specified persons (i) shall be obligated to, or otherwise have any liability with respect to, any guarantee obligations of the Sponsor, any “back-stop” guarantee obligations of any co-investors, or any reverse termination fee payable by Parent or Merger Sub to the Company and/or (ii) will be entitled to receipt of any termination fee payable by the Company to Parent and/or Merger Sub.

Fees Payable to the Company

If any of the following series of events occur, Parent will be obligated to pay the Company a reverse termination fee of $153.0 million:

•

if the merger agreement is terminated by the Company because Parent or Merger Sub have breached any of their respective representations, warranties, covenants or agreements under the merger agreement, which breach would reasonably be expected to give rise to the failure of certain specified conditions to closing and such breach has not been cured by Parent and/or Merger Sub within 20 business days after Parent’s receipt of written notice of such breach from the Company; or

•

if the merger agreement is terminated by the Company because (i) all of Parent’s and Merger Sub’s conditions to closing have been satisfied (other than those conditions that, by their nature, are to be satisfied at closing (and which are, at the time of the termination of the merger agreement, capable of being satisfied if the closing were to occur at such time) or the failure of which to be satisfied is attributable primarily to a breach by Parent or Merger Sub of their respective representations, warranties, covenants or agreements under the merger agreement), (ii) (A) the debt financing has been funded or will be funded on the date the closing is required to have occurred as provided in the merger agreement upon delivery of a drawdown notice by Parent and/or notice from Parent that the equity financing and the Rollover Investment will be funded at such date, or (B) the debt financing has not been or cannot be funded on the date the closing is required to have occurred as provided in the merger agreement and the failure of such funding is attributable primarily to a breach by Parent or Merger Sub of their respective representations, warranties, covenants or agreements contained in the merger agreement, (iii) Parent and Merger Sub fail to complete the closing by the date the closing is required to have occurred as provided in the merger agreement and (iv) the Company has confirmed in writing to Parent that all of the conditions to the Company’s obligations to consummate the merger have been satisfied (or that the Company would be willing to waive any unsatisfied conditions for purposes of consummating the merger).

If the merger agreement is terminated by the Company because (i) all of Parent’s and Merger Sub’s conditions to closing have been satisfied (other than those conditions that, by their nature, are to be satisfied at closing (and which are, at the time of the termination of the merger agreement, capable of being satisfied if the closing were to occur at such time) or the failure of which to be satisfied is attributable primarily to a breach by Parent or Merger Sub of their respective representations, warranties, covenants or agreements under the merger agreement), (ii) Parent and Merger Sub fail to consummate the merger on the date the closing is required to have occurred as provided in the merger agreement and Parent was unable, prior to such date, to cause the debt financing to be funded at such date upon delivery of a drawdown notice by Parent and/or notice from Parent that the equity financing would be funded at such date and (iii) the Company has confirmed in writing to Parent that all of the conditions to the Company’s obligations to consummate the merger have been satisfied (or that the Company would be willing to waive any unsatisfied conditions for purposes of consummating the merger), then Parent will be obligated to pay the Company a reverse termination fee of $80.0 million.

Except for an order of specific performance as and only to the extent expressly permitted in accordance with the terms of the merger agreement, the reverse termination fee(s) described above, if payable, and interest payable thereon, if any, shall be the sole and exclusive remedy of the Company and its affiliates for any damages resulting from the termination of the merger agreement. In no event will Parent be required to pay a reverse termination fee on more than one occasion.

Effect of Termination; General Expense Provisions

If the merger agreement is terminated for any reason, the merger agreement will become void and of no further force or effect with no liability on the part of any party or related-party thereto, except as described above under “The Merger Agreement—Effect of Termination; Fees and Expenses—Fees Payable to Parent” beginning on page 137 and “The Merger Agreement—Effect of Termination; Fees and Expenses—Fees Payable to the Company” beginning on page 138. Notwithstanding the foregoing, the provisions of the merger agreement relating to the confidentiality agreement, dated June 22, 2011, between an affiliate of Parent and the Company, public announcements, fees, expenses and conveyance taxes, Parent’s obligations to reimburse the Company’s expenses and indemnify the Company in connection with the Company’s cooperation with respect to the debt financing, the manner and effect of termination of the merger agreement, fees and expenses following termination of the merger agreement and miscellaneous provisions, as well as the limited guarantee and the confidentiality agreement, dated June 22, 2011, between an affiliate of Parent and the Company, will survive any termination of the merger agreement.

The merger agreement provides that each party is to pay all expenses incurred by it in connection the merger agreement and the transactions contemplated thereby except (i) described above under “under “The Merger Agreement—Effect of Termination; Fees and Expenses—Fees Payable to Parent” beginning on page 137 and “The Merger Agreement—Effect of Termination; Fees and Expenses—Fees Payable to the Company” beginning on page 138 and (ii) Parent is obligated to reimburse the Company for its reasonable out-of-pocket expenses incurred in connection with cooperating with Parent in obtaining the requisite financing intended to satisfy the financing condition.

Specific Performance

The parties to the merger agreement are entitled to an injunction or injunctions to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms and provisions thereof, this being in addition to any other remedy at law or in equity to which they are entitled. However, the right of the Company to seek specific performance to enforce Parent’s and/or Merger Sub’s obligation to draw down the full proceeds of the equity financing to be funded pursuant to the terms and conditions of the equity commitment letter, to cause the Rollover Investment to be made pursuant to the terms and conditions of the Rollover Letter and to cause Parent and Merger Sub to consummate the merger and effect the closing as provided by the merger agreement is subject to the requirements that (i) all of the conditions to Parent’s and Merger Sub’s obligations to consummate the merger have been satisfied (other than those conditions that, by their nature, are to be satisfied at the Closing (and which are, at the time that the Company seeks specific performance, capable of being satisfied if the closing were to occur at such time) or the failure of which to be satisfied is attributable primarily to a breach by Parent or Merger Sub of their respective representations, warranties, covenants or agreements contained in the merger agreement), (ii) the debt financing has been funded or will be funded at the date the closing is required to occur in accordance with the terms of the merger agreement upon delivery of a drawdown notice by Parent and/or notice from Parent that the equity financing and the Rollover Investment will be funded at such date, (iii) Parent and Merger Sub fail to complete the closing on the date the closing is required to have occurred as provided in the merger agreement, (iv) the Company has confirmed in writing to Parent that all of the conditions to the Company’s obligations to consummate the merger have been satisfied (or that the Company would be willing to waive any unsatisfied conditions for purposes of consummating the merger) and (v) such specific performance would result in the consummation of the merger in accordance with the merger agreement substantially contemporaneously with the consummation of the debt financing, the equity financing and the Rollover Investment.

Amendment; Extension; Waiver

The merger agreement may be amended by the parties at any time before the effective time of the merger, whether before or after obtaining the affirmative vote of holders of a majority of the outstanding shares, voting as a single class, in favor of the adoption of the merger agreement so long as (i) no amendment that requires further stockholder approval under applicable law after stockholder adoption of the merger agreement shall be made without such required further approval and (ii) such amendment has been duly approved by the board of directors of each of Merger Sub, Parent and the Company. The merger agreement may not be amended except by an instrument in writing signed by each of the parties to the merger agreement.

At any time before the effective time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered under the merger agreement, or (iii) subject to applicable law, waive compliance with any of the covenants or conditions contained in the merger agreement. Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under the merger agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege under the merger agreement.

ADVISORY VOTE ON “GOLDEN PARACHUTE COMPENSATION”

“Golden Parachute Compensation”

The information below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each “named executive officer” of the Company that is based on or otherwise relates to the merger. The information below assumes the following:

•	the merger closed on September 22, 2011, the latest practicable date prior to the filing of this Proxy Statement; and

•	the price per share of Emdeon Class A common stock paid in the merger was $19.00, the per share price payable under the merger agreement.

	Cash ($)(1)	Equity Awards ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
George I. Lazenby, IV		$5,133,520		$5,133,520
Bob A. Newport, Jr.		$2,102,339		$2,102,339
J. Philip Hardin	$290,000	$1,551,382	$16,312	$1,857,694
Gregory T. Stevens		$2,330,005		$2,330,005
Gary D. Stuart	$325,000	$2,191,181	$16,312	$2,532,493

(1)	Represents the “double-trigger” continued payment of cash base salary (payable in equal installments in accordance with the Company’s regular payroll policies) for one year upon resignation for “good reason” within 24 months following the consummation of a “change in control” as defined in the applicable employment agreement and which would include a transaction such as the merger. Pursuant to the employment agreements with Messrs. Hardin and Stuart, the executive may resign his employment for “good reason” only within such period and only after providing the Company with written notice and a 30-day “cure” period. The severance benefits payable to Messrs. Hardin and Stuart upon a “good reason” resignation are the same benefits to which they are entitled upon involuntary termination by the Company without “cause,” whether before or after the merger.
(2)

Represents the “single-trigger” payments, payable as a result of the consummation of the merger (and the exchange of EBS Units and corresponding shares of Class B common stock for shares of Class A common stock immediately prior to and in connection with the merger). The amounts reported in this column reflect the value of the cash merger consideration payable in respect of (i) unvested options, (ii) unvested restricted stock units and (iii) shares of Class A common stock issuable upon the exchange of previously unvested EBS Units, in accordance with the merger agreement and without regard to applicable tax withholding. The amounts reported in this column also include the estimated value of future payments to be made to each named executive officer under the Management Tax Receivable Agreement as a result of the exchange of previously unvested EBS Units (and corresponding shares of Class B common stock) for a corresponding number of shares of Class A common stock (the “TRA Payments”). Solely for purposes of calculating the value of the TRA Payments for purposes of the table above and Item 402(t) of Regulation S-K, we have estimated the aggregate TRA Payments payable to each named executive officer over the 15-year period following the year in which such exchange occurs based on the following assumptions: the TRA Payments will be made in accordance with the existing terms of the Management Tax Receivable Agreement; the Company’s federal income rate tax is 40%; the value per unvested EBS Unit equals the merger consideration of $19.00 per share of Class A common stock and the Company has sufficient taxable income to currently utilize all tax benefits that arise as a result of such exchange. Pursuant to the terms of the Management Tax Receivable Agreement, the amount of TRA Payment payable to each named executive officer is equal to 85% of the tax savings realized by the Company as a result of such tax benefits. The amounts reported for each named executive officer represent: Mr. Lazenby: $541,419 for 154,691 options at an exercise price of $15.50 per share, $233,064 for 93,600 options at an exercise price of $16.51 per share,

$268,500 for 75,000 options at an exercise price of $15.42 per share, $655,500 for 34,500 restricted stock units and $2,563,461 merger consideration payable in respect of the shares of Class A common stock issuable, and $871,577 estimated TRA Payments payable, in connection with the exchange of 134,919 EBS Units (and corresponding Emdeon Class B common stock); Mr. Newport: $229,166 for 65,476 options at an exercise price of $15.50 per share, $98,604 for 39,600 options at an exercise price of $16.51 per share, $214,800 for 60,000 options at an exercise price of $15.42 per share, $406,125 for 21,375 restricted stock units and $860,928 merger consideration payable in respect of the shares of Class A common stock issuable, and $292,716 estimated TRA Payments payable, in connection with the exchange of 45,312 EBS Units (and corresponding Emdeon Class B common stock); Mr. Hardin: $208,548 for 59,585 options at an exercise price of $15.50 per share, $53,784 for 21,600 options at an exercise price of $16.51 per share, $89,500 for 25,000 options at an exercise price of $15.42 per share, $201,875 for 10,625 restricted stock units and $744,534 merger consideration payable in respect of the shares of Class A common stock issuable, and $253,142 estimated TRA Payments payable, in connection with the exchange of 39,186 EBS Units (and corresponding Emdeon Class B common stock); Mr. Stevens: $546,158 for 156,045 options at an exercise price of $15.50 per share, $89,640 for 36,000 options at an exercise price of $16.51 per share, $179,000 for 50,000 options at an exercise price of $15.42 per share, $370,500 for 19,500 restricted stock units and $854,259 merger consideration payable in respect of the shares of Class A common stock issuable, and $290,448 estimated TRA Payments payable, in connection with the exchange of 44,961 EBS Units (and corresponding Emdeon Class B common stock); Mr. Stuart: $230,293 for 65,798 options at an exercise price of $15.50 per share, $71,712 for 28,800 options at an exercise price of $16.51 per share, $179,000 for 50,000 options at an exercise price of $15.42 per share, $296,875 for 15,625 restricted stock units and $1,048,477 merger consideration payable in respect of the shares of Class A common stock issuable, and $356,482 estimated TRA Payments payable, in connection with the exchange of 55,183 EBS Units (and corresponding Emdeon Class B common stock). The amount and timing of TRA Payments are uncertain and the actual amount of TRA Payments to each named executive officer may be more or less than the amount estimated in this Proxy Statement.
(3)	Represents the estimated total cash reimbursement payments for COBRA premiums for twelve months, based on the amount of the currently applicable Company payment for active employees, payable in installments in accordance with the executive’s actual payment of such premiums. Payment of the cash reimbursement for COBRA premiums is payable under the same circumstances and conditions as the base salary continuation discussed in footnote 1 above.

Employment Agreements

Each of our named executive officers is party to an employment agreement pursuant to which the Company provides salary continuation and other benefits in the event of involuntary termination of employment without “cause” or resignation for “good reason.” For Messrs. Hardin and Stuart, resignation for “good reason” means a material reduction in the executive’s base salary, a material diminution of his title, duties, responsibilities or reporting relationship or a relocation by more than fifty miles of his principal place of employment, in each case within 24 months following a “change in control” transaction such as the merger; provided he gives the Company written notice of such alleged “good reason” and the Company does not “cure” such event or condition within 30 days. Pursuant to the employment agreements with Messrs. Hardin and Stuart, upon resignation for “good reason” within 24 months following the merger, the executive would receive continued payment of his base salary for one year (payable in equal installments in accordance with the Company’s regular payroll practices) and reimbursement for COBRA health insurance premiums (up to the amount the Company pays for active employee coverage) for one year or until he becomes eligible for comparable coverage under another employer’s plan (payable in installments in accordance with the executive’s actual payment of such premiums). The employment agreements with Messrs. Lazenby, Newport and Stevens provide severance benefits payable upon termination by the Company without “cause” or resignation for “good reason” regardless of whether the event of cause or good reason occurs before or after a change in control event such as the merger. Each named executive officer’s entitlement to the severance benefits is generally conditioned on continued compliance with his obligation not to compete with us and not to solicit our employees or customers (for Mr. Lazenby for two years following termination of employment, and for Messrs. Newport, Hardin, Stevens and Stuart, for 18 months following termination of employment) and his release of all claims against us.

Equity Awards

As described above under “Interests of the Company’s Directors and Executive Officers in the Merger,” immediately prior to the effective time of the merger, each stock option issued under the 2009 Equity Plan (excluding any unearned performance-contingent stock options which shall be forfeited immediately prior to the effective time of the merger), whether or not then exercisable or vested, will be cancelled and converted into the right to receive an amount in cash from Parent or the Company equal to, without interest and less applicable withholding taxes, the product of (i) the excess, if any, of $19.00 (which is the per share merger consideration) over the per share exercise price of the applicable stock option and (ii) the aggregate number of shares of Emdeon Class A common stock that may be acquired upon exercise of such stock option (whether vested or unvested) immediately prior to the effective time of the merger. Also at the effective time of the merger, each restricted stock unit that conveys the right to receive shares of Emdeon Class A common stock granted under the 2009 Equity Plan, whether or not the restricted periods have lapsed, will be cancelled and converted into the right to receive an amount in cash from Parent or the Company equal to, without interest and less applicable withholding taxes, the product of (i) $19.00 and (ii) the aggregate number of shares of Emdeon Class A common stock in respect of which such restricted stock unit conveyed the right to receive. Further, immediately prior to the effective time of the merger, each EBS Unit (excluding any unearned performance-contingent EBS Units which shall be forfeited immediately prior to the effective time of the merger), whether vested or unvested, together with each corresponding share of Emdeon Class B common stock, held by certain members of the Company’s senior management and our board of directors will be exchanged for one share of Emdeon Class A common stock, as contemplated by the merger agreement. Upon the consummation of the merger, those shares of Class A common stock will be cancelled and exchanged for the right to receive the merger consideration. Each of the foregoing payments will be made in a lump sum.

Management Tax Receivable Agreement

As described above, holders of EBS Units, including our named executive officers, have rights to certain payments from the Company under tax receivable agreements entered into in connection with the Company IPO. Pursuant to the Management Tax Receivable Agreement, the named executive officers are entitled to payments representing 85.0% of the Company’s actual tax savings, if any, resulting from any step-up in tax basis in EBS Master’s assets in connection with the purchase or exchange of EBS Units and payments under the Management Tax Receivable Agreement and certain other tax benefits. The exchange of EBS Units and corresponding shares of Class B common stock (including those that were previously unvested) for shares of Class A common stock in accordance with the merger agreement will give rise to tax benefits that may result in additional payments under the Management Tax Receivable Agreements in connection with such exchange, and may affect the amount of payments to be made in the future in respect of prior exchanges of EBS Units (and corresponding shares of Class B common stock). The amount of payments that may be made to the named executive officers under the Management Tax Receivable Agreement depends on a number of factors, including the price of our Class A common stock under the merger agreement and tax rates. Because the merger would constitute a change of control of the Company under the Management Tax Receivable Agreement, obligations of the Company or its successor with respect to tax benefits under the Management Tax Receivable Agreement would be based on certain assumptions, including that the Company or its successor would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits covered by the Management Tax Receivable Agreement. The Company may propose amendments to the Management Tax Receivable Agreement similar to those that will be made to the Investors Tax Receivable Agreements in connection with the merger. See “Special Factors—Tax Receivable Arrangements—Existing Tax Receivable Agreements” beginning on page 88 for more information about the Management Tax Receivable Agreement. See also “Special Factors—Tax Receivable Arrangements—Amended and Restated Tax Receivable Agreements” beginning on page 90.

Vote Required and Board of Directors Recommendation

Section 951 of the Dodd-Frank Act and Rule 14a-21(c) under the Exchange Act require that the Company seek an advisory (non-binding) vote from its stockholders to approve certain “golden parachute compensation” that its “named executive officers” will receive from the Company in connection with the merger. Approval requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the proposal. Accordingly, the Company is asking you to approve the following resolution:

“RESOLVED, that the stockholders approve, on an advisory (non-binding) basis, the agreements or understandings with and items of compensation payable to the named executive officers of Emdeon Inc. that are based on or otherwise relate to the merger with Merger Sub, as disclosed in the section of the Proxy Statement entitled “Advisory Vote on Golden Parachute Compensation.”

The Company’s Board of Directors recommends that stockholders approve the “golden parachute compensation” arrangements described in this Proxy Statement by voting FOR the above proposal.

Approval of this proposal is not a condition to the completion of the merger, and the vote with respect to this proposal is advisory only and will not be binding on the Company or Parent. Accordingly, regardless of the outcome of the non-binding, advisory vote, if the merger agreement is adopted by the stockholders and completed, our named executive officers will be eligible to receive the various “golden parachute” payments.

ADJOURNMENT OF THE SPECIAL MEETING

Adjournment of the Special Meeting

In the event that the number of shares of Emdeon common stock present in person and represented by proxy at the Special Meeting and voting FOR the merger is insufficient to approve the merger proposal, the Company may move to adjourn the Special Meeting in order to enable the board of directors to solicit additional proxies in favor of the approval of the merger proposal. In that event, the Company will ask its stockholders to vote only upon the adjournment proposal and not on the other proposals discussed in this Proxy Statement.

Vote Required and Board of Directors Recommendation

The approval of the proposal to adjourn the Special Meeting, if there are not sufficient votes to adopt the merger proposal, requires the affirmative vote of stockholders holding a majority of the shares present in person or by proxy at the Special Meeting and entitled to vote thereon.

The board of directors has unanimously approved and authorized the merger, and recommends that you vote FOR the adoption of the merger agreement and, if there are not sufficient votes to adopt the merger agreement, recommends that you vote FOR the proposal to adjourn the Special Meeting.

MARKETS AND MARKET PRICE

Shares of Emdeon Class A common stock are listed and traded on the New York Stock Exchange under the symbol “EM.” The following table shows, for the periods indicated, the reported high and low sale prices per share on the New York Stock Exchange for Emdeon Class A common stock.

Prices listed below are the high and low prices within any given day for the period, as opposed to the high opening or closing prices during the period.

	High	Low
Fiscal Year Ended December 31, 2009
Third Quarter	$18.25	$14.81
Fourth Quarter	16.25	14.27

Fiscal Year Ended December 31, 2010
First Quarter	$16.90	$14.43
Second Quarter	16.90	12.28
Third Quarter	13.15	9.95
Fourth Quarter	14.00	11.78

Fiscal Year Ended December 31, 2011
First Quarter	$16.15	$13.54
Second Quarter	16.83	12.90
Third Quarter (through September 23, 2011)	18.90	12.71

On Wednesday, July 26, 2011 the last trading day prior to the publication of certain news reports that The Blackstone Group was in negotiations to acquire the Company, the high and low sale prices for Emdeon Class A common stock as reported on the New York Stock Exchange were $13.30 and $13.07 per share, respectively, and the closing sale price on that date was $13.18. On Wednesday, August 3, 2011, the last trading day prior to the announcement of the merger agreement on Thursday, August 4, 2011, the high and low sale prices for Emdeon Class A common stock as reported on the New York Stock Exchange were $17.37 and $15.55 per share, respectively, and the closing sale price on that date was $16.25. On September 23, 2011, the last trading day for which information was available prior to the date of the printing of this Proxy Statement, the high and low sale prices for Emdeon Class A common stock as reported on the New York Stock Exchange were $18.84 and $18.68 per share, respectively, and the closing sale price on that date was $18.77.

The Company’s stockholders should obtain a current market quotation for Emdeon Class A common stock before making any decision with respect to the merger. On September 23, 2011 (the record date for stockholders entitled to vote at the Special Meeting), there were approximately [            ] holders of record of Emdeon Class A common stock and approximately [            ] holders of record of Emdeon Class B common stock.

The Company has not declared or paid any cash dividends on Emdeon common stock since its organization. Accordingly, we do not expect to declare or pay dividends prior to the merger and, under the terms of the merger agreement, we are prohibited from doing so.

SELECTED FINANCIAL INFORMATION

Selected Historical Financial Information

	Emdeon Inc.(1)
	Year Ended December 31, 2010	Year Ended December 31, 2009	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010
	(In thousands, except share and per share data)
Statement of Operations Data:
Revenues	$1,002,152	$918,448	$553,608	$480,568
Costs and expenses:
Cost of operations	612,594	562,867	344,011	292,430
Development and engineering	35,515	33,928	18,260	17,248
Sales, marketing, general and administrative	111,948	113,701	63,145	52,362
Depreciation and amortization	124,721	105,321	76,947	57,536
(Gain) Loss on abandonment of leased properties	(105)	1,675	9	(483)

Total costs and expenses	884,673	817,492	502,372	419,093

Operating income	117,479	100,956	51,236	61,475
Interest income	(14)	(75)	(6)	(8)
Interest expense	61,031	70,246	25,282	31,584
Other	(9,284)	(519)	(3,638)	(1,770)

Income before income taxes	65,746	31,304	29,598	31,669
Income tax provision	32,579	17,301	13,095	20,152

Net income	33,167	14,003	16,503	11,517
Net income attributable to noncontrolling interest	13,621	4,422	6,309	5,399

Net income attributable to Emdeon Inc.	$19,546	$9,581	$10,194	$6,118

Basic and diluted earnings per share to Emdeon Class A common stockholders
Basic	$0.22	$0.12	$0.11	$0.07

Diluted	$0.21	$0.12	$0.11	$0.07

Weighted average number of shares used in computing earnings per share:
Basic	90,100,070	82,459,169	91,022,516	89,879,916

Diluted	90,832,631	82,525,002	91,294,114	90,648,401

	Emdeon Inc.(1)
	At December 31, 2010	At December 31, 2009	At June 30, 2011	At June 30, 2010
	(In thousands, except per share data)
Balance Sheet Data:
Current Assets	$306,312	$383,564	$340,673	$392,522
Noncurrent Assets	$2,185,253	$1,845,849	$2,173,162	$1,911,051
Current Liabilities	$141,601	$103,515	$136,847	$114,146
Noncurrent Liabilities	$1,294,676	$1,146,029	$1,290,879	$1,175,347
Redeemable Preferred Stock	—	—	—	—
Emdeon Inc. Stockholders’ Equity(2)	$791,525	$753,448	$813,656	$777,669
Noncontrolling Interest	$263,763	$226,421	$272,453	$236,411

Other Financial Data:
Book Value Per Share of Emdeon Class A Common Stock

Basic(3)	$8.78	$9.14	$8.94	$8.65
Diluted(4)	$8.71	$9.13	$8.91	$8.58

(1)	As a result of our history of business combinations, our results of operations and financial position may not be comparable for each of the periods presented. See “Business—Organizational Structure and Corporate History” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2010.
(2)	Excludes the portion of stockholders’ equity that is attributable to interests in EBS Master held by the Management Members and entities controlled by the H&F Equityholders.
(3)	Calculated by dividing net book value attributable to Emdeon (excluding the portion of the Company’s net book value that is attributable to interests in EBS Master held by the Management Members and entities controlled by the H&F Equityholders) as of the end of such period by the weighted average number of outstanding shares of Emdeon Class A common stock.
(4)	Calculated by dividing net book value attributable to Emdeon (excluding the portion of the Company’s net book value that is attributable to interests in EBS Master held by the Management Members and entities controlled by the H&F Equityholders) as of the end of such period by the weighted average number of outstanding shares of Emdeon Class A common stock, plus the weighted average diluted effect of interests in stock options and restricted stock units under the 2009 Equity Plan for the period then ended.

Ratio of Earnings to Fixed Charges

	Year Ended December 31,		Six Months Ended June 30,
	2010	2009	2011	2010
Ratio of Earnings to Fixed Charges(1)	2.01	1.42	2.08	1.95

(1)	For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of income before income taxes plus fixed charges. “Fixed charges” consist of interest expense, amortization of debt discount and issuance expense and one-third of the rent expense under operating leases, which is deemed to be the equivalent of interest.

No separate financial information is provided for Parent because Parent is a newly formed entity formed in connection with the merger and has no independent operations. No pro forma data giving effect to the merger has been provided. The Company does not believe that such information is material to stockholders in evaluating the proposed merger and merger agreement because (i) the proposed per share merger consideration is all-cash, and (ii) if the merger is completed, Emdeon Class A common stock will cease to be publicly traded.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of Emdeon Class A common stock as of September 22, 2011 (unless otherwise indicated), the most recent practicable date by (i) each of the Company’s “named executive officers” as determined pursuant to SEC rules, (ii) each director, (iii) all of the Company’s directors and executive officers as a group and (iv) each person who is known by the Company to be the beneficial owner of more than 5% of any class or series of the Company’s capital stock. The number of shares of Emdeon Class A common stock and percentage of voting power included in the table below assumes the exchange of all Emdeon Class B common stock and EBS Units for shares of Emdeon Class A common stock immediately prior to the effective time of the merger.

The amounts and percentages of Emdeon Class A common stock and Emdeon Class B common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Except as otherwise indicated, the named persons below have sole voting and investment power, or share voting and investment power with their spouses, with respect to beneficially owned shares listed below.

The percentages included in the table below are based on 115,939,994 shares, consisting of 91,250,852 shares of Emdeon Class A common stock and 24,689,142 shares of Emdeon Class B common stock, outstanding as of September 22, 2011:

Name and Address of Beneficial Owner(1)	Shares of Emdeon Class A common stock	Percentage of Combined Voting Power(2)
Named Executive Officers and Directors
George I. Lazenby, IV(3)	828,340	*
Bob A. Newport, Jr.(4)	286,469	*
J. Philip Hardin(5)	245,579	*
Gregory T. Stevens(6)	393,215	*
Gary D. Stuart(7)	337,462	*
Tracy L. Bahl(8)	473,618	*
Dinyar S. Devitre(9)	18,434	*
Mark F. Dzialga(10)(11)	49,141,313	42.4%
Philip U. Hammarskjold(10)(12)(13)	34,266,087	29.5%
Jim D. Kever(9)	18,434	*
Jonathan C. Korngold(10)(11)	49,141,313	42.4%
Kevin M. McNamara	0	*
Allen R. Thorpe(10)(14)	20,000	*
All directors and executive officers as a group (14 persons)	86,496,224	73.8%

5% Stockholders
General Atlantic LLC(11)	49,121,313	42.4%
Hellman & Friedman LLC(13)	34,266,087	29.5%
Soros Fund Management LLC(15)	6,913,718	6.0%

*	Less than 1%.
(1)	Unless otherwise indicated, the address of each beneficial owner in the table above is: 3055 Lebanon Pike, Suite 1000, Nashville, TN 37214.

(2)	Percentage of combined voting power represents voting power with respect to all shares of Emdeon Class A common stock and Emdeon Class B common stock, voting together as a single class. Emdeon Class B common stock does not have any of the economic rights (including rights to dividends and distributions upon liquidation) associated with Emdeon Class A common stock.
(3)	Includes 498,358 vested EBS Units (and corresponding shares of Emdeon Class B common stock), 12,152 unvested EBS Units (and corresponding shares of Emdeon Class B common stock) and 313,081 shares of Emdeon Class A common stock that may be acquired upon the exercise of options.
(4)	Includes 144,060 vested EBS Units (and corresponding shares of Emdeon Class B common stock), 10,937 unvested EBS Units (and corresponding shares of Emdeon Class B common stock) and 129,301 shares of Emdeon Class A common stock that may be acquired upon the exercise of options.
(5)	Includes 123,688 vested EBS Units (and corresponding shares of Emdeon Class B common stock), 9,722 unvested EBS Units (and corresponding shares of Emdeon Class B common stock) and 110,869 shares of Emdeon Class A common stock that may be acquired upon the exercise of options.
(6)	Includes 64,404 vested EBS Units (and corresponding shares of Emdeon Class B common stock), 44,961 unvested EBS Units (and corresponding shares of Emdeon Class B common stock) and 281,590 shares of Emdeon Class A common stock that may be acquired upon the exercise of options.
(7)	Includes 200,072 vested EBS Units (and corresponding shares of Emdeon Class B common stock), 6,076 unvested EBS Units (and corresponding shares of Emdeon Class B common stock) and 128,695 shares of Emdeon Class A common stock that may be acquired upon the exercise of options.
(8)	Includes 53,530 vested EBS Units (and corresponding shares of Emdeon Class B common stock), 230,911 unvested EBS Units (and corresponding shares of Emdeon Class B common stock) and 189,177 shares of Emdeon Class A common stock that may be acquired upon the exercise of options.
(9)	Includes 7,239 vested EBS Units (and corresponding shares of Emdeon Class B common stock), and 5,000 shares of Emdeon Class A common stock that may be acquired upon the exercise of options.
(10)	Includes 20,000 shares of Emdeon Class A common stock that may be acquired upon the exercise of options. In the case of Messrs. Hammarskjold and Thorpe, such options are held for the benefit of H&F Harrington and HFCP Domestic.
(11)	General Atlantic is the general partner of General Atlantic GenPar L.P. (“GA GenPar”), which is the general partner of General Atlantic Partners 83, L.P. (“GAP 83”), General Atlantic Partners 84, L.P. (“GAP 84”) and GAP-W, LLC (“GAP-W”). General Atlantic is also the general partner of GAP Coinvestments CDA, L.P. (“GAPCO CDA”). The officers and directors of GapStar, LLC (“GapStar”), and the managing members of GAP Coinvestments III, LLC (“GAPCO III”), and GAP Coinvestments IV, LLC (“GAPCO IV”), are Managing Directors of General Atlantic. GAPCO Management GmbH (“GmbH Management”) is the general partner of GAPCO GmbH & Co. KG (“KG”). Certain Managing Directors of General Atlantic make voting and investment decisions with respect to the securities held by KG and GmbH Management. There are twenty-six Managing Directors of General Atlantic. General Atlantic, GAP 83, GAP 84, GAPCO III, GAPCO IV, GapStar, KG, GAP-W, GAPCO CDA and GmbH Management are a “group” within the meaning of Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended, and may be deemed to own beneficially an aggregate of 49,121,313 shares of Emdeon Class A common stock. Mark F. Dzialga and Jonathan Korngold are each Managing Directors of General Atlantic and GmbH Management and Managing Members of GAPCO III and GAPCO IV and thereby share with others voting and investment power over the shares held by the GA Equityholders, but each disclaims beneficial ownership of such shares. In addition, the other Managing Directors of General Atlantic are Steven A. Denning, William E. Ford, John D. Bernstein, Gabriel P. Caillux, Alexander A. Chulack, Abhay Havaldar, Patricia L. Hedley, David C. Hodgson, René M. Kern, Christopher G. Lanning, Jeff X. Leng, Anton J. Levy, Adrianna Ma, Marc F. McMorris, John C. Morris, Thomas J. Murphy, Matthew Nimetz, Fernando Oliveira, Ranjit Pandit, Andrew C. Pearson, Brett B. Rochkind, David A. Rosenstein, Sunish Sharma and Philip P. Trahanas. Each of these individuals disclaims ownership of such shares owned by General Atlantic. Other than their interest in General Atlantic, these individuals are not affiliated with the Company or the Company’s management.

(12)	Mr. Hammarskjold is the Chief Executive Officer and a Managing Director of Hellman & Friedman, and is a member of its investment committee and thereby shares with others voting and investment power over the shares held by the H&F Equityholders. Mr. Hammarskjold disclaims beneficial ownership of the securities held by the H&F Equityholders.
(13)	In addition to H&F Harrington’s ownership of 11,639,697 shares of Emdeon Class A common stock and 40,000 vested options to purchase shares of Emdeon Class A common stock held by Messrs. Hammarskjold and Thorpe for the benefit of H&F Harrington and HFCP Domestic, each of the H&F Unitholders holds EBS Units and an equal number of shares of Emdeon Class B common stock. The H&F Unitholders have the right at any time to exchange any EBS Units (and a corresponding number of shares of Emdeon Class B common stock) for shares of Emdeon Class A common stock on a one-for-one basis. Set forth below is a table that lists each of the H&F Unitholders ownership amounts:

Name	EBS Units and Emdeon Class B common stock
HFCP VI Domestic AIV, L.P.	22,349,977

Hellman & Friedman Investors VI, L.P.	125,178

Hellman & Friedman Capital Executives VI, L.P.	99,940

Hellman & Friedman Capital Associates VI, L.P.	11,295

Hellman & Friedman is the general partner of H&F GP and H&F GP is the general partner of HFCP Domestic, H&F Harrington, H&F Capital Executives and H&F Capital Associates. As the general partner of H&F GP, which is the general partner of each of the other H&F Equityholders, Hellman & Friedman may be deemed to have beneficial ownership of the securities over which any of the H&F Equityholders has voting or dispositive power. The investment committee of Hellman & Friedman has power to vote or to direct the vote of, and to dispose or to direct the disposition of the securities that are held by or for the benefit of the H&F Equityholders. The members of the investment committee of Hellman & Friedman are Philip U. Hammarskjold, Brian M. Powers, Patrick J. Healy and Thomas F. Steyer. Each member of the investment committee of Hellman & Friedman, including Mr. Hammarskjold, disclaims beneficial ownership of all such securities.

(14)	Mr. Thorpe is a Managing Director of Hellman & Friedman, but is not a member of its investment committee. Mr. Thorpe disclaims beneficial ownership of the securities held by the H&F Equityholders.
(15)	Based solely on an amended Form 13F-HR filed with the SEC on August 15, 2011. Based on a previously filed amended Schedule 13G filed with the SEC on February 16, 2011, the Form 13F-HR relates to shares of Emdeon Class A common stock held for the account of Quantum Partners Ltd., a Cayman Islands exempted limited liability company (“Quantum Partners”). Soros Fund Management LLC (“SFM LLC”) serves as principal investment manager to Quantum Partners. As such, SFM LLC has been granted investment discretion over portfolio investments, including the shares of Emdeon Class A common stock, held for the account of Quantum Partners. George Soros serves as Chairman of SFM LLC, Robert Soros serves as Deputy Chairman of SFM LLC, and Jonathan Soros serves as President and Deputy Chairman of SFM LLC. The Form 13F-HR reports sole power to vote or direct the voting of 6,913,718 shares of Emdeon Class A common stock and sole power to dispose or direct the disposition of 6,913,718 shares of Emdeon Class A common stock.

COMMON STOCK TRANSACTION INFORMATION

Transactions by the Blackstone Filing Persons

There have been no transactions in shares of Emdeon common stock by the Blackstone Filing Persons, or their respective directors and executive officers, within the 60 days prior to the date of this Proxy Statement. In addition there have been no prior stock purchases by the Blackstone Filing Persons in shares of Emdeon common stock during the past two years.

Transactions by the H&F Filing Persons

There have been no transactions in shares of shares of Emdeon common stock by the H&F Filing Persons, or their respective directors and executive officers, within the 60 days prior to the date of this Proxy Statement. In addition there have been no prior stock purchases by the H&F Filing Persons in shares of Emdeon common stock during the past two years.

Transactions by the Company’s Directors and Executive Officers

There have been no transactions in shares of Emdeon common stock by our directors and executive officers within the 60 days prior to the date of this Proxy Statement.

STOCKHOLDER PROPOSALS AND NOMINATIONS

As of the date of this Proxy Statement, the board of directors is not aware of any business to be brought before the Special Meeting other than that described in this Proxy Statement. If, however, other matters are properly presented at the Special Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the merger is not completed, we expect our annual meeting of stockholders to generally be held in May of each year. We will consider for inclusion in our proxy materials for the 2012 annual meeting of stockholders proposals that are received no later than December 15, 2011 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act, and our by-laws. Stockholders must submit their proposals to our corporate headquarters located at 3055 Lebanon Pike, Suite 1000, Nashville, Tennessee 37214, Attention: Gregory T. Stevens, Corporate Secretary.

In addition, any stockholder who wishes to propose a nominee to our board of directors or propose any other business to be considered by the stockholders (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8 of the Exchange Act) must comply with the advance notice provisions and other requirements of Article 2, Section 2.2 of our by-laws, a copy of which is on file with the SEC and may be obtained from our Corporate Secretary upon request. These notice provisions require that nominations of persons for election to our board of directors and proposals of business to be considered by the stockholders for the 2012 annual meeting of stockholders, to the extent such meeting is held, must be made in writing and submitted to our corporate headquarters located at 3055 Lebanon Pike, Suite 1000, Nashville, Tennessee 37214, Attention: Gregory T. Stevens, Corporate Secretary, no earlier than January 27, 2012 and no later than February 26, 2012.

If the merger is completed, we do not expect to hold our 2012 annual meeting of stockholders.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (such as a broker, bank or other agent) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our proxy materials, including this Proxy Statement and other proxy materials, unless the affected stockholder has provided us with contrary instructions. This procedure provides extra convenience for stockholders and cost savings for companies.

Emdeon and some brokers, banks or other agents may be householding our proxy materials, including this Proxy Statement. A single set of this Proxy Statement and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Stockholders may revoke their consent at any time by contacting Broadridge ICS, our proxy solicitor, either by calling toll-free (800) 542-1061 or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, Emdeon will promptly deliver a separate copy of the Proxy Statement and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Proxy Statement and other proxy materials, you may send a written request to 3055 Lebanon Pike, Suite 1000, Nashville, Tennessee 37214, Attention: Gregory T. Stevens, Corporate Secretary or call (615) 932-3000. In addition, if you are receiving multiple copies of the Proxy Statement and other proxy material, you can request householding by contacting our Corporate Secretary in the same manner.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements that involve risks, uncertainties and assumptions. You should not place undue reliance on forward-looking statements because they are subject to numerous uncertainties and factors relating to the merger, our operations and business environment, all of which are difficult to predict and many of which are beyond our control. These statements often include words such as “may,” “will,” “should,” “could,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “predict,” “estimate” or similar expressions, although the absence of such words does not necessarily mean that a statement is not forward-looking. These statements are based upon assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. Forward-looking statements involve known and unknown risks, uncertainties and assumptions, including those described in the Company’s filings with the SEC, which are available without charge at www.sec.gov (see also “Where Stockholders Can Find More Information,” beginning on page 154). Although we believe that these forward-looking statements are based upon reasonable assumptions, you should be aware that many factors could affect the consummation of the merger, our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements.

Our forward-looking statements made herein speak only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based, except to the extent required by law. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this Proxy Statement.

Forward-looking statements include, among other things, whether and when the proposed merger will close and whether conditions to the proposed merger will be satisfied. These forward-looking statements also involve known and unknown risks, uncertainties, assumptions and other factors that include, among others, the failure of the merger to be completed, the time at which the merger is completed, adoption of the merger agreement by the Company’s stockholders and failure by the Company or by Parent or Merger Sub to satisfy the conditions to the merger.

The forward-looking statements are not guarantees of future performance, of results or that the merger will be completed as planned, and actual results may differ materially from those contemplated by these forward-looking statements. In addition to the factors discussed elsewhere in this Proxy Statement, other factors that could cause actual results to differ materially include industry performance and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict. The risk factors discussed herein are also discussed in the documents that are incorporated by reference into this Proxy Statement. These factors may cause the Company’s actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Additionally, important factors concerning the merger could cause the Company’s actual results, performance and achievements to differ materially from such forward-looking statements. Such risks, uncertainties and other important factors include, among others:

•	the failure of the Company’s stockholders to adopt the merger agreement or the risk that the other conditions to the completion of the merger will not be satisfied;

•

the risk that if the merger is not completed for any reason, the price of the Emdeon Class A common stock will likely decline to the extent the market price of the Emdeon Class A common stock reflects market assumptions the merger will be completed;

•	the risk of the occurrence of an event, change or circumstance that could give rise to the payment of a termination fee to Parent pursuant to the terms of the merger agreement;

•	the risk of an adverse outcome of any legal proceedings that have been or may be instituted against the Company and others relating to the transactions contemplated by the merger agreement;

•

the risk of the failure to consummate the merger for any reason or the failure of Parent to obtain the necessary debt financing set forth in the debt commitment letter provided to the Company in connection with the merger;

•

the restrictions imposed on the Company’s business, properties and operations pursuant to the affirmative and negative covenants set forth in the merger agreement and the potential impact of such covenants on our business;

•	the risk that the proposed transaction will divert management’s attention resulting in a potential disruption of the Company’s current business plan;

•	the effect of the announcement of the merger on our business relationships, operating results and business generally;

•	the amount of fees, expenses and charges incurred by the Company in connection with the merger; and

•	risks relating to recent or future ratings agency actions or downgrades as a result of the announcement of the merger.

All information contained in this Proxy Statement concerning Parent and Merger Sub has been supplied by Parent and Merger Sub and has not been independently verified by the Company.

WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

The Company files certain reports and information with the SEC under the Exchange Act. You may obtain copies of this information in person or by mail from the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330 or (202) 942-8090. The SEC also maintains an Internet website that contains reports, Proxy Statements and other information about issuers like the Company, which file electronically with the SEC. The address of that site is www.sec.gov.

The Company files annual, quarterly and current reports, Proxy Statements and other information with the SEC. You may read and copy any reports, Proxy Statements or other information that the Company files with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, N.E., Room 1580

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov. The information provided on the Company’s website is not part of this Proxy Statement, and therefore is not incorporated by reference herein.

Because the merger is a “going private” transaction, the Company, the Blackstone Filing Persons and the H&F Equityholders have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the proposed merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as part of it, is available for inspection as set forth above. The reports, opinions or appraisals referenced in this Proxy Statement and filed as exhibits to the Schedule 13E-3 will also be made available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested holder of Emdeon common stock or any representative who has been so designated in writing.

The information contained in this Proxy Statement speaks only as of the date indicated on the cover of this Proxy Statement unless the information specifically indicates that another date applies. The information that the Company later files with the SEC may update and supersede the information in this Proxy Statement.

The SEC allows the Company to “incorporate by reference” information into this Proxy Statement. This means that the Company can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Proxy Statement. This Proxy Statement and the information that the Company later files with the SEC may update and supersede the information incorporated by reference. Similarly, the information that the Company later files with the SEC may update and supersede the information in this Proxy Statement.

The following documents filed with the SEC are incorporated by reference in this Proxy Statement:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

•	The Company’s Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2011 and June 30, 2011;

•	The Company’s Proxy Statement on Schedule 14A, filed with the SEC on April 12, 2011; and

•	The Company’s Current Reports on Form 8-K, filed with the SEC on May 26, 2011, August 4, 2011 and August 8, 2011 (Film No.: 111017336).

For purposes of this Proxy Statement but not the Company’s Schedule 13e-3, we also incorporate by reference each document we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K filed under Items 2.02 and 7.01) after the date of this Proxy Statement and before the Special Meeting.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of any of the documents incorporated by reference in this Proxy Statement. Requests for such copies should be directed to Emdeon Inc., 3055 Lebanon Pike, Suite 1000, Nashville, Tennessee 37214, Attention: Gregory T. Stevens, Corporate Secretary; Telephone: (615) 932-3000 and should be made at least five business days before the date of the Special Meeting. If you wish to receive a copy of any documents incorporated by reference in this Proxy Statement, will mail you these documents without charge excluding any exhibits to those documents (unless the exhibit is specifically incorporated by reference into this Proxy Statement).

These documents are also available at the investor relations section of the Company’s website, located at Investors.emdeon.com under the caption “SEC Filings.”

Other

The Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this Proxy Statement should not create an implication that there has been no change in the affairs of the Company since the date of this Proxy Statement or that the information herein is correct as of any later date.

Stockholders should not rely on information other than that contained or incorporated by reference in this Proxy Statement. The Company has not authorized anyone to provide information that is different from that contained in this Proxy Statement. This Proxy Statement is dated September 26, 2011. No assumption should be made that the information contained in this Proxy Statement is accurate as of any date other than that date, and the mailing of this Proxy Statement will not create any implication to the contrary.

No other matters are intended to be brought before the Special Meeting by the Company, and the Company does not know of any matters to be brought before the Special Meeting by others. If, however, any other matters properly come before the meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matter.

Questions

If you have questions about the Special Meeting or the merger after reading this proxy, or if you would like additional copies of this Proxy Statement or the proxy card, you should contact Emdeon Inc., 3055 Lebanon Pike, Suite 1000, Nashville, Tennessee 37214, Attention: Corporate Secretary (615) 932-3000. You may also contact the Company’s proxy solicitor, Broadridge ICS, either by calling toll-free (800) 542-1061 or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

No persons have been authorized to give any information or to make any representations other than those contained in this Proxy Statement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any other person. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.

This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Appendix A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

BEAGLE PARENT CORP.,

BEAGLE ACQUISITION CORP.

and

EMDEON INC.

Dated as of August 3, 2011

-ii-

-iii-

Exhibits

A	Certificate of Incorporation
B	Bylaws

-iv-

INDEX OF DEFINED TERMS

Term	Section
Acceptable Confidentiality Agreement	8.1(a)
Affiliate	8.1(b)
Affiliate Transactions	3.24
Agreement	Preamble
Alternate Terms and Conditions	5.12(a)
Anticorruption Laws	8.1(c)
Applicable Exchange	8.1(d)
ARRA	8.1(e)
Balance Sheet Date	3.12(a)
Book-Entry Shares	2.1(c)(ii)
Business Day	8.1(f)
Certificate of Merger	1.3
Certificates	2.1(c)(ii)
Chosen Courts	8.5
Class A Common Stock	8.1(g)
Class B Common Stock	8.1(h)
Closing	1.2
Closing Date	1.2
Closing Rollover Agreement	8.2(i)
Code	2.2(f)
Common Stock	8.2(j)
Company	Preamble
Company Assets	3.7
Company Board	Recitals
Company Board Recommendation	Recitals
Company Disclosure Letter	III
Company Employee Benefits	3.16(a)
Company Equity Plan	8.1(k)
Company ESPP	8.1(l)
Company Financial Advisors	3.25
Company Material Adverse Effect	8.1(m)
Company Option	2.3(a)
Company Permits	3.22(a)
Company Proxy Statement	3.6(b)
Company Related Parties	8.1(n)
Company SEC Reports	3.10
Company Severance Plan	5.6(b)
Company Stock Award	2.3(b)
Company Stockholders Meeting	3.6(b)
Company Termination Fee	7.6(b)
Compliant	8.1(o)
Confidentiality Agreement	5.3(b)
Continuation Period	5.6(a)
Contract	8.1(p)
Damages	5.7(b)
Debt Commitment Letters	4.6(a)
Debt Financing	4.6(a)
DGCL	1.1
Dissenting Shares	2.4(a)

-v-

Term	Section
Earned Performance Awards	2.5
Earned Performance Options	2.3(a)
EBS Master	2.5
EBS Operating Agreement	2.5
Effective Time	1.3
Employee	5.6(a)
Enforceability Exceptions	8.1(q)
Environmental Law	3.19(a)
Equity Commitment Letter	4.6(a)
Equity Financing	4.6(a)
ERISA	3.16(a)
ERISA Affiliate	3.16(a)
Exchange Act	3.6(b)
Excluded Shares	2.1(b)
Expenses	5.11
Financing	4.6(a)
Financing Commitments	4.6(a)
Financing Sources	8.1(r)
Foreign Competition Law	3.6(f)
Forfeited Performance Awards	2.5
Forfeited Performance Options	2.3(a)
GAAP	3.11(a)(ii)
Governmental Authority	8.1(s)
Governmental Authorizations	3.6
Guarantor	4.12
Hazardous Substances	8.1(t)
Health Care Laws	8.1(u)
HIPAA	8.1(v)
HSR Act	3.6(e)
Indemnified Parties	5.7(a)
Information Laws	8.1(w)
Intellectual Property	8.1(x)
Interim Investors Agreement	8.1(y)
IRS	3.16(b)
Knowledge	8.1(z)
Law	8.1(aa)
Legal Actions	3.14
Lenders	4.6(a)
Liabilities	3.12
Licensed Intellectual Property	8.1(bb)
Liens	8.1(cc)
Limited Guarantee	4.12
Marketing Period	8.1(dd)
Material Contracts	3.15
Maximum Premium	5.7(c)
Merger	Recitals
Merger Consideration	2.1(c)(i)
Merger Sub	Preamble
Notice of Superior Proposal	5.4(e)(ii)
Offering Documents	5.12(b)
Option Consideration	2.3(a)

-vi-

Term	Section
Orders	8.1(ee)
Organizational Documents	8.1(ff)
Owned Intellectual Property	8.1(gg)
Parent	Preamble
Parent Assets	4.4(b)
Parent Contracts	4.4(c)
Parent Disclosure Letter	IV
Parent Expenses	7.6(b)(iv)
Parent Material Adverse Effect	8.1(hh)
Parent Plan	5.6(c)
Parent Related Parties	8.1(ii)
Parent Breach Termination Fee	7.6(b)(v)(i)
Parent Financing Termination Fee	7.6(b)(v)
Parent Termination Fee	7.6(b)(v)(i)
Paying Agent	2.2(a)
Payment Fund	2.2(b)
Performance Awards	2.5
Performance Options	2.3(a)
Performance Option Agreement	2.3(a)
Permits	3.22(a)
Permitted Lien	8.1(jj)
Person	8.1(kk)
Personal Information	8.1(ll)
Preferred Stock	3.8(a)
Principal Stockholders	Recitals
Prior Service	5.6(c)
Programs	3.28(a)
Purchase Date	2.3(c)
Real Property Leases	3.21(b)
Representatives	8.1(mm)
Required Information	8.1(nn)
Requisite Company Vote	8.1(oo)
Rights	8.1(pp)
Rollover Investment	4.6(a)
Rollover Investors	4.6(a)
Rollover Letter	4.6(a)
Schedule 13E-3	3.6(b)
SEC	3.6(b)
Securities Act	3.10
Significant Subsidiaries	8.1(qq)
Solvent	8.1(rr)
Sponsor	4.6(a)
Stockholders Agreement	8.1(ss)
Subsidiary	8.1(tt)
Superior Proposal	8.1(uu)
Surviving Bylaws	1.6
Surviving Charter	1.5
Surviving Corporation	1.1
Takeover Proposal	8.1(vv)
Tax Receivable Agreement	8.1(ww)
Tax Returns	8.1(xx)

-vii-

Term	Section
Taxes	8.1(yy)
Termination Date	7.2(a)
Unit	2.5
Vacation Policy	5.6(d)
Voting Agreement	Recitals

-viii-

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of August 3, 2011 (this “Agreement”), by and among BEAGLE PARENT CORP., a Delaware corporation (“Parent”), BEAGLE ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and EMDEON INC., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the board of directors of the Company (the “Company Board”), at a meeting thereof duly called and held, has (a) approved and declared advisable this Agreement, the merger of Merger Sub with and into the Company on the terms and subject to the conditions of this Agreement (the “Merger”) and the transactions contemplated by this Agreement, (b) declared that it is in the best interests of the stockholders of the Company that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (c) directed that the adoption of this Agreement be submitted to a vote at a meeting of the stockholders of the Company, and (d) recommended to the stockholders of the Company that they adopt this Agreement (the “Company Board Recommendation”);

WHEREAS, the board of directors of Merger Sub, has approved and declared advisable, and the board of directors of Parent has approved, this Agreement, the Merger and the transactions contemplated by this Agreement, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the willingness of the Company to enter into this Agreement, the Guarantor is entering into a Limited Guarantee in favor of the Company with respect to certain of Parent’s and Merger Sub’s obligations under this Agreement;

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, the Rollover Stockholders have entered into the Rollover Letter with Parent pursuant to which, among other things, the Rollover Stockholders have agreed, on the terms and subject to the conditions set forth in the Rollover Letter, to make the Rollover Investment;

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the willingness of Parent to enter into this Agreement, certain stockholders of the Company (the “Principal Stockholders”) are entering into a voting agreement (the “Voting Agreement”) with Parent pursuant to which, among other things, the Principal Stockholders have agreed, on the terms and subject to the conditions set forth in the Voting Agreement, to (a) vote their shares of Class A Common Stock and their shares of Class B Common Stock in favor of adoption of this Agreement and (b) take certain other actions in furtherance of the transactions contemplated by this Agreement.

Accordingly, in consideration of the mutual representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, (a) Merger Sub shall be merged with and into the Company, (b) the separate corporate existence of Merger Sub shall cease and the Company shall continue its corporate existence under the DGCL as the surviving corporation in the Merger (the “Surviving Corporation”) and (c) the Surviving Corporation shall become a wholly-owned Subsidiary of Parent.

Section 1.2 Closing. Subject to the satisfaction or waiver of all of the conditions to closing contained in Article VI, the closing of the Merger (the “Closing”) shall take place (a) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York, at 10:00 a.m. (local time) on the second Business Day after the day on which the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, but subject to the satisfaction or waiver of those conditions) are satisfied or waived in accordance with this Agreement; provided that if the Marketing Period has not ended at the time of the satisfaction or waiver of all of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), notwithstanding the satisfaction or waiver of such conditions, Buyer shall not be required to effect the Closing until the earlier of (i) a date during the Marketing Period specified by Parent on not less than two Business Days’ notice to the Company and (ii) the second Business Day immediately following the final day of the Marketing Period (subject, in each case, to the satisfaction or waiver of all of the conditions set forth in Article VI as of the date determined pursuant to this proviso), or (b) at such other place and time as Parent and the Company may agree in writing. The date on which the Closing occurs is referred to as the “Closing Date.”

Section 1.3 Effective Time. At the Closing, Parent and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed, signed, acknowledged and filed with the Secretary of State of the State of Delaware in such form as is required by the relevant provisions of the DGCL. The Merger shall become effective when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such other subsequent date or time as Parent and the Company may agree and specify in the Certificate of Merger in accordance with the DGCL (the “Effective Time”).

Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL, this Agreement and the Certificate of Merger.

Section 1.5 Certificate of Incorporation. The certificate of incorporation of the Company shall, at the Effective Time, be amended and restated to read in its entirety as set forth on Exhibit A and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation (the “Surviving Charter”), until amended as provided therein and by applicable Law.

Section 1.6 Bylaws. The bylaws of the Company shall, at the Effective Time, be amended and restated to read in its entirety as set forth on Exhibit B and, as so amended and restated, shall be the bylaws of the Surviving Corporation (the “Surviving Bylaws”), until amended as provided in the Surviving Charter and the Surviving Bylaws and by applicable Law.

Section 1.7 Directors. The directors of Merger Sub immediately before the Effective Time shall be, from and after the Effective Time, the directors of the Surviving Corporation until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Charter, the Surviving Bylaws and applicable Law.

Section 1.8 Officers. The officers of the Company immediately before the Effective Time shall be, from and after the Effective Time, the officers of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Charter, the Surviving Bylaws and applicable Law.

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK

Section 2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of any shares of capital stock of Merger Sub or the Company:

(a) Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately before the Effective Time shall be converted into and become one fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Common Stock owned by the Company or any of its wholly-owned Subsidiaries or by Parent or any of its Subsidiaries immediately before the Effective Time, including, for the avoidance of doubt, each share of Common Stock contributed to Parent by the Rollover Investors in accordance with the Rollover Letter (collectively, the “Excluded Shares”), shall be canceled automatically and shall cease to exist, and no consideration shall be paid for those Excluded Shares.

(c) Conversion of Class A Common Stock.

(i) Each share of Class A Common Stock (including, for the avoidance of doubt, each share of Class A Common Stock resulting from the exchange of Units and Class B Common Stock pursuant to Section 2.5 below) issued and outstanding immediately before the Effective Time (other than Excluded Shares and Dissenting Shares) shall be converted into the right to receive $19.00 in cash, without interest (the “Merger Consideration”).

(ii) All shares of Class A Common Stock that have been converted pursuant to Section 2.1(c)(i) shall be canceled automatically and shall cease to exist, and the holders of (A) certificates which immediately before the Effective Time represented such shares (the “Certificates”) or (B) shares represented by book-entry (the “Book-Entry Shares”) shall cease to have any rights with respect to those shares, other than the right to receive the Merger Consideration in accordance with Section 2.2.

(d) Cancellation of Class B Common Stock. Immediately prior to the Effective Time, but following the exchange of Units and Class B Common Stock pursuant to Section 2.5 below, each share of Class B Common Stock then outstanding shall be cancelled automatically and shall cease to exist, and no consideration shall be paid for such cancelled shares of Class B Common Stock.

(e) Equitable Adjustment. If at any time during the period between the date of this Agreement and the Effective Time, any change in the number of outstanding shares of Class A Common Stock shall occur as a result of any stock split (including a reverse stock split) or combination, or any stock dividend or stock distribution (including any dividend or distribution of securities convertible into or exchangeable for shares of Class A Common Stock) is declared with a record date during such period, then the Merger Consideration shall be equitably adjusted to reflect such change.

Section 2.2 Surrender of Certificates and Book-Entry Shares.

(a) Paying Agent. Not less than three Business Days before the Effective Time, Parent shall (i) select a bank or trust company, satisfactory to the Company in its reasonable discretion, to act as the paying agent in the Merger (the “Paying Agent”) and (ii) enter into a paying agent agreement with the Paying Agent, the terms and conditions of which are satisfactory to the Company in its reasonable discretion. Parent shall be responsible for all fees and expenses of the Paying Agent.

(b) Payment Fund. At the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of Certificates and Book-Entry Shares, Company Options and Company Stock Awards, for payment in accordance with this Article II through the Paying Agent, sufficient funds for the payment of the aggregate Merger Consideration and other amounts payable under Article II. Such funds provided to the Paying Agent are referred to as the “Payment Fund.”

(c) Payment Procedures.

(i) Letter of Transmittal. At the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a share of Class A Common Stock converted pursuant to Section 2.1(c)(i), (A) a letter of transmittal in customary form, specifying that delivery shall be effected, and risk of loss and title to such holder’s shares shall pass, only upon proper delivery of Certificates to the Paying Agent or, in the case of Book-Entry Shares, upon adherence to the procedures set forth in the letter of transmittal and (B) instructions for surrendering such Certificates or Book-Entry Shares in exchange for the Merger Consideration. Such instructions shall provide that: (1) at the election of the surrendering holder, Certificates may be surrendered by hand delivery or otherwise and (2) the Merger Consideration payable in exchange for Certificates and/or Book-Entry Shares will be payable by wire transfer to the surrendering holder.

(ii) Surrender of Shares. Upon surrender of a Certificate or of a Book-Entry Share for cancellation to the Paying Agent, together with a duly executed letter of transmittal and any other documents reasonably required by the Paying Agent, the holder of that Certificate or Book-Entry Share shall be entitled to receive, and the Paying Agent shall pay in exchange therefor, the Merger Consideration payable in respect of the number of shares formerly evidenced by that Certificate or such Book-Entry Share less any required withholding of Taxes. Any Certificates and Book-Entry Shares so surrendered shall be canceled immediately. No interest shall accrue or be paid on any amount payable upon surrender of Certificates or Book-Entry Shares.

(iii) Unregistered Transferees. If any Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, then the Merger Consideration may be paid to such a transferee so long as (A) the surrendered Certificate is accompanied by all documents required by Parent to evidence and effect that transfer and (B) the Person requesting such payment (x) pays any applicable transfer Taxes or other Taxes required by reason of payment of the Merger Consideration to a Person other than the registered holder of the Certificate or (y) establishes to the reasonable satisfaction of Parent and the Paying Agent that any such transfer Taxes have already been paid or are not applicable.

(iv) No Other Rights. Until surrendered in accordance with this Section 2.2(c), each Certificate and each Book-Entry Share shall be deemed, from and after the Effective Time, to represent only the right to receive the applicable Merger Consideration, subject to the Surviving Corporation’s obligation to pay any dividends or other distributions with a record date prior to the Effective Time which may have been authorized by the Company and which remain unpaid at the Effective Time. Any Merger Consideration paid upon the surrender of any Certificate or Book-Entry Share shall be deemed to have been paid in full satisfaction of all rights pertaining to such Certificate or Book-Entry Share and, in the case of a Certificate, the shares of Class A Common Stock formerly represented by it.

(d) Lost, Stolen or Destroyed Certificates. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the execution and delivery by such Person of a customary indemnity agreement to provide indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay the Merger Consideration to such Person in respect of the shares of Class A Common Stock represented by such Certificate.

(e) No Further Transfers. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of the shares of Common Stock that were outstanding immediately before the Effective Time.

(f) Required Withholding. Parent, Merger Sub, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement such amounts as may be required to be deducted or withheld therefrom under the Internal Revenue Code of 1986 (the “Code”), or any applicable state, local or foreign Tax Law. To the extent that any amounts are so deducted and withheld and paid to the appropriate taxing authorities, those amounts shall be treated as having been paid to the Person in respect of whom such deduction or withholding was made for all purposes under this Agreement.

(g) No Liability. None of Parent, the Surviving Corporation or the Paying Agent shall be liable to any holder of Certificates or Book-Entry Shares for any amount properly paid to a public official under any applicable abandoned property, escheat or similar Law.

(h) Investment of Payment Fund. The Paying Agent shall invest the Payment Fund as directed by Parent; provided, that such investment shall be in obligations of, or guaranteed by, the United States of America, in commercial paper obligations of issuers organized under the Law of a state of the United States of America, rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Service, respectively, or in certificates of deposit, bank repurchase agreements or bankers’ acceptances of commercial banks with capital exceeding $10 billion, or in mutual funds investing solely in such assets. Any such investment shall be for the benefit, and at the risk, of Parent, and any interest or other income resulting from such investment shall be for the benefit of Parent; provided, that no such investment or losses thereon shall affect the Merger Consideration payable to the holders of Class A Common Stock immediately prior to the Effective Time and Parent shall promptly provide, or shall cause the Surviving Corporation to promptly provide, additional funds to the Paying Agent for the benefit of the holders of Class A Common Stock immediately prior to the Effective Time in the amount of any such losses to the extent necessary to satisfy the obligations of Parent and the Surviving Corporation under this Article II.

(i) Termination of Payment Fund. Any portion of the Payment Fund that remains unclaimed by the holders of Certificates or Book-Entry Shares one year after the Effective Time shall be delivered by the Paying Agent to Parent upon demand. Thereafter, any holder of Certificates or Book-Entry Shares who has not complied with this Article II shall look only to Parent and/or the Surviving Corporation, which shall remain responsible for payment of the applicable Merger Consideration.

Section 2.3 Company Options, Company Stock Awards and Company ESPP.

(a) Except as otherwise agreed in writing after the date hereof by Parent and the applicable holder thereof, the Company shall take all necessary and appropriate actions so that, at the Effective Time, each option to acquire shares of Class A Common Stock under the Company’s Equity Plan (each, a “Company Option”) outstanding immediately prior to the Effective Time, including Earned Performance Options but not including Forfeited Performance Options, whether or not then vested or exercisable, by virtue of the Merger and without any action by Parent, Merger Sub, the Company or the holder of that Company Option, shall be canceled and each such Company Option shall be converted into the right to receive from Parent or the Surviving Corporation an amount in cash, without interest, equal to the Option Consideration (as defined below) multiplied by the aggregate number of shares of Class A Common Stock that may be acquired upon exercise of such Company Option. The Company Board or the Compensation Committee shall take all necessary and appropriate actions so that all Company Options other than the Forfeited Performance Options shall be vested in full as of immediately prior to the Effective Time and the Forfeited Performance Options shall be forfeited and expire and no longer be outstanding as of immediately prior to the Effective Time. “Option Consideration” means the excess, if any, of the Merger Consideration over the per share exercise or purchase price of the applicable Company Option. “Forfeited Performance Options” shall mean those Performance Options which are not Earned Performance Options. “Performance Options” shall mean the options issued pursuant to the Performance Option Agreement. “Performance Option Agreement” shall mean that certain Non-Qualified Stock Option Agreement dated as of August 11, 2009 by and between the Company and Tracy Bahl pursuant to which he was issued 643,422 performance-contingent options to acquired Class A Common Stock as in effect as of the date hereof. “Earned

Performance Options” shall mean those Performance Options which, in accordance with their terms, are either “Earned” prior to the Effective Time or which would otherwise become “Earned” as a result of the consummation of the Merger.

(b) Except as otherwise agreed in writing after the date hereof by Parent and the applicable holder thereof, each restricted stock unit that conveys the right to receive shares of Class A Common Stock (each, a “Company Stock Award”) outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action by Parent, Merger Sub, the Company or the holder of that Company Stock Award, shall be, at the Effective Time, canceled and converted into the right to receive from Parent or the Surviving Corporation an amount in cash, without interest, equal to the Merger Consideration multiplied by the number of shares of Class A Common Stock in respect of which the Company Stock Award conveyed the right to receive. The Company Board or the Compensation Committee shall take all necessary and appropriate actions so that all Company Stock Awards shall be vested and all restricted periods shall lapse thereon in full as of immediately prior to the Effective Time.

(c) The Company shall take all necessary and appropriate actions so that each option to purchase shares of Class A Common Stock outstanding as of immediately prior to the Effective Time under the Company ESPP shall terminate not later than the Effective Time, provided that the Company may permit each participant in the Company ESPP to purchase from the Company as many whole shares of Class A Common Stock as the balance of such participant’s account will allow as of a date not less than 10 days prior to the Effective Time (such date the “Purchase Date”), at the applicable price determined under the terms of the Company ESPP for such option, using the Purchase Date as the final purchase date for purposes of any offering period then in effect under the Company ESPP, and consistent with any other applicable limitations on purchases under the Company ESPP, and any amounts remaining in any participant’s account after such Purchase Date shall be refunded to the participant in cash.

(d) The payment of the amounts set forth in Section 2.3(a) and Section 2.3(b) in respect of the Company Options and Company Stock Awards shall be reduced by any Tax withholding required under the Code or any applicable state, local or foreign Tax Law. To the extent that any amounts are so withheld and paid to the appropriate taxing authorities, those amounts shall be treated as having been paid to the holder of that Company Option or Company Stock Award for all purposes under this Agreement. The Company shall take all necessary and appropriate actions so that all Company Options and Company Stock Awards shall be canceled and the Company Equity Plan and the Company ESPP shall terminate at the Effective Time.

(e) Not later than 10 days prior to the Effective Time, the Company shall mail to each holder of Company Options and Company Stock Awards a letter describing the treatment of and payment for such Company Options or Company Stock Awards pursuant to this Section 2.3 and providing instructions for use in obtaining payment for such Company Options or Company Stock Awards (which instructions shall provide that the cash payable to such holder pursuant to this Section 2.3 will be made by check or wire transfer in accordance with the holder’s instructions on file with the Company in respect of payroll and, if no such instructions are applicable to such holder, may be, at the election of such holder, mailed to such holder or transferred to such holder by wire transfer).

(f) As promptly as practicable following the Effective Time and in any event not later than the third Business Day thereafter, Parent or the Surviving Corporation shall cause the Paying Agent to mail a check (or transfer by wire transfer) (i) to each applicable holder of a Company Option, in such amount due and payable to such holder pursuant to Section 2.3(a) in respect of such Company Option and (ii) to each applicable holder of a Company Stock Award, in such amount due and payable to such holder pursuant to Section 2.3(b) in respect of such Company Stock Award. Notwithstanding the foregoing, in lieu of the payments contemplated by the immediately preceding sentence, Parent and the Surviving Corporation may direct the Paying Agent to pay the Surviving Corporation (or its designees) for (but only to the extent of) any amounts the Surviving Corporation elects to pay to each holder of a Company Option or Company Stock Award in respect of the consideration payable therefor plus any amounts deducted and withheld with respect to any such amounts.

Section 2.4 Dissenting Shares.

(a) Notwithstanding any provision of this Agreement to the contrary (but subject to the other provisions of this Section 2.4), any shares of Class A Common Stock (including, for the avoidance of doubt, each share of Class A Common Stock resulting from the exchange of Units and Class B Common Stock pursuant to Section 2.5 below) for which the holder thereof (i) has not voted in favor of the Merger or consented to it in writing and (ii) has demanded the appraisal of such shares in accordance with, and has complied in all respects with, the DGCL (collectively, the “Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration in accordance with Section 2.1(c). At the Effective Time, (A) all Dissenting Shares shall be canceled and cease to exist and (B) the holders of Dissenting Shares shall be entitled only to such rights as may be granted to them under the DGCL.

(b) Notwithstanding the provisions of Section 2.4(a), if any holder of Dissenting Shares effectively withdraws or loses such appraisal rights (through failure to perfect such appraisal rights or otherwise), then that holder’s shares (i) shall be deemed no longer to be Dissenting Shares and (ii) shall be treated as if they had been converted automatically at the Effective Time into the right to receive the Merger Consideration upon surrender of the Certificate formerly representing such shares or, in the case of Book-Entry Shares, upon adherence to the procedures set forth in the letter of transmittal, in each case in accordance with Section 2.2.

(c) The Company shall give Parent (i) notice of any written demands for appraisal of any shares of Class A Common Stock, the withdrawals of such demands and any other instrument served on the Company under the DGCL and (ii) the right to participate in all negotiations and proceedings with respect to such demands for appraisal. Except to the extent required by applicable Law, the Company shall not offer to make or make any payment with respect to any such demands for appraisal without the prior written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned.

Section 2.5 Exchange of Units and Class B Common Stock. Immediately prior to the cancellation of shares of Class B Common Stock pursuant to Section 2.1(d) above, in accordance with Section 3.7(h) of the Sixth Amended and Restated Limited Liability Company Agreement (the “EBS Operating Agreement”) of EBS Master LLC (“EBS Master”), dated as of August 17, 2009, the Company shall cause each Unit (as defined in the EBS Operating Agreement) (each, a “Unit”), whether vested or unvested, together with each corresponding share of Class B Common Stock, held by each of the Management Members (each, as defined in the EBS Operating Agreement), including the Performance Awards but not including the Forfeited Performance Awards, to be exchanged for one share of Class A Common Stock, unless otherwise agreed to by the Company, Parent and a Management Member. The Company Board or the Compensation Committee shall take all necessary and appropriate actions so that all Units and Class B Common Stock other than the Forfeited Performance Awards held by each Management Member shall be vested in full as of immediately prior to the Effective Time and the Forfeited Performance Awards shall be forfeited and expire and no longer be outstanding as of immediately prior to the Effective Time. “Performance Awards” shall mean the “Performance Unvested EBS Units” (which includes a corresponding number of shares of Class B Common Stock, as defined in and issued pursuant to that certain Subscription and EBS Unit Vesting Agreement dated as of August 11, 2009 by and among the Company, EBS Master and Tracy Bahl. “Forfeited Performance Awards” shall mean those Performance Awards which are not Earned Performance Awards. “Earned Performance Awards” shall mean those Performance Awards which, in accordance with their terms, are either “Earned” prior to the Effective Time or which would otherwise become “Earned” as a result of the consummation of the Merger.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (x) the corresponding sections of the disclosure letter delivered by the Company to Parent before the execution of this Agreement (the “Company Disclosure Letter”), it being agreed that disclosure of any item in any section of the Company Disclosure Letter (whether or not an explicit cross reference appears)

shall be deemed to be disclosure with respect to any other section of the Company Disclosure Letter and any other representation or warranty made elsewhere in Article III, in either case, to which the relevance of such item is reasonably apparent from the face of such disclosure or (y) the Company SEC Reports filed with the SEC on or after August 11, 2009 and prior to the date of this Agreement (other than disclosures contained under the captions “Risk Factors” or “Forward-Looking Statements” to the extent that such disclosures are general in nature or cautionary, predictive or forward-looking in nature, but it being agreed that this clause (y) shall not be applicable to Section 3.8(a), Section 3.8(c), the second sentence of Section 3.8(e) and Section 3.8(f)), the Company represents and warrants to Parent and Merger Sub that:

Section 3.1 Organization and Power. The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted. Except as would not have a Company Material Adverse Effect, each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted.

Section 3.2 Foreign Qualifications. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company or other legal entity and is in good standing in each jurisdiction where the nature of its business or ownership, leasing or operation of its properties requires such qualification, except where failure to be so qualified, licensed or in good standing would not have a Company Material Adverse Effect.

Section 3.3 Corporate Authorization. The Company has all necessary corporate power and authority to enter into, deliver, and perform its obligations under, this Agreement and, subject to the receipt of the Requisite Company Vote with respect to the Merger, to consummate the transactions contemplated by this Agreement. The Company Board at a meeting duly called and held has duly and unanimously adopted resolutions: (a) authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby, (b) approving and declaring advisable this Agreement, the Merger and the transactions contemplated by this Agreement, (c) declaring that it is in the best interests of the stockholders of the Company that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (d) directing that the adoption of this Agreement be submitted to a vote at a meeting of the stockholders of the Company and (e) recommending to the stockholders of the Company that they adopt this Agreement. Subject to the Requisite Company Vote having been obtained, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company.

Section 3.4 Enforceability. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

Section 3.5 Subsidiaries. Each of the Subsidiaries of the Company, after giving effect to the exchange of Units contemplated by Section 2.5 and the Rollover Letter, will be wholly-owned by the Company, directly or indirectly, free and clear of any Liens (other than Permitted Liens). Section 3.5 of the Company Disclosure Letter sets forth a true and complete list of all of the Subsidiaries of the Company, including the jurisdiction of organization of each such Subsidiary. The Company has made available to Parent true and correct copies of the Organizational Documents of the Company and each of its Significant Subsidiaries, each as amended to the date of this Agreement.

Section 3.6 Governmental Authorizations. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not and will not require any consent, approval, order, waiver or other authorization of, or, registration, declaration or filing with or notification to (collectively, “Governmental Authorizations”), any Governmental Authority, other than:

(a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware;

(b) the filing with the Securities and Exchange Commission (the “SEC”) of (i) a proxy statement (the “Company Proxy Statement”) relating to the special meeting of the stockholders of the Company to be held to consider the adoption of this Agreement (the “Company Stockholders Meeting”), (ii) a Rule 13E-3 transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) relating to the adoption of this Agreement by the stockholders of the Company and (iii) any other filings and reports that may be required in connection with this Agreement and the transactions contemplated by this Agreement under the Securities Exchange Act of 1934 (the “Exchange Act”);

(c) any filings and reports that may be required in connection with this Agreement and the transactions contemplated by this Agreement under state securities Laws or “blue sky” Laws;

(d) compliance with the Applicable Exchange rules and regulations;

(e) the filing of a pre-merger notification and report form by the Company required under the Hart Scott Rodino Antitrust Improvements Act of 1976 (the “HSR Act”);

(f) compliance with and the filing and receipt, termination or expiration as applicable, of such other approvals or waiting periods as may be required under any (i) applicable foreign competition Law and (ii) applicable foreign investment Law (clauses (i) and (ii) collectively, “Foreign Competition Law”); and

(g) any such Governmental Authorization, the failure of which to make or obtain, would not have a Company Material Adverse Effect (without regard to the exclusions set forth in clauses (ix) and (xii) of the definition of “Company Material Adverse Effect”).

Section 3.7 Non-Contravention. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not and will not (a) contravene or conflict with, or result in any violation or breach of, any provision of Organizational Documents of the Company, (b) contravene or conflict with, or result in any violation or breach of, any Law applicable to the Company or any of its Subsidiaries or by which any assets of the Company or any of its Subsidiaries (“Company Assets”) are bound, assuming that all Governmental Authorizations described in Section 3.6 have been obtained or made, (c) conflict with or result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, or give rise to, or to a right of, termination, modification, cancellation or acceleration of any obligation or the loss of any benefit under, or accelerate any payment, trigger early renewal or re-pricing, or result in the adjustment or alteration of any material terms of, any Material Contracts, (d) result in the creation of any Lien upon any of the properties, assets or rights of the Company or any of its Subsidiaries (other than any Lien created as a result of any action take by Parent or Merger Sub) or (e) require any consent, approval or other authorization of, or filing with or notification to, any Person under any Material Contracts, other than in the case of clauses (b), (c), (d) and (e) of this Section 3.7, as would not have a Company Material Adverse Effect (without regarding to the exclusions set forth in clauses (ix) and (xii) of the definition of “Company Material Adverse Effect”).

Section 3.8 Capitalization.

(a) The Company’s authorized capital stock consists solely of (i) 400,000,000 shares of Class A Common Stock, (ii) 52,000,000 shares of Class B Common Stock and (iii) 25,000,000 shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”). As of August 2, 2011, (A) 91,208,582 shares of Class A Common Stock were issued and outstanding, (B) 916,420 shares of Class A Common Stock were issuable upon the expiration of the applicable restricted period with respect to issued and outstanding Company Stock Awards, (C) no shares of Class A Common Stock were held in treasury by the Company or any of its Subsidiaries, (D) 8,431,646 shares of Class A Common Stock were subject to issued and outstanding Company Options, (E) 8,842,548 shares of Class A Common Stock were reserved for issuance under the Company ESPP, (F) 24,689,142 shares of Class B Common Stock and 115,897,724 Units were issued and outstanding; (G) no shares of Class B Common Stock were held in treasury by the Company or any of its Subsidiaries and (H) no

shares of Preferred Stock were issued and outstanding. Since August 2, 2011 and prior to the date hereof, there have been no issuances of shares of Preferred Stock, Class A Common Stock or Class B Common Stock, or Units, other than issuances of shares of Class A Common Stock pursuant to the exercise of Company Options then outstanding. Except as set forth above, as of the date hereof, there are no shares of capital stock or securities convertible into, or exchangeable or exercisable for, shares of capital stock of the Company.

(b) All issued and outstanding shares of Common Stock and all shares of Common Stock that are subject to issuance, upon issuance prior to the Effective Time in accordance with the terms and subject to the conditions specified in the instruments under which they are issuable (i) are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable and (ii) are not, or upon issuance will not be, subject to any pre-emptive or similar rights.

(c) Each outstanding share of capital stock of each Subsidiary that is a corporation is duly authorized, validly issued, fully paid and non-assessable and not subject to any pre-emptive or similar rights. All equity interests of each Subsidiary that is not a corporation are duly created pursuant to the Laws of such Subsidiary’s jurisdiction of organization or formation, are issued and paid for in accordance with the Organizational Documents of such Subsidiary and are fully paid and non-assessable. Except as disclosed in Section 3.8(c) of the Company Disclosure Letter, each of the outstanding shares of capital stock, or other equity or voting interest, in each Subsidiary is owned by the Company free and clear of any Lien (other than Permitted Liens).

(d) Except for the capital stock and other equity interests of the Company’s Subsidiaries or as disclosed in Section 3.8(d) of the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock or other voting or equity securities or interests in any Person. Other than pursuant to the EBS Operating Agreement, there are no outstanding contractual obligations of the Company or any of its Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of Common Stock or capital stock of any Subsidiary of the Company or (ii) to provide any funds to or make any investment in respect of any unsatisfied subscription obligation or capital contribution or capital account funding obligation in (A) any Subsidiary of the Company that is not wholly-owned by the Company or (B) any other Person.

(e) There are no voting trusts, proxies, stockholder agreements, registration rights agreements or similar Contracts to which the Company or any of its Subsidiaries is a party with respect to the voting or registration of any shares of capital stock or other voting or equity interests of the Company or any of its Subsidiaries or any preemptive rights with respect thereto, other than the Stockholders Agreement and the Voting Agreement. There are no bonds, debentures, notes or other indebtedness the Company or any of its Subsidiaries that entitle the holder thereof to vote (or which are convertible into or exchangeable or exercisable for securities having the right to vote) together with stockholders of the Company or its Subsidiaries on any matters with respect to the Company or its Subsidiaries.

(f) Except as set forth above in this Section 3.8, there are no preemptive or other outstanding rights, options, warrants, conversion rights, “phantom” stock rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) with the Company’s stockholders on any matter, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

Section 3.9 Voting. The Requisite Company Vote is the only vote of the holders of any class or series of the capital stock of the Company necessary to approve and adopt this Agreement, the Merger and the transactions contemplated by this Agreement.

Section 3.10 SEC Reports. The Company and its Subsidiaries have timely filed with the SEC (including following any extensions of time for filing provided by Rule 12b-25 promulgated under the Exchange Act) all forms, reports, schedules, statements and other documents required to be filed by the Company or its Subsidiaries with the SEC (collectively, the “Company SEC Reports”) since August 11, 2009. Except to the extent corrected by subsequent Company SEC Reports filed prior to the date hereof, such Company SEC Reports (a) complied, and each of the Company SEC Reports filed subsequent to the date of this Agreement will comply, in all material respects with the applicable requirements of the Securities Act of 1933 (the “Securities Act”), the Exchange Act and other applicable Laws, including the applicable rules and regulations promulgated thereunder and (b) did not, at the time they were filed, or if amended or restated, at the time of such later amendment or restatement, contain any untrue statement of any material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading. No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any periodic forms, reports, schedules, statements or other documents with the SEC. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Reports. To the Knowledge of the Company, as of the date hereof, none of the Company SEC Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

Section 3.11 Financial Statements; Internal Controls.

(a) Each of the consolidated financial statements (including, in each case, the related notes thereto) of the Company and its consolidated Subsidiaries, for the fiscal year ended December 31, 2010 and the fiscal quarter ended March 31, 2011, included in the Company SEC Reports:

(i) when filed complied as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC;

(ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis (except as may be indicated in the notes to the audited financial statements and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments); and

(iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as of the respective dates thereof, and the consolidated results of operations and cash flows for the respective periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments).

(b) Neither the Company nor any of its Subsidiaries has outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act) any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) to any director or executive officer (as defined in Rule 3b-7 under the Exchange Act) of the Company. The Company has been and is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Applicable Exchange.

(c) The Company and its Subsidiaries have established and maintain disclosure controls and procedures as defined in and required by Rule 13a-15 or Rule 15d-15 under the Exchange Act. Such disclosure controls and procedures are reasonably effective to ensure that all material information relating to the Company and its Subsidiaries required to be disclosed in the Company’s periodic reports under the Exchange Act is made known on a timely basis to the Company’s principal executive officer and its principal financial officer by others within the Company or any of its Subsidiaries, and such disclosure controls and procedures are reasonably effective in timely alerting the Company’s principal executive officer and its principal financial officer to such information required to be included in the Company’s periodic reports required under the Exchange Act. The Company has disclosed, based on the most recent evaluation of its principal executive officer and its principal financial officer prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s or any of its Subsidiaries’ ability to record, process, summarize and report financial information in any material respect and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. The Company and its Subsidiaries have established and maintain internal control over financial reporting (as defined in and in accordance with the requirements of Rule 13a-15(f) of the Exchange Act) effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

Section 3.12 Liabilities. As of the date hereof, there are no liabilities or obligations of any kind, whether accrued, contingent, absolute, inchoate or otherwise (collectively, “Liabilities”), of the Company or any of its Subsidiaries which are required to be reflected or reserved against on a consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP, other than:

(a) Liabilities disclosed in the consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31, 2010 (the “Balance Sheet Date”) or the footnotes thereto set forth in the Company SEC Reports;

(b) Liabilities incurred since the Balance Sheet Date in the ordinary course of business;

(c) Liabilities incurred in connection with the transactions contemplated by this Agreement or as permitted or contemplated this Agreement;

(d) Liabilities disclosed in Section 3.12 of the Company Disclosure Letter; and

(e) other Liabilities that would not have a Company Material Adverse Effect.

Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any off balance sheet partnership, joint venture or any similar arrangement (including any Contract relating to any transaction or relationship between or among the Company and/or any of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose or limited purpose Person, on the other hand), or any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act).

Section 3.13 Absence of Certain Changes.

(a) Except as otherwise contemplated, required or permitted by this Agreement since the Balance Sheet Date through the date hereof, (i) the Company and each of its Subsidiaries have conducted their respective business, in all material respects, in the ordinary course of such businesses consistent with past practice and (ii) neither the Company nor any of its Subsidiaries has taken any action or agreed to take any action that would be prohibited by Sections 5.1(a), (b), (e), (f), (h) and (k) if it were taken on or after the date of this Agreement without Parent’s consent.

(b) Since the Balance Sheet Date through the date hereof, there has not been any Company Material Adverse Effect.

Section 3.14 Litigation. As of the date hereof, there are no (i) material legal actions, arbitrations, litigations, suits or other civil or criminal proceedings or (ii) to the Knowledge of the Company, federal or state governmental investigations (including whistleblower (qui tam) suits) (collectively, “Legal Actions”) pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or to which any of their respective properties or assets is subject that would be material to the Company and its Subsidiaries, taken as a whole, or that would or seeks to materially delay or prevent the consummation of the Merger or the transactions contemplated by this Agreement. As of the date hereof, there are no Orders outstanding to which the Company or any of its Subsidiaries is subject or bound that would have a Company Material Adverse Effect or that would or seeks to materially delay or prevent the consummation of any of the transactions contemplated by this Agreement.

Section 3.15 Material Contracts. Except for Contracts filed as exhibits to the Company SEC Reports or as disclosed in Section 3.15 of the Company Disclosure Letter, as of the date of this Agreement, (i) neither the Company nor any of its Subsidiaries is a party to, and (ii) none of the Company, any of its Subsidiaries or any of their respective properties or assets are bound by (in each case, other than any Company Employee Benefit) (collectively, the “Material Contracts”):

(a) any Contract that is or would be required to be filed as an exhibit to the Company’s Annual Report on Form 10-K pursuant to Item 601(b)(10)(i) of Regulation S-K under the Securities Act or disclosed by the Company in a Current Report on Form 8-K since the Balance Sheet Date and before the date hereof;

(b) any Contract containing a covenant limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business, to carry on business in any geographic region, to offer any product or service or operate within any industry or commercial field, or to compete with any Person to the extent such limitation is material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, as presently conducted;

(c) any limited liability company agreement, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture that is material to the businesses of the Company and its Subsidiaries, taken as a whole, other than any such limited liability company, partnership or joint venture that is a Subsidiary of the Company;

(d) any Contract under which (i) any Person (other than the Company or any of its Subsidiaries) has directly or indirectly guaranteed outstanding Liabilities of the Company or any of its Subsidiaries or (ii) the Company or any Subsidiary has directly or indirectly guaranteed outstanding Liabilities of any Person (other than the Company or any Subsidiary) (in each case of (i) and (ii), which guarantee obligation exceeds $5,000,000, other than, in each case, endorsements for the purpose of collection in the ordinary course of business);

(e) any Contract under which the Company or the applicable Subsidiary has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any Person (other than the Company or any of its Subsidiaries), in any such case which the outstanding balance, individually, is in excess of $5,000,000;

(f) any Contract (other than among consolidated Subsidiaries of the Company) relating to any interest rate, currency or commodity derivatives or hedging transactions involving an amount in excess of $5,000,000;

(g) any Contract under which the Company or the applicable Subsidiary, directly or indirectly, has agreed to make after the date hereof any advance, loan, extension of credit or capital contribution to, or other investment in, any Person (other than the Company or any of its Subsidiaries and other than extensions of trade credit in the ordinary course of business), in any such case which, individually, is in excess of $5,000,000;

(h) any Contract that obligates the Company or the applicable subsidiary to make, after the date hereof, any capital contribution or capital expenditure (in each case, including pursuant to any joint venture, but not including to any of the Company’s wholly owned Subsidiaries in the ordinary course of business) in excess of $5,000,000;

(i) any Contract that prohibits the pledging of capital stock of the Company or any Subsidiary of the Company or prohibits the issuance of guarantees by any Subsidiary of the Company, in each case, other than pursuant to any joint venture;

(j) any Contract that requires the future acquisition from another Person or future disposition to another Person of assets or capital stock or other equity interest of another Person and any other Contract that relates to an acquisition or similar transaction which contain indemnities or “earn-out” obligations with respect to the Company or any of its Subsidiaries, in any such case, after the date hereof with a value in excess of $5,000,000;

(k) any Contract involving the exclusive licensing of any material Intellectual Property;

(l) any Contract for the outsourcing of the development of any material software of the Company, in any such case which, individually, is in excess of $5,000,000 during the 12-month period immediately prior to the date hereof; and

(m) any Contract for indemnification, advancement of expenses (other than the advancement of business expenses in the ordinary course) or exculpation of liability with any current or former director, officer or employee of the Company or any of its Subsidiaries.

Each Contract of the type described in clauses (a) through (m) above (and, for purposes of the next sentence, each Contract of the types described in clauses (a) through (m) above that would be required to be disclosed if all dollar amounts were changed to $2,000,000), is referred to herein as a “Material Contract”. Except as would not have a Company Material Adverse Effect: (i) each Material Contract is, subject to the Enforceability Exceptions, a valid and binding agreement of the Company or its applicable Subsidiary and, to the Knowledge of the Company, each other party thereto, and is in full force and effect and enforceable against the Company or its Subsidiary and, to the Knowledge of the Company, each other party thereto, in accordance with its terms, (ii) none of the Company, its applicable Subsidiary or, to the Knowledge of the Company, any other party thereto, is in breach of or default under any such Material Contract, (iii) to the Knowledge of the Company, no party to any Material Contract has committed or failed to perform any act under and no event has occurred which, with or without notice, lapse of time or both, would constitute a default, require consent or result in the loss of a material benefit or give rise to any right of termination, amendment, acceleration or cancellation, under the provisions of such Material Contract, and (iv) neither the Company nor any of its Subsidiaries has received written notice from any other party to a Material Contract (A) of the existence of any event, or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any Material Contract or (B) with respect to the termination, non-renewal or renegotiation of the material terms of any Material Contract. The Company has made available to Parent true and complete copies of all Material Contracts in effect as of the date hereof, including any material amendments thereto.

Section 3.16 Benefit Plans.

(a) Section 3.16(a) of the Company Disclosure Letter lists all material “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), and all material stock purchase, stock option, severance, employment, consulting, change-of-control, collective bargaining, bonus, incentive compensation, profit sharing, savings, retirement, disability, insurance, vacation, incentive, deferred compensation, supplemental retirement and other material benefit plans (including the Company Equity Plan and the Company ESPP), agreements, programs, policies or commitments, whether or not subject to ERISA, (i) under which any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries has any right to benefits and (ii) to which the Company or any of its Subsidiaries makes or is required to make contributions with respect to such directors, officers, employees or consultants or which are maintained, sponsored or contributed to by the Company or any of its Subsidiaries or any trade or business (whether or not incorporated) which would be treated at any relevant time as a single employer with the Company or any of its Subsidiaries under Section 414 of the Code or Section 4001 of ERISA (an “ERISA Affiliate”), excluding plans, agreements, programs, policies or commitments under which neither the Company nor any Subsidiary of the Company has any remaining obligations. All such plans, agreements, programs, policies and commitments are collectively referred to as the “Company Employee Benefits.”

(b) With respect to each of the Company Employee Benefits, if applicable, the Company has made available to Parent true and complete copies of (i) the plan document, (ii) the most recent summary plan description, (iii) the three (3) most recent annual reports on Form 5500 (including all schedules), (iv) the most recent annual audited financial statements and opinion and (v) if the Company Employee Benefits are intended to qualify under Section 401(a) of the Code, the most recent determination letter received from the Internal Revenue Service (the “IRS”). Except as disclosed in Section 3.16(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any non-U.S. Company Employee Benefits.

(c) No Company Employee Benefit is a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) and neither the Company nor any of its Subsidiaries has at any time within the preceding six years sponsored or contributed to, or has or had any liability or obligation in respect of any multiemployer plan. The Company does not maintain, sponsor or contribute to, and has not within the preceding six years maintained, sponsored or contributed to, any employee benefit plan subject to Section 412 of the Code or Title IV of ERISA and no material liability under Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate which would result in liability to the Company.

(d) Except as would not have a Company Material Adverse Effect, each of the Company Employee Benefits is in compliance with ERISA, the Code and other applicable Law. Except as would not have a Company Material Adverse Effect, there has not occurred any “reportable event” (as such term is defined in Section 4043 of ERISA), other than those events as to which the thirty-day notice period is waived. With respect to each of the Company Employee Benefits that is intended to qualify under Section 401(a) of the Code (i) a favorable determination or opinion letter has been issued by the IRS with respect to such Company Employee Benefit and (ii) to the Knowledge of the Company, no event has occurred since the date of such qualification or exemption that would materially and adversely affect such qualification. To the extent that any Company Employee Benefits are subject to the requirements of Section 409A of the Code, they have been and are being operated in material compliance with Section 409A of the Code.

(e) Except as would not result in material liability, none of the Company Employee Benefits provides health, medical, life insurance or death benefits to current or former employees of the Company or any of its Subsidiaries beyond their retirement or other termination of service, other than coverage mandated by COBRA or Section 4980B of the Code, or any similar state group health plan continuation Law.

(f) Except as set forth in this Agreement, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)) will not (i) entitle any Company employee to severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement (ii) result in any material payment from the Company or any of its Subsidiaries becoming due, or increase the amount of any compensation due, to any current or former employee of the Company or any of its Subsidiaries, (iii) increase any material benefits otherwise payable under any of the Company Employee Benefits, (iv) result in the acceleration of the time of payment or vesting of any material compensation or benefits from the Company or any of its Subsidiaries to any current or former employee of the Company or any of its Subsidiaries or (v) limit or restrict the right of Parent or the Surviving Corporation to merge, amend or terminate any of the Company Employee Benefits. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)) will not result in the making of “excess parachute payments” as defined in Section 280G(b) of the Code.

(g) There are no pending, or, to the Knowledge of the Company, threatened, Legal Actions against any of the Company Employee Benefits, other than ordinary claims for benefits by participants and beneficiaries or as would not have a Company Material Adverse Effect.

(h) Without limiting any other provision of this Section 3.16, to the Knowledge of the Company, no event has occurred and no condition exists, with respect to any of the Company Employee Benefits, that have subjected or could subject the Company or any Subsidiary, or any of the Company Employee Benefits or any successor thereto, to any material tax, fine, penalty or other liability (other than a liability arising in the normal course, including an obligation to make contributions or payments, as applicable, when ordinarily due under the Company Employee Benefits with respect to employees (or, if applicable, independent contractors) of the Company and the Subsidiaries), except as would not have a Company Material Adverse Effect. The Company and its Subsidiaries shall have no material liability for, under, with respect to or otherwise in connection with any of the Company Employee Benefits, which liability arises under ERISA or the Code, by virtue of the Company or any Subsidiary being aggregated, with any other Person (other than the Company or a Subsidiary) that is an ERISA Affiliate or in a controlled group or affiliated service group for purposes of ERISA or the Code at any relevant time prior to the Closing.

(i) Except as contemplated by this Agreement, since the Balance Sheet Date, the Company has not materially increased the amount of base compensation, target annual bonus or severance payable or to become payable to any of its directors, executive officers or other members of senior management.

(j) Neither the Company nor any of its Subsidiaries has or through the Closing will have any obligation to pay an individual’s taxes that may be imposed under Section 4999 of the Code.

Section 3.17 Labor Relations.

(a) No employee of the Company or any of its Subsidiaries is represented by a union and, to the Knowledge of the Company, no union organizing efforts have been conducted within the last three years or are now being conducted. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor contract. Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries currently has, or, to the Knowledge of the Company, is there now threatened, a strike, picket, work stoppage, work slowdown or other organized labor dispute.

(b) Except as would not have a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries is in compliance with all applicable Laws relating to the employment of labor, including all applicable Laws relating to hiring and termination of employees, the proper classification of employees and/or independent contractors, wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, workers’ compensation, pay equity and the collection and payment of withholding or social security taxes and (ii) neither the Company nor any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or any similar state or local Law within the six months prior to the date of this Agreement that remains unsatisfied.

(c) Except for Section 3.13(b), Section 3.16 and this Section 3.17 constitute the exclusive representations and warranties of the Company with respect to the subject matters set forth in Section 3.16 and this Section 3.17.

Section 3.18 Taxes.

(a) All material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed, and all such Tax Returns are true, complete and correct in all material respects.

(b) The Company and its Subsidiaries have fully and timely paid all material Taxes that are required to be paid and withheld all amounts that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor, stockholder, Affiliate or third party, except with respect to matters being contested in good faith as to which adequate reserves have been established in the most recent financial statements in accordance with GAAP for such Taxes. There are no Liens with respect to Taxes upon any of the assets or properties of either the Company or its Subsidiaries other than with respect to Taxes not yet due and payable.

(c) There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, material Taxes due from the Company or any of its Subsidiaries for any taxable period and no request for any such waiver or extension is currently pending.

(d) No audit or other proceeding by any Governmental Authority is pending or, to the Knowledge of the Company, threatened in writing with respect to any material Tax matter with respect to, or material Taxes due from or with respect to the Company or any of its Subsidiaries. No written claim that could result in the Company or any of its Subsidiaries being liable for a material amount of Taxes has been made within the last five (5) years by any Governmental Authority in a jurisdiction where neither the Company nor any of its Subsidiaries files a Tax Return that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

(e) All deficiencies for Taxes asserted or assessed in writing against the Company or any of its Subsidiaries have been fully and timely paid, settled or properly reflected in the most recent financial statements contained in the Company SEC Reports.

(f) During the two-year period ending on the date of this Agreement, neither the Company nor any of its Subsidiaries was a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed by Section 355 of the Code.

(g) Neither the Company nor any of its Subsidiaries the stock of which has been acquired by the Company in the past three years (i) is or has ever been a member of an affiliated group (other than a group the common parent of which is the Company or any of its Subsidiaries) filing a consolidated federal income Tax Return or (ii) has any liability for Taxes of any person (other than the Company and its Subsidiaries) arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract, or otherwise. None of the Company or any of its Subsidiaries is a party to, is bound by or has any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement (other than the Tax Receivable Agreements, agreements among the Company and its wholly-owned Subsidiaries and other than customary Tax indemnifications contained in credit or other commercial lending agreements, employment agreements, stock or asset purchase agreements, or arrangements with landlords, lessors, customers and vendors).

(h) No closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign law) has been entered into by the Company or any of its Subsidiaries.

(i) Neither the Company nor any of its Subsidiaries has agreed or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state or local law by reason of a change in accounting method initiated by it and neither the Company nor any of its Subsidiaries has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, nor has any application pending with any Governmental Entity requesting permission for any changes in accounting methods that relate to the business or assets of the Company or any of its Subsidiaries, which, in any such case, could affect a taxable period, or portions thereof, of the Company or any of its Subsidiaries that ends after the Closing Date.

(j) Neither the Company nor any of its Subsidiaries have engaged in any “listed transaction” as defined in Treasury Regulation Section 1.6011-4.

(k) The Company has fully and timely paid all amounts due and payable under the Tax Receivable Agreements. All Liabilities of the Company under the Tax Receivable Agreements not yet due and payable have been properly accounted for by the Company in a manner consistent with GAAP.

(l) Neither the Company nor any of its Subsidiaries has taken any action outside of the ordinary course of business that would reasonably be expected to have the effect of requiring the application of one or more Valuation Assumptions (as defined in one or more of the Tax Receivable Agreements) in determining the Company’s obligations under any such Tax Receivable Agreement. Neither the Company nor any of its Subsidiaries has taken any action outside the ordinary course of business with the intention of otherwise increasing, accelerating or fixing the Company’s liability under any such Tax Receivable Agreement.

(m) Section 3.18(m) of the Company Disclosure Letter lists (i) all entity classification elections made on Form 8832 filed by the Company or any of its Subsidiaries and all elections under Section 754 of the Code (and any analogous state, local, and foreign elections) (“Section 754 Election”) made with respect to any Subsidiary of the Company and (ii) the effective date and termination date of each such election. The Company has made available to Parent true and complete copies of each such election. EBS Master has had a valid Section 754 Election in effect at all times since January 1, 2008 through the date hereof and will have a valid Section 754 Election in effect through the Closing Date, and the predecessor of EBS Master has had a valid Section 754 Election in effect for its taxable year ended November 16, 2006.

Section 3.19 Environmental Matters. Except as would not have a Company Material Adverse Effect: (a) the operations of the Company and each of its Subsidiaries comply with, and since August 11, 2009, have complied with, applicable Law relating to (i) pollution, contamination, protection of the environment or employee health and safety, (ii) emissions, discharges, disseminations, releases or threatened releases of Hazardous Substances into the air (indoor or outdoor), surface water, groundwater, soil, land surface or subsurface, buildings, facilities, real or personal property or fixtures or (iii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances (collectively, “Environmental Law”), (b) the Company and its Subsidiaries possess and maintain in good standing, and since August 11, 2009, have possessed and maintained in good standing, all Permits required under Environmental Law necessary for their respective operations, and such operations are, and have been since August 11, 2009 in compliance with applicable Permits, (c) since August 11, 2009, neither the Company nor any of its Subsidiaries has received any notice alleging non-compliance with or liability under any applicable Environmental Law, and no Legal Action arising under or pursuant to Environmental Law is pending, or to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries, (d) to the Knowledge of the Company, since September 12, 2008 there has been no release of Hazardous Substances on, at, above, under or from any facility or real property currently or formerly owned, leased or operated by the Company, any of its Subsidiaries, and (e) to the Knowledge of the Company, no condition exists on any property, currently or formerly, owned or operated by the Company which has given rise to, or would reasonably be expected to give rise to, any liability or obligation under Environmental Law. Except for Section 3.13(b), this Section 3.19 constitutes the exclusive representations and warranties of the Company with respect to the subject matters set forth in this Section 3.19.

Section 3.20 Intellectual Property.

(a) Section 3.20(a) of the Company Disclosure Letter sets forth a list of (i) all Owned Intellectual Property that is registered, issued or the subject of a pending application for registration and (ii) all Licensed Intellectual Property that is material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, as presently conducted.

(b) To the Knowledge of the Company, either the Company or one of its Subsidiaries owns all right, title and interest in and to the Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens), and, to the Knowledge of the Company, the Owned Intellectual Property is valid and enforceable. To the Knowledge of the Company, the Company and each Subsidiary has a right to use the Owned Intellectual Property and the Licensed Intellectual Property in the manner that it is currently used in the business of the Company and each Subsidiary, except as would not have a Company Material Adverse Effect.

(c) As of the date of this Agreement, there is no Legal Action pending or, to the Knowledge of the Company, threatened against or affecting, the Company or its Subsidiaries or any current or former officer, director or employee of the Company or its Subsidiaries (i) based upon, or challenging or seeking to deny or restrict, the use or ownership by the Company or any of its Subsidiaries of any of the Owned Intellectual Property, (ii) alleging that the use or exploitation of the Owned Intellectual Property or the Licensed Intellectual Property or any services provided, processes used, or products manufactured, used, imported or sold by the Company do or may conflict with, misappropriate, infringe or otherwise violate any Intellectual Property or other proprietary Right of any third party or (iii) alleging that the Company has infringed, misappropriated or otherwise violated any Intellectual Property, or other proprietary Right of any third party, in each case of clause (i), (ii) or (iii), except as would not have a Company Material Adverse Effect.

(d) To the Knowledge of the Company, the consummation of the transactions contemplated by this Agreement shall not alter, impair or extinguish any Rights of the Company or any of its Subsidiaries in the Owned Intellectual Property or Licensed Intellectual Property, except as would not have a Company Material Adverse Effect.

(e) The Company and its Subsidiaries take commercially reasonable steps consistent with industry practice to protect and preserve the Owned Intellectual Property.

(f) To the Knowledge of the Company, no material software owned by the Company or any of its Subsidiaries that is distributed to third parties uses, incorporates, is derived from or has embedded in it any software code that is subject to an “open source,” copyleft, or similar license in a manner that requires such software to be licensed pursuant to the provisions of any such license.

(g) Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries take commercially reasonable actions consistent with industry practice to protect the confidentiality, integrity and security of their software, databases, systems, computer and telecommunications equipment, information technology, networks and Internet sites and all information stored or contained therein or transmitted thereby from any unauthorized use, access, or modification, and, except as would not have a Company Material Adverse Effect, no such unauthorized use, access or modification has occurred.

(h) The Company and its Subsidiaries maintain policies and procedures regarding data security, privacy and the use of data in their businesses that are commercially reasonable and meet the requirements of and are in compliance with Laws.

Section 3.21 Real Property.

(a) Neither the Company nor any of its Subsidiaries owns any real property. Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries have good, valid and marketable title to, or have a valid and enforceable right to use or a valid and enforceable leasehold interest in, all real property (including all buildings, fixtures and other improvements thereto) used by them. As of the date of this Agreement, none of the Company’s and any of its Subsidiaries’ leasehold interest in any such property is subject to any Lien, except for Permitted Liens. The use and operation of the leased real property used by the Company and its Subsidiaries do not violate any Law, covenant, condition, restriction, easement, license, permit or agreement, except for such violations as would not have a Company Material Adverse Effect.

(b) Each of the material leases, subleases and other agreements to which the Company or any of its Subsidiaries is a party as of the date of this Agreement (the “Real Property Leases”) is, subject to the Enforceability Exceptions, valid binding and in full force and effect, except where the failure to be valid, binding or in full force and effect would not have a Company Material Adverse Effect. As of the date of this Agreement, no breach or default on the part of the Company or any such Subsidiary exists under any Real Property Lease, except as would not have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of termination from any lessor under any Real Property Lease.

Section 3.22 Permits; Compliance with Law.

(a) Except as would not have a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, easements, variances, exceptions, consents, certificates, approvals and other permits of any Governmental Authority (“Permits”) necessary for it to own, lease and operate its properties and assets or to carry on its business as it is now being conducted (collectively, the “Company Permits”) and (ii) all such Company Permits are in full force and effect. Except as would not have a Company Material Adverse Effect, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or threatened in writing.

(b) Except as would not have a Company Material Adverse Effect, since August 11, 2009, the Company and its Subsidiaries have been in compliance with all Laws applicable to their business or operations and have not received any written notice of any violations of such Laws. Since August 11, 2009 until the date hereof, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority that any Permit will be terminated or materially modified or, to the Knowledge of the Company, is threatened with suspension or will not be renewed in the ordinary course of business consistent with past practice, except as would not have a Company Material Adverse Effect.

(c) No representation is made under this Section 3.22 with respect to SEC reports, financial statements and internal controls, employee benefits, labor, Tax, environmental, intellectual property or Health Care Laws matters, which matters are addressed in Section 3.10, Section 3.11, Section 3.16, Section 3.17, Section 3.18, Section 3.19, 3.20 and Section 3.28, respectively.

Section 3.23 Insurance. Except as would not have a Company Material Adverse Effect, (a) the Company and/or its Subsidiaries maintain insurance policies in such amounts and against such risks as are customary in the industry in which the Company and its Subsidiaries operate, (b) to the Knowledge of the Company, each such insurance policy is legal, valid, binding and enforceable subject to the Enforceability Exceptions, (c) neither the Company nor any of its Subsidiaries is in breach of, or default under, any such insurance policy and (d) as of the date hereof, no written notice of cancellation or termination has been received with respect to any such insurance policy, other than in connection with ordinary renewals.

Section 3.24 Affiliated Transactions. No director, officer or Affiliate (other than Subsidiaries of the Company) of the Company is, or since August 11, 2009 has been, a party to any transaction, Contract, agreement, arrangement or understanding with the Company or its Subsidiaries, nor are there any of the foregoing currently proposed to the Company’s audit committee, or has any material interest in any property used by the Company or its Subsidiaries, in each case that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act (collectively, “Affiliate Transactions”). The Company maintains and enforces a policy requiring that all Affiliate Transactions be presented to the Company’s audit committee for prior authorization and approval or ratification.

Section 3.25 Opinions of Financial Advisors. Each of Morgan Stanley & Co. LLC and UBS Securities LLC (the “Company Financial Advisors”) has delivered to the Company Board its opinion to the effect that, as of the date of this Agreement, and subject to the various limitations, assumptions, factors and matters set forth therein, the Merger Consideration is fair, from a financial point of view, to holders of Class A Common Stock (other than as set forth in such opinion).

Section 3.26 Brokers. No broker, finder or investment banker other than the Company Financial Advisors is entitled to any brokerage, finder’s or other similar fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has made available to Parent true and complete copies of all Contracts under which any such fees or expenses are payable and all indemnification and other Contracts related to the engagement of the Persons to whom such fees are payable.

Section 3.27 Certain Business Practices. Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries (nor, to the Knowledge of the Company, any of their respective officers, directors or employees) has made or agreed to make any contribution, payment, gift or entertainment to, or accepted or received any contributions, payments, gifts or entertainment from, any government official, employee, political party or agent or any candidate for any federal, state, local or foreign public office, where either the contribution, payment or gift or the purpose thereof was illegal under the laws of any federal, state, local or foreign jurisdiction, including any Anticorruption Laws.

Section 3.28 Health Care Matters.

(a) Except as would not have a Company Material Adverse Effect, since August 11, 2009, the Company and its Subsidiaries have at all times been in compliance with all Health Care Laws applicable to their business or operations and have not received any subpoena, or any written demand, notice of investigation or other such notice from any Governmental Authority of any violations of such Health Care Laws.

(b) To the Knowledge of the Company, none of the Company, the Subsidiaries, or their respective officers, directors or managing employees is currently excluded, debarred, suspended, or otherwise ineligible to participate in any Programs or has been convicted of a criminal offense that falls within the scope of 42 U.S.C § 1320a-7(a), but has not yet been excluded, debarred, suspended, or otherwise declared ineligible.

(c) Neither the Company nor, to the Knowledge of the Company, any officer or director of the Company or any other key Company personnel have now, or in the past, been subject to a corporate integrity agreement with the United States Department of Health and Human Services Office of the Inspector General or a similar agreement (e.g., deferred prosecution agreement) with any other Governmental Authority.

(d) The Company has made available to Parent complete and current copies of all material compliance policies and procedures and privacy notices of the Company relating to Information Laws.

(e) To the Knowledge of the Company, except as would not have a Company Material Adverse Effect, there have been no breach of Information Laws or other security or data breaches compromising or otherwise involving Personal Information that is in or has been in the Company’s possession in any format.

(f) To the Knowledge of the Company, the Company has not received any notice or other communication from the Centers for Medicare and Medicaid Services challenging the processing by the Company of transactions containing legacy identifiers for non-Medicare claims in transactions that Company processes, except as would not have a Company Material Adverse Effect.

(g) Except for Section 3.13(b), this Section 3.28 constitutes the exclusive representations and warranties of the Company with respect to the subject matters set forth in this Section 3.28.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the corresponding sections of the disclosure letter delivered by Parent to the Company before the execution of this Agreement (the “Parent Disclosure Letter”), it being agreed that disclosure of any item in any section of the Parent Disclosure Letter (whether or not an explicit cross reference appears) shall be deemed to be disclosure with respect to any other section of the Parent Disclosure Letter and any other representation and warranty made elsewhere in Article IV, in either case, to which the relevance of such item is reasonably apparent from such disclosure, Parent and Merger Sub, jointly and severally, represent and warrant to the Company that:

Section 4.1 Organization and Power. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the Law of its jurisdiction of organization. Each of Parent and Merger Sub has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted.

Section 4.2 Corporate Authorization. Each of Parent and Merger Sub has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The board of directors of each of Parent and Merger Sub has adopted resolutions approving this Agreement and the transactions contemplated by this Agreement. The board of directors of each of Parent and Merger Sub have (a) approved and declared advisable this Agreement, the Merger and the transactions contemplated by this Agreement and (b) declared that it is in the best interests of the stockholders of Parent or Merger Sub that Parent or Merger Sub, as applicable, enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement. The execution, delivery and performance of this Agreement, by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action on the part of Parent and Merger Sub. This Agreement constitutes a legal, valid and binding agreement of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions. No vote or consent of the stockholders of Parent is required by applicable Law or the Organizational Documents of Parent in connection with the Merger or the other transactions contemplated by this Agreement.

Section 4.3 Governmental Authorizations. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement do not and will not require any Governmental Authorization, other than:

(a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware;

(b) the filing with the SEC of any filings or reports that may be required in connection with this Agreement and the transactions contemplated by this Agreement under the Exchange Act;

(c) the filing of pre-merger notification and report form by Parent required under the HSR Act;

(d) compliance with and the filings and receipt, termination or expiration as applicable, of such other approvals or waiting periods as may be required under any Foreign Competition Law; and

(e) any such Governmental Authorization, the failure of which to make or obtain would not have a Parent Material Adverse Effect.

Section 4.4 Non-Contravention. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement do not and will not:

(a) contravene or conflict with, or result in any violation or breach of, any provision of the Organizational Documents of Parent or Merger Sub;

(b) contravene or conflict with, or result in any violation or breach of, any Law applicable to Parent or any of its Subsidiaries or by which any assets of Parent or any of its Subsidiaries (“Parent Assets”) are bound, assuming that all Governmental Authorizations described in Section 4.3 have been obtained or made;

(c) result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under any Contracts to which Parent or any of its Subsidiaries is a party or by which any Parent Assets are bound (collectively, “Parent Contracts”), other than as would not have a Parent Material Adverse Effect; or

(d) require any consent, approval or other authorization of, or filing with or notification to, any Person under any Parent Contracts, other than as, if not obtained, would not have a Parent Material Adverse Effect.

Section 4.5 Capitalization; Interim Operations of Merger Sub; Ownership of Common Stock.

(a) As of the date of this Agreement, the authorized capital stock of Merger Sub consists solely of 100 shares of common stock, par value $0.01 per share. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent. Merger Sub has no outstanding option, warrant, right or any other agreement pursuant to which any Person other than Parent may acquire any equity security of Merger Sub.

(b) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement. No shares of Common Stock or securities that are convertible, exchangeable or exercisable into Common Stock are beneficially owned (as defined by Rule 13d-3 under the Exchange Act) by Parent or Merger Sub, or any direct or indirect wholly-owned Subsidiary of Parent or Merger Sub. Merger Sub has no Subsidiaries.

(c) None of Parent, Merger Sub or Guarantor own, directly or indirectly, beneficially or of record, any shares of Common Stock, and none of Parent, Merger Sub or their respective Affiliates holds any rights to acquire or vote any shares of Common Stock except pursuant to this Agreement.

(d) Except for the Voting Agreement and the Rollover Letter, true and complete copies of which have been made available to the Company before the date of this Agreement, none of Parent, Merger Sub and their respective Affiliates has any agreement, arrangement or understanding concerning the transactions contemplated by this Agreement with any Principal Stockholder or director of the Company, including any such agreement, arrangement or understanding that would in any way prevent, restrict, impede or affect adversely the ability of the Company or any of the Company’s directors or stockholders to entertain, negotiate or participate in any Takeover Proposal made before or following the Requisite Company Vote in accordance with Section 5.4.

Section 4.6 Financing. Section 4.6 of the Parent Disclosure Letter sets forth true and complete copies of (i) an executed equity commitment letter from Blackstone Capital Partners VI L.P. (the “Sponsor”) to provide equity financing (the “Equity Financing”) to Parent and/or Merger Sub (the “Equity Commitment Letter”), (ii) an executed rollover commitment letter (the “Rollover Letter”) from HFCP VI Domestic AIV, L.P., H&F Harrington AIV II, L.P., Hellman & Friedman Capital Executives VI, L.P. and Hellman & Friedman Capital Associates VI, L.P. (collectively, the “Rollover Investors”) pursuant to which, and subject to the terms and conditions of which, the Rollover Investors have committed to contribute to Parent, the Surviving Corporation or a direct Subsidiary of the Surviving Corporation the amount of shares of Common Stock and Units set forth therein and to consummate the transactions contemplated by the Unit Purchase Agreement attached thereto (the “Rollover Investment”) and (iii) an executed debt commitment letter and related term sheets (the “Debt Commitment Letter” and, together with the Equity Commitment Letter, the “Financing Commitments”) from Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, Barclays Capital, and Citigroup Global Markets Inc. (the “Lenders”) pursuant to which, and subject to the terms and conditions of which, the Lenders have committed to provide Parent and/or Merger Sub with loans in the amounts described therein, the proceeds of which may be used to consummate the Merger and the other transactions contemplated by this Agreement (the “Debt Financing” and, together with the Equity Financing pursuant to the Equity Commitment Letter, the “Financing”). As of the date hereof, each of the Financing Commitments and the Rollover Letter is a legal, valid and binding obligation of Parent or Merger Sub and, to the Knowledge of the Parent, the other parties thereto, enforceable in accordance with its terms. As of the date hereof, each of the Financing Commitments and the Rollover Letter is in full force and effect, and neither of the Financing Commitments nor the Rollover Letter has been withdrawn, rescinded or terminated or otherwise amended or modified in any respect. As of the date hereof, to the Knowledge of the Parent, neither Parent nor Merger Sub is in breach of any of the terms or conditions set forth in any of the Financing Commitments and the Rollover Letter. As of the date hereof, there is no fact or occurrence existing on the date hereof that, with or without notice, lapse of time or both, would reasonably be expected to (A) make any of the assumptions or any of the statements set forth in the Financing Commitments and the Rollover Letter inaccurate in any material respect, (B) result in any of the conditions in the Financing Commitments and the Rollover Letter not being satisfied or (C) otherwise result in the Financing not being available, or the Rollover Investment not being made. As of the date hereof, neither the Sponsor nor any Lender has notified Parent or Merger Sub of its intention to terminate either of the Financing Commitments or not to provide the Financing, and none of the Rollover Investors has notified Parent or Merger Sub of its intention to terminate the Rollover Letter or not to make the Rollover Investment. Assuming (1) the Financing is funded in accordance with its terms and conditions, (2) the Rollover Investment is made in accordance with the terms and conditions of the Rollover Letter and (3) the satisfaction of the conditions to the Parent and Merger Sub’s obligation to consummate the Merger set forth in Sections 6.2(a), 6.2(b), 6.2(c) and 6.2(d), the net proceeds from the Financing will, together with the Rollover Investment, be sufficient to consummate the Merger and the other transactions contemplated by this Agreement, including the payment by Parent and Merger Sub of the Merger Consideration, any fees and expenses of or payable by Parent, Merger Sub or the Surviving Corporation, and any related repayment or refinancing of any indebtedness of the Company or any of its Subsidiaries, and any other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement. Parent or Merger Sub has paid in full any and all commitment or other fees required by the Financing Commitments that are due as of the date hereof, and will pay, after the date hereof, all such commitments and fees as they become due. There are no side letters, understandings or other agreements or arrangements relating to the Financing (except for customary fee letters and engagement letters which do not contain any additional conditions to closing or other agreements relating to the availability of the full amount of the Financing, and a complete copy of the fee letter has been made available to the Company with customary redactions of fee amounts and certain other terms) or the Rollover Investment to which Parent, Merger Sub or any of their respective Affiliates are a party that relate to the amount, availability or conditions of the Financing or the Rollover Investment, other than the Financing Commitments and the Rollover Letter. There are no conditions precedent related to the funding of the full amount of the Financing, other than as explicitly set forth in the Financing Commitments, and there are no conditions precedent related to the contribution of the full amount of the Rollover Investment, other than as explicitly set forth in the Rollover Letter. Assuming the satisfaction of the conditions to the Parent and Merger Sub’s obligation to consummate the Merger set forth in Sections 6.2(a), 6.2(b), 6.2(c) and 6.2(d), neither Parent nor Merger Sub has any reason to believe that it will be unable to satisfy on a timely basis any conditions to the funding of the full amount of the Financing or the contribution of the full amount of the Rollover Investment, or that the Financing will not be available to, or that the Rollover Investment will not be contributed to, Parent or Merger Sub or other applicable Person on the Closing Date. For the avoidance of doubt, it is not a condition to Closing under this Agreement, nor to the consummation of the Merger, for Parent or Merger Sub to obtain the Financing, the Rollover Investment or any alternative financing.

Section 4.7 Solvency. On and as of the Closing Date, and after giving effect to the transactions contemplated by this Agreement, including the Financing and any alternative financing (including any financing to be issued or incurred in lieu of the bridge facility in the Debt Commitment Letter) permitted by this Agreement, the payment of the Merger Consideration, the incurrence of indebtedness in connection with the Debt Financing, and the repayment or refinancing of debt as contemplated herein and in the Debt Commitment Letter, and assuming (i) the Company is Solvent immediately prior to the Effective Time, (ii) the satisfaction of the conditions to Parent’s and Merger Sub’s obligation to consummate the Merger as set forth herein, or the waiver of such conditions and (iii) any estimates, projections or forecasts of the Company and its Subsidiaries have been prepared in good faith based upon assumptions that were and continue to be reasonable to Parent, the Surviving Corporation and the Surviving Corporation’s Subsidiaries, taken as a whole, will be Solvent.

Section 4.8 Litigation. As of the date of this Agreement, there is no Legal Action pending or, to the Knowledge of Parent, threatened, against Parent or any of its Affiliates before any Governmental Authority that would or seeks to materially delay or prevent the consummation of the Merger or the transactions contemplated by this Agreement. As of the date of this Agreement, neither Parent nor any of its Affiliates is subject to any Order of, or, to the Knowledge of Parent, continuing investigation by, any Governmental Authority, or any Order of any Governmental Authority that would or seeks to materially delay or prevent the consummation of any of the transactions contemplated by this Agreement.

Section 4.9 No Regulatory Impediment. There is no material fact relating to Parent or any of its Affiliates’ respective businesses, operations, financial condition or legal status, including any officer’s, director’s or current employee’s status, that would reasonably be expected to impair the ability of the parties to this Agreement to obtain, on a timely basis, any authorization, consent, Order, declaration or approval of, or ability to contract with, any Governmental Authority or third party necessary for the consummation of the transactions contemplated by this Agreement.

Section 4.10 Absence of Certain Arrangements. Other than this Agreement, the Voting Agreement, the Rollover Letter and those other agreements contemplated hereby, there are no contracts, undertakings, commitments, agreements or obligations or understandings between Parent or Merger Sub or any of their respective Affiliates, on the one hand, and any member of the Company’s management or the Company Board or any of their respective Affiliates (including any of the Principal Stockholders), on the other hand, relating to the transactions contemplated by this Agreement or the operations of the Company after the Effective Time.

Section 4.11 Brokers. The Company will not be responsible for any brokerage, finder’s or other fee or commission to any broker, finder or investment banker in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Parent or Merger Sub, other than any such fee that is conditioned upon consummation of the Merger.

Section 4.12 Limited Guarantee. Concurrently with the execution of this Agreement, Parent and Merger Sub have delivered to the Company a limited guarantee of Blackstone Capital Partners VI L.P. (the “Guarantor”) in favor of the Company, dated the date hereof (as amended, modified or supplemented from time to time in accordance with its terms, the “Limited Guarantee”). The Limited Guarantee is in full force and effect and constitutes the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to the Enforceability Exceptions, and has not been amended, withdrawn or rescinded in any respect. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantor under the Limited Guarantee.

Section 4.13 Independent Investigation. In entering into this Agreement and each of the other documents and instruments relating to the Merger and the other transactions contemplated by this Agreement, Parent and Merger Sub have each relied upon its own investigation and analysis, and Parent and Merger Sub acknowledge and agree (a) that, except for the specific representations and warranties of the Company contained in this Agreement (as qualified by the Company Disclosure Letter and the Company SEC Reports) or the certificate delivered by the Company pursuant to Section 6.2(d), none of the Company, its Affiliates or any of its or their respective stockholders, controlling persons or Representatives makes or has made any representation or warranty, either express or implied, with respect to the Company or its Subsidiaries or Affiliates or their business, operations, technology, assets, liabilities, results of operations, financial condition, prospects, projections, budgets, estimates or operational metrics, or as to the accuracy or completeness of any of the information (including any statement, document or agreement delivered pursuant to this Agreement and any financial statements and any projections, estimates or other forward-looking information) provided or made available (including in any management presentations, information or descriptive memorandum, certain “data rooms” maintained by the Company, supplemental information or other materials or information with respect to any of the above) or otherwise made available to Parent and Merger Sub or any of their respective Affiliates, stockholders or Representatives and (b) that, to the fullest extent permitted by applicable Law, none of the Company, its Affiliates or any of its or their respective stockholders, controlling persons or Representatives shall have any liability or responsibility whatsoever to Parent or Merger Sub, their respective Affiliates, stockholders or Representatives on any basis (including in contract or tort, at law or in equity, under federal or state securities Laws or otherwise) based upon any information provided or made available, or statements made (or any omissions therefrom), to Parent or Merger Sub, their respective Affiliates, stockholders or Representatives, except as and only to the extent expressly set forth in this Agreement.

ARTICLE V

COVENANTS

Section 5.1 Conduct of Business of the Company. From and after the date of this Agreement and prior to the earlier of the Effective Time or the termination of this Agreement pursuant to Article VII, except as contemplated by this Agreement, as set forth in Section 5.1 of the Company Disclosure Letter or as required by applicable Law, without the prior written consent of Parent, such consent not to be unreasonably withheld, delayed or conditioned, the Company shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to conduct its operations only in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement, as set forth in Section 5.1 of the Company Disclosure Letter or as otherwise required by applicable Law, from and after the date of this Agreement and prior to the earlier of the Effective Time or the termination of this Agreement pursuant to Article VII, the Company shall not, and shall cause its Subsidiaries not to, take any of the following actions, without the prior written consent of Parent, such consent not to be unreasonably withheld, delayed or conditioned:

(a) Organizational Documents. Amend or modify any of the Organizational Documents of the Company or any of its Subsidiaries;

(b) Dividends. Make, declare, set aside or pay any dividend or distribution on any shares of its capital stock or set any record date therefor, other than cash dividends and cash distributions by wholly-owned Subsidiaries of the Company;

(c) Capital Stock. (i) Adjust, split, combine or reclassify its capital stock, (ii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any securities convertible or exchangeable into or exercisable for any shares of its capital stock, (iii) grant any Person any right or option to acquire any shares of its capital stock (including through the issuance or granting of Company Options, Company Stock Awards, or Units) or (iv) issue, deliver or sell any additional shares of its capital stock or any securities convertible or exchangeable into or exercisable for any shares of its capital stock (other than pursuant to (w) the exercise of the Company Options in accordance with the terms in effect on the date of this Agreement or the vesting of Company Options as provided in Section 2.3(a), (x) the vesting of Company Stock Awards in accordance with the terms in effect on the date of this Agreement or as provided in Section 2.3(b), (y) the exchange or conversion of exchangeable or convertible securities (including Units and Class B Common Stock), in each case outstanding as of the date of this Agreement or pursuant to Contracts existing as of the date of this Agreement) or (z) the purchase, redemption or other acquisition of Common Stock or equity interests of the Company or its Subsidiaries from former employees, directors and consultants to the extent required by any Contract or Company Employee Benefit providing for the repurchase of Common Stock or such other equity interests in connection with any termination of services to the Company or any of its Subsidiaries.

(d) Compensation and Benefits. (i) Materially increase the compensation or benefits payable or to become payable to any of its (A) employees other than in the ordinary course of business or (B) directors or officers; (ii) enter into or amend any Contract providing for the employment or consultancy of any Person on a full time, part time, consulting or other basis or otherwise providing compensation or other benefits to any Person other than in the ordinary course of business; or (iii) establish, adopt, enter into, amend, renew or terminate any material Company Employee Benefit or any employee benefit plan, agreement, policy, program or commitment that, if in effect on the date of this Agreement, would be a material Company Employee Benefit, except, in the case of each of clauses (i) through (iii), (A) to the extent required by applicable Law, this Agreement or any Company Employee Benefit or other agreement in effect on the date of this Agreement, (B) pursuant to existing collective bargaining or national labor agreements or (C) to comply with Section 409A of the Code and guidance applicable thereunder;

(e) Acquisitions. Acquire (by merger, consolidation, acquisition of equity interests or assets, or otherwise) any business or any corporation, partnership, limited liability company, joint venture or other business organization or division thereof, except for any such transaction (i) which is between the Company and any of its wholly-owned Subsidiaries or between any such wholly-owned Subsidiaries, (ii) for which the consideration paid (including assumed indebtedness for borrowed money) does not exceed $5,000,000 or (iii) pursuant to any Contract existing and in effect as of the date hereof, true and complete copies of which have been made available to Parent;

(f) Dispositions. Sell, lease, license, transfer, pledge, mortgage, encumber, grant or dispose of or enter into negotiations with respect to the disposition of any material Company Assets, including the capital stock of

Subsidiaries of the Company, other than (i) the sale of inventory in the ordinary course of business, (ii) the disposition of used, obsolete or excess equipment in the ordinary course of business, (iii) other dispositions in the ordinary course of business, (iv) any Permitted Liens or (v) pursuant to any Contract existing and in effect as of the date hereof, true and complete copies of which have been made available to Parent;

(g) Loans. Make any loans, advances or capital contributions to or investments in any Person (other than (i) to wholly-owned Subsidiaries of the Company, (ii) to employees for advancement of related business expenses in the ordinary course of business, (iii) to any joint venture in which the Company or any of its Subsidiaries has any equity interest, and (iv) any other loans or capital contributions in an aggregated amount not to exceed $2,000,000);

(h) Indebtedness; Guarantees. Incur, assume or guarantee any new indebtedness for borrowed money or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person (other than the Company or any of its Subsidiaries) with respect to any indebtedness for borrowed money (including any debt securities), in excess of $5,000,000 in the aggregate, which indebtedness shall be prepayable in full without premium or penalty (other than ordinary course breakage costs);

(i) Capital Expenditures. Make capital expenditures that exceed the amount of capital expenditures contemplated by the Company’s 2011 annual forecast as provided by the Company to Parent prior to the date hereof, minus the aggregate amount of the Company’s capital expenditures under such forecast prior to the date hereof, plus $10,000,000;

(j) Non-Compete. Enter into any Contract that restricts, in any material respect, the ability of the Company or any of its Subsidiaries, taken as a whole, to compete with any business or in any geographic area, or to solicit customers;

(k) Dissolution. Adopt or enter into a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation or other reorganization;

(l) Accounting. Make, change or revoke any material Tax election (which for this purpose shall include the election to take “bonus depreciation” under Section 168 of the Code, whether or not such election has been made in previous years, and an election to accelerate the period of recovery for software research and development expenses under Section 174 of the Code) or change its material accounting policies or procedures, other than as required by GAAP or applicable Law;

(m) Tax Receivable Agreements. Take any action outside of the ordinary course of business that would reasonably be expected to have the effect of requiring the application of one or more Valuation Assumptions (as defined in one or more Tax Receivable Agreements) in determining the Company’s obligations under any such Tax Receivable Agreement, or take any action outside of the ordinary course of business with the intention of otherwise increasing, accelerating or fixing the Company’s liability under any such Tax Receivable Agreement, or fail to satisfy the material obligations imposed on the Company pursuant to the terms of the Tax Receivable Agreements.

(n) Contracts. Enter into any Material Contract containing any “change of control” or similar provision that would be triggered by the transactions contemplated hereby and result in a Liability or loss of a benefit that would be material to the Company and its Subsidiaries, taken as a whole;

(o) Legal Actions. Waive, release, assign, settle or compromise any material Legal Action, other than (i) in the ordinary course of business in an amount not to exceed $5,000,000 (net of any amount covered by insurance) and/or (ii) if the loss resulting from such waiver, release, assignment settlement or compromise is reasonably expected to be reimbursed to the Company or any of its Subsidiaries by an insurance policy (subject to any deductible or retention);

(p) Taxes. (i) File any amended Tax Return involving a material amount of additional Taxes (except as required by law), (ii) settle or compromise any Tax liability or any claim for a material refund of Taxes, or enter into any closing agreement with respect to any material Tax, except for an agreement or compromise with respect to a Tax for an amount that is not materially in excess of the amount reserved therefor on the financial statements of the Company and its Subsidiaries included in the Company SEC Reports, or (iii) agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes (other than extensions and waivers granted during the ordinary course of an audit or examination);

(q) Maintenance of Material Intellectual Property. Except as would not cause a Company Material Adverse Effect, fail to pay any fee, make any filing or take any other step which the Company or Subsidiary would otherwise be able to take necessary to maintain the existence, validity and enforceability of Owned or Licensed Intellectual Property; or

(r) Related Actions. Authorize, commit or agree to do any of the foregoing.

Nothing contained in this Agreement gives, or is intended to give, Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement gives, or is intended to give, the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 5.2 Conduct of Business of Parent. Parent shall not, and shall not permit any of its Affiliates to, without the prior written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned) take or agree to take any action that would reasonably be expected to (a) delay or prevent the consummation of the transactions contemplated by this Agreement or (b) materially interfere with Parent’s (or any of its Affiliates’) ability to make available to the Paying Agent at the Effective Time funds sufficient for the satisfaction of all of Parent’s and Merger Sub’s obligations under this Agreement or Guarantor’s obligations under the Limited Guarantee.

Section 5.3 Access to Information; Confidentiality.

(a) The Company shall, and shall cause its Subsidiaries to, (i) provide to Parent and its Representatives access at reasonable times upon prior notice to the officers, employees, properties, auditors, authorized representatives, books and records of the Company and its Subsidiaries and (ii) furnish promptly such information concerning the Company and its Subsidiaries as Parent, its Representatives and the Financing Sources may reasonably request. Nothing herein shall require the Company or any of its Subsidiaries to (A) grant access to the extent such access would unreasonably disrupt or impair the business or operations of the Company or any of its Subsidiaries or (B) disclose information to the extent such disclosure would, in the Company’s good faith opinion after consultation with legal counsel, (x) result in a waiver of attorney-client privilege, work product doctrine or similar privilege or (y) violate any applicable Law or any confidentiality obligation of such party. In the event that the Company does not provide access or information in reliance on the preceding sentence, it shall provide notice to Parent that it is withholding such access or information and the Company shall use its reasonable best efforts to communicate, to the extent feasible, the applicable information in a way that would not violate the applicable Law, Contract or obligation or risk waiver of such privilege.

(b) Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, dated June 22, 2011 (the “Confidentiality Agreement”), between Blackstone Management Partners L.L.C. and the Company with respect to the information disclosed under this Section 5.3; provided, that notwithstanding the terms of the Confidentiality Agreement, Parent may provide such information to potential sources of capital, including the

Financing Sources, and to rating agencies and prospective lenders and investors during syndication of the Debt Financing (including any alternative financing) subject to customary confidentiality arrangements.

(c) Nothing contained in this Agreement shall give Parent or its Affiliates, directly or indirectly, rights to conduct or cause to be conducted any environmental investigation of the current or former operations or facilities of the Company or any of its Subsidiaries without the prior written consent of the Company in its sole discretion.

Section 5.4 Solicitation.

(a) From and after the date hereof until the earlier of the Effective Time or the termination of this Agreement pursuant to Article VII hereof, and except as expressly permitted by Section 5.4(b), the Company shall not, and the Company shall cause its Subsidiaries and direct its Representatives not to, directly or indirectly, (i) solicit, initiate, knowingly facilitate or knowingly take any action designed to encourage or facilitate any inquiries regarding, or the making of any proposal or offer that constitutes, or may reasonably be expected to constitute, a Takeover Proposal, (ii) enter into or participate in any discussions with, or furnish any non-public information relating to the Company or any of its Subsidiaries to, or afford access to the property, books or records of the Company or its Subsidiaries to, any Person that, to the Knowledge of the Company, is seeking to make, or has made, a Takeover Proposal (other than to state that the Company is not permitted to have discussions), or (iii) terminate, amend, release, modify or fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar agreement entered into by the Company in respect of or in contemplation of any Takeover Proposal, or publicly propose to do any of the foregoing; provided, that notwithstanding anything in this Agreement to the contrary, the Company shall be permitted to take any of the actions described in the foregoing clause (iii) if the Company Board determines in good faith, after consultation with outside legal counsel, that a failure to cause the Company to take any such action would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board, to the extent required in order for such applicable Person to make a Takeover Proposal.

(b) Notwithstanding Section 5.4(a), following the receipt by the Company of a Takeover Proposal after the date hereof and prior to obtaining the Requisite Company Vote, if the Company Board determines in good faith, (i) after consultation with the Company’s outside legal counsel and financial advisors, that such Takeover Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, and (ii) after consultation with outside legal counsel, that the failure to take the actions set forth in clauses (A) and (B) below with respect to such Takeover Proposal would reasonably be expected to be inconsistent with its fiduciary duties, then the Company may, in response to such Takeover Proposal, prior to obtaining the Requisite Company Vote (after which time the Company and its Representatives shall cease immediately all such actions), (A) furnish access and non-public information with respect to the Company and any of its Subsidiaries to the Person who has made such Takeover Proposal pursuant to an Acceptable Confidentiality Agreement, so long as any material non-public information provided under this clause (A) has previously been provided to Parent or is provided to Parent substantially concurrently with the time it is provided to such Person, and (B) participate in discussions and negotiations regarding such Takeover Proposal.

(c) From and after the date of this Agreement, the Company shall advise Parent orally and in writing (i) if any non-public information is requested from the Company or any of its Representatives by any Person that, to the Knowledge of the Company, is seeking to make, or has made, a Takeover Proposal, (ii) the receipt of any Takeover Proposal, specifying the material terms and conditions thereof and the identity of the party making such Takeover Proposal, and (iii) any material modifications to the financial or other material terms and conditions of such Takeover Proposal, in each case within one Business Day after the Company’s receipt thereof.

(d) Except as set forth in Section 5.4(e) and Section 5.4(f), the Company Board shall not (i) change, withdraw, modify or amend the Company Board Recommendation in any manner adverse to Parent (or publicly propose to do so), (ii) authorize, adopt, approve, endorse, recommend or declare advisable a Takeover Proposal

(or publicly propose to do so) or (iii) approve, recommend or allow the Company to enter into a Contract relating to a Takeover Proposal (other than an Acceptable Confidentiality Agreement).

(e) Notwithstanding Section 5.4(d), the Company Board may, at any time prior to obtaining the Requisite Company Vote and in response to a Superior Proposal received by the Company Board after the date of this Agreement, terminate this Agreement to enter into a Contract with respect to such Superior Proposal, but only if:

(i) the Company shall have complied in all material respects with its obligations under this Section 5.4;

(ii) the Company shall have first provided prior written notice to Parent that it is prepared to terminate this Agreement to enter into a Contract with respect to such Superior Proposal, which notice shall include (A) to the extent provided to the Company, an unredacted copy of any material Contract relating to such Superior Proposal that contains the material terms and conditions of such Superior Proposal, and (B) the identity of the party making such Superior Proposal (a “Notice of Superior Proposal”); and

(iii) Parent does not make, within five calendar days after a Notice of Superior Proposal is delivered to Parent (it being understood and agreed that any material change to the financial or other terms and conditions of such Superior Proposal shall require an additional notice to Parent and an additional two calendar day period), a binding and irrevocable written and complete proposal (including any schedules or exhibits) that the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, causes the Superior Proposal described in such Notice of Superior Proposal to no longer constitute a Superior Proposal; provided, that during such five calendar day period after a Notice of Superior Proposal is provided to Parent (or such two calendar day period after an additional notice of any material change to the financial or other terms and conditions of a Superior Proposal is provided to Parent), the Company shall, and shall direct its financial and legal advisors, to negotiate with Parent and Merger Sub in good faith (to the extent Parent and Merger Sub desire to negotiate) to make such adjustments in the terms and conditions of this Agreement so that the Superior Proposal described in such Notice of Superior Proposal ceases to constitute a Superior Proposal.

(f) Notwithstanding anything to the contrary in this Agreement, at any time before obtaining the Requisite Company Vote, if the Company has complied in all material respects under this Section 5.4, and the Company Board has concluded in good faith, following consultation with its outside legal counsel, that its failure to withdraw, modify or amend the Company Board Recommendation would reasonably be expected to be inconsistent with its fiduciary duties to stockholders under applicable Law, then the Company Board may withdraw, modify or amend the Company Board Recommendation in a manner adverse to Parent.

(g) Nothing contained in this Agreement shall prohibit the Company from complying with Rules 14a-9, 14d-9, 14e-2 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder or making any required disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board, after consultation with its outside legal counsel, the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties to stockholders under applicable Law or such disclosure is otherwise required under applicable Law. For the avoidance of doubt, in no event shall the issuance of a “stop, look and listen” statement (or other similar statement pursuant to any requirement of applicable Law) constitute a change, withdrawal, modification or amendment of the Company Board Recommendation under this Agreement.

(h) The Company acknowledges and agrees that any violation of the restrictions set forth in this Section 5.4 by any Representatives of the Company, other than General Atlantic LLC or Hellman & Friedman LLC or any of their respective Affiliates (other than the Company or any of its Subsidiaries or any director of the Company), shall be deemed to be a breach of this Section 5.4.

Section 5.5 Company Proxy Statement; Schedule 13E-3.

(a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Company Proxy Statement and the Company and Parent shall jointly prepare and file with the SEC the Schedule 13E-3. The Company shall use reasonable best efforts as promptly as reasonably practicable (and after consultation with Parent) to respond to any comments or requests for additional information made by the SEC with respect to the Company Proxy Statement and the Company and Parent shall use reasonable best efforts as promptly as reasonably practicable to jointly respond to any comments or requests for additional information made by the SEC with respect to the Schedule 13E-3. The Company will use reasonable best efforts to cause the Company Proxy Statement to be mailed to the Company’s stockholders as promptly as reasonably practicable after confirmation from the SEC that it has no further comments on the Company Proxy Statement and the Schedule 13E-3 (or that the Company Proxy Statement and Schedule 13E-3 is otherwise not to be reviewed by the SEC). Parent and Merger Sub shall cooperate with the Company in the preparation of the Company Proxy Statement and the Schedule 13E-3. Without limiting the generality of the foregoing, (i) each of Parent and Merger Sub will furnish to the Company the information relating to it and its Affiliates required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Company Proxy Statement, that is customarily included in proxy statements or Rule 13E-3 transaction statements on Schedule 13E-3 prepared in connection with transactions of the type contemplated by this Agreement or that is reasonably requested by the Company, and (ii) prior to the filing with the SEC or the mailing to the Company’s stockholders of the Company Proxy Statement or the filing with the SEC of the Schedule 13E-3, the Company shall provide Parent with a reasonable opportunity to review and comment on, and the Company shall reasonably consider all comments reasonably proposed by Parent with respect to, the Company Proxy Statement and the Schedule 13E-3. The Company shall promptly (A) notify Parent upon the receipt of any such comments or requests and (B) provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand, to the extent such correspondence relates to the Company Proxy Statement or the Schedule 13E-3.

(b) The Company agrees that none of the information included or incorporated by reference in the Company Proxy Statement or the Schedule 13E-3 will, at the date it is first mailed to the stockholders of the Company or filed with the SEC, as applicable, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein to the extent based on information supplied by or on behalf of Parent or Merger Sub or any Affiliate of Parent or Merger Sub in connection with the preparation of the Company Proxy Statement or the Schedule 13E-3 for inclusion or incorporation by reference therein. The Company agrees that the Company Proxy Statement and the Schedule 13E-3 will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder.

(c) Parent and Merger Sub agree that none of the information supplied by or on behalf of Parent or Merger Sub or any Affiliate of Parent or Merger Sub for inclusion in the Company Proxy Statement or the Schedule 13E-3 shall, at the date it is first mailed to the stockholders of the Company or filed with the SEC, as applicable, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, that no representation or warranty is made by either Parent or Merger Sub with respect to statements made or incorporated by reference therein to the extent based on information supplied by the Company or any Affiliate of the Company in connection with the preparation of the Company Proxy Statement or the Schedule 13E-3 for inclusion or incorporation by reference therein.

(d) The Company Proxy Statement shall include the Company Board Recommendation unless the Company Board has withdrawn, modified or amended the Company Board Recommendation in accordance with Section 5.4.

Section 5.6 Employees; Benefit Plans.

(a) For a period of one year following the Closing Date (the “Continuation Period”), Parent shall cause the Surviving Corporation and its Subsidiaries to provide to individuals who, immediately prior to the Effective Time, were employees of the Company or any of its Subsidiaries (each, an “Employee”) (i) salary or hourly wage rate and bonus or commission opportunities that, in the aggregate, are no less favorable than those provided to Employees under the compensation and benefit plans, programs, policies, agreements and arrangements of the Company and its Subsidiaries in effect immediately prior to the Effective Time and (ii) other compensation and benefits (excluding equity and equity-based awards) that in the aggregate are no less favorable than the compensation and benefits being provided to Employees immediately prior to the Effective Time under the Company Employee Benefits or other programs, policies, agreements and arrangements of the Company and its Subsidiaries. Notwithstanding anything to the contrary set forth herein, after the Effective Time, nothing herein shall (i) prevent the amendment or termination of any employee benefit plan in accordance with the terms of such employee benefit plan or interfere with the Surviving Corporation’s right or obligation to make such changes as are necessary to conform to or comply with applicable Law or (ii) limit the right of the Parent or the Surviving Corporation to terminate the employment of any Employee after the Closing Date.

(b) Parent shall cause the Surviving Corporation and its Subsidiaries to, honor all Company Employee Benefits (including all severance and similar plans and agreements) in accordance with their terms as in effect immediately prior to the Effective Time, subject to any amendment or termination thereof that may be permitted by such Company Employee Benefits and except as provided herein; provided, that nothing herein shall prevent the amendment or termination of any specific plan, program policy, agreement or arrangement, or interfere with Parent’s, the Surviving Corporation’s or any of their respective Affiliates’ rights or obligations to make such changes, in each case as are necessary to comply with applicable Law. Notwithstanding the foregoing, for the later of the duration of the Continuation Period or the remaining term of any individual employment, severance or separation agreement in effect immediately prior to the Effective Time, Parent shall provide each Employee who suffers a termination of employment under circumstances that would have given the Employee a right to severance payments and benefits under the Company’s severance policy or individual employment, severance or separation agreement or other arrangement in effect immediately prior to the Effective Time (each, a “Company Severance Plan”) with severance payments and benefits no less favorable than those that would have been provided to such Employee under any Company Severance Plan. Following the end of the Continuation Period, Parent shall be permitted to alter the duties and employment terms applicable to a given Employee solely to the extent permitted under the terms of any employment agreement with such Employee, as in effect immediately prior to the Effective Time.

(c) As of and after the Effective Time, Parent shall cause the Surviving Corporation to recognize, without duplication, credit for all purposes (excluding benefit accruals under any qualified or non-qualified defined benefit pension plan) for each such Employee’s years of service with the Company and its Subsidiaries (and their predecessor entities) prior to the Effective Time (“Prior Service”) (to the extent the Company recognized such service for corresponding benefits) under any employee compensation, incentive, and benefit (including vacation and severance) plans, programs, policies and arrangements maintained for the benefit of Employees as of and after the Effective Time by Parent, its Subsidiaries or the Surviving Corporation (each, a “Parent Plan”); provided, however, that no such credit should be required for any Employee with respect to benefits required to be provided to other Employees in order to satisfy any legal or tax-qualification requirements. With respect to each Parent Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), Parent and its Subsidiaries shall (i) cause there to be waived any pre-existing condition or eligibility limitations (to the extent waived, satisfied or inapplicable under the corresponding plan maintained by the Company and its Subsidiaries immediately prior to the Effective Time) and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Employees under similar plans maintained by the Company and its Subsidiaries immediately prior to the Effective Time.

(d) With respect to any accrued but unused vacation time to which any Employee is entitled pursuant to the vacation policy or individual agreement or other arrangement applicable to such Employee immediately prior to the Effective Time, (the “Vacation Policy”), Parent shall, or shall cause the Surviving Corporation or any of their respective Affiliates to, (i) allow such Employee to use such accrued vacation and (ii) if any Employee’s employment terminates during the Continuation Period under circumstances entitling the Employee to severance pay under the Company Severance Plan, pay the Employee, in cash, an amount equal to the value of the accrued vacation time.

(e) Any and all bonus or other compensation arrangements adopted or to be adopted before the Closing which relate to services to be performed through the Closing or on or after the Closing, including without limitation any arrangements disclosed in Section 5.1(d) of the Company Disclosure Letter, shall be finalized, and the allocations to individual participants shall be made, by the Company subject to reasonable consultation with Parent.

(f) Without limiting Section 8.11, nothing in this Section 5.6, whether express or implied, shall confer upon any current or former employee of the Company, Parent, the Surviving Corporation or any of their respective Affiliates, any rights or remedies including any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Section 5.6. No provision of this Section 5.6 shall modify, amend or create any employee benefit plan of the Company, Parent, Surviving Corporation or any of their respective Affiliates.

Section 5.7 Directors’ and Officers’ Indemnification and Insurance.

(a) For a period of six years following the Effective Time (provided, that such period shall be extended with respect to all unresolved claims for indemnification by any Indemnified Party as of the sixth anniversary of the Effective Time until such claims are finally resolved), Parent and the Surviving Corporation shall cause all rights to indemnification, advancement of expenses and exculpation now existing in favor of any present or former director or officer of the Company or any of its Subsidiaries and the fiduciaries of any Company Employee Benefits (the “Indemnified Parties”) as provided in (i) the Organizational Documents of the Company, (ii) the minutes of any meetings of the Company Board or any committee of the Company Board, (iii) the minutes of any meetings of the boards of directors, or any committee of the boards of directors or equivalent governing bodies, of any of the Subsidiaries, (iv) agreements between an Indemnified Party and the Company or one of its Subsidiaries or (v) otherwise in effect at the Effective Time, to survive the Merger and to continue in full force and effect for a period of not less than six years after the Effective Time or, if longer, for such period as is set forth in any applicable agreement with an Indemnified Party in effect on the date of this Agreement.

(b) For a period of six years following the Effective Time (provided, that such period shall be extended with respect to all unresolved claims for indemnification by any Indemnified Party as of the sixth anniversary of the Effective Time until such claims are finally resolved), Parent and the Surviving Corporation shall, jointly and severally, indemnify all Indemnified Parties to the fullest extent permitted by applicable Law with respect to all acts and omissions arising out of or relating to their services as directors, officers or employees of the Company, its Subsidiaries or another Person, if such Indemnified Party is or was serving as a director or officer or other capacity of such other Person at the request of the Company, or fiduciaries of Company Employee Benefits, whether asserted or claimed at, after or before the Effective Time (including in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement or otherwise). If any Indemnified Party is or becomes involved in any Legal Action in connection with any matter subject to indemnification hereunder, then Parent and the Surviving Corporation shall, jointly and severally, advance as incurred any costs or expenses (including legal fees and disbursements), judgments, fines, losses, claims, damages or Liabilities (“Damages”) arising out of or incurred in connection with such Legal Action, subject to Parent’s or the Surviving Corporation’s, as applicable, receipt of an undertaking by or on behalf of such Indemnified Party, if required by the DGCL, to repay such Damages if it is ultimately determined under applicable Law that such Indemnified Party is not entitled to be indemnified. In the event of any such Legal Action, (i) each of Parent and the Surviving Corporation shall cooperate with the Indemnified Party in the defense of any such Legal Action and (ii) neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any Legal Action pending or threatened in writing to which an Indemnified Party is a party (and in respect of which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Legal Action.

(c) Parent and the Surviving Corporation shall, jointly and severally, maintain in effect for at least six years after the Effective Time the current policies of directors’ and officers’ liability insurance maintained by the Company or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement) so long as Parent and the Surviving Corporation are not required to pay an annual premium in excess of 250% of the last annual premium paid by the Company for such insurance before the date of this Agreement (such 250% amount being the “Maximum Premium”). If Parent and the Surviving Corporation are unable to obtain the insurance described in the prior sentence for an amount less than or equal to the Maximum Premium, then Parent and the Surviving Corporation shall, jointly and severally, instead obtain as much comparable insurance as possible for an annual premium equal to the Maximum Premium. Notwithstanding the foregoing, in lieu of the arrangements contemplated by this Section 5.7(c), before the Effective Time, the Company shall be entitled to purchase a “tail” directors’ and officers’ liability insurance policy covering the matters described in this Section 5.7(c) and, if the Company elects to purchase such a policy before the Effective Time, then Parent and the Surviving Corporation’s obligations under this Section 5.7(c) shall be satisfied so long as Parent and the Surviving Corporation cause such policy to be maintained in effect for a period of six years following the Effective Time.

(d) Parent hereby acknowledges that the Indemnified Parties may have certain rights to indemnification, advancement of expenses and/or insurance provided by other Persons. Parent hereby agrees that (i) Parent and the Surviving Corporation are the indemnitor of first resort (i.e., their obligations to the Indemnified Parties are primary and any obligation of such other Persons to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any such Indemnified Party are secondary), (ii) Parent and the Surviving Corporation shall be required to advance the full amount of expenses incurred by any such Indemnified Party and shall be liable for the full indemnifiable amounts, without regard to any rights any such Indemnified Party may have against any such other Person and (iii) Parent and the Surviving Corporation irrevocably waive, relinquish and release such other Persons from any and all claims against any such other Persons for contribution, subrogation or any other recovery of any kind in respect thereof. Each of Parent and Surviving Corporation further agrees that no advancement or payment by any of such other Persons on behalf of any such Indemnified Party with respect to any claim for which such Indemnified Party has sought indemnification from the Surviving Corporation shall affect the foregoing and such other Persons shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnified Party against the Surviving Corporation.

(e) The covenants contained in this Section 5.7 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives and shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise.

(f) In the event that Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, Parent and the Surviving Corporation shall take all necessary action so that the successors or assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 5.7.

Section 5.8 Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with applicable Law, each of the parties to this Agreement shall, and shall cause its

Affiliates to, use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to ensure that the conditions set forth in Article VI are satisfied and to consummate the transactions contemplated by this Agreement as promptly as practicable. The terms of this Section 5.8 shall not limit the rights of the Company set forth in Section 5.4.

Section 5.9 Consents; Filings; Further Action; Notices.

(a) Upon the terms and subject to the conditions of this Agreement and in accordance with applicable Law, each of Parent and the Company shall, and Parent shall cause each of its Affiliates to, use its reasonable best efforts to promptly (i) obtain any consents, approvals or other authorizations, and make any filings and notifications, required in connection with the transactions contemplated by this Agreement, (ii) make any other submissions either required or deemed appropriate by either Parent or the Company in connection with the transactions contemplated by this Agreement under the Securities Act, the Exchange Act, the HSR Act, any Foreign Competition Law, the DGCL, the Applicable Exchange rules and regulations and any other applicable Law and (iii) take or cause to be taken all other actions necessary, proper or advisable consistent with this Section 5.9 to cause the expiration of the applicable waiting periods, or receipt of required consents, approvals or authorizations, as applicable, under such Laws as soon as practicable, including, in the case of clauses (i) and (iii), by agreeing to accept any undertaking or condition, to enter into any consent decree or hold separate order, to make any divestiture or to accept any operational restriction or limitation required by any Governmental Authority. Parent and the Company shall cooperate and consult with each other in connection with the making of all such filings and notifications, including by providing copies of all relevant documents to the non-filing party and its advisors before filing. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Authority without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld, delayed or conditioned.

(b) As promptly as practicable after the date of this Agreement (and in any event not later than 10 Business Days following the date hereof), each of Parent and the Company shall file, and shall cause their respective Affiliates to file, and, unless so requested by the applicable Governmental Authority, not withdraw any notification and report forms and related material required to be filed by it with the Federal Trade Commission and the United States Department of Justice, as applicable, and shall, and shall cause their Affiliates to, promptly make any further filings pursuant thereto that may be necessary, proper or advisable.

(c) Each of Parent and the Company shall, and shall cause their Affiliates to, promptly inform the other party upon receipt of any communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement. If Parent or the Company (or any of their respective Affiliates) receives a request for additional information from any Governmental Authority that is related to the transactions contemplated by this Agreement, then such party shall endeavor in good faith to make, or cause to be made, to the extent practicable and after consultation with the other party, an appropriate response to such request. No party shall, or shall permit any of its Affiliates to, participate in any meeting or engage in any material substantive conversation with any Governmental Authority without giving the other party prior notice of the meeting or conversation and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. Parent shall advise the Company promptly of any understandings, undertakings or agreements (oral or written) which Parent or any of its Affiliates proposes to make or enter into with any Governmental Authority in connection with the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, Parent shall, and shall cause its Affiliates to, use its reasonable best efforts to resolve any objections that may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory Law as promptly as practicable.

(d) The Company shall use reasonable best efforts to give reasonably prompt notice to Parent, and Parent shall use reasonable best efforts to give reasonably prompt notice to the Company, (i) of any notice or other communication received by such party from any Governmental Authority in connection with the transactions contemplated by this Agreement or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, if the subject matter of such communication or the failure of such party to obtain such consent would reasonably be expected to be material to the Company, the Surviving Corporation or Parent and (ii) of any action commenced or, to such party’s Knowledge, threatened against, relating to or otherwise affecting such party or any of its Subsidiaries in connection with, arising from or relating to this Agreement or the Merger and other the transactions contemplated hereby (“Transaction Litigation”); provided, that (x) the Company and Parent shall give each other the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation and (y) neither the Company nor any Company Subsidiary or Representative of the Company shall compromise, settle, come to an arrangement regarding, or offer or agree to compromise, settle or come to an arrangement regarding any Transaction Litigation or consent to the same, other than any such compromise, settlement, arrangement or consent involving only the payment of damages not in excess of a reasonable amount, or unless Parent shall otherwise have consented in writing (such consent not to be unreasonably withheld, delayed or conditioned). Notwithstanding anything to the contrary in this Section 5.9(d), each party’s disclosure obligations pursuant to this Section 5.9(d) shall be subject to the limitations on, and requirements with respect to, disclosure set forth in the second and third sentences of Section 5.3(a) (applied mutatis mutandis to Parent and Merger Sub).

Section 5.10 Public Announcements. Except as provided for in this Agreement, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements about this Agreement or any of the transactions contemplated by this Agreement. Neither Parent nor the Company shall issue any such press release or make any such public statement prior to such consultation, except to the extent required by applicable Law or the Applicable Exchange requirements, in which case that party shall use its reasonable best efforts to consult with the other party before issuing any such release or making any such public statement; provided, that Parent’s consent shall not be required, and the Company shall not be required to consult with Parent in connection with, or provide Parent an opportunity to review or comment upon, any press release or other public statement or comment to be issued or made with respect to any Takeover Proposal or with respect to any actions taken in compliance with Section 5.4(e), Section 5.4(f) or Section 5.4(g). Notwithstanding the foregoing, without the prior consent of the other parties, the Company may disseminate the information included in a press release or other document previously approved for external distribution by Parent.

Section 5.11 Fees, Expenses and Conveyance Taxes. Except as explicitly provided otherwise in this Agreement, whether or not the Merger is consummated, all expenses (including those payable to Representatives) incurred by any party to this Agreement or on its behalf in connection with this Agreement and the transactions contemplated by this Agreement (“Expenses”) shall be paid by the party incurring those Expenses.

Section 5.12 Financing Efforts.

(a) Each of Parent and Merger Sub shall, and shall cause each of its Affiliates to, use its reasonable best efforts to obtain the Financing not later than the date the Closing is required to be effected in accordance with Section 1.2, on the terms and conditions contained in the Financing Commitments (including the flex provisions) and to consummate the Rollover Investment pursuant to the Rollover Letter in accordance with the terms thereof, including using its reasonable best efforts to (i) comply with its obligations under the Financing Commitments and the Rollover Letter, (ii) negotiate and enter into definitive agreements with respect to the Financing Commitments on terms and conditions (including flex provisions) no less favorable to Parent and Merger Sub than those contained in the Financing Commitments, (iii) satisfy on a timely basis all conditions applicable to Parent and Merger Sub contained in the Financing Commitments (including definitive agreements related thereto) and the Rollover Letter within their control, including the payment of any commitment, engagement or placement fees required as a condition to the Financing, and (iv) consummate the Financing and the Rollover Investment at or prior to the Closing Date (it being understood that it is not a condition to Closing under this Agreement, nor to the consummation of the Merger, for Parent or Merger Sub to obtain the Financing, the Rollover Investment or any alternative financing). Notwithstanding anything to the contrary in the immediately preceding sentence, each of Parent and Merger Sub shall, and shall cause each of its Affiliates to, take all actions reasonably necessary to (i) maintain in effect the Financing Commitments and the Rollover Letter and (ii) enforce all of its rights under the Financing Commitments (or any definitive agreements relating thereto) and the Rollover Letter. Notwithstanding any contrary provision of this Agreement, in no event shall Parent, Merger Sub or any of their Affiliates be obligated to commence any legal action against any Lender. Parent shall keep the Company informed on a regular basis and in reasonable detail of the status of its efforts to arrange the Financing (including providing the Company with copies of draft and definitive agreements and other documents related to the Financing) and the Rollover Investment. Without limiting the generality of the foregoing, Parent and Merger Sub shall give the Company prompt notice (x) of any material breach or default by any other party to any of the Financing Commitments, the Equity Commitment Letter, the Rollover Letter or definitive agreements related to the Financing of which Parent or Merger Sub becomes aware, (y) of the receipt of (A) any written notice or (B) other written communication, in each case from any Person with respect to any (1) actual or potential breach, default, termination or repudiation by any party to any of the Financing Commitments, the Equity Commitment Letter, the Rollover Letter or definitive agreements related to the Financing of any provisions of the Financing Commitments, the Equity Commitment Letter, the Rollover Letter or definitive agreements related to the Financing or (2) material dispute or disagreement between or among any parties to any of the Financing Commitments, the Equity Commitment Letter, the Rollover Letter or definitive agreements related to the Financing with respect to the obligation to fund the Financing or the amount of the Financing to be funded at the Closing or to consummate the Rollover Investment or the amount of shares of Common Stock and Units to be contributed on the Closing Date, and (z) if at any time for any reason Parent or Merger Sub believes in good faith that it will not be able to obtain all or any portion of the Financing or the Rollover Investment on the terms and conditions (including any market flex) contemplated by any of the Financing Commitments, the Equity Commitment Letter, the Rollover Letter or definitive agreements related the Financing. As soon as reasonably practicable, Parent and Merger Sub shall provide any information reasonably requested by the Company relating to any circumstance referred to in clause (x), (y) or (z) of the immediately preceding sentence. Prior to the Closing, Parent or Merger Sub shall not, without the prior written consent of the Company, amend, modify, supplement or waive any of the conditions or contingencies to funding contained in the Financing Commitments (or definitive agreements related thereto) or the Rollover Letter, in each case, to the extent such amendment, modification or supplement or waiver, individually or in the aggregate, could reasonably be expected to have the effect of (A) adversely affecting the ability or likelihood of Parent or Merger Sub to timely consummate the transactions contemplated by this Agreement or (B) amending, modifying or supplementing the conditions or contingencies to the Financing in a manner that makes it less likely the Financing will be funded or imposing new or additional conditions or expanding any existing condition to the receipt of the Financing; provided, that Parent and Merger Sub may amend, modify, supplement, restate or replace the Debt Financing or Debt Commitment Letter, in whole or in part, subject to the foregoing clauses (A) and (B), with Parent or Merger Sub to promptly deliver to the Company copies of any such amendment, modification, supplement, restatement or replacement. In the event all conditions applicable to the Financing Commitments and/or the Rollover Letter have been satisfied, Parent shall use its reasonable best efforts to cause the Lenders, Sponsor and the Rollover Investors to fund the Financing and make the Rollover Investment, as applicable, required to consummate the transactions contemplated by this Agreement as soon as practicable. In the event that any portion of the Financing becomes unavailable, Parent shall notify the Company and use its reasonable best efforts to arrange alternative financing from the same or other sources of financing on terms and conditions (including the economic terms, covenants, flex provisions and funding conditions) no less favorable to Parent and Merger Sub than those contained in the Financing Commitments as of the date hereof (the “Alternate Terms and Conditions”), in an amount sufficient to replace such unavailable Financing on the terms and conditions set forth herein or the Alternate Terms and Conditions. For purposes of Section 5.12(a) and (b) and the definitions of Compliant, Marketing Period and Required Information, references to (x) “Debt Financing” and “Financing” shall include the financing contemplated by the Debt Commitment Letter as permitted to be amended, modified, supplemented, restated or replaced by this Section 5.12(a), any debt securities or other financing to be issued or incurred in lieu of the bridge facility in the Debt Commitment Letter and any alternative financing required by this Section 5.12(a), (y) references to “Debt Commitment Letter” shall include any amendment, modification, restatement, supplement and replacement permitted by this Section 5.12(a) and any alternative financing required by this Section 5.12(a), and (z) “Lenders” and “Financing Sources” shall include lenders and other financing sources (including underwriters, placement agents and initial purchasers) providing the Debt Financing pursuant any amendment, modification, restatement, supplement and replacement permitted by this Section 5.12(a) and any alternative financing required by this Section 5.12(a). In the event that Parent is required pursuant to this Section 5.12(a) to provide any information that is subject to attorney-client or similar privilege, Parent may withhold disclosure of such information to the extent that it complies, mutatis mutandis, with the last sentence of Section 5.3(a).

(b) The Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, at Parent’s sole cost and expense, use reasonable best efforts to provide all cooperation reasonably requested by Parent, Merger Sub and their authorized Representatives in connection with the arrangement of the Financing, including (i) using reasonable best efforts to participate in a reasonable number of meetings, road show and investor presentations, drafting sessions, due diligence sessions and sessions with rating agencies in connection with the Financing on reasonable advance notice, including direct contact between senior management and representatives (including accounting) of the Company and its Subsidiaries, on the one hand, and the Financing Sources, potential lenders and investors for the Financing, on the other hand, (ii) using reasonable best efforts to (A) provide to Parent and Merger Sub from time to time all information and disclosures regarding the Company and its Subsidiaries reasonably requested by the Financing Sources and assisting with the preparation of appropriate and customary materials for rating agency presentations, offering and syndication documents (including private placement memoranda, lender and investor presentations and bank information memoranda), business projections and other marketing documents customarily required in connection with the Financing (all such documents and materials, collectively the “Offering Documents”) and (B) identify any portion of any information contained in any Offering Documents that constitutes material non-public information, (iii) using reasonable best efforts to furnish Parent, Merger Sub and the Financing Sources with all Required Information, (iv) using reasonable best efforts to furnish all documentation and other information required by Governmental Entities under applicable “know your customer” and anti-money laundering rules and regulations, including U.S.A. Patriot Act of 2001, relating to the Company and its Subsidiaries, (v) using reasonable best efforts to satisfy the conditions precedent set forth in the Financing Commitments or any definitive documentation relating to the Financing to the extent the satisfaction of such conditions requires the cooperation of, or is within the control of the Company, (vi) using reasonable best efforts to issue customary representation letters to auditors and using reasonable best efforts to assist Parent in obtaining corporate, credit, facility and securities ratings from rating agencies, (vii) using reasonable best efforts to issue customary letters to the Financing Sources authorizing the distribution of information to prospective lenders and making customary representations to the Financing Sources that such information does not contain any untrue statement of any material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading, (viii) using reasonable best efforts to facilitate the pledging of collateral, (ix) using reasonable best efforts to take corporate actions reasonably necessary to permit the consummation of the Debt Financing and to permit the proceeds thereof to be made available to the Company, including any high yield debt financing, by the Company and its Subsidiaries immediately upon the Effective Time, (x) using reasonable best efforts to cooperate reasonably with the Financing Sources’ due diligence, to the extent customary and reasonable and not unreasonably interfering with the business of the Company and subject to the limitations on, and requirements with respect to, disclosure and access set forth in the second and third sentences of Section 5.3(a), Section 5.3(b) and Section 5.3(c), (xi) using reasonable best efforts to arrange for customary payoff letters, lien terminations and instruments of discharge to be delivered at or prior to Closing relating to all indebtedness to be paid off, discharged and terminated on the Closing Date, and (xii) using reasonable best efforts to assist in the preparation of, and to execute and deliver, one or more credit agreements, indentures, purchase agreements, pledge and security documents and other definitive financing documents as may be reasonably requested by Parent (including delivery of a solvency certificate of the chief financial officer of the Company in the form contemplated by the Debt Commitment Letter); provided, that (A) the Company shall not be required to become subject to any obligations or Liabilities with respect to any agreements or documents under this clause (xii) prior to the Closing and (B) nothing shall obligate the Company to provide any legal opinion or other opinion of counsel, or any information that would, in its good faith opinion after consultation with legal counsel, result in a violation of Law or loss of attorney-client privilege; provided, further that any information so withheld from disclosure shall be subject to the last sentence of Section 5.3(a). Parent shall, on demand, reimburse the Company for all reasonable costs incurred by the Company and its Subsidiaries in connection with such cooperation. The Company and its Representatives shall be given a reasonable opportunity to review and comment on any Offering Documents that are to be presented during any meetings conducted in connection with the Financing, and Parent shall give due consideration to any such comments proposed by the Company and its Representatives. The Company hereby consents to the reasonable use of its and its Subsidiaries’ logos in connection with the Financing; provided, that such logos are used solely in a manner that is not intended to, and is not reasonably likely to, harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company, its Subsidiaries and its or their respective marks. Parent and Merger Sub acknowledge and agree that the Company and its Affiliates and their respective Representatives shall not incur any Liability to any Person under or in connection with, the arrangement of the Financing or any alternative financing that Parent or Merger Sub may raise in connection with the transactions contemplated by this Agreement until the Closing. If this Agreement is terminated prior to the Effective Time, Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company, its Affiliates and its and their respective Representatives from and against any and all Liabilities to third parties and reasonable out-of-pocket costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing or any alternative financing and any information utilized in connection therewith (other than information provided by the Company or any of its Subsidiaries expressly for use in connection therewith, or historical financial information relating to the Company or its Subsidiaries), except to the extent such Liabilities, costs or expenses arose out of or resulted from the fraud, willful misconduct or intentional misrepresentation of the Company, any of its Subsidiaries or its or their respective Representatives.

Section 5.13 Section 16b-3. Prior to the Effective Time, the Company shall (and shall be permitted to) take such steps as may be reasonably required to cause dispositions of the Company’s equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.14 FIRPTA Certificate. On or prior to the Effective Time, the Company shall deliver to Parent a certificate or certificates in compliance with Treasury Regulation Section 1.1445-2(c)(3), certifying that the transactions contemplated by this Agreement are exempt from withholding under Section 1445 of the Code.

Section 5.15 Agreements with Principal Stockholders. From and after the date hereof until the Requisite Company Vote is obtained, in no event shall Parent or Merger Sub or any of their respective Affiliates, on the one hand, enter into any Contract with any of the Principal Stockholders or any of their respective Affiliates, on the other hand, relating to the transactions contemplated by this Agreement or the business, operations or other interests of the Company and its Subsidiaries after the Effective Time or any Tax Receivable Agreement, unless such Contract shall terminate, by its terms, upon the termination of this Agreement without payment or penalty or any further obligations. In addition, from and after the date hereof until the Requisite Company Vote is obtained, in no event shall Parent amend in any material respect, or waive any material requirement under, the Voting Agreement or the Rollover Letter, in each case, without the prior written consent of the Company.

Section 5.16 Tax Receivable Agreements. On or prior to the Closing Date, the Company agrees to enter into amendments to (i) the Tax Receivable Agreement (Exchanges), dated as of August 17, 2009, by and among the Company and the other Persons party thereto, and (ii) the Tax Receivable Agreement (Reorganizations), dated as of August 17, 2009, by and among the Company and the other Persons party thereto, substantially in the forms attached as Exhibit D to the Interim Investors Agreement.

ARTICLE VI

CONDITIONS

Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver on or before the Closing Date of each of the following conditions:

(a) Company Stockholder Approval. This Agreement shall have been duly adopted by the Requisite Company Vote in accordance with the DGCL and the Organizational Documents of the Company.

(b) Antitrust. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

(c) No Orders. No Governmental Authority shall have issued any Order that enjoins or otherwise prohibits consummation of the Merger.

Section 6.2 Conditions to Obligations of Parent and Merger Sub. The obligations of each of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent on or before the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in (i) Section 3.13(b) shall be true and correct in all respects at and as of the date hereof; (ii) Article III of this Agreement (other than those contained in Section 3.1, Section 3.3, Section 3.8(a), the last sentence of Section 3.8(c) (as it relates to Significant Subsidiaries), Section 3.8(f) (as it relates to the Company and Significant Subsidiaries) and Section 3.26) shall be true and correct in all respects, without regard to any “materiality” or “Company Material Adverse Effect” qualifications contained in them, at and as of the Effective Time, as though made at and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), with only such exceptions as would not individually or in the aggregate have a Company Material Adverse Effect; and (iii) Section 3.1, Section 3.3, Section 3.8(a), the last sentence of Section 3.8(c) (as it relates to Significant Subsidiaries), Section 3.8(f) (as it relates to the Company and Significant Subsidiaries) and Section 3.26 shall be true and correct in all material respects at and as of the Effective Time, as though made at and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date).

(b) Performance of Obligations. The Company shall have, in all material respects, performed or complied with all obligations required to be performed or complied with by it under this Agreement at or before the Closing Date.

(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.

(d) Officer’s Certificate. Parent shall have received a certificate, signed by either the Chief Executive Officer or Chief Financial Officer of the Company, certifying as to the matters set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c).

Section 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or before the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of each of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects, without regard to any “materiality” or

“Parent Material Adverse Effect” qualifications contained in them, as though made at and as of the Effective Time as though made at and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), unless the failure or failures of representations and warranties to be true and correct in all respects would not individually or in the aggregate have a Parent Material Adverse Effect.

(b) Performance of Obligations. Each of Parent and Merger Sub shall have, in all material respects, performed or complied with all obligations required to be performed or complied with by it under this Agreement at or before the Closing Date.

(c) Officer’s Certificate. The Company shall have received a certificate, signed by an executive officer of Parent, certifying as to the matters set forth in Section 6.3(a) and Section 6.3(b).

Section 6.4 Frustration of Closing Conditions. Neither the Company, on the one hand, nor Parent or Merger Sub, on the other hand, may rely, either as a basis for not consummating the Merger or for terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such party’s breach of any provision of this Agreement or failure to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.8, Section 5.9 and Section 5.12, materially contributed to the failure of such condition to be satisfied.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1 Termination by Mutual Consent. This Agreement may be terminated at any time before the Effective Time by mutual written consent of Parent and the Company.

Section 7.2 Termination by Either Parent or the Company. This Agreement may be terminated by either Parent or the Company at any time before the Effective Time:

(a) if the Merger has not been consummated by February 9, 2012 (the “Termination Date”); provided, that notwithstanding the foregoing, the right to terminate this Agreement under this Section 7.2(a) shall not be available to any party to this Agreement whose breach of any representation, warranty, covenant or agreement of this Agreement has materially contributed to the failure to consummate the Merger by such date;

(b) if this Agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting and the Requisite Company Vote is not obtained upon a vote taken thereof (or adjournment, postponement or recess thereof); or

(c) if any Governmental Authority shall have issued any Order that permanently enjoins or otherwise permanently prohibits consummation of the Merger and such Order is or shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.2(b) shall have used reasonable best efforts to challenge such Order and cause such Order to be withdrawn, rescinded, terminated, cancelled or otherwise nullified.

Section 7.3 Termination by Parent. This Agreement may be terminated by Parent at any time before the Effective Time:

(a) if, prior to obtaining the Requisite Company Vote, the Company Board changes, withdraws, modifies or amends the Company Board Recommendation in any manner adverse to Parent (or publicly proposes to do so);

(b) if, prior to obtaining the Requisite Company Vote, (i) the Company Board adopts, approves, endorses, recommends or declares advisable any Takeover Proposal (or publicly proposes to do so), or (ii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class or equity or securities of the Company then outstanding is commenced and the Company Board recommends in favor of such tender offer or exchange offer by its stockholders (or publicly proposes to do so); or

(c) if the Company breaches any of its representations, warranties, covenants or agreements contained in this Agreement, which breach (i) would reasonably be expected to give rise to the failure of a condition to Closing set forth in Section 6.2(a) or Section 6.2(b) and (ii) has not been cured by the Company within 20 Business Days after the Company’s receipt of written notice of such breach from Parent, but only so long as neither Parent nor Merger Sub are then in breach of their respective representations, warranties, covenants or agreements contained in this Agreement

Section 7.4 Termination by the Company. This Agreement may be terminated by the Company:

(a) at any time prior to obtaining the Requisite Company Vote if the Company Board has determined to enter into a definitive agreement with respect to a Superior Proposal pursuant to and in accordance with the terms and conditions of Section 5.4(e); provided, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.4(a) unless (i) the Company has complied in all material respects with the requirements of Section 5.4, and (ii) concurrently with such termination, the Company pays the fee specified in Section 7.6(b)(i);

(b) at any time prior to the Effective Time if Parent or Merger Sub breaches any of their respective representations, warranties, covenants or agreements contained in this Agreement, which breach (i) would reasonably be expected to give rise to the failure of a condition to Closing set forth in Section 6.3(a) or Section 6.3(b) and (ii) has not been cured by Parent within 20 Business Days after Parent’s receipt of written notice of such breach from the Company, but only so long as the Company is not then in breach of its representations, warranties, covenants or agreements contained in this Agreement;

(c) at any time prior to the Effective Time if (i) all conditions in Section 6.1 and Section 6.2 have been satisfied (other than those conditions that, by their nature, are to be satisfied at the Closing (and which are, at the time of the termination of this Agreement, capable of being satisfied if the Closing were to occur at such time) or the failure of which to be satisfied is attributable primarily to a breach by Parent or Merger Sub of their respective representations, warranties, covenants or agreements contained in this Agreement), (ii) Parent and Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.2, and Parent was unable, prior to such date, to cause the Debt Financing to be funded at such date upon delivery of a drawdown notice by Parent and/or notice from Parent that the Equity Financing will be funded at such date, and (iii) the Company has confirmed in writing to Parent that all conditions set forth in Section 6.3 have been satisfied (or that it would be willing to waive any unsatisfied conditions in Section 6.3 for purposes of consummating the Merger); or

(d) at any time prior to the Effective Time, whether or not the Company has sought or is entitled to seek specific performance pursuant to Section 8.15, if (i) all conditions in Section 6.1 and Section 6.2 have been satisfied (other than those conditions that, by their nature, are to be satisfied at the Closing (and which are, at the time of the termination of this Agreement, capable of being satisfied if the Closing were to occur at such time) or the failure of which to be satisfied is attributable primarily to a breach by Parent or Merger Sub of their respective representations, warranties, covenants or agreements contained in this Agreement), (ii) (A) the Debt Financing has been funded or will be funded at the date the Closing is required to have occurred pursuant to Section 1.2 upon delivery of a drawdown notice by Parent and/or notice from Parent that the Equity Financing and the Rollover Investment will be funded at such date, or (B) the Debt Financing has not been or cannot be funded at the date the Closing is required to have occurred pursuant to Section 1.2 and the failure of such funding is attributable primarily to a breach by Parent or Merger Sub of their respective representations, warranties, covenants or agreements contained in this Agreement, (iii) Parent and Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.2 and (iv) the Company has confirmed in writing to Parent that all conditions set forth in Section 6.3 have been satisfied (or that it would be willing to waive any unsatisfied conditions in Section 6.3 for purposes of consummating the Merger).

Section 7.5 Manner and Effect of Termination. Any party terminating this Agreement pursuant to any of Section 7.2, Section 7.3 or Section 7.4 shall give written notice of such termination to the other party in accordance with this Agreement, which written notice shall specify the provision or provisions hereof pursuant to which such termination is being effected. If this Agreement is terminated pursuant to this Article VII, it shall become void and of no further force and effect, with no Liability on the part of any party to this Agreement (or any Parent Related Party or Company Related Party) other than as provided in Section 7.6; provided, that notwithstanding anything to the contrary contained in this Agreement, the provisions of Section 5.3(b), Section 5.10, Section 5.11, the second and last sentences of Section 5.12(b), this Section 7.5, Section 7.6, Article VIII, the Limited Guarantee and the Confidentiality Agreement shall survive any termination of this Agreement.

Section 7.6 Fees and Expenses Following Termination.

(a) Except as set forth in Section 5.12(b) or this Section 7.6, all Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid in accordance with the provisions of Section 5.11.

(b) If the Agreement is terminated by:

(i) the Company pursuant to Section 7.4(a), then the Company shall pay, or cause to be paid, to or as directed by Parent an amount equal to $65,000,000 (the “Company Termination Fee”), such payment to be made by wire transfer of immediately available funds concurrently with such termination;

(ii) Parent pursuant to Section 7.3(a) or Section 7.3(b), then the Company shall pay, or cause to be paid, to or as directed by Parent by wire transfer of immediately available funds an amount equal to the Company Termination Fee within two Business Days following such termination;

(iii) Parent pursuant to Section 7.3(c), then the Company shall pay, or cause to be paid, to Parent by wire transfer of immediately available funds within two Business Days following such termination the reasonable and documented out-of-pocket expenses incurred by Parent and Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement (including the Financing) in an amount not to exceed $10,000,000 (the “Parent Expenses”);

(iv) (A) the Company pursuant to Section 7.2(a) or Parent pursuant to Section 7.2(a) or 7.3(c), and (B) subsequent to the execution of this Agreement, a bona fide Takeover Proposal is publicly announced, which is not publicly withdrawn by the Person making such Takeover Proposal prior to the termination of this Agreement, and (C) within 12 months following the date of such termination, the Company enters into a definitive agreement with respect to, or consummates a transaction regarding, any Takeover Proposal (whether or not such Takeover Proposal was received, originally announced, or made known subsequent to the execution of this Agreement), then the Company shall pay, or cause to be paid, to Parent by wire transfer of immediately available funds an amount equal to the excess of the Company Termination Fee over any Parent Expenses previously paid pursuant to Section 7.6(b)(iii) within two Business Days following the date on which the Company consummates such transaction regarding a Takeover Proposal; provided, that for purposes of this Section 7.6(b)(iv), the references to 20% in the definition of the term “Takeover Proposal” shall be deemed to be replaced with 50%; or

(v) by the Company pursuant to Section 7.4(c), then Parent shall pay, or cause to be paid, to the Company an amount equal to $80,000,000 (such payment, the “Parent Financing Termination Fee”), such payment to be made by wire transfer of immediately available funds within two Business Days following such termination; or

(vi) by the Company pursuant to Section 7.4(b) or Section 7.4(d), then Parent shall pay, or cause to be paid, to the Company an amount equal to $153,000,000 (such payment, the “Parent Breach Termination Fee” and, together with the Parent Financing Termination Fee, the “Parent Termination Fee”), such payment to be made by wire transfer of immediately available funds within two Business Days following such termination.

(c) Parent and the Company acknowledge that (i) the fees and other provisions of this Section 7.6 are an integral part of the transactions contemplated by this Agreement, (ii) without these agreements, Parent and the Company would not enter into this Agreement, and (iii) any amount payable pursuant to this Section 7.6 does not constitute a penalty.

(d) If the Company fails to pay the Company Termination Fee or the Parent Expenses, or Parent fails to pay the Parent Termination Fee, as applicable, in each case as required pursuant to this Section 7.6, when due, such fee or expenses shall accrue interest for the period commencing on the date such fee became past due, at a rate equal to the rate of interest publicly announced by JPMorgan Chase Bank, N.A., in the City of New York from time to time during such period, as such bank’s Prime Lending Rate. In addition, if the Company or Parent, as applicable, fails to pay such fee or expenses when due, the Company or Parent, as applicable, shall also pay to the other party all of such party’s costs and expenses (including attorneys’ fees) in connection with all actions to collect such fee or expenses.

(e) Notwithstanding anything to the contrary in this Agreement, in the event the Company fails to effect the Closing or otherwise breaches this Agreement or fails to perform hereunder, then, except for an order of specific performance as and only to the extent expressly permitted by Section 8.15, Parent’s and Merger Sub’s sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against the Company Related Parties in respect of this Agreement, any Contract executed in connection herewith (other than the Closing Rollover Agreements and the Voting Agreement) and the transactions contemplated hereby and thereby shall be to terminate this Agreement in accordance with this Article VII and collect, if due, (i) the Company Termination Fee, (ii) the Parent Expenses and (iii) any interest and other amounts payable pursuant to Section 7.6(d), and upon payment of such amounts in accordance with this Section 7.6, except in connection with an order of specific performance as and only to the extent expressly permitted by Section 8.15, (A) no Company Related Party shall have any further Liability or obligation relating to or arising out of this Agreement, any Contract executed in connection herewith (other than the Closing Rollover Agreements and the Voting Agreement) or the transactions contemplated hereby or thereby, (B) neither Parent nor any other Parent Related Party shall be entitled to bring or maintain any claim, action or proceeding against the Company or any Company Related Party arising out of or in connection with this Agreement, any Contract executed in connection herewith (other than the Closing Rollover Agreements and the Voting Agreement), any of the transactions contemplated hereby or thereby (or the abandonment or termination thereof) or any matters forming the basis for such termination, and (C) Parent shall use its reasonable best efforts to cause any legal proceedings pending in connection with this Agreement, any Contract executed in connection herewith (other than the Closing Rollover Agreements and the Voting Agreement) or any of the transactions contemplated hereby or thereby, to the extent maintained by Parent, Merger Sub or another Parent Related Party against the Company, its Subsidiaries or any Company Related Party, to be dismissed with prejudice promptly following the payment of any such amounts. For the avoidance of doubt, (x) under no circumstances shall Parent or Merger Sub be entitled to collect the Company Termination Fee and Parent Expenses on more than one occasion and (y) under no circumstances shall Parent or Merger Sub be permitted or entitled to receive both a grant of specific performance of the obligation to close contemplated by Section 8.15 and any money damages, including all or any portion of the Company Termination Fee and Parent Expenses.

(f) Notwithstanding anything to the contrary in this Agreement, in the event Parent and Merger Sub fail to effect the Closing or otherwise breach this Agreement or fail to perform hereunder, then, except for an order of specific performance as and only to the extent expressly permitted by Section 8.15, the Company’s sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against the Parent Related Parties in respect of this Agreement, any Contract executed in connection herewith (including the Equity Commitment

Letter, the Rollover Letter, the Limited Guarantee and the Debt Commitment Letters, but excluding the Confidentiality Agreement) and the transactions contemplated hereby and thereby shall be to terminate this Agreement in accordance with this Article VII and collect, if due, (i) the Parent Termination Fee, (ii) any interest and other amounts payable pursuant to Section 7.6(d) and (iii) any reimbursement obligations under Section 5.12(b) from Parent or pursuant to the Limited Guarantee, and upon payment of such amounts in accordance with Section 5.12(b) and this Section 7.6, except in connection with an order of specific performance as and only to the extent expressly permitted by Section 8.15, (A) no Parent Related Party shall have any further Liability or obligation relating to or arising out of this Agreement, any Contract executed in connection herewith (including the Equity Commitment Letter, the Rollover Letter, the Limited Guarantee and the Debt Commitment Letters, but excluding the Confidentiality Agreement) or any of the transactions contemplated hereby or thereby, (B) neither the Company nor any other Company Related Party shall be entitled to bring or maintain any claim, action or proceeding against Parent, Merger Sub or any other Parent Related Party arising out of or in connection with this Agreement, any Contract executed in connection herewith (including the Equity Commitment Letter, the Rollover Letter, the Limited Guarantee and the Debt Commitment Letters, but excluding the Confidentiality Agreement) or any of the transactions contemplated hereby or thereby (or the abandonment or termination thereof) or any matters forming the basis for such termination, and (C) the Company shall use its reasonable best efforts to cause any legal proceedings pending in connection with this Agreement, any Contract executed in connection herewith (including the Equity Commitment Letter, the Rollover Letter, the Limited Guarantee and the Debt Commitment Letters, but excluding the Confidentiality Agreement) or any of the transactions contemplated hereby or thereby, to the extent maintained by the Company or another Company Related Party against Parent, Merger Sub or any other Parent Related Party, to be dismissed with prejudice promptly following the payment of any such amounts. For the avoidance of doubt, (x) under no circumstances shall the Company be entitled to collect the Parent Termination Fee on more than one occasion and (y) under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance of the obligation to close contemplated by Section 8.15 and any money damages, including all or any portion of the Parent Termination Fee.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Certain Definitions. For purposes of this Agreement:

(a) “Acceptable Confidentiality Agreement” means a confidentiality agreement between the Company and a Person making a Takeover Proposal entered into prior to the date hereof, or if entered into on or after the date hereof, on terms no less favorable (except with respect to standstill provisions to the extent required to permit the submission of a Takeover Proposal) in the aggregate to the Company than those contained in the Confidentiality Agreement.

(b) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person; provided, that, except as the term “Affiliates” is used in Section 3.24, Section 5.5(a), Section 5.5(c) and Section 5.9, neither any Person that owns equity securities of the Company nor any Affiliate or portfolio company of such Person shall be deemed to be an Affiliate of the Company solely by virtue of such Person’s ownership of equity securities of the Company. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(c) “Anticorruption Laws” means any and all applicable Laws, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended, Executive Orders imposing or regulations implementing economic sanctions administered by the U.S. Department of Treasury’s Office of Foreign Assets Control, and any applicable anti-money laundering Laws.

(d) “Applicable Exchange” means the New York Stock Exchange.

(e) “ARRA” means the Health Information Technology for Economic and Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009, Pub. Law No. 111-5 and its implementing regulations 42 C.F.R. §§ 412, 413, 422 and 495.

(f) “Business Day” means any day other than Saturday, Sunday or a day on which commercial banks in New York, New York are authorized or required by Law to close, and shall consist of the time period from 12:01 a.m. through 12:00 midnight New York time.

(g) “Class A Common Stock” means Class A common stock, par value $0.00001 per share, of the Company.

(h) “Class B Common Stock” means Class B common stock, par value $0.00001 per share, of the Company.

(i) “Closing Rollover Agreements” means the Rollover Letter, the Interim Investors Agreement and any other agreement contemplated thereby.

(j) “Common Stock” means Class A Common Stock and Class B Common Stock.

(k) “Company Equity Plan” means the Company’s 2009 Equity Incentive Plan.

(l) “Company ESPP” means the Company’s Employee Stock Purchase Plan.

(m) “Company Material Adverse Effect” means any fact, circumstance, change, event, development, occurrence or effect that (x) has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, assets or results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (y) would prevent or materially delay the consummation of the transactions contemplated hereby beyond the Termination Date; provided, that the term “Company Material Adverse Effect” shall not include any such effect relating to or arising from (i) any foreign or domestic economic, financial, social or political conditions (including changes therein), (ii) changes in any financial, debt, credit, capital or banking markets or conditions (including any disruption thereof), (iii) changes in interest, currency or exchange rates or the price of any commodity, security or market index, (iv) changes or proposed changes in Law, GAAP or other accounting principles or requirements, or standards, interpretations or enforcement thereof, (v) changes in the Company’s and its Subsidiaries’ industries in general, (vi) any change in the market price or trading volume of any securities or indebtedness of the Company or any of its Subsidiaries, any decrease of the ratings or the ratings outlook for the Company or any of its Subsidiaries by any applicable rating agency and the consequences of such ratings or outlook decrease, or the change in, or failure of the Company to meet, or the publication of any report regarding, any internal or public projections, forecasts, budgets or estimates of or relating to the Company or any of its Subsidiaries for any period, including with respect to revenue, earnings, cash flow or cash position (it being understood that the underlying causes of such decline or failure may, if they are not otherwise excluded from the definition of Company Material Effect, be taken into account in determining whether a Company Material Adverse Effect has occurred), (vii) the occurrence, escalation, outbreak or worsening of any hostilities, war, police action, acts of terrorism or military conflicts, whether or not pursuant to the declaration of an emergency or war, (viii) the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or any national, international or regional calamity, (ix) compliance by the Company and its Subsidiaries with the terms of this Agreement, including the failure to take any action restricted by this Agreement, or any actions taken to the extent required by this Agreement (other than the conduct of the operations of the Company and its Subsidiaries in the ordinary course consistent with past practice pursuant to the first sentence of Section 5.1), (x) any actions taken, or not taken, with the written consent, waiver or at the written request of Parent, (xi) any matters disclosed in Section 3.10, Section 3.13(b), Section 3.14, item (c)(2) under Section 3.20, Section 3.22 or Section 3.28 of the Company Disclosure Letter, (xii) the public announcement of this Agreement, the transactions contemplated by this Agreement and the identities of Parent, Merger Sub and their respective Affiliates, and (xiii) the execution, announcement, performance, consummation or existence of this Agreement, the Voting Agreement and the Rollover Letter (including the loss of any customers or employees), except, in the case of clauses (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii), to the extent any such effect has a disproportionate adverse impact on the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the principal industries in which the Company and its Subsidiaries operate.

(n) “Company Related Parties” means (i) the Company and its Subsidiaries, (ii) the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of the Company or its Subsidiaries or (iii) any future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, assignees of any of the foregoing.

(o) “Compliant” means, with respect to the Required Information, that (i) such Required Information does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the Required Information, in the light of the circumstances under which the statements contained in the Required Information are made, not misleading, (ii) such Required Information is compliant in all material respects with all applicable requirements of Regulation S-K and Regulation S-X under the Securities Act for offerings of debt securities on a registration statement on Form S-1 (excluding information required by Regulation S-X Rule 3-10 and Regulation S-X Rule 3-16 and Item 402 of Regulation S-K), (iii) any interim quarterly financial statements included in such Required Information have been reviewed by the Company’s independent auditors as provided in the procedures specified by the Public Company Accounting Oversight Board in AU 722, and (iv) the financial statements and other financial information (excluding information required by Regulation S-X Rule 3-10 and Regulation S-X Rule 3-16 and Item 402 of Regulation S-K) included in such Required Information are, and remain throughout the Marketing Period, sufficient to permit (A) a registration statement on Form S-1 using such financial statements and financial information to be declared effective by the SEC throughout and on each day during the Marketing Period and (B) the Company’s applicable independent auditors to issue customarily required comfort letters to the Financing Sources (including as to customary negative assurances and change period) in connection with an offering and private placement of high yield non-convertible debt securities under Rule 144A promulgated under the Securities Act, in order to consummate any offering of high yield non-convertible debt securities under Rule 144A on any day during the Marketing Period, subject to the completion by such accountants of customary procedures relating thereto.

(p) “Contract” means any contract, agreement, indenture, note, bond, loan, lease, sublease, conditional sales contract, mortgage, license, sublicense, obligation, promise, undertaking, commitment or other binding arrangement (in each case, whether written or oral).

(q) “Enforceability Exceptions” means (i) any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws of general applicability affecting creditors’ rights generally and (ii) general principles of equity.

(r) “Financing Sources” means any Person, other than Parent, Sponsor or any of their respective Affiliates, that commits to provide or otherwise enter into agreements in connection with the Debt Financing proposed to be provided to Parent or any of its Subsidiaries in connection with the transactions contemplated hereby, including the Lenders and their officers, employees, directors, affiliates (including underwriters, placement agents and initial purchasers), partners, controlling parties, advisors, agents and representatives.

(s) “Governmental Authority” means: (i) any federal, state, local, municipal, foreign or international government or governmental authority, quasi governmental entity of any kind, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private) or any body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, (ii) any self-regulatory organization (including any stock exchange) or (iii) any political subdivision of any of the foregoing.

(t) “Hazardous Substances” means: (i) any substance that is listed, classified or regulated under any Environmental Law, (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon or (iii) any other substance that is or may become the subject of regulatory action under any Environmental Law.

(u) “Health Care Laws” means any and all Laws of any Governmental Authority pertaining to health regulatory matters applicable to the operations of the Company and its Subsidiaries including, without limitation, (a) fraud and abuse (including without limitation the following statutes, as amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated from time to time thereunder: the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)); the civil False Claims Act (31 U.S.C. § 3729 et seq.); Sections 1320a-7,1320a-7a and 1320a-7b of Title 42 of the United States Code; the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173)); (b) Medicare, Medicaid, TRICARE or other governmental health care or payment program; (c) the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et. seq.; (d) quality, safety certification and accreditation standards and requirements; (e) the billing, coding or submission of claims or collection of accounts receivable or refund of overpayments; (f) all Information Laws as defined herein; (g) laws regulating data mining; and (h) any other law or regulation of any Governmental Authority which regulates kickbacks, patient or Program reimbursement, Program claims processing, medical record documentation requirements, the hiring of employees or acquisition of services or products from those who have been excluded from governmental health care programs, pharmacy licensure, accreditation or any other aspect of providing health care applicable to the operations of the Company or the Subsidiaries.

(v) “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by ARRA, and as otherwise may be amended from time to time, including the Privacy Standards (45 C.F.R. Parts 160 and 164), the Electronic Transactions Standards (45 C.F.R. Parts 160 and 162), and the Security Standards (45 C.F.R. Parts 160, 162 and 164) promulgated under the Administrative Simplifications subtitle of the Health Insurance Portability and Accountability Act of 1996.

(w) “Information Laws” means all applicable Laws concerning the privacy and/or security of personal data of or concerning an individual (including “Protected Health Information” as that term is defined under HIPAA), including, where applicable, HIPAA, ARRA, state data breach notification Laws, state social security number protection Laws, the FTC Act, the Gramm-Leach-Bliley Act, and state consumer protection Laws.

(x) “Intellectual Property” means all intellectual property of any type or nature throughout the world, including: (i) trademarks, service marks, brand names, Internet domain names, logos, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby; (ii) proprietary works of authorship, including works protected by copyright and proprietary industrial designs; (iii) patents and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions, reexaminations and reissues; (iv) proprietary data, confidential information, trade secrets and know-how; (v) copyrights, whether registered or unregistered, including proprietary software computer programs; and (vi) rights of privacy and publicity.

(y) “Interim Investors Agreement” means the Interim Investors Agreement dated as of the date hereof by and among Parent, Sponsor, HFCP VI Domestic AIV, L.P., H&F Harrington AIV II, L.P., Hellman & Friedman Capital Executives VI, L.P. and Hellman & Friedman Capital Associates VI, L.P.

(z) “Knowledge” means, when used with respect to Parent or the Company, the actual knowledge of the Persons set forth in Section 8.1(z) of the Parent Disclosure Letter or Company Disclosure Letter, respectively, after reasonable inquiry.

(aa) “Law” means any law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority, any Health Care Law and any Orders.

(bb) “Licensed Intellectual Property” means all Intellectual Property related to the business of the Company and its Subsidiaries that is owned by a third party and licensed or sublicensed exclusively to either the Company or any of its Subsidiaries, as the case may be.

(cc) “Liens” means any mortgages, liens, pledges, security interests, claims, options, rights of first offer or refusal, charges or other encumbrances in respect of any property or asset.

(dd) “Marketing Period” means the first period of eighteen (18) consecutive Business Days after the date of this Agreement following the latest of (i) the date on which the Company shall have provided to Parent and Merger Sub the Required Information and such Required Information is Compliant, (ii) the date on which the Company shall have first commenced the mailing of the Company Proxy Statement to the stockholders of the Company (which date shall not occur prior to the date that the SEC has confirmed that it has no further comments on the Company Proxy Statement and the Schedule 13E-3), and (iii) if the Voting Agreement shall cease to be in full force and effect or if any Principal Stockholder has repudiated in writing or breached the Voting Agreement in any material respect in a manner that would result in the failure of any of the Principal Stockholders to vote their shares in accordance with the terms thereof, the conditions set forth in Section 6.1(a) and Section 6.2 (other than Section 6.2(d), which will be satisfied at the Closing) shall have been satisfied; provided, that (A) throughout and on each day during such eighteen (18) consecutive Business Day period, the conditions set forth in Section 6.1(c) and Section 6.2 (other than Section 6.2(d), which will be satisfied at the Closing) shall have been satisfied and nothing shall have occurred and no condition shall exist that would cause any of the conditions set forth in Section 6.1(c) and Section 6.2 (other than Section 6.2(d), which will be satisfied at the Closing) to fail to be satisfied assuming the Closing were to be scheduled for any time during such eighteen (18) consecutive Business Day period, (B) the conditions set forth in Section 6.1(b) shall have been satisfied no later than five (5) Business Days prior to the end of such eighteen (18) consecutive Business Day period and (C) the Company Stockholders Meeting shall have been held no later than three (3) Business Days prior to the end of such eighteen (18) consecutive Business Day period (it being understood that if the conditions contained in clause (B) and/or (C) above are not satisfied as of the date set forth in such clause, the Marketing Period shall not recommence but shall continue until such date as the conditions contained in clause (B) and (C) are satisfied). Notwithstanding anything in this definition to the contrary, (x) the Marketing Period shall not begin prior to September 22, 2011, (y) if the Marketing Period shall not have ended on or prior to December 16, 2011, then the Marketing Period shall begin on or after January 3, 2012, and (z) the Marketing Period shall end on any earlier date prior to the expiration of the eighteen (18) consecutive Business Day period described above if the full amount of the Debt Financing is consummated on such earlier date; provided, that notwithstanding anything to the contrary, the Marketing Period shall not commence or be deemed to have commenced if on or prior to the completion of such eighteen (18) consecutive Business Day period, (I) the Company has publicly announced its intention to restate any material historical financial statements or material financial information included in the Required Information, in which case, the Marketing Period shall not commence unless and until such restatement has been completed, the applicable Required Information has been amended and updated or the Company has announced that it has concluded that no restatement shall be required, and the requirements in clauses (i) and (ii) above would be satisfied throughout and on the last day of such new eighteen (18) consecutive Business Day period, (II) the applicable independent auditors of the Company shall have withdrawn any audit opinion contained in the Required Information, (III) any Required Information is not Compliant at any time during such eighteen (18) consecutive Business Day period (it being understood that if any Required Information provided at the initiation of the Marketing Period ceases to be Compliant during such eighteen (18) consecutive Business Day period, then the Marketing Period shall be deemed not to have commenced), or (IV) the Company shall have failed to file any report with the SEC by the date required under the Exchange Act containing any financial information that would be required to be contained in the Required Information or incorporated therein by reference unless and until all such reports have been filed, the applicable Required Information has been amended and updated, and the requirements in clauses (i) and (ii) above would be satisfied throughout and on the last day of such new eighteen (18) consecutive Business Day period. If at any time the Company shall in good faith reasonably believe that it has provided all Required Information as required by clause (i) of the first sentence of this definition and such Required Information is Compliant, it may deliver to Parent a written notice to that effect (stating the date it believes such Required Information was provided), in which case the Company shall be deemed to have complied with such clause (i) above unless Parent in good faith reasonably believes the Company has not provided all Required Information or that such Required Information is not Compliant and, within five (5) Business Days after the delivery of such notice, delivers a written notice to the Company to that effect, stating with specificity, to the extent reasonably practicable, which items of Required Information have not been provided or are not Compliant.

(ee) “Orders” means any orders, decisions, judgments, writs, injunctions, decrees, awards or other determination of any Governmental Authority.

(ff) “Organizational Documents” means the certificate of incorporation and bylaws (or the equivalent organizational documents) executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.

(gg) “Owned Intellectual Property” means all Intellectual Property related to the business of the Company and its Subsidiaries that is owned or purported to be owned by either the Company or any of its Subsidiaries, as the case may be.

(hh) “Parent Material Adverse Effect” means any event, circumstance, development, change or effect that, individually or in the aggregate with all other events, circumstances, developments, changes and effects, would prevent, impair or materially delay the consummation of the Merger and the other transactions contemplated hereby or prevent or materially impair or delay the ability of Parent or Merger Sub to perform its obligations hereunder.

(ii) “Parent Related Parties” means (i) Parent, Merger Sub, the Guarantor and the Financing Sources, (ii) the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of Parent, Merger Sub, Sponsor, the Guarantor or the Financing Sources or (iii) any future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, assignees of any of the foregoing.

(jj) “Permitted Lien” shall mean (i) any Lien for Taxes which are not yet due or which are being contested in good faith by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP, (ii) Liens securing indebtedness or liabilities that are reflected in the Company SEC Reports filed on or prior to May 9, 2011, (iii) such non-monetary Liens or other imperfections of title, if any, that are not materially adverse to the Company and its Subsidiaries, including (A) easements whether or not shown by the public records, overlaps, encroachments and any matters not of record which would be disclosed by an accurate survey or a personal inspection of the property, (B) any supplemental Taxes or assessments not shown by the public records and (C) title to any portion of the premises lying within the right of way or boundary of any public road or private road, (iv) rights of parties in possession, (v) Liens imposed or promulgated by Laws with respect to real property and improvements, including zoning regulations, (vi) Liens disclosed on existing title reports or existing surveys which have (together with all title exception documents) been delivered to Parent, (vii) mechanics’, carriers’, workmen’s, repairmen’s and similar Liens incurred in the ordinary course of business for amounts not yet due or which are being contested in good faith and for which adequate accruals or reserves have been established, in each case, to the extent required by GAAP, (viii) in the case of leased real property, any Lien to which the fee or any other interest in the leased premises is subject and (ix) other Liens that would not have a Material Adverse Effect.

(kk) “Person” means any natural person, corporation, company, partnership, association, limited liability company, limited partnership, limited liability partnership, trust or other legal entity or organization, including a Governmental Authority.

(ll) “Personal Information” means information pertaining to an individual that is regulated or protected by one or more federal or state information privacy or security laws, including, but not limited to, “Protected Health Information” as that term is defined under HIPAA.

(mm) “Representatives” means, when used with respect to Parent or the Company, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers or other financial advisors, agents and other representatives of Parent or the Company, as applicable, and their respective Affiliates.

(nn) “Required Information” means (i) all financial information and financial data regarding the Company and its Subsidiaries required by paragraphs 3 and 4 of Exhibit D to the Debt Commitment Letter, (ii) all information and data regarding the Company and its Subsidiaries (A) of the type and form required by Regulation S-X and Regulation S-K under the Securities Act (excluding information required by Regulation S-X Rule 3-10 and Regulation S-X Rule 3-16 and Item 402 of Regulation S-K) for offerings of debt securities on a registration statement on Form S-1 under the Securities Act and (B) of the type and form customarily included in offering documents used to syndicate credit facilities of the type to be included in the Debt Financing or in offering documents used in private placements of debt securities under Rule 144A promulgated under the Securities Act (including as necessary to permit Parent and Merger Sub to prepare the offering memorandum required by paragraph 7 of Exhibit D to the Commitment Letter (excluding information required by Regulation S-X Rule 3-10 and Regulation S-X Rule 3-16 and Item 402 of Regulation S-K), in each case assuming that such syndication of credit facilities and offering(s) of debt securities were consummated at the same time during the Company’s fiscal year as such syndication and offering(s) of debt securities will be made and (iii) drafts of customary comfort letters (including as to customary “negative assurance” comfort and change period) from the Company’s independent accountants with respect to any of the foregoing information, which such accountants have confirmed they are prepared to issue subject to the completion by such accountants of customary procedures relating thereto. Notwithstanding anything in this definition to the contrary, the Company shall only be required to furnish pro forma financial statements if Parent or Merger Sub has provided the Company information relating to the proposed debt and equity capitalization at least ten (10) Business Days prior to the date pro forma financial statements are required and/or requested to be delivered.

(oo) “Requisite Company Vote” means the adoption of this Agreement by the affirmative vote of holders of a majority of the outstanding shares of Common Stock, voting as a single class, as of the record date for the Company Stockholders Meeting.

(pp) “Rights” means any rights, title, interest or benefit of whatever kind or nature.

(qq) “Significant Subsidiaries” means the Subsidiaries of the Company listed on Section 8.1(qq) of the Company Disclosure Letter.

(rr) “Solvent” means, when used with respect to any Person, that, on a consolidated basis as of any date of determination, (i) the amount of the present fair saleable value of the assets of such Person will, as of such date, exceed the amount of all Liabilities of such Person, as of such date, as such amounts are determined in accordance with applicable Law governing determinations of the insolvency of debtors, (ii) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the Liabilities of such Person on its debts as such debts become absolute and matured, (iii) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business and (iv) such Person will be able to pay its debts as they mature. For purposes of this definition, (A) “debt” means liability on a “claim” and (B) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. The amount of Liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured Liability.

(ss) “Stockholders Agreement” means the Stockholders Agreement, dated as of August 5, 2009, by and among the Company and the other Persons party thereto.

(tt) “Subsidiary” means, when used with respect to any Person, any other Person that such Person directly or indirectly owns or has the power to vote or control more than 50% of the voting stock or other interests the holders of which are generally entitled to vote for the election of the board of directors or other applicable governing body of such other Person.

(uu) “Superior Proposal” means a Takeover Proposal (with all percentages in the definition of Takeover Proposal changed to 50%) which the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, (i) is on terms and conditions more favorable, from a financial point of view, to the stockholders of the Company (excluding the Rollover Investors) than those contemplated by this Agreement and (ii) is reasonably capable of being completed, taking into account all material financial (including whether such Takeover Proposal is reasonably capable of being financed, to the extent applicable), regulatory, legal and other aspects of such proposal.

(vv) “Takeover Proposal” means, other than the transactions contemplated by this Agreement, any proposal or offer relating to (i) a merger, consolidation, spin-off, share exchange (including a split-off) or business combination involving the Company or any of its Subsidiaries representing 20% or more of the assets of the Company and its Subsidiaries, taken as a whole, (ii) a sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of 20% or more of the assets of the Company and its Subsidiaries, taken as a whole, (iii) a purchase or sale of shares of capital stock or other securities, in a single transaction or series of related transactions, representing 20% or more of the voting power of the capital stock of the Company or EBS Master, including by way of a tender offer or exchange offer, (iv) a reorganization, recapitalization, liquidation or dissolution involving 20% or more of the assets of the Company and its Subsidiaries, take as a whole or (v) any other transaction having a similar effect to those described in clauses (i) through (iv).

(ww) “Tax Receivable Agreement” means each of (i) the Tax Receivable Agreement (Exchanges), dated as of August 17, 2009, by and among the Company and the other Persons party thereto, (ii) the Tax Receivable Agreement (Reorganizations), dated as of August 17, 2009, by and among the Company and the other Persons party thereto and (iii) the Tax Receivable Agreement (Management), dated as of August 17, 2009, by and among the Company and the other Persons party thereto.

(xx) “Tax Returns” means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements required to be supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

(yy) “Taxes” means any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including (i) taxes imposed on, or measured by, income, franchise, profits or gross receipts and (ii) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties.

Section 8.2 Interpretation. Unless the express context otherwise requires:

(a) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c) the terms “Dollars” and “$” mean U.S. dollars;

(d) references herein to a specific Section, Subsection, Recital, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Recitals, Schedules or Exhibits of this Agreement;

(e) wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f) references herein to any gender shall include each other gender;

(g) references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, that nothing contained in this Section 8.2 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(h) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(i) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(j) the word “or” shall be disjunctive but not exclusive;

(k) references herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder;

(l) references herein to any Contract mean such Contract as amended, supplemented or modified (including any waiver thereto) in accordance with the terms thereof;

(m) the headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement;

(n) with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence;

(o) if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day; and

(p) references herein to “as of the date hereof,” “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of this Agreement”.

Section 8.3 No Survival. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement (other than the Limited Guarantee) shall survive the Effective Time. This Section 8.3 shall not limit any covenant or agreement of the parties to this Agreement which, by its terms, contemplates performance after the Effective Time.

Section 8.4 Governing Law. This Agreement, and any dispute, claim, legal action, suit, proceeding or controversy arising out of or relating hereto, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to conflict of law principles thereof.

Section 8.5 Submission to Jurisdiction; Service.

(a) Subject to Section 8.5(b) below, each party to this Agreement (i) irrevocably and unconditionally submits to the personal jurisdiction of the federal courts of the United States of America located in the State of Delaware and the Court of Chancery of the State of Delaware, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement against any Company Related Party or any Parent Related Party shall be brought, tried and determined only in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”), (iv) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (v) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement against any Company Related Party or any Parent Related Party in any court other than the Chosen Courts, except to the extent that all such courts shall lawfully decline to exercise such jurisdiction and except that any party may seek to enforce or implement any Order obtained in any such courts or in any other court of competent jurisdiction. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.7 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

(b) Each party to this Agreement acknowledges and irrevocably agrees (i) that any action or proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving any of the Lenders or other Financing Sources or any Affiliate thereof arising out of or relating to this Agreement or the Debt Commitment Letter or the performance thereunder shall be subject to the exclusive jurisdiction of any state or federal sitting in the Borough of Manhattan in the City and State of New York, and any appellate court from any thereof (it being understood and agreed that, notwithstanding the selection of such exclusive jurisdiction, the interpretation of “Company Material Adverse Effect” and whether there shall have occurred a “Company Material Adverse Effect” shall be determined in accordance with the Laws of the State of Delaware without regard to conflict of Laws principles that would result in the application of the Laws of another jurisdiction), (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such action or proceeding in any other court, (iii) to waive any right to trial by jury in respect of any such action or proceeding and (iv) that the Lenders and other Financing Sources and their respective Affiliates are express third-party beneficiaries of this Section 8.5(b).

Section 8.6 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE FINANCING COMMITMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6.

Section 8.7 Notices. All notices and other communications hereunder shall be in writing and shall be addressed as follows (or at such other address for a party as shall be specified by like notice):

If to Parent or Merger Sub, to:

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154

Attention: John G. Finley

Facsimile: (212) 583-5749

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

The Prudential Tower

800 Boylston Street

Boston, Massachusetts 01299

Attention: David C. Chapin

                  R. Newcomb Stillwell

                  Jonathan M. Grandon

Facsimile: (617) 951-7050

If to the Company, to:

Emdeon Inc.

3055 Lebanon Pike, Suite 1000

Nashville, Tennessee 37214

Attention: Gregory T. Stevens

Facsimile: (615) 340-6153

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Matthew W. Abbott, Esq.

                  Robert B. Schumer, Esq.

Facsimile: (212) 757-3900

All such notices or communications shall be deemed to have been delivered and received (a) if delivered in person, on the day of such delivery, (b) if by facsimile or electronic mail, on the day on which such facsimile or electronic mail was sent; provided, that receipt is personally confirmed by telephone, (c) if by certified or registered mail (return receipt requested), on the seventh Business Day after the mailing thereof or (d) if by reputable overnight delivery service, on the second Business Day after the sending thereof.

Section 8.8 Amendment. This Agreement may be amended by the parties to this Agreement at any time before the Effective Time, whether before or after obtaining the Requisite Company Vote, so long as (a) no amendment that requires further stockholder approval under applicable Law after stockholder approval hereof shall be made without such required further approval and (b) such amendment has been duly approved by the board of directors of each of Merger Sub, Parent and the Company. This Agreement may not be amended except by an instrument in writing signed by each of the parties to this Agreement.

Section 8.9 Extension; Waiver. At any time before the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered under this Agreement or (c) subject to applicable Law, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege under this Agreement.

Section 8.10 Entire Agreement. This Agreement (including the exhibits and schedules hereto), the Company Disclosure Letter, the Parent Disclosure Letter, the Rollover Letter, the Voting Agreement and the Confidentiality Agreement contain all of the terms, conditions and representations and warranties agreed to by the parties relating to the subject matter of this Agreement and supersede all prior or contemporaneous agreements, negotiations, correspondence, undertakings, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. Without limiting the generality of Section 4.13, no representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement.

Section 8.11 No Third-Party Beneficiaries. Except (a) as provided in Section 5.7, (b) for the provisions of Article II (which, from and after the Effective Time, shall be for the benefit of holders of Common Stock, Company Options and Company Stock Awards as of the Effective Time) and (c) for the provisions of the last sentence of Section 5.12(b) which shall be for the benefit of the Company, its Affiliates and their respective Representatives, Parent and the Company hereby agree that their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, except that the Financing Sources are made third party beneficiaries to Section 7.6(f), Section 8.4, Section 8.5, Section 8.6 and Section 8.11.

Section 8.12 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, then (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

Section 8.13 Rules of Construction. The parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Subject to and without limiting the introductory language to Article III and Article IV, each party to this Agreement has or may have set forth information in its respective disclosure letter in a section of such disclosure letter that corresponds to the section of this Agreement to which it relates. The fact that any item of information is disclosed in a disclosure letter to this Agreement shall not constitute an admission by such party that such item is material, that such item has had or would have a Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be, or that the disclosure of such be construed to mean that such information is required to be disclosed by this Agreement.

Section 8.14 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns. No party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights or liabilities under this Agreement without the prior written consent of the other parties to this Agreement, which any such party may withhold in its absolute discretion. Any purported assignment without such prior written consents shall be void.

Section 8.15 Specific Performance. The parties to this Agreement agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chosen Courts, this being in addition to any other remedy at law or in equity, and the parties to this Agreement hereby waive any requirement for the posting of any bond or similar collateral in connection therewith. Notwithstanding anything in this Agreement to the contrary, however, the parties hereby acknowledge and agree that the Company shall be entitled to specific performance to cause Parent and/or Merger Sub to draw down the full proceeds of the Equity Financing pursuant to the terms and conditions of the Equity Commitment Letter, to cause the Rollover Investment to be made pursuant to the terms and conditions of the Rollover Letter and to cause Parent and/or Merger Sub to effect the Closing in accordance with Section 1.2, in each case, only if (a) all conditions in Section 6.1 and Section 6.2 have been satisfied (other than those conditions that, by their nature, are to be satisfied at the Closing (and which are, at the time that the Company seeks specific performance pursuant to this Section 8.15, capable of being satisfied if the Closing were to occur at such time) or the failure of which to be satisfied is attributable primarily to a breach by Parent or Merger Sub of their respective representations, warranties, covenants or agreements contained in this Agreement), (b) the Debt Financing has been funded or will be funded at the date the Closing is required to have occurred pursuant to Section 1.2 upon delivery of a drawdown notice by Parent and/or notice from Parent that the Equity Financing and the Rollover Investment will be funded at such date, (c) Parent and Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.2, (d) the Company has confirmed in writing to Parent that all conditions set forth in Section 6.3 have been satisfied or that it would be willing to waive any unsatisfied conditions in Section 6.3 for purposes of consummating the Merger and (e) such specific performance would result in the consummation of the Merger in accordance with this Agreement substantially contemporaneously with the consummation of the Debt Financing, the Equity Financing and the Rollover Investment. Each party hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) the other party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. In the event that a Chosen Court rules that Parent and/or Merger Sub breached this Agreement in connection with their failure to effect the Closing in accordance with Section 1.2, but declines to enforce specifically the obligations of Parent and/or Merger Sub to draw down the full proceeds of the Equity Financing pursuant to the terms and conditions of the Equity Commitment Letter, to cause the Rollover Investment to be made pursuant to the terms and conditions of the Rollover Letter and/or to effect the Closing in accordance with Section 1.2, on the terms and subject to the conditions in this Agreement, pursuant to a claim for specific performance brought against Parent and/or Merger Sub pursuant to this Section 8.15, then, in addition to the right of the Company to terminate this Agreement pursuant to Section 7.4(d) and collect the Parent Breach Termination Fee, the Company shall have the right to be paid the Company’s costs and expenses (including attorneys’ fees) in connection with all actions to seek specific performance of Parent and Merger Sub’s obligations pursuant to this Agreement and/or the Financing Commitments and all actions to collect such fee or expenses. For the avoidance of doubt, in no event shall the exercise of the Company’s right to seek specific performance pursuant to this Section 8.15 reduce, restrict or otherwise limit the Company’s right to terminate this Agreement pursuant to Section 7.4 and be paid the applicable Parent Termination Fee; provided, that under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance of the consummation of the Merger pursuant to this Section 8.15 and the payment of all or any portion of the Parent Termination Fee.

Section 8.16 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement. This Agreement shall become effective when, and only when, each party hereto shall have received a counterpart signed by all of the other parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

BEAGLE PARENT CORP.

By:	/s/ Neil P. Simpkins
Name: Neil P. Simpkins
Title: President

BEAGLE ACQUISITION CORP.

By:	/s/ Neil P. Simpkins
Name: Neil P. Simpkins
Title: President

EMDEON INC.

By:	/s/ George I. Lazenby, IV
Name: George I. Lazenby, IV
Title: Chief Executive Officer

Appendix B

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Appendix C

[LETTERHEAD OF MORGAN STANLEY & CO. LLC]

August 3, 2011

Board of Directors

Emdeon Inc.

3055 Lebanon Pike, Suite 1000

Nashville, Tennessee 37214

Members of the Board:

We understand that Emdeon Inc. (“Emdeon”), Beagle Parent Corp. (the “Buyer”), an affiliate of The Blackstone Group L.P. (“Blackstone”), and Beagle Acquisition Corp., a wholly owned subsidiary of the Buyer (“Acquisition Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated August 3, 2011 (the “Merger Agreement”), which provides, among other things, for the merger of Acquisition Sub with and into Emdeon (the “Merger”). Pursuant to the Merger, Emdeon will become a wholly owned subsidiary of the Buyer, and each outstanding share of Class A common stock, par value $0.00001 per share (“Emdeon Class A Common Stock”), of Emdeon, other than shares held in treasury, shares owned by any of Emdeon’s wholly owned subsidiaries, shares owned by the Buyer or any of its subsidiaries, shares contributed to the Buyer by the Rollover Investors (defined below) in connection with the H&F Arrangements (defined below), or shares as to which dissenters’ rights have been perfected, will be converted into the right to receive $19.00 per share in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement. We also understand that certain affiliates of Hellman & Friedman LLC (“Hellman & Friedman” and, together with such affiliates, the “Rollover Investors”) will enter into certain rollover and other arrangements in connection with the Merger that provide, among other things, for the Rollover Investors to transfer to the Buyer all of the Rollover Investors’ shares of Emdeon Class A Common Stock and membership units of EBS Master LLC (“EBS Master” and, such membership units, “EBS Master Units”), the principal operating affiliate of Emdeon (such arrangements, the “H&F Arrangements”). We further understand that the Rollover Investors and certain affiliates of General Atlantic LLC (“General Atlantic”) will enter into a voting agreement with the Buyer in connection with the Merger (General Atlantic and such affiliates, the Rollover Investors and any other stockholders of Emdeon that enter into voting agreements and/or rollover or other arrangements with the Buyer or its affiliates in connection with the Merger, together with their respective affiliates, collectively, “Excluded Holders”).

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of Emdeon Class A Common Stock (other than Excluded Holders) pursuant to the Merger Agreement is fair from a financial point of view to such holders.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of Emdeon;

2)	Reviewed certain internal financial statements and other financial and operating data concerning Emdeon;

3)	Reviewed certain financial projections prepared by the management of Emdeon;

4)	Discussed the past and current operations and financial condition and the prospects of Emdeon with senior executives of Emdeon;

5)	Reviewed the reported prices and trading activity for Emdeon Class A Common Stock;

6)	Compared the financial performance of Emdeon and the prices and trading activity of Emdeon Class A Common Stock with that of certain other publicly-traded companies comparable with Emdeon, and their securities;

7)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)	Participated in certain discussions and negotiations among representatives of Emdeon and the Buyer and certain parties and their financial and legal advisors;

9)	Reviewed the Merger Agreement, the draft equity commitment letter from Blackstone Capital Partners VI L.P. substantially in the form of the draft dated August 3, 2011 and the draft debt commitment letter from certain lenders substantially in the form of the draft dated August 3, 2011 (such equity and debt commitment letters, the “Commitment Letters”), and certain related documents; and

10)	Performed such other analyses and reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by Emdeon, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Emdeon of the future financial performance of Emdeon. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that (i) except as otherwise provided by the H&F Arrangements, all EBS Master Units that are not held by Emdeon and corresponding shares of Class B common stock, par value $0.00001 per share, of Emdeon (“Emdeon Class B Common Stock”) will be exchanged, in accordance with the provisions of the operating agreement of EBS Master, into shares of Emdeon Class A Common Stock on a one-for-one basis prior to the closing of the Merger (the “Exchange”) and (ii) the Buyer will obtain financing in accordance with the terms set forth in the Commitment Letters. Morgan Stanley also has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. For the avoidance of doubt, Morgan Stanley also expresses no opinion as to the relative fairness of any portion of the Consideration to holders of any series of common or other equity securities of Emdeon or of EBS Master LLC. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of Emdeon and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no view on, and our opinion does not address, any term or aspect of the Merger Agreement or the Merger (other than the Consideration to the extent expressly specified herein), any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into in connection with the Merger or any matters relating to EBS Master Units that are not held by Emdeon and corresponding shares of Emdeon Class B Common Stock, including, without limitation, any aspect or implication of the Exchange, the consideration payable for EBS Master Units pursuant to the H&F Arrangements or tax receivable agreements or arrangements relating to EBS Master Units. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of Emdeon’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of Emdeon Class A Common Stock in the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of Emdeon, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Board of Directors of Emdeon in connection with the Merger and will receive a fee for our services which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory and financing services unrelated to the proposed Merger to Emdeon and to Blackstone, General Atlantic and Hellman & Friedman and/or related entities and have received fees in connection with such services. Morgan Stanley may also seek to provide such services to Blackstone, General Atlantic and Hellman & Friedman in the future and expects to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, Emdeon, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with Emdeon in connection with this transaction, may have committed and may commit in the future to invest in private equity funds managed by Blackstone, General Atlantic, Hellman & Friedman or any of their respective affiliates.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of Emdeon and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing Emdeon is required to make with the Securities and Exchange Commission in connection with the Merger if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the stockholders of Emdeon should vote at the stockholders’ meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of Emdeon Class A Common Stock (other than Excluded Holders) pursuant to the Merger Agreement is fair from a financial point of view to such holders.

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Edward A. Smith
Edward A. Smith
Managing Director

Appendix D

[LETTERHEAD OF UBS SECURITIES LLC]

August 3, 2011

The Board of Directors

Emdeon Inc.

3055 Lebanon Pike, Suite 1000

Nashville, Tennessee 37214

Dear Members of the Board:

We understand that Emdeon Inc., a Delaware corporation (“Emdeon”), is considering a transaction whereby Beagle Acquisition Corp. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of Beagle Parent Corp. (“Buyer”), a Delaware corporation and an affiliate of The Blackstone Group L.P. (“Blackstone”), will merge with and into Emdeon (the “Transaction”). Pursuant to the terms of an Agreement and Plan of Merger, draft dated August 3, 2011 (the “Agreement”), among Emdeon, Buyer and Merger Sub, each outstanding share of Class A common stock, par value $0.00001 per share, of Emdeon (“Emdeon Class A Common Stock”) will be converted into the right to receive $19.00 in cash (the “Consideration”). We further understand that certain affiliates of General Atlantic LLC (“General Atlantic”) and certain affiliates of Hellman & Friedman LLC (“Hellman & Friedman” and, together with General Atlantic and such affiliates of General Atlantic and Hellman & Friedman, the “Principal Stockholders”) will enter into a voting agreement and, in the case of affiliates of Hellman & Friedman, certain rollover and other arrangements (the “H&F Arrangements”) in connection with the Transaction (the Principal Stockholders and any other stockholders of Emdeon that enter into voting agreements and/or rollover or other arrangements with Buyer or its affiliates in connection with the Transaction, together with their respective affiliates, collectively, “Excluded Holders”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Emdeon Class A Common Stock (other than Excluded Holders) of the Consideration to be received by such holders in the Transaction.

UBS Securities LLC (“UBS”) has acted as financial advisor to Emdeon in connection with the Transaction and will receive a fee for its services, a portion of which is payable in connection with this opinion and a significant portion of which is contingent upon consummation of the Transaction. In the past, UBS and its affiliates have provided services unrelated to the proposed Transaction to Emdeon, Blackstone, General Atlantic and Hellman & Friedman, for which UBS and its affiliates received compensation, including, during the past two years, having acted as (i) joint book-running manager for the initial public offering of Emdeon and (ii) financial advisor in connection with certain acquisition or disposition transactions, and in various capacities in connection with certain financings, undertaken by Blackstone, General Atlantic and Hellman & Friedman through various entities thereof. Affiliates of UBS also have been and/or currently are participants in credit facilities of various Blackstone, General Atlantic and Hellman & Friedman entities, for which such affiliates of UBS received and continue to receive fees and interest payments. In addition, UBS and its affiliates currently are invested in certain investment funds of Blackstone unrelated to the proposed Transaction. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of Emdeon, Blackstone and certain affiliates of Blackstone, General Atlantic and Hellman & Friedman and, accordingly, may at any time hold a long or short position in such securities. The issuance of this opinion was approved by an authorized committee of UBS.

Our opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available with respect to Emdeon or Emdeon’s underlying business decision to effect the Transaction. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder

The Board of Directors

Emdeon Inc.

August 3, 2011

should vote or act with respect to the Transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to (a) the terms, other than the Consideration to the extent expressly specified herein, of the Agreement or related documents, (b) the form of the Transaction or (c) any matters relating to membership units of EBS Master LLC (“EBS Master” and, such membership units, “EBS Master Units”), the principal operating affiliate of Emdeon, that are not held by Emdeon and corresponding shares of Class B common stock, par value $0.00001 per share, of Emdeon (“Emdeon Class B Common Stock”), including, without limitation, any aspect or implication of the Exchange (as defined below), the consideration payable for EBS Master Units pursuant to the H&F Arrangements or tax receivable agreements or arrangements relating to EBS Master Units. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Consideration. In rendering this opinion, we have assumed, with your consent, that (i) the final executed form of the Agreement will not differ in any material respect from the draft that we have reviewed, (ii) the parties to the Agreement will comply with all material terms of the Agreement, including the exchange in accordance with the provisions of the operating agreement of EBS Master of all EBS Master Units not held by Emdeon (and corresponding shares of Emdeon Class B Common Stock), to the extent not subject to the H&F Arrangements, into shares of Emdeon Class A Common Stock on a one-for-one basis prior to consummation of the Transaction (the “Exchange”), and (iii) the Transaction will be consummated in accordance with the terms of the Agreement without any adverse waiver or amendment of any material term or condition thereof. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on Emdeon or the Transaction. In connection with our engagement, we were not requested to, and we did not, participate in the negotiation or structuring of the Transaction. We have not been authorized to solicit and have not solicited indications of interest in a transaction with Emdeon from any party; however, senior management of Emdeon has advised us that indications of interest in a transaction with Emdeon were solicited from selected third parties by Emdeon and certain of its representatives and that discussions with certain of these parties were held by Emdeon and such representatives prior to the date hereof.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to Emdeon; (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of Emdeon that were not publicly available, including financial forecasts and estimates prepared by the management of Emdeon that you have directed us to utilize for purposes of our analysis; (iii) conducted discussions with members of the senior management of Emdeon concerning the business and financial prospects of Emdeon; (iv) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; (v) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions we believe to be generally relevant; (vi) reviewed current and historical market prices of Emdeon Class A Common Stock; (vii) reviewed the Agreement; and (viii) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.

In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by us for the purpose of this opinion. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Emdeon, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Emdeon as to the future financial performance of Emdeon. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to us as of, the date hereof.

The Board of Directors

Emdeon Inc.

August 3, 2011

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received in the Transaction by holders of Emdeon Class A Common Stock (other than Excluded Holders) is fair, from a financial point of view, to such holders.

This opinion is provided for the benefit of the Board of Directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Consideration in the Transaction.

Very truly yours,

/s/ UBS Securities LLC UBS SECURITIES LLC

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION

EMDEON INC. 3055 LEBANON PIKE, SUITE 1000 NASHVILLE, TN 37214

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Time on [            ], 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on [            ], 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Emdeon, c/o [    ].

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

[M34914-P07922]        KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — —— — — — — — — — — — — — — — — — — —— — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EMDEON INC.

The Board of Directors recommends that you vote FOR proposals 1, 2 and 3 below.
	For	Against	Abstain

1. To adopt the Agreement and Plan of Merger, dated as of August 3, 2011, by and among Emdeon Inc., Beagle Parent Corp., and Beagle Acquisition Corp.	☐	☐	☐

2. To approve, on an advisory (non-binding) basis, the “golden parachute compensation”	☐	☐	☐

3. To adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies	☐	☐	☐

NOTE: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Special Meeting.

For address change/comments, mark here. (see reverse for instructions) ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SPECIAL MEETING OF STOCKHOLDERS OF

EMDEON INC.

TO BE HELD ON [        ], 2011

Please date, sign and mail

this proxy card as soon as possible or

refer to the reverse side for telephone and Internet voting instructions.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at Investors.emdeon.com.

Please detach along perforated line and mail in the envelope provided.

— — — — — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —— — —

[M37289-P15099]

EMDEON INC. PROXY FOR SPECIAL MEETING OF STOCKHOLDERS , 2011
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby constitutes and appoints George I. Lazenby, IV and Tracy L. Bahl, and each of them, as proxies, with full power of substitution, to vote all shares of Class A common stock and Class B common stock of Emdeon Inc. (the “Company”) which the undersigned would be entitled to vote if present at the Special Meeting of Stockholders of the Company to be held at the Sheraton Music City Hotel located at 777 McGavock Pike, Nashville, Tennessee 37214 at 8:30 a.m., Central Time, on [ ], 2011 and any adjournment or postponement thereof.]

The shares represented by this Proxy will be voted as directed by the undersigned. If no such direction is given when the duly executed Proxy is returned, such shares will be voted FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3; and according to the discretion of the proxy holders on any other matters that may properly come before the Special Meeting and any adjournment or postponement thereof.

Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side